EXHIBIT 4.1

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                       GE COMMERCIAL MORTGAGE CORPORATION,
                                    Depositor


                   KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
                                 Servicer No. 1


                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                                 Servicer No. 2


                               LNR PARTNERS, INC.,
                                Special Servicer


                                       and


                             WELLS FARGO BANK, N.A.,
                                     Trustee


                         POOLING AND SERVICING AGREEMENT


                             Dated as of May 1, 2007


                                 $3,953,465,462
                       GE Commercial Mortgage Corporation
                  Commercial Mortgage Pass-Through Certificates


                                 Series 2007-C1



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

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms................................................
Section 1.02  Certain Calculations.........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by Trustee........................................
Section 2.03  Representations, Warranties and Covenants of the
               Depositor; Mortgage Loan Sellers' Repurchase or
               Substitution of Mortgage Loans for Defects in Mortgage
               Files and Breaches of Representations and Warranties........
Section 2.04  Execution of Certificates; Issuance of Uncertificated
               Lower-Tier Interests........................................


                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

Section 3.01  Servicer to Act as Servicer; Special Servicer to Act as
               Special Servicer; Administration of the Mortgage Loans......
Section 3.02  Collection of Mortgage Loan Payments.........................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts..........................................
Section 3.04  The Certificate Account; the Lower-Tier Distribution
               Account; the Upper-Tier Distribution Account; the Excess Liquidation Proceeds Reserve Account; the Interest
               Reserve Account; the Floating Rate Accounts and the
               Serviced Whole Loan Custodial Accounts......................
Section 3.05  Permitted Withdrawals from the Certificate Account; the
               Distribution Account and the Serviced Whole Loan
               Custodial Accounts..........................................
Section 3.06  Investment of Funds in the Certificate Account, the
               Serviced Whole Loan Custodial Account, the REO Accounts,
               the Distribution Account, the Class A-MFL Floating Rate Account, the Class A-JFL Floating Rate Account and the
               Excess Liquidation Proceeds Reserve Account.................
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage.......................................
Section 3.08  Enforcement of Due-On-Sale and Due-On-Encumbrance
               Clauses; Assumption Agreements..............................
Section 3.09  Realization Upon Defaulted Mortgage Loans....................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files..............
Section 3.11  Servicing Compensation.......................................
Section 3.12  Inspections; Collection of Financial Statements; Delivery
               of Certain Reports..........................................
Section 3.13  Reserved.....................................................
Section 3.14  Reserved.....................................................
Section 3.15  Access to Certain Information................................
Section 3.16  Title to REO Property; REO Accounts..........................
Section 3.17  Management of REO Property...................................
Section 3.18  Sale of Defaulted Mortgage Loans and REO Properties..........
Section 3.19  Additional Obligations of the Servicer.......................
Section 3.20  Modifications, Waivers, Amendments and Consents..............
Section 3.21  Transfer of Servicing Between Servicer and Special
               Servicer; Record Keeping; Asset Status Report...............
Section 3.22  Sub-Servicing Agreements.....................................
Section 3.23  Representations, Warranties and Covenants of the Servicers...
Section 3.24  Representations, Warranties and Covenants of the Special
               Servicer....................................................
Section 3.25  Interest Reserve Account.....................................
Section 3.26  Reserved.....................................................
Section 3.27  Co-Lender Agreements.........................................
Section 3.28  Certain Matters Relating to the Non-Serviced Mortgage
               Loans.......................................................
Section 3.29  Certain Matters Regarding the Purchase of the Mortgage
               Loans Included in the Serviced Whole Loans..................
Section 3.30  Certain Matters Regarding the Serviced Companion Loans.......
Section 3.31  Litigation Control...........................................
Section 3.32  Swap Contracts...............................................
Section 3.33  Matters Relating to Certain Mortgage Loans...................
Section 3.34  Certain Powers of the Clarion LaGuardia Airport Hotel
               Controlling Holder and The Enclave Directing Holder.........


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions................................................
Section 4.02  Statements to Certificateholders; CMSA Investor Reporting
               Package.....................................................
Section 4.03  P&I Advances.................................................
Section 4.04  Allocation of Collateral Support Deficit.....................
Section 4.05  Appraisal Reductions.........................................
Section 4.06  Certificate Deferred Interest................................
Section 4.07  Grantor Trust Reporting......................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Registration of Transfer and Exchange of Certificates........
Section 5.03  Book-Entry Certificates......................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.05  Persons Deemed Owners........................................


                                   ARTICLE VI

     THE DEPOSITOR, THE SERVICERS, THE SPECIAL SERVICER AND THE DIRECTING
                                CERTIFICATEHOLDER

Section 6.01  Liability of the Depositor, the Servicers and the Special
               Servicer....................................................
Section 6.02  Merger, Consolidation or Conversion of the Depositor, the
               Servicers or the Special Servicer...........................
Section 6.03  Limitation on Liability of the Depositor, the Servicer,
               the Special Servicer and Others.............................
Section 6.04  Depositor, Servicer and Special Servicer Not to Resign.......
Section 6.05  Rights of the Depositor in Respect of the Servicers and
               the Special Servicer........................................
Section 6.06  Reserved.....................................................
Section 6.07  The Directing Certificateholder..............................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default; Servicer and Special Servicer
               Termination.................................................
Section 7.02  Trustee to Act; Appointment of Successor.....................
Section 7.03  Notification to Certificateholders...........................
Section 7.04  Waiver of Events of Default..................................
Section 7.05  Trustee as Maker of Advances.................................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee............................................
Section 8.02  Certain Matters Affecting the Trustee........................
Section 8.03  Trustee Not Liable for Validity or Sufficiency of
               Certificates or Mortgage Loans..............................
Section 8.04  Trustee May Own Certificates.................................
Section 8.05  Fees and Expenses of Trustee; Indemnification of Trustee.....
Section 8.06  Eligibility Requirements for Trustee.........................
Section 8.07  Resignation and Removal of the Trustee.......................
Section 8.08  Successor Trustee............................................
Section 8.09  Merger or Consolidation of Trustee...........................
Section 8.10  Appointment of Co-Trustee or Separate Trustee................
Section 8.11  Appointment of Custodians....................................
Section 8.12  Access to Certain Information................................
Section 8.13  Reserved.....................................................
Section 8.14  Representations and Warranties of the Trustee................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All
               Mortgage Loans..............................................
Section 9.02  Additional Termination Requirements..........................


                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

Section 10.01  REMIC Administration........................................
Section 10.02  Depositor, Servicer and Special Servicer to Cooperate
                with Trustee...............................................
Section 10.03  Use of Agents...............................................


                                   ARTICLE XI

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 11.01  Intent of the Parties; Reasonableness.......................
Section 11.02  Notification Requirements and Deliveries in Connection
                with Securitization of a Serviced Companion Loan...........
Section 11.03  Information to be Provided by the Servicer and the
                Special Servicer...........................................
Section 11.04  Information to be Provided by the Trustee...................
Section 11.05  Filing Obligations..........................................
Section 11.06  Form 10-D Filings...........................................
Section 11.07  Form 10-K Filings...........................................
Section 11.08  Sarbanes-Oxley Certification................................
Section 11.09  Form 8-K Filings............................................
Section 11.10  Form 15 Filing; Incomplete Exchange Act Filings;
                Amendments to Exchange Act Reports.........................
Section 11.11  Annual Compliance Statements................................
Section 11.12  Annual Reports on Assessment of Compliance with Servicing
                Criteria...................................................
Section 11.13  Annual Independent Public Accountants' Attestation..........
Section 11.14  Exchange Act Reporting and Regulation AB Compliance
                Indemnification............................................
Section 11.15  Amendments..................................................
Section 11.16  Exchange Act Report Signatures; Delivery of Notices;
                Interpretation of Grace Periods............................
Section 11.17  Termination of the Trustee..................................


                                    ARTICLE XII

                             MISCELLANEOUS PROVISIONS

Section 12.01  Amendment...................................................
Section 12.02  Recordation of Agreement; Counterparts......................
Section 12.03  Limitation on Rights of Certificateholders and the Holder
                of any Serviced Companion Loan.............................
Section 12.04  Governing Law...............................................
Section 12.05  Notices.....................................................
Section 12.06  Severability of Provisions..................................
Section 12.07  Grant of a Security Interest................................
Section 12.08  Successors and Assigns; Beneficiaries.......................
Section 12.09  Article and Section Headings................................
Section 12.10  Notices to the Rating Agencies..............................

                                    EXHIBITS


Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-2 Certificate
Exhibit A-3       Form of Class A-3 Certificate
Exhibit A-4       Form of Class A-AB Certificate
Exhibit A-5       Form of Class A-4 Certificate
Exhibit A-6       Form of Class A-1A Certificate
Exhibit A-7       Form of Class X-P Certificate
Exhibit A-8       Form of Class A-M Certificate
Exhibit A-9       Form of Class A-MFL Certificate
Exhibit A-10      Form of Class A-J Certificate
Exhibit A-11      Form of Class A-JFL Certificate
Exhibit A-12      Form of Class B Certificate
Exhibit A-13      Form of Class C Certificate
Exhibit A-14      Form of Class D Certificate
Exhibit A-15      Form of Class E Certificate
Exhibit A-16      Form of Class F Certificate
Exhibit A-17      Form of Class G Certificate
Exhibit A-18      Form of Class H Certificate
Exhibit A-19      Form of Class J Certificate
Exhibit A-20      Form of Class K Certificate
Exhibit A-21      Form of Class L Certificate
Exhibit A-22      Form of Class M Certificate
Exhibit A-23      Form of Class N Certificate
Exhibit A-24      Form of Class O Certificate
Exhibit A-25      Form of Class P Certificate
Exhibit A-26      Form of Class Q Certificate
Exhibit A-27      Form of Class T Certificate
Exhibit A-28      Form of Class X-C Certificate
Exhibit A-29      Form of Class R Certificate
Exhibit A-30      Form of Class LR Certificate
Exhibit B         Mortgage Loan Schedule
Exhibit C         Form of Investment Representation Letter
Exhibit D-1       Form of Transfer Affidavit
Exhibit D-2       Form of Transferor Letter
Exhibit E         Form of Request for Release
Exhibit F         Form of ERISA Representation Letter
Exhibit G         Form of Statement to Certificateholders
Exhibit H         Form of Omnibus Assignment
Exhibit I         Reserved
Exhibit J-1       Form of Confidentiality Agreement
Exhibit J-2       Form of Information Request From Certificateholder or
                  Certificate Owner
Exhibit J-3       Form of Information Request From Prospective Investor
Exhibit K         Form of Investor Certification
Exhibit L         Reserved
Exhibit M         Reserved
Exhibit N         Form of Transfer Certificate for Rule 144A Book-Entry
                  Certificate to Regulation S Book-Entry Certificate on or
                  Prior to the Release Date
Exhibit O         Form of Transfer Certificate for Rule 144A Book-Entry
                  Certificate to Regulation S Book-Entry Certificate After
                  the Release Date
Exhibit P         Form of Transfer Certificate for Regulation S Book-Entry
                  Certificate to Rule 144A Book-Entry Certificate on or Prior
                  to the Release Date
Exhibit Q         Form of Transfer Certificate for Transfers of Regulation S
                  Book-Entry Certificate on or Prior to the Release Date
Exhibit R-1       Form of Transfer Certificate for Definitive Certificate to
                  Regulation S Book-Entry Certificate on or Prior to the
                  Release Date
Exhibit R-2       Form of Transfer Certificate for Definitive Certificate to
                  Regulation S Book-Entry Certificate After the Release Date
Exhibit S         Form of Transfer Certificate for Book-Entry Certificate to
                  Regulation S Definitive Certificate
Exhibit T         Whole Loan Report
Exhibit U-1       Form of Performance Certification
Exhibit U-2       Servicer Form of Performance Certification
Exhibit U-3       Special Servicer Form of Performance Certification
Exhibit U-4       Trustee Form of Performance Certification
Exhibit U-5       Subservicer Form of Performance Certification
Exhibit V-1       Form of Closing Date Certification
Exhibit V-2       Form of Initial Certification
Exhibit W         Form of Notice Relating to the Non-Serviced Whole Loan
Exhibit X         Form of Notice and Certification Regarding Defeasance of
                  Mortgage Loan



                                    SCHEDULES

Schedule 1        Computerized Database Information
Schedule 2        Mortgage Loans Containing Additional Debt
Schedule 3        Mortgage Loans which Initially Pay Interest Only
Schedule 4        Mortgage Loans with Environmental Insurance Policies
Schedule 5        Rates to be Used in Determining Class X-C and X-P Pass
                  Through Rates
Schedule 6        Class A-AB Planned Principal Balance Table
Schedule 7        Additional Form 10-D Disclosure
Schedule 8        Additional Form 10-K Disclosure
Schedule 9        Form 8-K Disclosure Information
Schedule 10       Servicing Criteria to be Addresses in Assessment of
                  Compliance
Schedule 11       Additional Disclosure Notification
Schedule 12 Mortgage Loans for which a request for the disbursement of earnouts or holdback amounts shall be submitted to the Special Servicer
Schedule 13       Loan Seller Sub-Servicers

            This Pooling and Servicing Agreement (the "Agreement"), is dated and effective as of April 1, 2007, among GE COMMERCIAL MORTGAGE CORPORATION, as Depositor, KEYCORP REAL ESTATE CAPITAL MARKETS INC., as Servicer No. 1, BANK OF AMERICA, NATIONAL ASSOCIATION, as Servicer No. 2, LNR PARTNERS, INC., as Special Servicer and WELLS FARGO BANK, N.A., as Trustee.


                             PRELIMINARY STATEMENT:

            The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of commercial, multifamily and manufactured housing community mortgage loans. As provided herein, the Trustee shall elect or shall cause an election to be made to treat the Trust Fund (exclusive of the Class A-MFL Regular Interest and Class A-JFL Regular Interest, the Class A-MFL and Class A-JFL Swap Contracts and the Class A-MFL and Class A-JFL Floating Rate Accounts) for federal income tax purposes as two separate real estate mortgage investment conduits (the "Lower-Tier REMIC" and the "Upper-Tier REMIC," as defined below, each, a "REMIC").

            As provided herein, the Trustee shall elect or shall cause an election to be made to treat the Mortgage Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Lower-Tier REMIC." The Class LR Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Uncertificated Lower-Tier Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Upper-Tier REMIC." The Class R Certificates will evidence the sole class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the Regular Certificates will be designated as a separate "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

            The portion of the Trust Fund consisting of the Class A-MFL Regular Interest, the Class A-MFL Swap Contract, the Class A-MFL Floating Rate Account and the proceeds thereof shall be treated as a grantor trust (the "Class A-MFL Grantor Trust") for federal income tax purposes. The Class A-MFL Certificates will represent undivided beneficial interest in the Class A-MFL Grantor Trust. The portion of the Trust Fund consisting of the Class A-JFL Regular Interest, the Class A-JFL Swap Contract, the Class A-JFL Floating Rate Account and the proceeds thereof shall be treated as another grantor trust (the "Class A-JFL Grantor Trust") for federal income tax purposes. The Class A-JFL Certificates will represent undivided beneficial interest in the Class A-JFL Grantor Trust. As provided herein, the Trustee shall take all actions necessary to ensure that the portions of the Trust Fund consisting of the Grantor Trusts will each maintain its status as a "grantor trust" under federal income tax law and will not be treated as part of either the Upper-Tier REMIC or Lower-Tier REMIC.

            The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or Notional Amount ("Original Notional Amount"), as applicable, and the initial ratings given each Class by the Rating Agencies (the "Original Ratings") for each Class of Certificates or the Class A-MFL Regular Interest or Class A-JFL Regular Interest, comprising interests in the Upper-Tier REMIC created hereunder.


                                UPPER-TIER REMIC


                          Pass-Through Rate       Original Certificate         Original Rating
Class Designation            (per annum)       Balance or Notional Amount       (S&P/Moody's)
----------------------------------------------------------------------------------------------
A-1...........x                   3.8840%               $68,000,000                AAA/Aaa
A-2............                   5.4170%              $479,000,000                AAA/Aaa
A-3............                   5.4810%              $185,000,000                AAA/Aaa
A-AB...........                   5.4770%               $54,898,000                AAA/Aaa
A-4............                   5.5430%              $928,800,000                AAA/Aaa
A-1A...........                   5.4830%            $1,051,727,000                AAA/Aaa
X-P............                   0.4285%(1)         3,861,731,000$(2)             AAA/Aaa
X-C............                   0.0469%(4)         $3,953,465,462                AAA/AAA
A-M............                   5.6060%(3)           $354,346,000                AAA/Aaa
A-MFL Regular
Interest.......                   5.5400%(4)            $41,000,000                AAA/Aaa
A-J............                   5.6770%(3)           $239,453,000                AAA/Aaa
A-JFL Regular
Interest.......                   5.6110%(4)            $62,000,000                AAA/Aaa
B..............                   5.7460%(3)            $39,534,000                AA+/Aa1
C..............                   5.8943%(5)            $44,477,000                AA/Aa2
D..............                   5.9333%(5)            $39,534,000                AA-/Aa3
E..............                   5.9853%(6)            $29,651,000                 A+/A1
F..............                   5.9853%(6)            $24,710,000                 A/A2
G..............                   5.9853%(6)            $49,418,999                 A-/A3
H..............                   5.9853%(6)            $44,476,000               BBB+/Baa1
J..............                   5.9853%(6)            $39,535,000               BBB/Baa2
K..............                   5.9853%(6)            $54,360,000               BBB-/Baa3
L..............                   5.1800%(3)             $9,884,000                BB+/Ba1
M..............                   5.1800%(3)            $14,825,000                BB/Ba2
N..............                   5.1800%(3)             $9,884,000                BB-/Ba3
O..............                   5.1800%(3)             $9,884,000                 B+/B1
P..............                   5.1800%(3)             $9,883,000                 B/B2
Q..............                   5.1800%(3)            $14,826,000                 B-/B3
T..............                   5.1800%(3)            $54,360,462                 NR/NR

(1) The Pass-Through Rate for any Distribution Date for the Class X-C and Class X-P Certificates will be one-twelfth of the weighted average of the Class X-C Strip Rates and the Class X-P Strip Rates, respectively. The Pass-Through Rate for the Class X-C and Class X-P Certificates for the first Distribution Date is approximately 0.0469% and 0.4285% per annum, respectively

(2) The Class X-C and Class X-P Certificates will not have Certificate Balances and will not be entitled to receive distributions of principal. Interest will accrue on the Components of such Classes at the Class X-C Strip Rate or Class X-P Strip Rate thereof on the Notional Amounts thereof. The Notional Amount of each Component for any Distribution Date will be equal to the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest for such Distribution Date, which will be equal to (i) in the case of the Class A-AB, Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class A-J, Class B, Class C, Class M. Class N, Class O, Class P, Class Q and Class T Components, the Certificate Balance of the Related Certificates as of the preceding Distribution Date (after giving effect to the distribution of principal and allocation of Collateral Support Deficit on such Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date, and (ii) in the case of the Class A-1-1, Class A-1-2, Class A-1-3, Class A-1-4, Class A-2-1, Class A-2-2, Class A-2-3, Class A-2-4, Class A-2-5, Class A-2-6, Class A-3-1, Class A-3-2, Class A-4-1, Class A-4-2, Class A-4-3, Class A-4-4, Class A-4-5, Class A-4-6, Class A-1A-1, Class A-1A-2, Class A-1A-3, Class A-1A-4, Class A-1A-5, Class A-1A-6, Class A-1A-7, Class A-1A-8, Class A-1A-9, Class A-1A-10, Class A-1A-11, Class A-1A-12, Class A-1A-13, Class A-1A-14, Class A-1A-15, Class D-1, Class D-2, Class E-1, Class E-2, Class E-3, Class F-1, Class F-2, Class G-1, Class G-2, Class G-3, Class H-1, Class H-2, Class J-1, Class J-2, Class K-1, Class K-2, Class L-1 and Class L-2 Components, the respective amounts specified in the definitions thereof. The original Notional Amount of the Class X-C and Class X-P Certificates is $3,953,465,462 and $3,861,731,000, respectively.

(3) The Pass-Through Rates applicable to the Class A-M, Class A-J, Class B, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest on each Distribution Date will be a per annum rate equal to the lesser of 5.6060%, 5.6770%, 5.7460%, 5.1800%, 5.1800%, 5.1800%, 5.1800%,
      5.1800%, 5.1800%, 5.1800%, 5.5400% and 5.6110%, respectively, and the
      Weighted Average Net Mortgage Rate (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(4) The pass-through rate applicable to the Class A-MFL Certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.23%; subject to the provisions of this agreement and the Class A-MFL Swap Contract, the pass through rate applicable to the Class A-MFL Certificates may convert to a rate equal to the Pass-Through Rate of the Class A-MFL Regular Interest. The pass-through rate applicable to the Class A-JFL Certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.28%; subject to the provisions of this agreement and the Class A-JFL Swap Contract, the pass through rate applicable to the Class A-JFL Certificates may convert to a rate equal to the Pass-Through Rate of the Class A-JFL Regular Interest.

(5) The Pass-Through Rate for any Distribution Date for Class C and Class D Certificates will be the Weighted Average Net Mortgage Rate minus 0.091% and 0.052%, respectively, (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(6) The Pass-Through Rates applicable to the Class E, Class F, Class G, Class H, Class J and Class K Certificates on each Distribution Date will be a per annum rate equal to the Weighted Average Net Mortgage Rate (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(7) The Class R Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R Certificates.

            The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class X-P, Class A-M, Class A-J, Class B, Class C, Class D, Class X-C, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interest" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates.

            The following table sets forth the initial principal amount (the "Original Lower-Tier Principal Amounts") and per annum rates of interest for the Uncertificated Lower-Tier Interests and the Class LR Certificates:


                                LOWER-TIER REMIC


               Class                       Original Lower-Tier
             Designation   Interest Rate     Principal Amount
             -------------------------------------------------
             Class LA-1-1             (1)           $2,233,000
             Class LA-1-2             (1)           $3,058,000
             Class LA-1-3             (1)          $51,638,000
             Class LA-1-4             (1)          $11,071,000
             Class LA-2-1             (1)          $49,049,000
             Class LA-2-2             (1)          $59,360,000
             Class LA-2-3             (1)          $73,288,000
             Class LA-2-4             (1)          $56,512,000
             Class LA-2-5             (1)          $54,923,000
             Class LA-2-6             (1)         $185,868,000
             Class LA-3-1             (1)           $8,247,000
             Class LA-3-2             (1)         $176,753,000
             Class LA-AB              (1)          $54,898,000
             Class LA-4-1             (1)          $51,845,000
             Class LA-4-2             (1)          $41,479,000
             Class LA-4-3             (1)          $40,383,000
             Class LA-4-4             (1)         $169,002,000
             Class LA-4-5             (1)          $36,692,000
             Class LA-4-6             (1)         $589,399,000
             Class LA-1A-1            (1)             $548,000
             Class LA-1A-2            (1)             $677,000
             Class LA-1A-3            (1)          $18,049,000
             Class LA-1A-4            (1)          $20,982,000
             Class LA-1A-5            (1)          $20,437,000
             Class LA-1A-6            (1)          $28,592,000
             Class LA-1A-7            (1)          $25,544,000
             Class LA-1A-8            (1)          $55,406,000
             Class LA-1A-9            (1)          $20,633,000
             Class LA-1A-10           (1)         $388,936,000
             Class LA-1A-11           (1)           $9,676,000
             Class LA-1A-12           (1)           $8,886,000
             Class LA-1A-13           (1)           $8,686,000
             Class LA-1A-14           (1)           $8,453,000
             Class LA-1A-15           (1)         $436,219,000
             Class LA-M               (1)         $354,346,000
             Class LA-MFL             (1)          $41,000,000
             Class LA-J               (1)         $239,453,000
             Class LA-JFL             (1)          $62,000,000
              Class LB                (1)          $39,534,000
              Class LC                (1)          $44,477,000
             Class LD-1               (1)          $18,888,000
             Class LD-2               (1)          $20,646,000
             Class LE-1               (1)           $
             Class LE-2               (1)          $22,427,000
             Class LE-3               (1)           $2,118,000
             Class LF-1               (1)           $6,621,000
             Class LF-2               (1)          $18,089,000
             Class LG-1               (1)              $67,000
             Class LG-2               (1)          $31,710,000
             Class LG-3               (1)          $17,641,000
             Class LH-1               (1)           $9,944,000
             Class LH-2               (1)          $34,532,000
             Class LJ-1               (1)          $13,609,000
             Class LJ-2               (1)          $25,926,000
             Class LK-1               (1)          $30,875,000
             Class LK-2               (1)          $23,485,000
             Class LL-1               (1)           $2,327,000
             Class LL-2               (1)           $7,557,000
              Class LM                (1)          $14,825,000
              Class LN                (1)           $9,884,000
              Class LO                (1)           $9,884,000
              Class LP                (1)           $9,883,000
              Class LQ                (1)          $14,826,000
              Class LT                (1)          $54,360,462
              Class LR                (2)          N/A
-----------------

(1) The interest rate for each Class of Uncertificated Lower-Tier Interests shall be the Weighted Average Net Mortgage Rate.

(2) The Class LR Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account).

(3) The Class LA-MFL Uncertificated REMIC I Regular Interest does not correspond to any Class of Certificates. The Class LA-MFL Uncertificated REMIC I Regular Interest corresponds to the Class A-MFL Regular Interest.

(4) The Class LA-JFL Uncertificated REMIC I Regular Interest does not correspond to any Class of Certificates. The Class LA-JFL Uncertificated REMIC I Regular Interest corresponds to the Class A-JFL Regular Interest.

            The Uncertificated Lower-Tier Interests listed above will evidence "regular interests" in the Lower-Tier REMIC created hereunder. The sole Class of "residual interest" in the Lower-Tier REMIC created hereunder will be evidenced by the Class LR Certificates.

            As of close of business on the Cut-off Date, the Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $3,953,465,462.

            In consideration of the mutual agreements herein contained, the Depositor, each Servicer, the Special Servicer and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following capitalized terms, unless the context otherwise requires, shall have the meanings specified in this Article.

            "666 Fifth Avenue A Notes": Collectively, the eight pari passu notes that comprise the 666 Fifth Avenue Whole Loan.

            "666 Fifth Avenue Co-Lender Agreement": That certain intercreditor and servicing agreement, dated as of January 11, 2007, by and among the holders of the 666 Fifth Avenue Mortgage Loan and the 666 Fifth Avenue Pari Passu Loans, in each case, relating to the relative rights of such holders, as the same may be further amended, modified or supplemented from time to time.

            "666 Fifth Avenue Directing Holder": The holders of the 666 Fifth Avenue Mortgage Loan and the 666 Fifth Avenue Pari Passu Loans that collectively represent a majority of the aggregate unpaid principal balance of the 666 Fifth Avenue Whole Loan (or their designees).

            "666 Fifth Avenue Mortgage Loan": With respect to the 666 Fifth Avenue Whole Loan, the two promissory notes, designated as "A-1" and "A-2", made by the related Mortgagor and secured by the Mortgage on the 666 Fifth Avenue Mortgaged Property in the original principal amount of $249,000,000, which are included in the Trust and which are pari passu in right of payment to the other 666 Fifth Avenue A Notes, as provided in the 666 Fifth Avenue Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "666 Fifth Avenue Mortgaged Property": The property or properties which secure the 666 Fifth Avenue Whole Loan.

            "666 Fifth Avenue Pari Passu Loans": For so long as the 666 Fifth Avenue Mortgage Loan or a successor REO Loan with respect to the 666 Fifth Avenue Mortgage Loan is part of the Mortgage Pool, the other 666 Fifth Avenue A Notes. The 666 Fifth Avenue Pari Passu Loans are not included in the Trust.

            "666 Fifth Avenue Whole Loan": The 666 Fifth Avenue Mortgage Loan, together with the 666 Fifth Avenue Pari Passu Loans. References herein to the 666 Fifth Avenue Whole Loan shall be construed to refer to the aggregate indebtedness under the 666 Fifth Avenue Mortgage Loan and the 666 Fifth Avenue Pari Passu Loans.

            "10-K Filing Deadline":  As defined in Section 11.07.

            "Accrued Certificate Interest": With respect to each Distribution Date and each Class of Certificates (other than the Residual Certificates) and the Class A-MFL Regular Interest and Class A-JFL Regular Interest, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest for such Distribution Date, accrued on the related Certificate Balance of such Class (or with respect to the Class X Certificates, the related Notional Amount of the related Class X Certificates) outstanding immediately prior to such Distribution Date (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or Notional Amount or reductions in Certificate Balance or Notional Amount as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). With respect to any Distribution Date and the Class X-C or Class X-P Certificates, as applicable, the amount equal to the sum of the Accrued Component Interest for the related Interest Accrual Period for all of their respective Components for such Distribution Date. Except with respect to the Class A-MFL and Class A-JFL Certificates, Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to the Class A-MFL and Class A-JFL Certificates shall be calculated on an Actual/360 Basis; provided, however, that if a Class A-MFL Distribution Conversion has occurred, Accrued Certificate Interest with respect to the Class A-MFL Certificates shall be the same as for the Class A-MFL Regular Interest, and if a Class A-JFL Distribution Conversion has occurred, Accrued Certificate Interest with respect to the Class A-JFL Certificates shall be the same as for the Class A-JFL Regular Interest.

            "Accrued Component Interest": With respect to each Component of the Class X-C and Class X-P Certificates for any Distribution Date, one month's interest at the Class X-C Strip Rate or Class X-P Strip Rate applicable to such Component for such Distribution Date, accrued on the related Notional Amount of such Component, outstanding immediately prior to such Distribution Date; provided that, for interest accrual purposes any distributions in reduction of Notional Amount or reductions in Notional Amount as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period. Accrued Component Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Accrued Interest From Recoveries": With respect to each Distribution Date and any Class of Certificates (other than the Class A-MFL, Class A-JFL, Class X and the Residual Certificates) or the Class A-MFL Regular Interest or Class A-JFL Regular Interest that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the Trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

            "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

            "Additional Debt": With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan as of the Closing Date as set forth on Schedule 2 hereto, as increased or decreased from time to time pursuant to the terms of the related subordinate loan documents (including any subordination agreement).

            "Additional Form 10-D Disclosure": As defined in Section 11.06.

            "Additional Form 10-K Disclosure": As defined in Section 11.07.

            "Additional Servicer": Each Affiliate of the Servicer, the Special Servicer, the Trustee, the Mortgage Loan Sellers or the Underwriters, that Services any of the Mortgage Loans, and each Person, other than the Special Servicer, who is not an Affiliate of the Servicer, the Trustee, the Mortgage Loan Sellers or the Underwriters, who Services 10% or more of the Mortgage Loans (based on their Stated Principal Balance).

            "Administrative Cost Rate": The sum of the Servicing Fee Rate (and, in the case of any Non-Serviced Mortgage Loan, the related Non-Serviced Mortgage Loan Primary Servicing Fee Rate) and the Trustee Fee Rate, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse Grantor Trust Event": Any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of either Grantor Trust as a grantor trust under the Grantor Trust Provisions.

            "Adverse REMIC Event": As defined in Section 10.01(f).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent": As defined in Section 5.02(d)(i)(A).

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Americold Portfolio A Notes": Collectively, the five pari passu notes that make up the Americold Portfolio Whole Loan.

            "Americold Portfolio Co-Lender Agreement": That certain intercreditor agreement, dated as of February 28, 2007, by and among German American Capital Corporation and JPMorgan Chase Bank, in each case, relating to the relative rights of such holders, as the same may be further amended, modified or supplemented from time to time.

            "Americold Portfolio Mortgage Loan": With respect to the Americold Portfolio Whole Loan, the promissory note made by the related Mortgagor and secured by the Mortgage on the Americold Portfolio Mortgaged Property in the original principal amount of $30,000,000, which is included in the Trust and which is pari passu in right of payment to the Americold Portfolio A Notes, as provided in the Americold Portfolio Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "Americold Portfolio Mortgaged Property": The property or properties which secure the Americold Portfolio Whole Loan.

            "Americold Portfolio Pari Passu Loan": For so long as the Americold Portfolio Mortgage Loan or a successor REO Loan with respect to the Americold Portfolio Mortgage Loan is part of the Mortgage Pool, the other Americold Portfolio A Notes. The Americold Portfolio Pari Passu Loans are not included in the Trust.

            "Americold Portfolio Whole Loan": The Americold Portfolio Mortgage Loan, together with the Americold Portfolio Pari Passu Loans. References herein to the Americold Portfolio Whole Loan shall be construed to refer to the aggregate indebtedness under the Americold Portfolio Mortgage Loan and the Americold Portfolio Pari Passu Loans.

            "Applicable State and Local Tax Law": For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York, (b) the tax laws of the State of Minnesota and (c) such other state or local tax laws whose applicability shall have been brought to the attention of the Trustee by either (i) an Opinion of Counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

            "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64.

            "Appraisal Reduction": For any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as to which an Appraisal Reduction Event has occurred, an amount calculated by the Special Servicer prior to the first Determination Date following the date the Special Servicer receives or performs the required Appraisal equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan as of the date of such determination over (b) the excess of
(i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (1) by one or more Appraisals (the costs of which shall be paid by the Servicer as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, an expense of the Trust Fund and, in the case of a Serviced Whole Loan, an expense of the holder of each related Serviced Companion Loan, to be apportioned in accordance with Section 3.05 hereof) with respect to any such Mortgage Loan or Serviced Whole Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan or Serviced Whole Loan) as applicable, with an outstanding principal balance equal to or in excess of $2,000,000 or (2) by an internal valuation performed by the Special Servicer (unless the Special Servicer elects to obtain an Appraisal with the consent of the Directing Certificateholder) with respect to any such Mortgage Loan or Serviced Whole Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan or Serviced Whole Loan) as applicable, with an outstanding principal balance less than $2,000,000 and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan or Serviced Whole Loan over (ii) the sum of, as of the Due Date occurring in the month of such Distribution Date, (A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Serviced Whole Loan (together with any Mortgage Loan cross-collateralized with such Mortgage Loan or Serviced Whole Loan), as applicable, at a per annum rate equal to its Mortgage Rate (or in the case of any Serviced Whole Loan, the weighted average of its Mortgage Rates), (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate and any Advances that were not reimbursed out of collections on such Mortgage Loan in respect of such Mortgage Loan or Serviced Whole Loan, (C) all unpaid Servicing Fees (to the extent not duplicative of any amounts listed above) and Special Servicing Fees and (D) all currently due and unpaid real estate taxes, assessments, insurance premiums and ground rents and all other amounts due and unpaid with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer, the Special Servicer or the Trustee, as applicable); provided, however, without limiting the Special Servicer's obligation to order and obtain such Appraisal, if the Special Servicer has not obtained the Appraisal or valuation, as applicable, referred to above within 60 days of the Appraisal Reduction Event (or with respect to the reduction event set forth in clause (ii) of the definition of Appraisal Reduction Event, within such 120 days set forth therein), the amount of the Appraisal Reduction shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or Serviced Whole Loan until such time as such Appraisal or internal valuation referred to above is received and the Appraisal Reduction is calculated. Within 60 days after the Appraisal Reduction Event, the Special Servicer shall order and receive an Appraisal (the cost of which shall be paid as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, a Trust Fund expense) or an internal valuation; provided, however, that with respect to an Appraisal Reduction Event as set forth in clause (ii) of the definition of Appraisal Reduction Event, the Special Servicer shall order and receive such Appraisal or internal valuation within the 120-day period set forth in such clause (ii), which Appraisal or internal valuation shall be delivered by the Special Servicer to the Servicer, the Trustee, the Directing Certificateholder and the Trustee shall deliver such Appraisal or internal valuation to each other Holder of a Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificate at the expense of the requesting Holder who requests such Appraisal or internal valuation in writing within 15 days of receipt by the Trustee of such Appraisal or internal valuation from the Special Servicer. The Special Servicer shall report the Appraisal Reduction Amount to the Trustee and the Servicer (and, with respect to any Serviced Whole Loan, the holders of any Serviced Companion Loan). The Servicer shall cooperate, in accordance with the Servicing Standard, in furnishing necessary information to the Special Servicer in connection with the Special Servicer's calculation of any Appraisal Reduction. For any Distribution Date and for any Non-Serviced Mortgage Loan, the appraisal reduction shall be calculated in accordance with and pursuant to the terms of the related Non-Serviced Mortgage Loan Pooling Agreement.

            With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan or Serviced Whole Loan has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan), and with respect to which no other Appraisal Reduction Event has occurred during the preceding 12 months), the Special Servicer shall, (a) within 30 days of each annual anniversary of the related Appraisal Reduction Event, (b) at such time as the Special Servicer has notice of a material change in the condition of the related Mortgaged Property or (c) at such time as the Special Servicer has notice of a material defect in such Appraisal or internal valuation, as applicable, order an Appraisal or conduct an internal valuation, as applicable, (which may be an update of a prior Appraisal or internal valuation), the cost of which shall be paid by the Servicer as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, a Trust Fund expense. Based upon such Appraisal or internal valuation, the Special Servicer shall redetermine and report to the Trustee and the Servicer (and, with respect to any Serviced Whole Loan, the holders of any Serviced Companion Loan) the amount of the Appraisal Reduction with respect to such Mortgage Loan or Serviced Whole Loan and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan or Serviced Whole Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or internal valuation with respect to a Mortgage Loan or Serviced Whole Loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an Appraisal or internal valuation, as applicable, with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event; provided the Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of such Appraisal or internal valuation, as applicable. Instead, the Special Servicer may use such prior Appraisal or internal valuation, as applicable, in calculating any Appraisal Reduction with respect to such Mortgage Loan or Serviced Whole Loan.

            Each Serviced Whole Loan shall be treated as a single mortgage loan with respect to an Appraisal Reduction. An Appraisal Reduction calculated with respect to a Serviced Whole Loan shall be applied first, to the related Serviced B Note (if any) and second, to the related Mortgage Loan (or, if such Serviced Whole Loan includes one or more Serviced Pari Passu Loans, pro rata among the related Mortgage Loan and such one or more Serviced Pari Passu Loans).

            Any Appraisal Reduction in respect of any Non-Serviced Mortgage Loan shall be calculated by the related Non-Serviced Mortgage Loan Servicer in accordance with and pursuant to the terms of the applicable Non-Serviced Mortgage Loan Pooling Agreement.

            Any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan previously subject to an Appraisal Reduction which becomes a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

            Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction related to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or the related REO Property will be reduced to zero as of the date the related Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

            "Appraisal Reduction Amount": With respect to any Distribution Date,
(i) with respect to the Certificates, an amount equal to the product of (a) the applicable per annum Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate) on the Class of Certificates to which the Appraisal Reduction is allocated (or each such Pass-Through Rate if such Appraisal Reduction is allocated to more than one such Class), and (b) the sum of all Appraisal Reductions allocated to the Mortgage Loans with respect to such Distribution Date (or, if such Appraisal Reduction is allocated to more than one Class of Certificates, the portion thereof allocated to each such Class) or (ii) with respect to each Mortgage Loan for such Distribution Date, an amount calculated by the Special Servicer (who shall inform the Servicer of the amount so calculated on the related Determination Date) equal to the product of (a) the weighted average of the applicable per annum Pass-Through Rates (i.e., for any month, one-twelfth of the Pass-Through Rate) on the Classes of Certificates to which the Appraisal Reductions for all Mortgage Loans (and, in the case of any Non-Serviced Mortgage Loan, the appraisal reductions effected under the related Non-Serviced Mortgage Loan Pooling Agreement during the applicable period) are allocated, weighted on the basis of the amount of Appraisal Reductions allocated to each such Class, and (b) the Appraisal Reduction with respect to such Mortgage Loan with respect to such Distribution Date.

            "Appraisal Reduction Event": With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the earliest of (i) the third anniversary of the date on which the first extension of the Maturity Date of such Mortgage Loan or Serviced Whole Loan becomes effective as a result of a modification of such Mortgage Loan or Serviced Whole Loan by the Special Servicer pursuant to the terms hereof, which extension does not decrease the amount of Monthly Payments on such Mortgage Loan or Serviced Whole Loan,
(ii) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan or Serviced Whole Loan, (iii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan or Serviced Whole Loan, or a change in any other material economic term of such Mortgage Loan or Serviced Whole Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan or Serviced Whole Loan by the Special Servicer, (iv) 30 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property, (v) immediately after the Servicer or the Special Servicer receives notice that the related Mortgagor has declared bankruptcy (but no later than 30 days after such declaration of bankruptcy), (vi) 30 days after the date on which an involuntary petition of bankruptcy is filed with respect to a Mortgagor, (vii) 30 days after an uncured delinquency occurs in respect of a Balloon Payment with respect to such Mortgage Loan or Serviced Whole Loan unless the Mortgagor has delivered to the Servicer or the Special Servicer on the related Maturity Date a written refinancing commitment reasonably satisfactory in form and substance to the Special Servicer which provides that such refinancing will occur within 60 days and (viii) immediately after such Mortgage Loan or Serviced Whole Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates) has been reduced to zero. The Special Servicer shall notify the Servicer, the Trustee and the Directing Certificateholder promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": With respect to any Mortgaged Property (other than the Mortgaged Property securing any Non-Serviced Mortgage Loan), the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing the related Mortgage Loan or Serviced Whole Loan made by an Independent MAI appraiser selected by the Servicer or Special Servicer, as applicable, or in connection with an Appraisal Reduction, a valuation meeting the requirements of clause (b)(i)(A)(2) of the definition of "Appraisal Reduction." With respect to any Non-Serviced Mortgaged Property, the portion of the appraisal value allocable thereto, as determined pursuant to the related Non-Serviced Mortgage Loan Pooling Agreement.

            "Asset Status Report": As defined in Section 3.21(d).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the Due Date occurring in the related Due Period based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof or an amortization schedule that has been recast in accordance with the terms of the related loan documents (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment with respect to the related Mortgage Loan or REO Loan has not become due, after giving effect to any modification of such Mortgage Loan, and (b) interest on the Stated Principal Balance of such Mortgage Loan or REO Loan, as applicable, at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate and, if applicable, the related Non-Serviced Mortgage Loan Primary Servicing Fee Rate).

            "Authenticating Agent": The Trustee or any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of all payments and other collections on or with respect to the Mortgage Loans and any REO Properties (in the case of a Non-Serviced Mortgage Loan, only to the extent received pursuant to the related Co-Lender Agreement and Non-Serviced Mortgage Loan Pooling Agreement), including (without duplication):

            (a) the aggregate amount relating to the Trust Fund on deposit in the Certificate Account and the Lower-Tier Distribution Account (exclusive of any investment income contained therein and without regard to any payments made to or received from the Class A-MFL or Class A-JFL Swap Counterparty) as of either (i) with respect to the determination by the Servicer pursuant to Section 3.04(b), 1:00 pm (New York City time) on the related P&I Advance Date (including any amounts to be transferred from a Serviced Whole Loan Custodial Account on such day) or (ii) with respect to any determination by the Trustee, the close of business (New York City time) on the related P&I Advance Date, exclusive of (without duplication):

                  (i) all Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Due Period;

                  (ii) all Principal Prepayments (together with any related
            payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Due Period), Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other unscheduled recoveries received after the related Determination Date;

                  (iii) all amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (x), (xii) through (xvi), (xix) and (xx) of Section 3.05(a);

                  (iv) all amounts payable or reimbursable to any Person from the Lower-Tier Distribution Account pursuant to clauses (ii) and
            (iii) of Section 3.05(b);

                  (v) Reserved;

                  (vi) all Yield Maintenance Charges;

                  (vii) all amounts deposited in the Certificate Account and the
            Lower-Tier Distribution Account in error; and

                  (viii) with respect to the Interest Reserve Loans and any
            Distribution Date relating to each Interest Accrual Period ending in
            (1) each January or (2) any December in a year immediately preceding a year which is not a leap year (in either case, unless the related Distribution Date is the final Distribution Date), an amount equal to one day of interest on the Stated Principal Balance of such Interest Reserve Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate (without giving effect to the second proviso of the definition thereof) to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.25;

            (b) if and to the extent not already included in clause (a) above, the aggregate amount transferred from the REO Account to the Certificate Account for such Distribution Date pursuant to Section 3.16(c) and the aggregate amount transferred from each Serviced Whole Loan Custodial Account to the Certificate Account pursuant to Section 3.04(b);

            (c) the aggregate amount of any P&I Advances made by the Servicer or the Trustee, as applicable, for such Distribution Date pursuant to Section
      4.03 or 7.05 (net of the related Trustee Fee with respect to the Mortgage Loans for which such P&I Advances are made);

            (d) for the Distribution Date occurring in each March (or February, if the related Distribution Date is the final Distribution Date), the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to Section 3.25(b); and

            (e) all funds released from the Excess Liquidation Proceeds Reserve Account for distribution on such Distribution Date.

Notwithstanding the investment of funds held in the Certificate Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            "B Note": The Enclave B Note, the Downtown Plaza B Note, the Clarion LaGuardia Airport Hotel B Note and the Prospect Plaza B Note.

            "BACM 2007-1 Pooling Agreement": The Pooling and Servicing Agreement, dated as of February 1, 2007, among Banc of America Commercial Mortgage Inc., as depositor, Bank of America, National Association, as master servicer, LNR Partners, Inc., as special servicer and LaSalle Bank National Association, as trustee and REMIC administrator, relating to the issuance of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-1, as from time to time amended, supplemented, modified or replaced.

            "BACM 2007-1 Servicer": Bank of America, National Association, or its successor servicer appointed pursuant to the BACM 2007-1 Pooling Agreement.

            "BACM 2007-1 Special Servicer": LNR Partners, Inc. or its successor special servicer, appointed pursuant to the BACM 2007-1 Pooling Agreement.

            "BACM 2007-1 Trustee": LaSalle Bank National Association, as trustee under the BACM 2007-1 Pooling Agreement.

            "Balloon Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

            "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

            "Bank of America Sub-Servicing Agreement": The Sub-Servicing Agreement between the Servicer and Bank of America, National Association.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "BCRE": Barclays Capital Real Estate, Inc.

            "BCRE Mortgage Loan": Any Mortgage Loan sold to the Depositor by
BCRE.

            "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and any of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest, a fraction (not greater than
1) (a) whose numerator is the greater of zero and the amount, if any, by which
(i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds
(ii) the yield rate (as provided by the Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be zero.

            "Book-Entry Certificate": Any Rule 144A Book-Entry Certificate or Regulation S Book-Entry Certificate.

            "Breach": As defined in Section 2.03(b).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Cleveland, Ohio, Miami Beach, Florida, Dallas, Texas, Charlotte, North Carolina, any city in which the office of the Certificate Registrar is located or any city in which the Corporate Trust Office of the Trustee or principal place of business of the Servicer or the Special Servicer is located, are authorized or obligated by law or executive order to remain closed, provided that for purposes of administering the Premier Self Storage - Toa Baja Mortgage Loan only, a day on which banking institutions in Puerto Rico are authorized or obligated by law or executive order to remain closed shall not be a Business Day.

            "CD 2007-CD4 Pooling Agreement": The Pooling and Servicing Agreement, dated as of March 1, 2007, among Citigroup Commercial Mortgage Securities, Inc., as depositor, Midland Loan Services, Inc., as a master servicer with respect to certain mortgage loans, Wachovia Bank, N.A., as a master servicer with respect to certain mortgage loans, Capmark Finance Inc., as a servicer with respect to certain mortgage loans, LNR Partners, Inc. as special servicer with respect to certain mortgage loans, J.E. Robert Company, Inc., as a special servicer with respect to certain mortgage loans and Wells Fargo Bank, N.A., as trustee, relating to the issuance of the CD 2007-CD4 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-CD4, as from time to time amended, supplemented, modified or replaced.

            "CD 2007-CD4 Servicer": Midland Loan Services, Inc., Wachovia Bank National Association or Capmark Finance Inc, as applicable, or any successor servicer appointed pursuant to the CD 2007-CD4 Pooling Agreement.

            "CD 2007-CD4 Special Servicer": LNR Partners, Inc. or its successor special servicer, appointed pursuant to the CD 2007-CD4 Pooling Agreement.

            "CD 2007-CD4 Trustee": Wells Fargo Bank, N.A., as trustee under the CD 2007-CD4 Pooling Agreement.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2007-C1, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Account": The custodial account or accounts created and maintained by the Servicer pursuant to Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders, into which the amounts set forth in
Section 3.04(a) shall be deposited directly. Any such account or accounts shall at all times be an Eligible Account.

            "Certificate Balance": With respect to any Class of Certificates (other than the Residual Certificates and the Class X Certificates), the Class A-MFL Regular Interest or the Class A-JFL Regular Interest, (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)). The Certificate Balance of the Class A-MFL Certificates shall be equal at all times to the Certificate Balance of the Class A-MFL Regular Interest. The Certificate Balance of the Class A-JFL Certificates shall be equal at all times to the Certificate Balance of the Class A-JFL Regular Interest.

            "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates (other than the Class A-MFL, Class A-JFL, Class X and Residual Certificates), the Class A-MFL Regular Interest or the Class A-JFL Regular Interest, the amount of Mortgage Deferred Interest allocated to such Class of Certificates, the Class A-MFL Regular Interest or the Class A-JFL Regular Interest pursuant to Section 4.06(a).

            "Certificate Factor": With respect to any Class of Certificates (other than the Residual Certificates), as of any date of determination, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related Original Certificate Balance.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Servicer, the Special Servicer, the Depositor or any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, if such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations as Servicer, Special Servicer or the Depositor, as applicable, hereunder; provided, however, so long as there is no Event of Default with respect to the Servicer or the Special Servicer, the Servicer and Special Servicer shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party's compensation or increase its obligations or liabilities hereunder; and, provided, further, however, that such restrictions shall not apply to the exercise of the Special Servicer's rights (or the Servicer's rights, if any) or any of their Affiliates as a member of the Controlling Class or as the Directing Certificateholder. Additionally, for purposes of determining if the requisite consents of Certificateholders under Section 12.01(b) have been obtained, any Certificate beneficially owned by a Mortgage Loan Seller or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent), and the consent rights to which such Certificateholder would otherwise be entitled shall not be taken into account in determining whether the requisite consents necessary to effect any amendment under Section 12.01(b) have been obtained with respect to amendments that are significantly modifying the permitted activities of the Trust. The Trustee shall be entitled to request and rely upon a certificate of the Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certification Party" or "Certification Parties" shall have the meaning set forth in Section 11.08.

            "Certifying Servicer": The Servicer, the Special Servicer and any Additional Servicer.

            "Clarion LaGuardia Airport Hotel B Note": With respect to the Clarion LaGuardia Airport Hotel Whole Loan, the related promissory note designated as "Note B" made by the related Mortgagor and secured by the Mortgage on the Mortgaged Property identified as "Clarion LaGuardia Airport Hotel" and designated as Promissory B Note, which is not included in the Trust, which is subordinated in right of payment to the Clarion LaGuardia Airport Hotel Mortgage Loan as provided in the Clarion LaGuardia Airport Hotel Co-Lender Agreement.

            "Clarion LaGuardia Airport Hotel Co-Lender Agreement": With respect to the Clarion LaGuardia Airport Hotel Whole Loan, the related intercreditor agreement by and between the holders of the Clarion LaGuardia Airport Hotel Mortgage Loan and the Clarion LaGuardia Airport Hotel B Note, relating to the relative rights of such holders of the respective Clarion LaGuardia Airport Hotel Mortgage Loan and the Clarion LaGuardia Airport Hotel B Note, as the same may be amended from time to time in accordance with the terms thereof.

            "Clarion LaGuardia Airport Hotel Control Appraisal Period": The meaning assigned to "Control Appraisal Period" in the Clarion LaGuardia Airport Hotel Co-Lender Agreement.

            "Clarion LaGuardia Airport Hotel Controlling Holder": The meaning assigned to "Controlling Holder" in the Clarion LaGuardia Airport Hotel Co-Lender Agreement.

            "Clarion LaGuardia Airport Hotel Mortgage Loan": With respect to the Clarion LaGuardia Airport Hotel Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Mortgaged Property identified as "Clarion LaGuardia Airport Hotel" and designated as Promissory Note A, which is included in the Trust and which is senior in right of payment to the Clarion LaGuardia Airport Hotel B Note as provided in the Clarion LaGuardia Airport Hotel Co-Lender Agreement.

            "Clarion LaGuardia Airport Hotel Whole Loan": Collectively, the Clarion LaGuardia Airport Hotel Mortgage Loan and the Clarion LaGuardia Airport Hotel B Note. References herein to the Clarion LaGuardia Airport Hotel Whole Loan shall be construed to refer to the aggregate indebtedness under the Clarion LaGuardia Airport Hotel Mortgage Loan and the Clarion LaGuardia Airport Hotel B Note.

            "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates or Uncertificated Lower-Tier Interests bearing the same alphabetical (and, if applicable, numerical) Class designation.

            "Class A Certificate": Any Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificate.

            "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, in the form of Exhibit A-1 hereto.

            "Class A-1-1 Component": One of the 64 Components of the Class X-C Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1-1 Uncertificated Lower-Tier Interest.

            "Class A-1-2 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1-2 Uncertificated Lower-Tier Interest.

            "Class A-1-3 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1-3 Uncertificated Lower-Tier Interest.

            "Class A-1-4 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1-4 Uncertificated Lower-Tier Interest.

            "Class A-1 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 3.8840%.

            "Class A-1A Certificate": A Certificate designated as "Class A-1A" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class A-1A-1 Component": One of the 64 Components of the Class X-C Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-1 Uncertificated Lower-Tier Interest.

            "Class A-1A-2 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-2 Uncertificated Lower-Tier Interest.

            "Class A-1A-3 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-3 Uncertificated Lower-Tier Interest.

            "Class A-1A-4 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-4 Uncertificated Lower-Tier Interest.

            "Class A-1A-5 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-5 Uncertificated Lower-Tier Interest.

            "Class A-1A-6 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-6 Uncertificated Lower-Tier Interest.

            "Class A-1A-7 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-7 Uncertificated Lower-Tier Interest.

            "Class A-1A-8 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-8 Uncertificated Lower-Tier Interest.

            "Class A-1A-9 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-9 Uncertificated Lower-Tier Interest.

            "Class A-1A-10 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-10 Uncertificated Lower-Tier Interest.

            "Class A-1A-11 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-11 Uncertificated Lower-Tier Interest.

            "Class A-1A-12 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-12 Uncertificated Lower-Tier Interest.

            "Class A-1A-13 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-13 Uncertificated Lower-Tier Interest.

            "Class A-1A-14 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-14 Uncertificated Lower-Tier Interest.

            "Class A-1A-15 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-15 Uncertificated Lower-Tier Interest.

            "Class A-1A Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of 5.4830% and the Weighted Average Net Mortgage Rate.

            "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, in the form of Exhibit A-2 hereto.

            "Class A-2-1 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-1 Uncertificated Lower-Tier Interest.

            "Class A-2-2 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-2 Uncertificated Lower-Tier Interest.

            "Class A-2-3 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-3 Uncertificated Lower-Tier Interest.

            "Class A-2-4 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-4 Uncertificated Lower-Tier Interest.

            "Class A-2-5 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-5 Uncertificated Lower-Tier Interest.

            "Class A-2-6 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-6 Uncertificated Lower-Tier Interest.

            "Class A-2 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.4170%.

            "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class A-3-1 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-3-1 Uncertificated Lower-Tier Interest.

            "Class A-3-2 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-3-2 Uncertificated Lower-Tier Interest.

            "Class A-3 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.4810%.

            "Class A-4 Certificate": A Certificate designated as "Class A-4" on the face thereof, in the form of Exhibit A-5 hereto.

            "Class A-4-1 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-4-1 Uncertificated Lower-Tier Interest.

            "Class A-4-2 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-4-2 Uncertificated Lower-Tier Interest.

            "Class A-4-3 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-4-3 Uncertificated Lower-Tier Interest.

            "Class A-4-4 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-4 Uncertificated Lower-Tier Interest.

            "Class A-4-5 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-4-5 Uncertificated Lower-Tier Interest.

            "Class A-4-6 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-4-6 Uncertificated Lower-Tier Interest.

            "Class A-4 Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class A-AB Certificate": A Certificate designated as "Class A-AB" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class A-AB Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-AB Uncertificated Lower-Tier Interest.

            "Class A-AB Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to 5.4770%.

            "Class A-AB Planned Principal Amount": The planned principal amount set forth on Schedule 6 hereto relating to principal payments for the Class A-AB Certificates.

            "Class A-J Certificate": A Certificate designated as "Class A-J" on the face thereof, in the form of Exhibit A-10 hereto.

            "Class A-J Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-J Uncertificated Lower-Tier Interest

            "Class A-J Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of 5.6770% and the Weighted Average Net Mortgage Rate.

            "Class A-JFL Available Funds": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-JFL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Class A-JFL Swap Counterparty pursuant to the Class A-JFL Swap Contract for such Distribution Date, less (b) with respect to interest distributions, all regularly scheduled fixed interest amounts (prior to the termination of the Class A-JFL Swap Contract or prior to the occurrence and during the continuance of a Swap Default, exclusive of any Yield Maintenance Charges allocated in respect of the Class A-JFL Regular Interest) required to be paid to the Class A-JFL Swap Counterparty pursuant to the Class A-JFL Swap Contract for such Distribution Date.

            "Class A-JFL Certificate": A Certificate designated as "Class A-JFL" on the face hereof, in the form of Exhibit A-11 hereto, and evidencing an undivided beneficial interest in the A-JFL Grantor Trust.

            "Class A-JFL Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-JFL Uncertificated Lower-Tier Interest.

            "Class A-JFL Distribution Conversion": With respect to any Distribution Date (i) upon the occurrence and during the continuation of a Swap Default while the Trustee on behalf of the Trust is pursuing remedies under the Class A-JFL Swap Contract pursuant to Section 3.32 or (ii) immediately upon and following the termination of the Class A-JFL Swap Contract until a replacement Class A-JFL Swap Contract is entered into, if any, the conversion of distributions on the Class A-JFL Certificates from distributions based, in part, on floating interest payments from the Class A-JFL Swap Counterparty under the Class A-JFL Swap Contract to distributions based solely on fixed interest distributions in respect of the Class A-JFL Regular Interest, as specified in
Section 4.01(n).

            "Class A-JFL Fixed Amount": The "Fixed Amount" as defined in the Class A-JFL Swap Contract.

            "Class A-JFL Fixed Swap Payment": With respect to any Distribution Date, the Class A-JFL Fixed Amount required to be paid to the Class A-JFL Swap Counterparty by the Trust under the Class A-JFL Swap Contract.

            "Class A-JFL Floating Amount": The "Floating Amount" as defined in the Class A-JFL Swap Contract.

            "Class A-JFL Floating Swap Payment": With respect to any Distribution Date, the Class A-JFL Floating Amount required to be paid to the Trust by the Class A-JFL Swap Counterparty under the Class A-JFL Swap Contract.

            "Class A-JFL Floating Rate Account": The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Trustee pursuant to Section 3.04(e), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass Through Certificates, Series 2007-C1 Class A-JFL Certificates, Class A-JFL Floating Rate Account," and which must be an Eligible Account (or a subaccount of an Eligible Account). The Class A-JFL Floating Rate Account shall not be an asset of either the Lower-Tier REMIC or Upper-Tier REMIC formed hereunder.

            "Class A-JFL Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which are the A-JFL Grantor Trust Assets.

            "Class A-JFL Grantor Trust Assets": The segregated pool of assets consisting of the A-JFL Regular Interest, the Class A-JFL Swap Contract, the Class A-JFL Floating Rate Account and the proceeds thereof, the beneficial ownership of which is represented by the Class A-JFL Certificates.

            "Class A-JFL Interest Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) amounts in respect of interest received in respect of the Class A-JFL Regular Interest for such Distribution Date, (ii) the Class A-JFL Floating Swap Payment and (iii) any termination payment paid by the Class A-JFL Swap Counterparty to the Trustee upon the termination of the Class A-JFL Swap Contract provided no replacement Class A-JFL Swap Contract has been entered into prior to such Distribution Date, less (b) the Class A-JFL Fixed Swap Payment for such Distribution Date.

            "Class A-JFL Net Swap Payment": With respect to the related Interest Accrual Period, the excess, if any of (i) the Class A-JFL Fixed Swap Payment over (ii) the Class A-JFL Floating Swap Payment.

            "Class A-JFL Pass-Through Rate": With respect to any Distribution Date for which a Class A-JFL Distribution Conversion has not occurred and is not continuing, a per annum rate equal to LIBOR plus 0.2800%, and with respect to any Distribution Date on which a Class A-JFL Distribution Conversion has occurred and is continuing, a per annum rate equal to the Class A-JFL Regular Interest Pass-Through Rate.

            "Class A-JFL Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-JFL Regular Interest on such Distribution Date.

            "Class A-JFL Regular Interest": The uncertificated interest in the Upper-Tier REMIC, designated as "Class A-JFL", constituting a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

            "Class A-JFL Regular Interest Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.6110% and
(ii) the Weighted Average Net Mortgage Rate.

            "Class A-JFL Swap Contract": The 1992 ISDA Master Agreement (Multi-Currency Cross Border) together with the related schedule, confirmation and any annexes thereto, dated as of May 8, 2007, by and among the Swap Counterparty and the Trustee, solely in its capacity as Trustee, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Trustee in accordance with this Agreement.

            "Class A-JFL Swap Counterparty": Deutsche Bank AG, New York Branch, acting in such capacity or its successor in interest or any Swap Counterparty under a replacement Class A-JFL Swap Contract.

            "Class A-JFL Swap Default": Any failure on the part of the Class A-JFL Swap Counterparty to (i) make a required payment under the Class A-JFL Swap Contract, as and when due thereunder, or (ii) either post acceptable collateral or find an acceptable replacement swap counterparty after a Rating Agency Trigger Event has occurred as required by Part 1, paragraph (k) of the Schedule of the Master Agreement in the Class A-JFL Swap Contract or any early termination date as designated under the Class A-JFL Swap Contract shall have occurred.

            "Class A-JFL Swap Termination Fees": Any fees or expenses payable by the Class A-JFL Swap Counterparty to the Trust in connection with a Class A-JFL Swap Default, termination of the Class A-JFL Swap Contract or liquidation of the Class A-JFL Swap Contract, as specified in the Class A-JFL Swap Contract.

            "Class A-M Certificate": A Certificate designated as "Class A-M" on the face thereof, in the form of Exhibit A-8 hereto.

            "Class A-M Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-M Uncertificated Lower-Tier Interest.

            "Class A-M Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of 5.6060% and the Weighted Average Net Mortgage Rate.

            "Class A-MFL Available Funds": With respect to any Distribution Date, will equal (a) the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-MFL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Class A-MFL Swap Counterparty pursuant to the Class A-MFL Swap Contract for such Distribution Date, less (b) with respect to interest distributions, all regularly scheduled fixed interest amounts (prior to the termination of the Class A-MFL Swap Contract or prior to the occurrence and during the continuance of a Swap Default, exclusive of any Yield Maintenance Charges allocated in respect of the Class A-MFL Regular Interest) required to be paid to the Class A-MFL Swap Counterparty pursuant to the Class A-MFL Swap Contract for such Distribution Date.

            "Class A-MFL Certificate": A Certificate designated as "Class A-MFL" on the face hereof, in the form of Exhibit A-9 hereto, and evidencing an undivided beneficial interest in the A-MFL Grantor Trust.

            "Class A-MFL Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-MFL Uncertificated Lower-Tier Interest.

            "Class A-MFL Distribution Conversion": With respect to any Distribution Date (i) upon the occurrence and during the continuation of a Swap Default while the Trustee on behalf of the Trust is pursuing remedies under the Class A-MFL Swap Contract pursuant to Section 3.32 or (ii) immediately upon and following the termination of the Class A-MFL Swap Contract until a replacement Class A-MFL Swap Contract is entered into, if any, the conversion of distributions on the Class A-MFL Certificates from distributions based, in part, on floating interest payments from the Class A-MFL Swap Counterparty under the Class A-MFL Swap Contract to distributions based solely on fixed interest distributions in respect of the Class A-MFL Regular Interest, as specified in
Section 4.01(n).

            "Class A-MFL Fixed Amount": The "Fixed Amount" as defined in the Class A-MFL Swap Contract.

            "Class A-MFL Fixed Swap Payment": With respect to any Distribution Date, the Class A-MFL Fixed Amount required to be paid to the Class A-MFL Swap Counterparty by the Trust under the Class A-MFL Swap Contract.

            "Class A-MFL Floating Amount": The "Floating Amount" as defined in the Class A-MFL Swap Contract.

            "Class A-MFL Floating Swap Payment": With respect to any Distribution Date, the Class A-MFL Floating Amount required to be paid to the Trust by the Class A-MFL Swap Counterparty under the Class A-MFL Swap Contract.

            "Class A-MFL Floating Rate Account": The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Trustee pursuant to Section 3.04(e), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass Through Certificates, Series 2007-C1 Class A-MFL Certificates, Class A-MFL Floating Rate Account," and which must be an Eligible Account (or a subaccount of an Eligible Account). The Class A-MFL Floating Rate Account shall not be an asset of either the Lower-Tier REMIC or Upper-Tier REMIC formed hereunder.

            "Class A-MFL Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which are the A-MFL Grantor Trust Assets.

            "Class A-MFL Grantor Trust Assets": The segregated pool of assets consisting of the A-MFL Regular Interest, the Class A-MFL Swap Contract, the Class A-MFL Floating Rate Account and the proceeds thereof, the beneficial ownership of which is represented by the Class A-MFL Certificates.

            "Class A-MFL Interest Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) amounts in respect of interest received in respect of the Class A-MFL Regular Interest for such Distribution Date, (ii) the Class A-MFL Floating Swap Payment and (iii) any termination payment paid by the Class A-MFL Swap Counterparty to the Trustee upon the termination of the Class A-MFL Swap Contract provided no replacement Class A-MFL Swap Contract has been entered into prior to such Distribution Date, less (b) the Class A-MFL Fixed Swap Payment for such Distribution Date.

            "Class A-MFL Net Swap Payment": With respect to the related Interest Accrual Period, the excess, if any of (i) the Class A-MFL Fixed Swap Payment bover (ii) the Class A-MFL Floating Swap Payment.

            "Class A-MFL Pass-Through Rate": With respect to any Distribution Date for which a Class A-MFL Distribution Conversion has not occurred and is not continuing, a per annum rate equal to LIBOR plus 0.2300%, and with respect to any Distribution Date on which a Class A-MFL Distribution Conversion has occurred and is continuing, a per annum rate equal to the Class A-MFL Regular Interest Pass-Through Rate.

            "Class A-MFL Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-MFL Regular Interest on such Distribution Date.

            "Class A-MFL Regular Interest": The uncertificated interest in the Upper-Tier REMIC, designated as "Class A-MFL", constituting a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

            "Class A-MFL Regular Interest Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.5400% and
(ii) the Weighted Average Net Mortgage Rate.

            "Class A-MFL Swap Contract": The 1992 ISDA Master Agreement (Multi-Currency Cross Border) together with the related schedule, confirmation and any annexes thereto, dated as of May 8, 2007, by and among the Swap Counterparty and the Trustee, solely in its capacity as Trustee, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Trustee in accordance with this Agreement.

            "Class A-MFL Swap Counterparty": Deutsche Bank AG, New York Branch acting in such capacity or its successor in interest or any Swap Counterparty under a replacement Class A-MFL Swap Contract.

            "Class A-MFL Swap Default": Any failure on the part of the Class A-MFL Swap Counterparty to (i) make a required payment under the Class A-MFL Swap Contract, as and when due thereunder, or (ii) either post acceptable collateral or find an acceptable replacement swap counterparty after a Rating Agency Trigger Event has occurred as required by Part 1, paragraph (k) of the Schedule of the Master Agreement in the Class A-MFL Swap Contract or any early termination date as designated under the Class A-MFL Swap Contract shall have occurred.

            "Class A-MFL Swap Termination Fees": Any fees or expenses payable by the Class A-MFL Swap Counterparty to the Trust in connection with a Class A-MFL Swap Default, termination of the Class A-MFL Swap Contract or liquidation of the Class A-MFL Swap Contract, as specified in the Class A-MFL Swap Contract.

            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-12 hereto.

            "Class B Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LB Uncertificated Lower-Tier Interest.

            "Class B Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of 5.7460% and the Weighted Average Net Mortgage Rate.

            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-13 hereto.

            "Class C Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LC Uncertificated Lower-Tier Interest.

            "Class C Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate minus 0.091%.

            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-14 hereto.

            "Class D-1 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LD-1 Uncertificated Lower-Tier Interest.

            "Class D-2 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LD-2 Uncertificated Lower-Tier Interest.

            "Class D Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate minus 0.052%.

            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-15 hereto.

            "Class E-1 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LE-1 Uncertificated Lower-Tier Interest.

            "Class E-2 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LE-2 Uncertificated Lower-Tier Interest.

            "Class E-3 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LE-3 Uncertificated Lower-Tier Interest.

            "Class E Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-16 hereto.

            "Class F-1 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LF-1 Uncertificated Lower-Tier Interest.

            "Class F-2 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LF-2 Uncertificated Lower-Tier Interest

            "Class F Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-17 hereto.

            "Class G-1 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LG-1 Uncertificated Lower-Tier Interest.

            "Class G-2 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LG-2 Uncertificated Lower-Tier Interest.

            "Class G-3 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LG-3 Uncertificated Lower-Tier Interest.

            "Class G Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-18 hereto.

            "Class H-1 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LH-1 Uncertificated Lower-Tier Interest.

            "Class H-2 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LH-2 Uncertificated Lower-Tier Interest

            "Class H Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-19 hereto.

            "Class J-1 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LJ-1 Uncertificated Lower-Tier Interest.

            "Class J-2 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LJ-2 Uncertificated Lower-Tier Interest

            "Class J Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-20 hereto.

            "Class K-1 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LK-1 Uncertificated Lower-Tier Interest.

            "Class K-2 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LK-2 Uncertificated Lower-Tier Interest.

            "Class K Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-21 hereto.

            "Class L-1 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LL-1 Uncertificated Lower-Tier Interest.

            "Class L-2 Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LL-2 Uncertificated Lower-Tier Interest t.

            "Class L Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.1800% and (ii) Weighted Average Net Mortgage Rate.

            "Class LA-1-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-3 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-4 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-3 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-4 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-5 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-6 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-7 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-8 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-9 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-10 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-11 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-12 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-13 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-14 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-15 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-3 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-4 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-5 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-6 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-3 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-4 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-5 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-6 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto

            "Class LA-AB Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-M Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-MFL Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-J Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-JFL Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-3 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-3 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL-1 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL-2 Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LO Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LP Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LQ Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-30 hereto.

            "Class LT Uncertificated Lower-Tier Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-22 hereto.

            "Class M Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LM Uncertificated Lower-Tier Interest.

            "Class M Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.1800% and (ii) Weighted Average Net Mortgage Rate.

            "Class N Certificate": A Certificate designated as "Class N" on the face thereof, in the form of Exhibit A-23 hereto.

            "Class N Component": One of the 64 Components of the Class X-C Certificates and one of the 58 Components of the Class X-P Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LN Uncertificated Lower-Tier Interest.

            "Class N Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.1800% and (ii) Weighted Average Net Mortgage Rate.

            "Class O Certificate": A Certificate designated as "Class O" on the face thereof, in the form of Exhibit A-24 hereto.

            "Class O Component": One of the 64 Components of the Class X-C Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LO Uncertificated Lower-Tier Interest.

            "Class O Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.1800% and (ii) Weighted Average Net Mortgage Rate.

            "Class P Certificate": A Certificate designated as "Class P" on the face thereof, in the form of Exhibit A-25 hereto.

            "Class P Component": One of the 64 Components of the Class X-C Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LP Uncertificated Lower-Tier Interest.

            "Class P Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.1800% and (ii) Weighted Average Net Mortgage Rate.

            "Class Q Certificate": A Certificate designated as "Class P" on the face thereof, in the form of Exhibit A-26 hereto.

            "Class Q Component": One of the 64 Components of the Class X-C Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LQ Uncertificated Lower-Tier Interest.

            "Class Q Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.1800% and (ii) Weighted Average Net Mortgage Rate.

            "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-29 hereto.

            "Class T Certificate": A Certificate designated as "Class P" on the face thereof, in the form of Exhibit A-27 hereto.

            "Class T Component": One of the 64 Components of the Class X-C Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LT Uncertificated Lower-Tier Interest.

            "Class T Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 5.1800% and (ii) Weighted Average Net Mortgage Rate.

            "Class Unpaid Interest Shortfall": As to any Distribution Date and any Class of Regular Certificates, the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest in respect of such Class for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class on such immediately preceding Distribution Date. The Class Unpaid Interest Shortfall with respect to any Class of Certificates as of the initial Distribution Date is zero. No interest shall accrue on Class Unpaid Interest Shortfalls.

            "Class X Certificates": The Class X-P and Class X-C Certificates, collectively.

            "Class X-C Certificate": A Certificate designated as "Class X-C" on the face thereof, in the form of Exhibit A-28 hereto.

            "Class X-C Notional Amount": For any date of determination, the aggregate of the Lower-Tier Principal Amounts of the Uncertificated Lower-Tier Interests as of the preceding Distribution Date (after giving effect to the distributions of principal and allocation of Collateral Support Deficit on such Distribution Date), and in the case of the first Distribution Date, as of the Closing Date.

            "Class X-C Strip Rate": With respect to any Class of Components (other than Components that are also Class X-P Components) for any Distribution Date, the (i) the Weighted Average Net Mortgage Rate for such Distribution Date over (ii) the Pass-Through Rate of the Related Certificates. With respect to each of the Class of Components that are also Class X-P Components (A) for any Distribution Date occurring on or before the related Class X-P Component Crossover Date, the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date over (1) with respect to each of the Class B Component, the Class C Component and the Class D Component, the sum of the (I) the Class X-P Fixed Strip Rate and (II) the Pass-Through Rate for the Class C Certificates (with respect to the Corresponding Component of the Class C Certificates) and Class D Certificates (with respect to the Corresponding Component of the Class D Certificates) for such Distribution Date and (2) for each other Class X-P Component, the greater of (x) the Pass-Through Rate for such Component and (y) the rate per annum corresponding to such Distribution Date as set forth in Schedule 5 attached hereto, and (B) for any Distribution Date occurring after the related Class X-P Component Crossover Date, the excess, if any, of (i) the Weighted Average Net Mortgage rate for such Distribution Date over the (ii) Pass-Through Rate of the Related Certificates. In no event will any Class X-C Strip Rate be less than zero.

            "Class X-P Certificate": A Certificate designated as "Class X-P" on the face thereof, in the form of Exhibit A-7 hereto.

            "Class X-P Component": Each of the Class A-1-2 Component, the Class A-1-3 Component, the Class A-1-4 Component, the Class A-2-1 Component, the Class A-2-2 Component, the Class A-2-3 Component, the Class A-2-4 Component, the Class A-2-5 Component, the Class A-2-6 Component, the Class A-M Component, the Class A-MFL Component, the Class A-4-1 Component, the Class A-4-2 Component, the Class A-4-3 Component, the Class A-4-4 Component, the Class A-4-5 Component, the Class A-4-6 Component, the Class A-AB Component, the Class A-1A-2 Component, the Class A-1A-3 Component, the Class A-1A-4 Component, the Class A-1A-5 Component, the Class A-1A-6 Component, the Class A-1A-7 Component, the Class A-1A-8 Component, the Class A-1A-9 Component, the Class A-1A-10 Component, the Class A-1A-11 Component, the Class A-1A-12 Component, the Class A-1A-13 Component, the Class A-1A-14 Component, the Class A-1A-15 Component, the Class A-J Component, the Class A-JFL Component, the Class B Component, the Class C Component, the Class D-1 Component, the Class D-2 Component, the Class E-1 Component, the Class E-2 Component, the Class E-3 Component, the Class F-1 Component, the Class F-2 Component, the Class G-1 Component, the Class G-2 Component, the Class G-3 Component, the Class H-1 Component, the Class H-2 Component, the Class J-1 Component, the Class J-2 Component, the Class K-1 Component, the Class K-2 Component, the Class L-1 Component, the Class L-2 Component, the Class M Component and the Class N Component.

            "Class X-P Component Crossover Date": With respect to each Class X-P Component, the related Crossover Date as set forth in the table below:


Class X-P Component                                              Component Crossover Date
----------------------------------------------------------       --------------------------------------
Components A-1-2 and A-1A-2                                      November 2007 Distribution Date
Components A-1-3 and A-1A-3                                      May 2008 Distribution Date
Components A-1-4, A-2-1 and A-1A-4                               November 2008 Distribution Date
Components A-2-2, A-1A-5, L-1, M and N                           May 2009 Distribution Date
Components A-2-3, A-1A-6, K-1 and L-2                            November 2009 Distribution Date
Components A-2-4, A-1A-7, J-1 and K-2                            May 2010 Distribution Date
Components A-2-5, A-1A-8, H-1 and J-2                            November 2010 Distribution Date
Components A-2-6, A-3-1, A-1A-9, G-1 and H-2                     May 2011 Distribution Date
Components A-3-2, A-4-1, A-1A-10, Class A-AB and G-2             November 2011 Distribution Date
Components A-4-2, A-1A-11, F-1 and G-3                           May 2012 Distribution Date
Components A-4-3, A-1A-12, E-1 and F-2                           November 2012 Distribution Date
Components A-4-4, A-1A-13, E-2                                   May 2013 Distribution Date
Components A-4-5, A-1A-14, D-1 and E-3                           November 2013 Distribution Date
Component A-4-6, A-1A-15, A-M, A-MFL, A-J, A-JFL,
B, C and D-2                                                     May 2014 Distribution Date

            "Class X-P Fixed Strip Rate": A per annum rate equal to (i) 0.061%, with respect to the Corresponding Component relating to the Class C Certificates and (ii) 0.022%, with respect to the Corresponding Component relating to the Class D Certificates.

            "Class X-P Notional Amount": With respect to any Distribution Date, the aggregate of the Notional Amounts of the Class X-P Components as of the close of business on the preceding Distribution Date, excluding those Class X-P Components for which the Class X-P Component Crossover Date has previously passed.

            "Class X-P Strip Rate": With respect to each of the Class X-P Components (A) for any Distribution Date occurring on or before the related Class X-P Component Crossover Date, (1) with respect to each of the Class C Component and the Class D Component, the applicable Class X-P Fixed Strip Rate and (2) with respect to each other Class X-P Component, the excess, if any, of
(x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule 5 attached hereto and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such the Related Certificates, and (B) for any Distribution Date occurring after the related Class X-P Component Crossover Date, 0%. In no event will any Class X-P Strip Rate be less than zero.

            "Clearstream":  Clearstream Banking, societe anonyme.

            "Closing Date":  May 8, 2007.

            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Directing Certificateholder.

            "CMSA Advance Recovery Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer and the Trustee.

            "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

            "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer.

            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer.

            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer.

            "CMSA Investor Reporting Package": Collectively:

            (a) the following six electronic files: (i) CMSA Loan Setup File,
      (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File;

            (b) the following ten supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Total Loan Report, (iii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iv) CMSA REO Status Report, (v) CMSA Comparative Financial Status Report, (vi) CMSA Servicer Watch List, (vii) CMSA NOI Adjustment Worksheet, (viii) the CMSA Loan Level Reserve-LOC Report, (ix) the CMSA Advance Recovery Report, (x) the CMSA Operating Statement Analysis Report; and

            (c) such other reports as the CMSA may designate in the future, which are reasonably acceptable to the Servicer or Special Servicer, as applicable.

            "CMSA Loan Level Reserve-LOC Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve-LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

            "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer and the Trustee.

            "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer and the Trustee.

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, is acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and contain the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Property File": The monthly report substantially in the form of, and containing the information called for, in the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer.

            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer.

            "CMSA Servicer Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer.

            "CMSA Special Servicer Loan File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer and the Special Servicer.

            "CMSA Supplemental Servicer Reports": The CMSA Delinquent Loan Status Report, the CMSA Historical Loan Modification and Corrected Mortgage Loan Report, the CMSA REO Status Report, the CMSA Servicer Watch List, the CMSA NOI Adjustment Worksheet, the CMSA Comparative Financial Status Report, the CMSA Loan Level Reserve-LOC Report and the CMSA Operating Statement Analysis Report.

            "CMSA Total Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Total Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Total Loan Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer.

            "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its data file and report forms.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

            "Co-Lender Agreement": Any of the Skyline Portfolio Co-Lender Agreement, the Pacific Shores Co-Lender Agreement, the Four Seasons Co-Lender Agreement, the Mall of America Co-Lender Agreement, the Americold Portfolio Co-Lender Agreement, the 666 Fifth Avenue Co-Lender Agreement, the Downtown Plaza Co-Lender Agreement, The Enclave Co-Lender Agreement, the Clarion LaGuardia Airport Hotel Co-Lender Agreement or the Prospect Plaza Co-Lender Agreement, as applicable.

            "Collateral Support Deficit":  As defined in Section 4.04.

            "COMM 2006-C8 Pooling Agreement": The Pooling and Servicing Agreement, dated as of December 1, 2006, among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, Inc., as master servicer, LNR Partners, Inc., as special servicer and LaSalle Bank National Association, as trustee, relating to the issuance of Deutsche Mortgage & Asset Receiving Corporation Commercial Mortgage Pass-Through Certificates, Series 2006-C8, as from time to time amended, supplemented, modified or replaced.

            "COMM 2006-C8 Servicer": Midland Loan Services, Inc., or its successor servicer appointed pursuant to the COMM 2006-C8 Pooling Agreement.

            "COMM 2006-C8 Special Servicer": LNR Partners, Inc. or its successor special servicer, appointed pursuant to the COMM 2006-C8 Pooling Agreement.

            "COMM 2006-C8 Trustee": LaSalle Bank National Association, as trustee under the COMM 2006-C8 Pooling Agreement.

            "Commission": The Securities and Exchange Commission.

            "Compensating Interest Payment": As defined in Section 3.19(a).

            "Component": Any of the Class A-1-1 Component, the Class A-1-2 Component, the Class A-1-3 Component, the Class A-1-4 Component, the Class A-2-1 Component, the Class A-2-2 Component, the Class A-2-3 Component, the Class A-2-4 Component, the Class A-2-5 Component, the Class A-2-6 Component, the Class A-M Component, the Class A-MFL Component, the Class A-4-1 Component, the Class A-4-2 Component, the Class A-4-3 Component, the Class A-4-4 Component, the Class A-4-5 Component, the Class A-4-6 Component, the Class A-AB Component, the Class A-1A-1 Component, the Class A-1A-2 Component, the Class A-1A-3 Component, the Class A-1A-4 Component, the Class A-1A-5 Component, the Class A-1A-6 Component, the Class A-1A-7 Component, the Class A-1A-8 Component, the Class A-1A-9 Component, the Class A-1A-10 Component, the Class A-1A-11 Component, the Class A-1A-12 Component, the Class A-1A-13 Component, the Class A-1A-14 Component, the Class A-1A-15 Component, the Class A-J Component, the Class A-JFL Component, the Class B Component, the Class C Component, the Class D-1 Component, the Class D-2 Component, the Class E-1 Component, the Class E-2 Component, the Class E-3 Component, the Class F-1 Component, the Class F-2 Component, the Class G-1 Component, the Class G-2 Component, the Class G-3 Component, the Class H-1 Component, the Class H-2 Component, the Class J-1 Component, the Class J-2 Component, the Class K-1 Component, the Class K-2 Component, the Class L-1 Component, the Class L-2 Component, the Class M Component, the Class N Component, the Class O Component, the Class P Component, the Class Q Component and the Class T Component."

            "Condemnation Proceeds": All proceeds paid in connection with the full or partial condemnation of a Mortgaged Property, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in accordance with the Servicing Standard (in the case of a Non-Serviced Mortgage Loan, to the extent of any portion of such amounts received by the Trustee or the Servicer pursuant to the related Co-Lender Agreement).

            "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates (other than the Class X Certificates) then outstanding that has a then aggregate Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class of Certificates. As of the Closing Date, the Controlling Class will be the Class P Certificates.

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such Holder (or Certificate Owner).

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its asset backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, with respect to certificate transfer and payment services, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: GE Commercial Mortgage Corporation, Series 2007-C1 Trust with respect to other trustee and securities administration services, or the principal trust office of any successor trustee qualified and appointed pursuant to Section 8.08

            "Corrected Mortgage Loan": Any Specially Serviced Mortgage Loan as to which (a) with respect to the circumstances described in clauses (i) and (ii) of the definition of Servicing Transfer Event, the related Mortgagor has brought the Specially Serviced Mortgage Loan current and thereafter made three consecutive full and timely Monthly Payments (for such purposes taking into account any modification or amendment of such Specially Serviced Mortgage Loan); provided that no additional default is foreseeable in the good faith judgment of the Special Servicer, (b) with respect to the circumstances described in clauses
(iii), (iv), (v), (vi) or (viii) of the definition of Servicing Transfer Event, such circumstances cease to exist in the good faith judgment of the Special Servicer and (c) with respect to the circumstances described in clause (vii) of the definition of Servicing Transfer Event, such default has been cured, provided, that, in each case no other Servicing Transfer Event is continuing with respect thereto.

            "Credit File": As defined in Section 2.01(d).

            "Cross-Collateralized Mortgage Loan": Any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan.

            "Cross-Collateralized Group": The Cross-Collateralized Mortgage Loans which are cross-collateralized and cross-defaulted with each other.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, either of the Mortgage Loan Sellers or an Affiliate of any of them. The Trustee shall be the initial Custodian.

            "Cut-off Date": With respect to each Mortgage Loan, the later of May 1, 2007 or the date of origination of such Mortgage Loan, or in the case of the Mortgage Loans identified as Loan Nos. 1 and 16 on the Mortgage Loan Schedule, May 5, 2007.

            "Cut-off Date Principal Balance": With respect to any Mortgage Loan or Serviced Companion Loan, the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan, as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received but without regard to any prepayments received on or prior to the Cut-off Date.

            "DBRS": Dominion Bond Rating Service, Inc., or any successor thereto.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan and as of any date of determination, and calculated without regard to any cross-collateralization feature of such Mortgage Loan, the ratio of (x) the Net Cash Flow (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property or Mortgaged Properties during the most recently ended period of not more than twelve (12) months or less than three (3) months for which financial statements (whether or not audited) have been received by or on behalf of a Mortgage Loan Seller (prior to the Closing Date), or the Servicer or the Special Servicer (following the Closing Date), to (y) the product of the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination, multiplied by the number of months represented in the financial statements. The Servicer may, in accordance with CMSA reporting standards, report Net Cash Flow with respect to each Mortgaged Property where one or more Mortgage Loans are secured by multiple Mortgaged Properties; provided, however, that for purposes of determining Debt Service Coverage Ratio compliance, calculations shall be made at the Mortgage Loan or Serviced Whole Loan level and, provided, further, that with respect to the Mortgage Loans indicated on Schedule 3, which pay interest only for a specified period of time set forth in the related loan documents and then pay principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the amortization schedule length indicated on Schedule 3).

            "Default Interest": With respect to any Mortgage Loan or Serviced Whole Loan which is in default pursuant to the terms of the related loan documents for any related Due Period, all interest accrued in respect of such Mortgage Loan or Serviced Whole Loan during such Due Period provided for in the related Mortgage Note or Mortgage as a result of the related default (exclusive of Late Payment Charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan or Serviced Whole Loan outstanding from time to time during such Due Period.

            "Defaulted Mortgage Loan": A Mortgage Loan that is delinquent at least sixty days in respect of its Monthly Payments or more than thirty days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defect": As defined in Section 2.02(e).

            "Deficient Valuation": With respect to any Mortgage Loan or Serviced Whole Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan or Serviced Whole Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificate": As defined in Section 5.01(a).

            "Denomination": As defined in Section 5.01(a).

            "Depositor": GE Commercial Mortgage Corporation, a Delaware corporation, or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules":  As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the earlier of (i) the 6th day of the month in which such Distribution Date occurs or, if such 6th day is not a Business Day, the immediately preceding Business Day, and (ii) the 4th Business Day prior to the related Distribution Date.

            "Directing Certificateholder": The Controlling Class Certificateholder or a designee selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt by the Trustee of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. LNR Securities Holdings, LLC, a Delaware limited liability company, shall be the initial Directing Certificateholder, without necessity of further notice or selection.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of the REO Property pursuant to Section 3.18), the use of such REO Property in a trade or business conducted by the Trust Fund or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit),
(ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Distribution Date, as to any Class of Regular Certificates (other than the Class A-MFL and Class A-JFL Certificates), and the Class A-MFL Regular Interest and the Class A-JFL Regular Interest, the Accrued Certificate Interest in respect of such Class of Regular Certificates, Class A-MFL Regular Interest or Class A-JFL Regular Interest for such Distribution Date, reduced (to not less than zero) by
(i) such Class's share of the Uncovered Prepayment Interest Shortfall for such Distribution Date and (ii) by any allocations to such Class of Certificates, or the Class A-MFL Regular Interest or Class A-JFL Regular Interest (other than in the case of the Class X Certificates) of any Certificate Deferred Interest for such Distribution Date.

            "Distribution Account": The segregated account created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Distribution Account," which account shall be deemed to consist of, collectively, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class A-MFL Floating Rate Account and the Class A-JFL Floating Rate Account. The Distribution Account shall at all times be an Eligible Account.

            "Distribution Date": The 10th day of any month or, if such 10th day is not a Business Day, the Business Day immediately following such 10th day, commencing in June 2007.

            "Downtown Plaza B Note": With respect to the Downtown Plaza Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Mortgaged Property identified as "Downtown Plaza" and designated as Promissory Note B, which is not included in the Trust, which is subordinated in right of payment to the Downtown Plaza Mortgage Loan as provided in the Downtown Plaza Co-Lender Agreement.

            "Downtown Plaza Co-Lender Agreement": With respect to the Downtown Plaza Whole Loan, the related intercreditor agreement by and between the holders of the Downtown Plaza Mortgage Loan and the Downtown Plaza B Note, relating to the relative rights of such holders of the respective Downtown Plaza Mortgage Loan and the Downtown Plaza B Note, as the same may be amended from time to time in accordance with the terms thereof.

            "Downtown Plaza Mortgage Loan": With respect to the Downtown Plaza Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Mortgaged Property identified as "Downtown Plaza" and designated as Promissory Note A, which is included in the Trust and which is senior in right of payment to the Downtown Plaza B Note as provided in the Downtown Plaza Co-Lender Agreement.

            "Downtown Plaza Whole Loan": Collectively, the Downtown Plaza Mortgage Loan and the Downtown Plaza B Note. References herein to the Downtown Plaza Whole Loan shall be construed to refer to the aggregate indebtedness under the Downtown Plaza Mortgage Loan and the Downtown Plaza B Note.

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

            "Due Period": With respect to any Distribution Date and any Mortgage Loan or Serviced Whole Loan, the period commencing on the day immediately succeeding the Due Date of a Mortgage Loan or a Serviced Whole Loan occurring in the month preceding the month in which such Distribution Date occurs and ending on and including the Due Date occurring in the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of the Due Period (or applicable grace period) is not a Business Day, any payments received with respect to the Mortgage Loan or Serviced Whole Loan relating to such Due Period on the Business Day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period.

            "EDGAR": The Commission's Electronic Data Gathering and Retrieval System.

            "Eligible Account": Either (a) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) (i) the long-term unsecured debt obligations of which are rated at least (A) "AA-" by S&P (or "A+" by S&P if such institution's short term rating is at least "A-1"), (B) "Aa3" by Moody's, if the deposits are to be held in the account more than 30 days, (C) to the extent that Moody's is rating a securitization transaction into which a Serviced Pari Passu Loan is deposited and such account relates to the related Serviced Whole Loan, "Aa3" by Moody's, or, if not rated by Moody's, at least "Aa3" or its equivalent by another nationally recognized statistical rating agency (which may include S&P, Fitch and Moody's) if the deposits are to be held in such account 30 days or more and (D) to the extent that DBRS is rating a securitization transaction into which a Serviced Pari Passu Loan is deposited and such account relates to the related Serviced Whole Loan, "AA (low)" by DBRS, or, if not rated by DBRS, at least "AA (low)" or its equivalent by another nationally recognized statistical rating agency (which may include S&P, Fitch and Moody's) if the deposits are to be held in such account 30 days or more, or (ii) the short-term unsecured debt obligations of which have a short-term rating of not less than (A) "A-1" from S&P, (B) to the extent that Moody's is rating a securitization transaction into which a Serviced Pari Passu Loan is deposited and such account relates to the related Serviced Whole Loan, "P-1" from Moody's, or, if not rated by Moody's, at least "P-1" or its equivalent by another nationally recognized statistical rating agency (which may include S&P, Fitch and Moody's) if the deposits are to be held in such account for less than 30 days and (C) to the extent that DBRS is rating a securitization transaction into which a Serviced Pari Passu Loan is deposited and such account relates to the related Serviced Whole Loan, "R-1 (middle)" from DBRS, or, if not rated by DBRS, at least "R-1 (middle)" or its equivalent by another nationally recognized statistical rating agency (which may include S&P, Fitch and Moody's) if the deposits are to be held in such account for less than 30 days, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates (and, in the case of an account that relates to a Serviced Whole Loan, to any class of related Serviced Companion Loan Securities) that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason thereof, (b) a segregated account or accounts maintained with Deutsche Bank (or any of its wholly owned affiliates) so long as the unsecured debt obligations of the holder of such account is rated at least (i) "A+" by S&P, with respect to its long term unsecured debt obligations and "A-1" with respect to its short term unsecured debt obligations, (ii) "A3" by Moody's (or, if not rated by Moody's, at least "AA-" or its equivalent by another nationally recognized statistical rating agency, which may include S&P, Fitch and Moody's), (iii) to the extent that Moody's is rating a securitization transaction into which a Serviced Pari Passu Loan is deposited and such account relates to the related Serviced Whole Loan, "A1" by Moody's or, if not rated by Moody's, at least "Aa3" or its equivalent by another nationally recognized statistical rating agency and (iv) to the extent that DBRS is rating a securitization transaction into which a Serviced Pari Passu Loan is deposited and such account relates to the related Serviced Whole Loan, "AA (low)" by DBRS or, if not rated by DBRS, at least "AA (low)" or its equivalent by another nationally recognized statistical rating agency, (c) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b), or (d) an account or accounts maintained with KeyBank National Association so long as (i) KeyBank's long term unsecured debt rating is at least "A1" from Moody's, "A" from S&P (and its short term unsecured debt rating is at least A-1 from S&P) and, to the extent that Fitch is rating a securitization transaction into which a Serviced Pari Passu Loan is deposited and such account relates to the related Serviced Whole Loan, "A" from Fitch, (in each case, if the deposits are to be held in the account for more than 30 days) or (ii) KeyBank's short term deposit or short term unsecured debt rating is at least "P-1" from Moody's, "A-1" from S&P and, to the extent that Fitch is rating a securitization transaction into which a Serviced Pari Passu Loan is deposited and such account relates to the related Serviced Whole Loan, "F-1" from Fitch (in each case, if the deposits are to be held in the account for 30 days or less). Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

            "Eligible Investor": Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (ii) an Institutional Accredited Investor, or (iii) in the case of the Regular Certificates (other than the ERISA Restricted Certificates (without giving effect to clause (b)(ii) of such definition)), in the case of ownership or transfer of an interest in any Regulation S Book-Entry Certificate, a Person acquiring such interest pursuant to Regulation S in accordance with all applicable procedures herein.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of the American Society for Testing and Materials in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a non-multifamily property, and including investigation of lead based paint, radon and asbestos.

            "Environmental Insurance Policy": With respect to any Mortgage Loan or Serviced Whole Loan, the insurance policy covering Insured Environmental Events that is maintained from time to time in respect of such Mortgage Loan or Serviced Whole Loan or the related Mortgaged Property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Prohibited Holder": As defined in Section 5.02(d)(i)(A).

            "ERISA Restricted Certificate": Any Class L, Class M, Class N, Class O, Class P, Class Q or Class T Certificate; provided, that any such Certificate
(a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit transfer of such Certificate to a Plan (in the case of clause (ii), as evidenced by an Opinion of Counsel).

            "Escrow Payment": Any payment received by the Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground lease rents and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Euroclear": The Euroclear System and its successors.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Liquidation Proceeds": With respect to any Mortgage Loan (and in the case of a Non-Serviced Mortgage Loan, to the extent received in accordance with the related Co-Lender Agreement or Non-Serviced Mortgage Loan Pooling Agreement) or Serviced Whole Loan, the excess of (i) Liquidation Proceeds of that Mortgage Loan or Serviced Whole Loan or related REO Property net of any related Liquidation Expenses, Advances and interest on Advances over
(ii) the amount that would have been received if payment in full had been made with respect to such Mortgage Loan or Serviced Whole Loan on the Due Date immediately following the date on which such proceeds were received. For the avoidance of doubt, Excess Liquidation Proceeds allocable to any Serviced Companion Loan shall not be assets of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC.

            "Excess Liquidation Proceeds Reserve Account": The account, accounts or sub-account created and maintained by the Trustee, which may be a sub-account of the Distribution Account, pursuant to Section 3.04(c) in trust for the Certificateholders and for the holders of any related Serviced Companion Loans, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, for the benefit of Holders of GE Commercial Mortgage Corporation, Mortgage Pass-Through Certificates, Series 2007-C1, Excess Liquidation Proceeds Reserve Account." Any such account shall at all times be an Eligible Account or a sub-account of an Eligible Account. The Excess Liquidation Proceeds Reserve Account shall be an asset of the Lower-Tier REMIC.

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

            "Fannie Mae": Fannie Mae or any successor thereto.

            "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

            "FEMA": Federal Emergency Management Agency or any successor thereto.

            "Final Recovery Determination": A good faith reasonable determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by a Mortgage Loan Seller pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, by the Directing Certificateholder or the Special Servicer pursuant to Section 3.18(c), or by the Special Servicer or the Servicer pursuant to Section 9.01 or, in the case of a Serviced Whole Loan, a holder of any related Serviced Companion Loan or its designee pursuant to the related Co-Lender Agreement) that there has been a recovery of all Insurance Proceeds and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that will ultimately be recoverable.

            "Fitch": Fitch, Inc. and its successors in interest.

            "Floating Rate Account": Either of the Class A-MFL Floating Rate Account Trust or the Class A-JFL Floating Rate Account, as applicable.

            "Form 8-K" shall mean Exchange Act Form 8-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing current reports under Section 13 or 15(d) of the Exchange Act, filed pursuant to Rule 13a-11 or Rule 15d-11, and for reports of nonpublic information required to be disclosed by Regulation FD (17 C.F.R. 243.100 and 243.101). For purposes of this Agreement, "Form 8-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

            "Form 8-K Disclosure Information": As defined in Section 11.09.

            "Form 10-D" shall mean Exchange Act Form 10-D, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing distribution reports under Section 13 or 15(d) of the Exchange Act, filed pursuant to Rule 13a-17 or Rule 15d-17. For purposes of this Agreement, "Form 10-D" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

            "Form 10-K": Exchange Act Form 10-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing annual reports pursuant to Section 13 or 15(d) of the Exchange Act for which no other form is prescribed, as well as for filing transition reports pursuant to Section 13 or 15(d) of the Exchange Act. For purposes of this Agreement, "Form 10-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

            "Four Seasons A Notes": Collectively, the two pari passu notes that make up the Four Seasons Whole Loan.

            "Four Seasons Co-Lender Agreement": That certain intercreditor and servicing agreement, dated as of March 1, 2007, by and among the holders of the Four Seasons Mortgage Loan and the Four Seasons Pari Passu Loan, in each case, relating to the relative rights of such holders, as the same may be further amended, modified or supplemented from time to time.

            "Four Seasons Mortgage Loan": With respect to the Four Seasons Whole Loan, the promissory note made by the related Mortgagor and secured by the Mortgage on the Four Seasons Mortgaged Property in the original principal amount of $175,000,000, which is included in the Trust and which is pari passu in right of payment to the other Four Seasons A Note, as provided in the Four Seasons Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "Four Seasons Mortgaged Property": The property or properties which secure the Four Seasons Whole Loan.

            "Four Seasons Pari Passu Loan": For so long as the Four Seasons Mortgage Loan or a successor REO Loan with respect to the Four Seasons Mortgage Loan is part of the Mortgage Pool, the Four Seasons A Notes. The Four Seasons Pari Passu Loan is not included in the Trust.

            "Four Seasons Whole Loan": The Four Seasons Mortgage Loan, together with the Four Seasons Pari Passu Loan. References herein to the Four Seasons Whole Loan shall be construed to refer to the aggregate indebtedness under the Four Seasons Mortgage Loan and the Four Seasons Pari Passu Loan.

            "Freddie Mac": Freddie Mac or any successor thereto.

            "GACC": German American Capital Corporation.

            "GACC Mortgage Loan": Any Mortgage Loan sold to the Depositor by
GACC.

            "GECC": General Electric Capital Corporation.

            "GECC Mortgage Loan": Any Mortgage Loan sold to the Depositor by
GECC.

            "Grantor Trust": Either of the Class A-MFL Grantor Trust or the Class A-JFL Grantor Trust, as applicable, the assets of which are the related Grantor Trust Assets.

            "Grantor Trust Assets": The two segregated pools of assets consisting of the Class A-MFL Grantor Trust and the Class A-JFL Grantor Trust.

            "Grantor Trust Provisions": Sections 671-679 of the Code and Treasury Regulations Section 301.7701-4(c).

            "Ground Lease": In the case of any Mortgage Loan for which the related Mortgagor has a leasehold interest in the related Mortgaged Property, the lease agreement creating such leasehold interest.

            "Group 1 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

            "Group 2 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, (including any applicable laws of the Commonwealth of Puerto Rico) and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the holder of any Serviced Companion Loan and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the holder of any Serviced Companion Loan or any Affiliate thereof and (iii) is not connected with the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the holder of any Serviced Companion Loan or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the holder of any Serviced Companion Loan or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the holder of any Serviced Companion Loan or any Affiliate thereof, as the case may be, provided, further, that such ownership constitutes less than 1% of the total assets owned by such Person.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Lower-Tier REMIC within the meaning of Section 856(d)(3) of the Code if the Lower-Tier REMIC were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer, the holder of any Serviced Companion Loan or the Trust, delivered to the Trustee and the Servicer), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Lower-Tier REMIC is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that the Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Trustee (and, if any Serviced Whole Loan is affected, to the holders of any related Serviced Companion Loan) to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) upon receipt by the Trustee and the Servicer (and, if any Serviced Whole Loan is affected, by the holders of any related Serviced Companion Loan) of an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer, the Trust Fund or the holder of any Serviced Companion Loan, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Certification Date": As defined in Section 2.02(b).

            "Initial Purchasers": Banc of America Securities LLC and Deutsche Bank Securities Inc.

            "Institutional Accredited Investor": As defined in Section 5.02(b).

            "Insurance Policy": With respect to any Mortgage Loan or Serviced Whole Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or Serviced Whole Loan or the related Mortgaged Property.

            "Insurance Proceeds": All proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in accordance with the Servicing Standard (or, with respect to a Non-Serviced Mortgage Loan, to the extent received pursuant to the related Co-Lender Agreement).

            "Insured Environmental Event":  As defined in Section 3.07(f).

            "Interest Accrual Period": With respect to any Class of Regular Certificates (other than the Class A-MFL or Class A-JFL Certificates), the Class A-MFL Regular Interest and Class A-JFL Regular Interest or Uncertificated Lower-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, calculated assuming that each month has 30 days and each year has 360 days. With respect to the Class A-MFL and Class A-JFL Certificates, interest shall be calculated on an Actual/360 Basis and, for any Distribution Date, shall be deemed to accrue during the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date to June 9, 2007) to but excluding the related Distribution Date; provided, however, that if a Class A-MFL Distribution Conversion has occurred, the Interest Accrual Period with respect to the Class A-MFL Certificates shall be the same as the Interest Accrual Period for the Class A-MFL Regular Interest and if a Class A-JFL Distribution Conversion has occurred, the Interest Accrual Period with respect to the Class A-JFL Certificates shall be the same as the Interest Accrual Period for the Class A-JFL Regular Interest.

            "Interest Distribution Amount": With respect to any Class of Regular Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL Regular Interest and Class A-JFL Regular Interest or the Uncertificated Lower-Tier Interests for any Distribution Date, an amount equal to the sum of the Distributable Certificate Interest and the Class Unpaid Interest Shortfall with respect to such Class of Regular Certificates, Class A-MFL Regular Interest, Class A-JFL Regular Interest or Uncertificated Lower-Tier Interests for such Distribution Date and any Accrued Interest From Recoveries for such Class, to the extent not previously paid for all prior Distribution Dates.

            "Interest Reserve Account": The trust account created and maintained by the Trustee pursuant to Section 3.25 in the name of "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Interest Reserve Account" or maintained as a sub-account of the Distribution Account into which the amounts set forth in Section 3.25 shall be deposited directly and which must at all times be an Eligible Account or a sub-account of an Eligible Account. The Interest Reserve Account shall be an asset of the Lower-Tier REMIC.

            "Interest Reserve Loans": The Actual/360 Mortgage Loans.

            "Interested Person": The Depositor, the Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Representation Letter": As defined in Section 5.02(b).

            "JPMCC 2007-CIBC18 Pooling Agreement": The Pooling and Servicing Agreement, dated as of March 7, 2007, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Capmark Finance Inc., as a master servicer, Midland Loan Services, Inc., as a primary servicer, LNR Partners, Inc. as a special servicer, ARCap Servicing, Inc., as a special servicer, and Wells Fargo Bank, N.A., as trustee and paying agent, relating to the issuance of the JPMCC Mortgage Pass-Through Certificates, Series 2007-CIBC18, as from time to time amended, supplemented, modified or replaced.

            "JPMCC 2007-CIBC18 Servicer": Capmark Finance Inc., or its successor servicer appointed as a master servicer pursuant to the JPMCC 2007-CIBC18 Pooling Agreement or Midland Loan Services, Inc., or its successor primary servicer appointed as a primary servicer pursuant to the JPMCC 2007-CIBC18 Pooling Agreement, as the context requires.

            "JPMCC 2007-CIBC18 Special Servicer": For purposes of this Agreement, and with respect to the Americold Portfolio Mortgage Loan, LNR Partners, Inc., or its successor special servicer, appointed pursuant to the JPMCC 2007-CIBC18 Pooling Agreement.

            "JPMCC 2007-CIBC18 Trustee": Wells Fargo Bank, N.A., as trustee under the JPMCC 2007-CIBC18 Pooling Agreement.

            "Late Collections": With respect to any Mortgage Loan or Serviced Whole Loan, all amounts received thereon on or prior to the related Determination Date (or the related grace period), whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan or Serviced Whole Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Due Period and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property on or prior to the related Determination Date (including any grace period), whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan or Serviced Whole Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan or Serviced Whole Loan by reason of default) on a Due Date in a previous Due Period and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

            "Late Payment Charges": With respect to any Mortgage Loan or Serviced Whole Loan, amounts due to the Servicer (which accrued on non-Specially Serviced Mortgage Loans) or the Special Servicer (which accrued on Specially Serviced Mortgage Loans), which represent charges for late payments paid by a Mortgagor pursuant to the loan documents.

            "LIBOR": With respect to the Class A-MFL and Class A-JFL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the Trustee to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will request the principal London office of any four major reference banks in the London interbank market selected by the Trustee to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will determine LIBOR for each Interest Accrual Period and the determination of LIBOR by Trustee will be binding absent manifest error.

            "LIBOR Determination Date": (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period.

            "LIBOR Business Day": Any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England and New York, New York.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan (or related REO Loan) is repurchased by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Directing Certificateholder or the Special Servicer pursuant to Section 3.18(c); (v) such Mortgage Loan is purchased by the Special Servicer or the Servicer pursuant to Section 9.01(b) or acquired by the Sole Certificateholder in exchange for its Certificates pursuant to Section 9.01(d); (vi) such Mortgage Loan is purchased by the related mezzanine lender pursuant to the related intercreditor agreement; (vii) in the case of a Whole Loan, such Mortgage Loan is purchased by a holder of a B Note or its designee pursuant to the related Co-Lender Agreement; or (viii) in the case of a Non-Serviced Whole Loan, such Mortgage Loan is purchased pursuant to the related Non-Serviced Mortgage Loan Pooling Agreement. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property or (ii) such REO Property is purchased by the Servicer or the Special Servicer pursuant to
Section 9.01.

            "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": A fee payable to the Special Servicer with respect to (a) each Specially Serviced Mortgage Loan or REO Disposition as to which the Special Servicer receives a full or discounted payoff with respect thereto from the related Mortgagor or any Liquidation Proceeds with respect thereto (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the net Liquidation Proceeds (net of the related Liquidation Expenses) related to such liquidated Specially Serviced Mortgage Loan or REO Disposition, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to clauses (iii),
(iv) (except to the extent set forth in clause (b) below), (v), (vi) (unless (A) such Liquidation Fee is not specifically prohibited under the related mezzanine intercreditor agreement (provided that any future permitted mezzanine debt will require the payment of a Liquidation Fee, to the extent not prohibited by the related Mortgage Loan documents if the Mortgage Loan is not purchased within 60 days of the date on which the related purchase option becomes exercisable) and
(B) the related Mortgage Loan is purchased by the related mezzanine lender more than 60 days after the date the related purchase option becomes exercisable; provided, however, that such Liquidation Fee shall in all circumstances be payable by the related mezzanine lender and shall not, under any circumstance, by payable out of the Trust), (vii) (unless the related Mortgage Loan is purchased by the holder of the related B Note more than 60 days after the date the related purchase option becomes exercisable; provided, however, that such Liquidation Fee described in clause (vii) shall in all circumstances be payable by the holder of the related Serviced B Note and shall not, under any circumstances, be payable out of the Trust) or (viii) of the definition of Liquidation Proceeds and (b) each Mortgage Loan repurchased by the Mortgage Loan Seller after the expiration of the applicable time period provided for in the first sentence of Section 2.03(b). In addition, no Liquidation Fee shall be payable hereunder with respect to any Serviced Companion Loan that is the subject of an Other Securitization, or a purchase or repurchase of such Serviced Companion Loan under the related Serviced Companion Loan Securitization Agreement (for the avoidance of doubt, a Liquidation Fee payable under this Agreement, in accordance herewith, may be payable on the entire related Serviced Whole Loan).

            "Liquidation Fee Rate": A rate equal to 1.0%.

            "Liquidation Proceeds": Cash amounts (other than Insurance Proceeds and Condemnation Proceeds and REO Revenues) received by or paid to the Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Defaulted Mortgage Loan by the Directing Certificateholder or the Special Servicer, as applicable, pursuant to Section 3.18(c); (iv) the repurchase of a Mortgage Loan (or related REO Loan) by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (v) the purchase of a Mortgage Loan or REO Property by the Special Servicer or the Servicer pursuant to Section 9.01; (vi) the purchase of a mortgage loan by the related mezzanine lender pursuant to the related intercreditor agreement; (vii) in the case of a Whole Loan, the purchase of the related Mortgage Loan by a holder of a related B Note or its designee, as applicable, pursuant to the related Co-Lender Agreement; or (viii) in the case of a Non-Serviced Whole Loan, the purchase of the related Mortgage Loan pursuant to the related Non-Serviced Mortgage Loan Pooling Agreement. With respect to a Non-Serviced Mortgage Loan, Liquidation Proceeds shall also include any proceeds allocable to such Non-Serviced Mortgage Loan denoted as "Liquidation Proceeds" under the related Non-Serviced Mortgage Loan Pooling Agreement.

            "LNR": LNR Partners, Inc., a Florida corporation, or its successors in interest.

            "LNR Cure Period": The period commencing on the date when the LNR 10-K Notice is delivered to LNR Partners, Inc. and ending at 5:00 p.m. (New York time) on March 15th.

            "LNR 10-K Notice": The notice to be delivered to LNR by the Trustee pursuant to Section 11.16(e) hereof.

            "Loan Group": Either Loan Group 1 or Loan Group 2. Each of the Mortgage Loans will belong to either Loan Group 1 or Loan Group 2.

            "Loan Group 1": Collectively, all of the Mortgage Loans that are Group 1 Mortgage Loans and any successor REO Loans with respect thereto.

            "Loan Group 1 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Loan Group 1 Principal Shortfall for such Distribution Date, (b) that portion, if any, of the Scheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 1 and (c) that portion, if any, of the Unscheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 1; provided, that the Loan Group 1 Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Group 1 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 1 Principal Distribution Amount for such Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Group 1 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 1 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Group 2 Mortgage Loans as provided for in clauses (i) and (ii) of the definition of "Loan Group 2 Principal Distribution Amount" had the Loan Group 2 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Loan Group 2 Principal Distribution Amount (prior to giving effect to clauses (i),
(ii) and (iii) of the definition of "Loan Group 2 Principal Distribution Amount") for that Distribution Date (provided, further, that, with respect to the amounts identified in clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Group 1 Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Loan Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Loan Group 1 Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the lesser of
(i) the Loan Group 1 Principal Distribution Amount for the prior Distribution Date and (ii) the Certificate Balance of the Class A Certificates (other than the Class A-1A Certificates), exceeds (b) the aggregate amount distributed in respect of principal on the Class A Certificates (other than the Class A-1A Certificates) on the preceding Distribution Date. The Loan Group 1 Principal Shortfall for the initial Distribution Date will be zero.

            "Loan Group 2": Collectively, all of the Mortgage Loans that are Group 2 Mortgage Loans and any successor REO Loans with respect thereto.

            "Loan Group 2 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Loan Group 2 Principal Shortfall for such Distribution Date, (b) that portion, if any, of the Scheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 2 and (c) that portion, if any, of the Unscheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 2; provided, that the Loan Group 2 Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Group 2 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 2 Principal Distribution Amount for such Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Group 2 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 2 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that would have been paid or reimbursed from principal collections on the Group 1 Mortgage Loans as provided for in clauses (i) and (ii) of the definition of "Loan Group 1 Principal Distribution Amount" had the Loan Group 1 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Loan Group 1 Principal Distribution Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of "Loan Group 1 Principal Distribution Amount") for that Distribution Date (provided, further, that, with respect to the amounts identified in clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Group 2 Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Loan Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Loan Group 2 Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the lesser of
(i) the Loan Group 2 Principal Distribution Amount for the prior Distribution Date and (ii) the Certificate Balance of the Class A-1A Certificates, exceeds
(b) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. The Loan Group 2 Principal Shortfall for the initial Distribution Date will be zero.

            "Loan Seller Sub-Servicer": A Servicing Function Participant or Sub-Servicer required to be retained by the Servicer or the Special Servicer by a Mortgage Loan Seller, as listed on Schedule 13 hereto.

            "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan at the time of determination, and the denominator of which is the Original Value of the related Mortgaged Property.

            "Lower-Tier Distribution Account": The sub-account deemed to be a part of the Distribution Account and maintained by the Trustee pursuant to
Section 3.04(b).

            "Lower-Tier Distribution Amount": As defined in Section 4.01(b).

            "Lower-Tier Principal Amount": The principal amount of any Uncertificated Lower-Tier Interest outstanding as of any date of determination. With respect to any Class of Uncertificated Lower-Tier Interests, (a) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, as permanently reduced by all distributions of principal deemed to have been made in respect of such Class of Uncertificated Lower-Tier Interests on such Distribution Date pursuant to Section 4.01(b), any Collateral Support Deficit allocated thereto pursuant to Section 4.04, and as adjusted for any Certificate Deferred Interest pursuant to Section 4.06 (but not less than zero).

            "Lower-Tier REMIC": One of two separate REMICs comprising the Trust Fund, the assets of which consist of the Mortgage Loans, any related REO Property (to the extent of the Trust Fund's interest therein) or beneficial interest in a Mortgaged Property acquired under a Non-Serviced Mortgage Loan Pooling Agreement with respect thereto, such amounts with respect thereto as shall from time to time be held in the Certificate Account, the REO Accounts (to the extent of the Trust Fund's interest therein), if any, the Excess Liquidation Proceeds Reserve Account, if any (to the extent of the Trust Fund's interest therein) the Interest Reserve Account and the Lower-Tier Distribution Account, and all other property included in the Trust Fund that is not in the Upper-Tier REMIC or the Grantor Trusts.

            "MAI": Member of the Appraisal Institute.

            "Mall of America A Notes": Collectively, the five pari passu notes that make up the Mall of America Whole Loan.

            "Mall of America Co-Lender Agreement": That certain intercreditor agreement, dated as of December 7, 2006, by and among the holders of the Mall of America Mortgage Loan and the Mall of America Pari Passu Loans, in each case, relating to the relative rights of such holders, as the same may be further amended, modified or supplemented from time to time.

            "Mall of America Mortgage Loan": With respect to the Mall of America Whole Loan, the two promissory notes made by the related Mortgagor and secured by the Mortgage on the Mall of America Mortgaged Property in the original principal amount of $104,000,000, which are included in the Trust and which are pari passu in right of payment to the other Mall of America A Notes as provided in the Mall of America Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "Mall of America Mortgaged Property": The property or properties which secure the Mall of America Whole Loan.

            "Mall of America Pari Passu Loan": For so long as the Mall of America Mortgage Loan or a successor REO Loan with respect to the Mall of America Mortgage Loan is part of the Mortgage Pool, the other Mall of America A Notes. The Mall of America Pari Passu Loans are not included in the Trust.

            "Mall of America Whole Loan": The Mall of America Mortgage Loan, together with the Mall of America Pari Passu Loans. References herein to the Mall of America Whole Loan shall be construed to refer to the aggregate indebtedness under the Mall of America Mortgage Loan and the Mall of America Pari Passu Loans.

            "Material Breach": As defined in Section 2.03(b).

            "Maturity Date": With respect to any Mortgage Loan or Serviced Whole Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder or (ii) any grace period permitted by the related Mortgage Note.

            "MERS": Mortgage Electronic Registration Systems, Inc.

            "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan, including any Balloon Payment, which is payable by a Mortgagor from time to time under the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy, insolvency or similar proceeding or by reason of any modification or waiver pursuant to Section 3.20) and applicable law, without regard to any acceleration of principal of such Mortgage Loan by reason of default thereunder.

            "Moody's": Moody's Investors Service, Inc., and its successors in interest.

            "Mortgage": With respect to any Mortgage Loan, Serviced Companion Loan, or Non-Serviced Pari Passu Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the fee or leasehold interest in the related Mortgaged Property and, with respect to certain Mortgage Loan, Serviced Companion Loan or Non-Serviced Pari Passu Loan and certain relevant terms which are not specified in the mortgage or deed of trust, the loan agreement for such Mortgage Loan, Serviced Companion Loan or Non-Serviced Pari Passu Loan.

            "Mortgage Deferred Interest": With respect to any Mortgage Loan as of any Due Date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such Due Date.

            "Mortgage File": With respect to any Mortgage Loan or Serviced Whole Loan, the following documents collectively (which in the case of a Serviced Whole Loan, except for the Mortgage Note referred to in clause (i) of this definition, relate to the entire Serviced Whole Loan):

                  (i) (A) the original Mortgage Note, or a lost note affidavit with a customary indemnification provision with a copy of the Mortgage Note bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller (or the most recent endorsee), and further endorsed (at the direction of the Depositor given pursuant to the applicable Mortgage Loan Purchase Agreement), on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as Trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, without recourse, representation or warranty, express or implied" and (B) in the case of each Serviced Companion Loan, a copy of the executed Mortgage Note for such Serviced Pari Passu Loan or Serviced Companion Loan; provided, that with respect to the Premier Self Storage - Toa Baja Mortgage Loan, to create the security interest, the closing counsel for such Mortgage Loan will notarize and retain copies of the constitution of mortgage, the security agreement, the mortgage pledge and the Mortgage Note;

                  (ii) an original or copy of the Mortgage and originals or
            copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the applicable Mortgage Loan Seller (or the most recent assignee of record), in each case with evidence of recording indicated thereon;

                  (iii) an original assignment of the Mortgage, in recordable form, executed by the Mortgage Loan Seller (or the most recent assignee of record) in blank or to "Wells Fargo Bank, N.A., as Trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1"; provided, if the related Mortgage has been recorded in the name of MERS or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown as) the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

                  (iv) an original or copy of any related Assignment of Leases
            (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the applicable Mortgage Loan Seller, in each case with evidence of recording thereon;

                  (v) an original assignment of any related Assignment of Leases
            (if such item is a document separate from the Mortgage), in recordable form, executed by the applicable Mortgage Loan Seller (or the most recent assignee of record) in blank or to "Wells Fargo Bank, N.A., as Trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1"; provided, if the related assignment of Assignment of Leases has been recorded in the name of MERS or its designee, no assignment of Assignment of Leases in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown as) the owner of the related assignment of Assignment of Leases on the records of MERS for purposes of the system of recording transfers of beneficial ownership of assignments of assignment of leases maintained by MERS;

                  (vi) an original or copy of any related Security Agreement and/or loan agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the applicable Mortgage Loan Seller, in each case with evidence of recording thereon (if recording is necessary to protect the rights of the secured party); provided, if the related Security Agreement has been recorded in the name of MERS or its designee, no assignment of Security Agreement in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown as) the owner of the related assignment of Security Agreement on the records of MERS for purposes of the system of recording transfers of beneficial ownership of security agreements maintained by MERS;

                  (vii) an original assignment of any related Security Agreement and/or loan agreement (if such item is a document separate from the Mortgage), in recordable form (if recording is necessary to protect the rights of the secured party), executed by the applicable Mortgage Loan Seller (or the most recent assignee of record) in blank or to "Wells Fargo Bank, N.A., as Trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1"; provided, if the related Security Agreement has been recorded in the name of MERS or its designee, no assignment of Security Agreement in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown as) the owner of the related assignment of Security Agreement on the records of MERS for purposes of the system of recording transfers of beneficial ownership of security agreements maintained by MERS;

                  (viii) originals (with respect to the Mortgage Note) or copies of all consolidation, assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan or Serviced Whole Loan has been assumed;

                  (ix) the original lender's title insurance policy or a
            duplicate original certified by the applicable title company or a copy thereof in connection with the Mortgage Loan or Serviced Whole Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy of a marked-up written commitment, interim binder or the pro forma title insurance policy marked as binding and countersigned by the issuer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter;

                  (x) the original or to the extent the Servicer has the
            original a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan or Serviced Whole Loan and any intervening assignments;

                  (xi) all UCC Financing Statements (other than UCC-3
            assignments to the Trustee) and continuation statements or copies thereof, as filed, or in form that is complete and suitable for filing or recording, as appropriate, or other evidence of filing acceptable to the Trustee sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan or Serviced Whole Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property, and to transfer such security interest to the Trustee, or alternatively, a UCC acknowledgement form, UCC search from a reputable search firm, printout from UCC 11, or printouts from on-line confirmations; provided, if the related UCC Financing Statement has been recorded in the name of MERS or its designee, no UCC Financing Statement in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown as) the owner of the related UCC Financing Statement on the records of MERS for purposes of the system of recording transfers of beneficial ownership of UCC financing statements maintained by MERS; provided, further, that with respect to the Premier Self Storage - Toa Baja Mortgage Loan, to create the security interest, the closing counsel for such Mortgage Loan will notarize and retain copies of the constitution of mortgage, the security agreement, the mortgage pledge and the Mortgage Note;

                  (xii) all UCC Financing Statements (including financing
            statements in lieu of continuation statements and UCC-3 financing statements) in favor of the Trustee in form that is complete and suitable for filing or recording, as appropriate, acceptable to the Trustee sufficient to assign the security interest held by the originator of the Mortgage Loan or Serviced Whole Loan or its assignee, or alternatively if the UCC Financing Statements in favor of the Trustee have been filed or recorded, a UCC acknowledgement form, UCC search from a reputable search firm, printout from UCC 11, or printouts from on-line confirmations;

                  (xiii) the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

                  (xiv) with respect to the Mortgage Loans with Additional Debt listed on Schedule 2 hereto, an original or copy of the subordination agreement (if any), pursuant to which such Additional Debt will be fully subordinated to such Mortgage Loan and copies of the Additional Debt documents, if available;

                  (xv) with respect to any Mortgaged Property, the original
            Environmental Insurance Policy, if applicable, or a duplicate original or a copy thereof;

                  (xvi) with respect to any Mortgage Loan or Serviced Whole Loan secured by a ground lease, an original or copy of the related ground lease and an original or a copy of the related ground lease estoppel;

                  (xvii) Reserved;

                  (xviii) an original or copy of any escrow agreement and/or lock box agreement or cash management agreement;

                  (xix) the original (or copy, if the original is held by the
            Servicer pursuant to Section 2.01(b)) of any letter of credit for the benefit of the lender securing such Mortgage Loan, if any;

                  (xx) in the case of any Whole Loan, a copy of the related
            Co-Lender Agreement;

                  (xxi) with respect to the Non-Serviced Mortgage Loans, a copy of the related Non-Serviced Mortgage Loan Pooling Agreement;

                  (xxii) Reserved;

                  (xxiii) an original or copy of the environmental indemnity from the related Mortgagor;

                  (xxiv) an original of the related guaranty of payment under such Mortgage Loan, if any; and

                  (xxv) with respect to hospitality properties, a signed copy of the franchise agreement (if any), franchisor comfort letter (if any) and transfer documents for such comfort letter;

provided, however, that whenever the term "Mortgage File" is used to refer to documents held by the Trustee, or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the Trustee or a Custodian appointed thereby; provided, further, however, that on the Closing Date, with respect to item (iii), the related Mortgage Loan Seller has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has retained the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee.

            Notwithstanding the foregoing, with respect to the Skyline Portfolio Mortgage Loan, the Pacific Shores Mortgage Loan, the Four Seasons Mortgage Loan, the Mall of America Mortgage Loan and the Americold Portfolio Mortgage Loan, the "Mortgage File" will consist of the original note (or lost note affidavit, if applicable) and endorsement and assignments specified in clause (i) above, and a copy of each additional document in the Mortgage File held by the BACM 2007-1 Trustee (with respect to the Skyline Portfolio Mortgage Loan and the Pacific Shores Mortgage Loan), the CD 2007-CD4 Trustee (with respect to the Four Seasons Mortgage Loan), the COMM 2006-C8 Trustee (with respect to the Mall of America Mortgage Loan and the JPMCC 2007-CIBC18 Trustee (with respect to the Americold Portfolio Mortgage Loan). However, if the custodian on any of the aforementioned transactions is the Custodian in this transaction, copies do not need to be made of the Mortgage Files for that particular transaction.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other documents contained in the related Mortgage File and any related agreements.

            "Mortgage Loan Checklist": The table of contents provided by each Mortgage Loan Seller with each closing binder delivered to the Trustee pursuant to Section 2.02.

            "Mortgage Loan Purchase Agreement": Each of the agreements between the Depositor and each Mortgage Loan Seller, relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Mortgage Loan:

                  (i) the loan i.d. number (as specified in Annex A to the
            Prospectus);

                  (ii) the Sponsor's name (as specified in Annex A to the
            Prospectus);

                  (iii) the street address (including city, state and zip code)
            and name of the related Mortgaged Property;

                  (iv) the Mortgage Rate in effect at origination;

                  (v) the Net Mortgage Rate in effect at the Cut-off Date;

                  (vi) the original principal balance;

                  (vii) the Cut-off Date Principal Balance;

                  (viii) the (a) original term to stated maturity, (b) remaining term to stated maturity and (c) Maturity Date;

                  (ix) the original and remaining amortization terms;

                  (x) the amount of the Monthly Payment due on the first Due
            Date following the Cut-off Date;

                  (xi) the applicable Administrative Fee Rate;

                  (xii) the applicable Servicing Fee Rate;

                  (xiii) whether the Mortgage Loan is an Actual/360 Mortgage
            Loan;

                  (xiv) [Reserved];

                  (xv) [Reserved];

                  (xvi) whether such Mortgage Loan is secured by the related
            Mortgagor's interest in a ground lease;

                  (xvii) identifying any Mortgage Loans with which such Mortgage
            Loan is cross-defaulted or cross-collateralized;

                  (xviii) the originator of such Mortgage Loan;

                  (xix) whether such Mortgage Loan's Principal Balance is
            secured by a letter of credit (excluding any letter of credit provided in lieu of cash reserves);

                  (xx) whether such Mortgage Loan secures a hospitality
            property; and

                  (xxi) the applicable Loan Group to which such Mortgage Loan belongs.

            Such Mortgage Loan Schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Each of: (1) General Electric Capital Corporation, a Delaware corporation or its respective successors in interest,
(2) Bank of America, National Association, a national banking association, or its respective successors in interest, (3) German American Capital Corporation, a Maryland corporation, or its respective successors in interest and (4) Barclays Capital Real Estate Inc., a Delaware corporation or its respective successors in interest.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, Serviced Pari Passu Loan or Serviced Companion Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Pool": All of the Mortgage Loans and any successor REO Loans, collectively. The Mortgage Pool does not include the Skyline Portfolio Pari Passu Loans, the Pacific Shores Pari Passu Loans, the Four Seasons Pari Passu Loan, the Mall of America Pari Passu Loans, the Americold Portfolio Pari Passu Loans, the 666 Fifth Avenue Pari Passu Loans, the Downtown Plaza B Note, The Enclave B Note, the Clarion LaGuardia Airport Hotel B Note or the Prospect Plaza B Note or any REO Loan related to any of such Pari Passu Loans or B Notes.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan or Serviced Companion Loan (or successor REO Loan) on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, exclusive of any default rate; (ii) any Mortgage Loan or Serviced Companion Loan (or successor REO Loan) after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date; provided, however, that if any Mortgage Loan does not accrue interest on the basis of a 360 day year consisting of twelve 30-day months, then, solely for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, further, however, that with respect to each Interest Reserve Loan, the Mortgage Rate for the one month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (B) preceding the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) will be determined inclusive of the amounts withheld from the immediately preceding February and January, if applicable.

            "Mortgaged Property": The fee or leasehold interest, as applicable, in the real property subject to the lien of a Mortgage together with improvements thereon.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Cash Flow": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses, capital expenditures such as reserves, tenant improvements and leasing commissions, incurred in respect of such Mortgaged Property (subject to adjustments for, among other things, (i) non-cash items such as depreciation and amortization, and (ii) debt service on loans secured by the Mortgaged Property).

            "Net Investment Earnings": With respect to either the Certificate Account, the Floating Rate Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to either the Certificate Account, the Floating Rate Accounts or any REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan (or related REO Loan), as of any date of determination, a rate per annum equal to the related Mortgage Rate in effect from time to time, minus the Administrative Cost Rate. For purposes of calculating the Pass-Through Rate for each Class of Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor.

            "Net Operating Income": With respect to any Mortgaged Property, for any Mortgagor's fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of "Net Operating Income" endorsed and put forth by the Mortgage Bankers Association and the CMSA.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Lower-Tier REMIC, including any lease renewed, modified or extended on behalf of the Trust and, in the case of any Serviced Whole Loan or Serviced Companion Loan, if the Trust has the right to renegotiate the terms of such lease.

            "Non-Offered Certificates": The Class X-C, Class A-MFL, Class A-JFL, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class T, Class R and Class LR Certificates.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Workout-Delayed Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in the definition of Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as applicable, and taking into account factors such as all other outstanding Advances, either
(a) has determined in its reasonable judgment and in accordance with the Servicing Standard that such Workout-Delayed Reimbursement Amounts, would not ultimately be recoverable from Late Collections or any other recovery on or in respect of the related Mortgage Loan or Serviced Whole Loan or REO Loan, or (b) has determined in its reasonable judgment and in accordance with the Servicing Standard that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, would not be recoverable from Late Collections (in respect of principal) and any other collections or recovery (in respect of principal) in respect of the pool of Mortgage Loans and REO Loans.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the reasonable judgment of the Servicer, the Special Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan, Serviced Whole Loan or REO Loan. The determination by the Servicer, the Special Servicer or the Trustee, as applicable, that the Servicer or the Trustee has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Directing Certificateholder, and the Depositor (and the Special Servicer in the case of the Servicer, and the Servicer in the case of the Special Servicer), in the case of the Servicer or the Special Servicer, and to the Depositor and the Directing Certificateholder, in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance). The Trustee shall be entitled to conclusively rely on the Servicer's determination that a P&I Advance is or would be a Nonrecoverable Advance. Subject to Section 4.03(f), the Servicer and Trustee shall conclusively rely on the Special Servicer's determination (or, subject to the last sentence of this definition, a determination by a Non-Serviced Mortgage Loan Servicer) that a P&I Advance is or would be a Nonrecoverable Advance; provided, however, that in the absence of such determination, each other party to this Agreement shall be entitled to make its own determination that any P&I Advance previously made or proposed to be made is a Nonrecoverable Advance and in no event shall an affirmative determination by the Special Servicer (or, subject to the last sentence of this definition, a Non-Serviced Mortgage Loan Servicer) that a previously made or proposed P&I Advance is or would be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan, Serviced Whole Loan or REO Loan be binding on any other party to this Agreement. In addition, the Servicer will not be required to abide by any determination of non-recoverability by a Non-Serviced Mortgage Loan Servicer that is no longer an "approved" servicer by any of the rating agencies then rating the Certificates.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or REO Property which, in the reasonable judgment of the Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan, Serviced Whole Loan or REO Property. The determination by the Servicer, the Special Servicer or the Trustee, as the case may be, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Servicer (in the case of the Special Servicer), the Special Servicer (in the case of the Servicer), the Directing Certificateholder and the Depositor (and in the case of a Serviced Whole Loan, the holders of any related Serviced Companion
Loan), in the case of the Servicer or the Special Servicer, and to the Depositor, the Directing Certificateholder, the Servicer and the Special Servicer (and in the case of a Serviced Whole Loan, the holders of any related Serviced Companion Loan), in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections and shall include an Appraisal of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance). The Trustee shall be entitled to conclusively rely on the Servicer's determination that a Servicing Advance is or would be a Nonrecoverable Advance. The Servicer and Trustee shall conclusively rely on the Special Servicer's determination that a Servicing Advance is or would be a Nonrecoverable Advance; provided, however, that in the absence of such determination, each other party to this Agreement shall be entitled to make its own determination that any Servicing Advance previously made or proposed to be made is a Nonrecoverable Advance and in no event shall an affirmative determination by the Special Servicer that a previously made or proposed Servicing Advance is or would be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan, Serviced Whole Loan or REO Loan be binding on any other party to this Agreement.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class X-C, Class A-MFL, Class A-JFL, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class T, Class R or Class LR Certificate.

            "Non-Serviced Mortgage Loan": Any of the Skyline Portfolio Mortgage Loan, the Pacific Shores Mortgage Loan, the Four Seasons Mortgage Loan, the Mall of America Mortgage Loan or the Americold Portfolio Mortgage Loan.

            "Non-Serviced Mortgage Loan Co-Lender Agreement": Any of the Skyline Portfolio Co-Lender Agreement, the Pacific Shores Co-Lender Agreement, the Four Seasons Co-Lender Agreement, the Mall of America Co-Lender Agreement or the Americold Portfolio Co-Lender Agreement, as applicable.

            "Non-Serviced Mortgage Loan Pooling Agreement": With respect to the Skyline Portfolio Mortgage Loan and the Pacific Shores Mortgage Loan, the BACM 2007-1 Pooling Agreement, with respect to the Four Seasons Mortgage Loan, the CD 2007-CD4 Pooling Agreement with respect to the Mall of America Mortgage Loan, the COMM 2006-C8 Pooling Agreement and with respect to the Americold Portfolio Mortgage Loan, the JPMCC 2007-CIBC18 Pooling Agreement.

            "Non-Serviced Mortgage Loan Primary Servicing Fee": With respect to a Non-Serviced Mortgage Loan, the servicer fee applicable to such Non-Serviced Mortgage Loans as provided in the related Non-Serviced Mortgage Loan Pooling Agreement, which is a fee that accrues at the related Non-Serviced Mortgage Loan Primary Servicing Fee Rate.

            "Non-Serviced Mortgage Loan Primary Servicing Fee Rate": The rate at which the Non-Serviced Mortgage Loan Primary Servicing Fee accrues, as set forth in the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement, which is a rate per annum equal to 0.01%, in the case of the Skyline Portfolio Mortgage Loan, 0.01%, in the case of the Pacific Shores Mortgage Loan, 0.01%, in the case of the Four Seasons Mortgage Loan, 0.02%, in the case of the Mall of America Mortgage Loan, or 0.01%, in the case of the Americold Portfolio Mortgage Loan.

            "Non-Serviced Mortgage Loan Servicer": Any of the BACM 2007-1 Servicer, the CD 2007-CD4 Servicer, the COMM 2006-C8 Servicer, and/or the JPMCC 2007-CIBC18 Servicer, as the context may require.

            "Non-Serviced Mortgage Loan Special Servicer": Any of the BACM 2007-1 Special Servicer, the CD 2007-CD4 Special Servicer, the COMM 2006-C8 Special Servicer, and/or the JPMCC 2007-CIBC18 Special Servicer, as the context may require.

            "Non-Serviced Mortgage Loan Trustee": Any of the BACM 2007-1 Trustee, the CD 2007-CD4 Trustee, the COMM 2006-C8 Trustee, and/or the JPMCC 2007-CIBC18 Trustee, as the context may require.

            "Non-Serviced Mortgaged Property": Any of the Skyline Portfolio Mortgaged Properties, the Pacific Shores Mortgaged Properties, the Four Seasons Mortgaged Property, the Mall of America Mortgaged Property and/or the Americold Portfolio Mortgaged Properties, as the context may require.

            "Non-Serviced Pari Passu Loan": Any of the Skyline Portfolio Pari Passu Loans, the Pacific Shores Pari Passu Loans, the Four Seasons Pari Passu Loans, the Mall of America Pari Passu Loans and/or the Americold Portfolio Pari Passu Loans, as the context may require.

            "Non-Serviced Whole Loan": Any of the Skyline Portfolio Whole Loan, the Pacific Shores Whole Loan, the Four Seasons Whole Loan, the Mall of America Whole Loan and/or the Americold Portfolio Whole Loan, as the context may require.

            "Non-U.S. Person": Any Person (a) other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (or successor form), (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes, (b) who is a U.S. Person if income of such Person with respect to such Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person or (c) who is a U.S. Person that is treated as a partnership for federal income tax purposes, any partner of which directly or indirectly (other than through a U.S. corporation) is a Non-U.S. Person who does not meet clause (a)(i) or (a)(ii) of this definition.

            "Notional Amount": As of any date of determination: (i) with respect to all of the Class X-C Certificates as a Class, the Class X-C Notional Amount as of such date of determination; (ii) with respect to any Class X-C Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-C Notional Amount as of such date of determination;
(iii) with respect to all of the Class X-P Certificates as a Class, the Class X-P Notional Amount as of such date of determination, (iv) with respect to any Class X-P Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-P Notional Amount as of such date of determination and (v) with respect to any Component, as set forth in the definition of such Component.

            "Offered Certificates": The Class A, Class X-P, Class A-M, Class A-J, Class B, Class C and Class D Certificates.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee or any Additional Servicer.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of the Upper-Tier REMIC or Lower-Tier REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust as a grantor trust, (d) the resignation of the Servicer, the Special Servicer or the Depositor pursuant to Section 6.04 or (e) any opinion with respect to enforceability, must be an opinion of counsel who is in fact Independent of the Depositor, the Servicer or the Special Servicer, as applicable.

            "Option Price": As defined in Section 3.18(c).

            "Original Certificate Balance": With respect to any Class of Regular Certificates (other than the Class X Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interest, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Notional Amount": With respect to the Class X-C and Class X-P Notional Amount, the initial Notional Amount thereof as of the Closing Date, as specified in the Preliminary Statement.

            "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Mortgage Loan, Non-Serviced Whole Loan or Serviced Whole Loan.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Other Pooling and Servicing Agreement": A pooling and servicing agreement related to an Other Securitization.

            "Other Securitization": Any commercial mortgage securitization trust that holds a Serviced Companion Loan or Non-Serviced Pari Passu Loan or any successor REO Loan with respect thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Servicer or the Trustee, as applicable, pursuant to Section 4.03 or
Section 7.05.

            "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

            "P&I Advance Determination Date": With respect to any Distribution Date, the second Business Day prior to such Distribution Date.

            "Pacific Shores A Notes": Collectively, the two pari passu notes that make up the Pacific Shores Whole Loan.

            "Pacific Shores Co-Lender Agreement": That certain intercreditor and servicing agreement, dated as of February 1, 2007, by and among the holders of the Pacific Shores Mortgage Loan and the Pacific Shores Pari Passu Loans, in each case, relating to the relative rights of such holders, as the same may be further amended, modified or supplemented from time to time.

            "Pacific Shores Mortgage Loan": With respect to the Pacific Shores Whole Loan, the promissory note made by the related Mortgagor and secured by the Mortgage on the Pacific Shores Mortgaged Property in the original principal amount of $165,875,000, which is included in the Trust and which is pari passu in right of payment to the other Pacific Shores A Note, as provided in the Pacific Shores Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "Pacific Shores Mortgaged Property": The property or properties which secure the Pacific Shores Whole Loan.

            "Pacific Shores Pari Passu Loan": For so long as the Pacific Shores Mortgage Loan or a successor REO Loan with respect to the Pacific Shores Mortgage Loan is part of the Mortgage Pool, the other Pacific Shores A Note. The Pacific Shores Pari Passu Loan is not included in the Trust.

            "Pacific Shores Whole Loan": The Pacific Shores Mortgage Loan, together with the Pacific Shores Pari Passu Loan. References herein to the Pacific Shores Whole Loan shall be construed to refer to the aggregate indebtedness under the Pacific Shores Mortgage Loan and the Pacific Shores Pari Passu Loan.

            "Pari Passu Loan": Any of the Skyline Portfolio Pari Passu Loans, the Pacific Shores Pari Passu Loan, the Four Seasons Pari Passu Loans, the Mall of America Pari Passu Loans, the Americold Portfolio Pari Passu Loans or the 666 Fifth Avenue Pari Passu Loans.

            "Pass-Through Rate": With respect to any Distribution Date, any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-M Pass-Through Rate, the Class A-AB Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-1A Pass-Through Rate, the Class X-C Pass-Through Rate, the Class X-P Pass-Through Rate, the Class A-M Pass-Through Rate, the Class A-MFL Pass-Through Rate, the Class A-MFL Regular Interest Pass-Through Rate, the Class A-J Pass-Through Rate, the Class A-JFL Pass-Through Rate, the Class A-JFL Regular Interest Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate, the Class H Pass-Through Rate, the Class J Pass-Through Rate, the Class K Pass-Through Rate, the Class L Pass-Through Rate, the Class M Pass-Through Rate, the Class N Pass-Through Rate, the Class O Pass-Through Rate, the Class P Pass-Through Rate, the Class Q Pass-Through Rate and the Class T Pass-Through Rate. The Pass-Through Rate of the Class X-P and Class X-C Certificates shall equal the weighted average of the Class X-P Strip Rates and Class X-C Strip Rates, respectively, for the Components for such Distribution Date (weighted on the basis of the respective Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "PCAOB": The Public Company Accounting Oversight Board.

            "Penalty Charges": With respect to any Mortgage Loan (or successor REO Loan), any amounts actually collected thereon from the Mortgagor that represent Late Payment Charges or Default Interest, other than Prepayment Premiums or Yield Maintenance Charges.

            "Percentage Interest": As to any Certificate (other than the Residual Certificates), the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the initial Certificate Balance or Notional Amount, as applicable, of such Class of Certificates as of the Closing Date. With respect to a Residual Certificate, the percentage interest is set forth on the face thereof.

            "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Servicer, the Special Servicer or the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one year or less after the date of issuance; provided that any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be a Permitted Investment only if such investment would not, in and of itself, result in the downgrading, withdrawal or qualification of the then-current rating assigned by each of S&P, Moody's and (to the extent that a Serviced Pari Passu Loan has been deposited into a commercial mortgage securitization that is rated by Fitch or DBRS (and the particular related investment relates solely to the related Serviced Whole Loan) Fitch or DBRS, as applicable, to any Certificate (and, in the case of an investment that relates to a Serviced Whole Loan, any class of related Serviced Companion Loan Securities) as evidenced in writing;

                  (ii) time deposits, unsecured certificates of deposit, or
            bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company (including the Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest rating categories of each of S&P, Moody's and (to the extent that a Serviced Pari Passu Loan has been deposited into a commercial mortgage securitization that is rated by Moody's or DBRS and the particular investment relates solely to the related Serviced Whole Loan) Fitch or DBRS, as applicable, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each such Rating Agency to any Certificate (and in the case of an investment that relates to a Serviced Whole Loan, any class of related Serviced Companion Loan Securities), as evidenced in writing;

                  (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above that also has a long term unsecured debt rating of at least "A" by S&P;

                  (iv) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in one year or less from the date of issuance, which debt obligations are rated in the highest rating categories of each of S&P, Moody's and (to the extent that a Serviced Pari Passu Loan has been deposited into a commercial mortgage securitization that is rated by Fitch or DBRS and the particular investment relates solely to the related Serviced Whole Loan) Fitch or DBRS, as applicable, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each such Rating Agency to any Certificate (and in the case of an investment that relates to a Serviced Whole Loan, any class of related Serviced Companion Loan Securities) as specified in writing by each of such Rating Agencies; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

                  (v) commercial paper (including both non-interest-bearing
            discount obligations and interest-bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated in the highest rating category by each of S&P, Moody's and (to the extent that a Serviced Pari Passu Loan has been deposited into a commercial mortgage securitization that is rated by Fitch or DBRS and the particular investment relates solely to the related Serviced Whole Loan) Fitch or DBRS, as applicable, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each such Rating Agency to any Certificate (and in the case of an investment that relates to a Serviced Whole Loan, any class of related Serviced Companion Loan Securities) as specified in writing by each of such Rating Agencies;

                  (vi) any money market funds, including those managed or
            advised by the Trustee or its affiliates, rated in the highest rating categories of each of S&P, Moody's and (to the extent that a Serviced Pari Passu Loan has been deposited into a commercial mortgage securitization that is rated by Fitch or DBRS and the particular investment relates to the related Serviced Whole Loan) Fitch or DBRS, as applicable, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each such Rating Agency to any Certificate (and in the case of an investment that relates to a Serviced Whole Loan, any class of related Serviced Companion Loan Securities) as specified in writing by each of such Rating Agencies; and

                  (vii) any other demand, money market or time deposit,
            obligation, security or investment, (a) with respect to which each of S&P, Moody's and (to the extent that a Serviced Pari Passu Loan has been deposited into a commercial mortgage securitization that is rated by Fitch or DBRS and the particular investment relates solely to the related Serviced Whole Loan) Fitch or DBRS, as applicable, shall have confirmed in writing that such investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates (and in the case of an investment that relates to a Serviced Whole Loan, any class of related Serviced Companion Loan Securities) that are currently being rated by such Rating Agency and (b) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided, however, that in each case (a) the investment shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (b) no such investment shall have a rating from S&P with an "r" highlighter and (c) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided, further, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no amount beneficially owned by the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of either the Upper-Tier REMIC or the Lower-Tier REMIC under the Code or result in imposition of a tax on either such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

            "Permitted Transferee" Any Person who is a Qualified Institutional Buyer.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(c).

            "Pool REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "LNR Partners, Inc., as Special Servicer, for the benefit of Wells Fargo Bank, N.A., as Trustee, in trust for registered Holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, REO Account." Any such account or accounts shall be an Eligible Account.

            "Premier Self Storage - Toa Baja Mortgage Loan" means the Mortgage Loan identified as Premier Self Storage - Toa Baja on Schedule I to this Agreement.

            "Prepayment Assumption": A "constant prepayment rate" of 0% used for determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes.

            "Prepayment Interest Excess": With respect to any Distribution Date, the aggregate amount, with respect to all Mortgage Loans that were subject to Principal Prepayment in full or in part, or as to which Insurance Proceeds and Condemnation Proceeds were received by the Servicer or Special Servicer for application to such Mortgage Loans, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such Mortgage Loans on the amount of such Principal Prepayments or Insurance Proceeds and Condemnation Proceeds after the Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the loan documents relating to such Mortgage Loans, to the extent such interest is collected by the Servicer or the Special Servicer.

            "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part and which did not include a full month's interest, or as to which Insurance Proceeds or Condemnation Proceeds, as applicable, were received by the Servicer or Special Servicer for application to such Mortgage Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest that would have accrued at the Net Mortgage Rate for such Mortgage Loan on the amount of such Principal Prepayment, Insurance Proceeds or Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment, Insurance Proceeds or Condemnation Proceeds, as applicable, were applied to the unpaid principal balance of the Mortgage Loan and ending on (and including) the day immediately preceding such Due Date.

            "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment; provided that no amounts shall be considered Prepayment Premiums until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan or Serviced Companion Loan.

            "Prime Rate": The "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Trustee in its reasonable discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time. The Trustee shall notify in writing both the Servicer and the Special Servicer with regard to any determination of the Prime Rate in accordance with the first parenthetical in the preceding sentence.

            "Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan or Serviced Companion Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date, exceeds (b) the aggregate amount distributed in respect of principal on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Principal Shortfall for the initial Distribution Date will be zero. Notwithstanding the foregoing, for purposes of determining the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount, the term "Principal Shortfall" shall refer to the Loan Group 1 Principal Shortfall or the Loan Group 2 Principal Shortfall, as applicable.

            "Private Placement Memorandum": Collectively, the one or more private placement memoranda, dated April 26, 2007 pursuant to which the Class X-C, Class A-MFL, Class A-JFL, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class T, Class R and Class LR Certificates will be offered for sale.

            "Privileged Person": Any of the following: a party to this Agreement, a Rating Agency, a designee of the Depositor (including any financial market publisher), the initial Directing Certificateholder, the holder of (or any participant in) any Pari Passu Loan, B Note or mezzanine loan and any other person who delivers to the Trustee or a Servicer, as applicable, in the form attached hereto as Exhibit K or Exhibits J-1, J-2 or J-3, as applicable(which forms may also be located on, and may be submitted electronically via, the Trustee's or a Servicer's, as applicable, internet website), a confidentiality and indemnification agreement, which may include a certification that such person is a Certificateholder, a Certificate Owner of a Certificate, or a prospective purchaser of a Certificate.

            "Prohibited Party": A party that is a proposed Servicing Function Participant that the Servicer, the Special Servicer or Trustee, as applicable, seeks to retain as a Servicing Function Participant and as to which such party has actual knowledge that such party at any point failed to comply with its Exchange Act or Regulation AB obligations with respect to the Subject Securitization Transaction or any other securitization. In addition, a Prohibited Party shall be any Person identified in writing by the Depositor to the Servicer, the Special Servicer or the Trustee, as applicable, that seeks to retain such Person as a Person which the Depositor has knowledge that such party at any point failed to comply with its Exchange Act or Regulation AB obligations with respect to the Subject Securitization Transaction or any other securitization.

            "Prospect Plaza B Note": With respect to the Prospect Plaza Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Mortgaged Property identified as "Prospect Plaza" and designated as Promissory B Note, which is not included in the Trust, which is subordinated in right of payment to the Prospect Plaza Mortgage Loan as provided in the Prospect Plaza Co-Lender Agreement.

            "Prospect Plaza Co-Lender Agreement": With respect to the Prospect Plaza Whole Loan, the related intercreditor agreement by and between the holders of the Prospect Plaza Mortgage Loan and the Prospect Plaza B Note, relating to the relative rights of such holders of the respective Prospect Plaza Mortgage Loan and the Prospect Plaza B Note, as the same may be amended from time to time in accordance with the terms thereof.

            "Prospect Plaza Mortgage Loan": With respect to the Prospect Plaza Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Mortgaged Property identified as "Prospect Plaza" and designated as Promissory Note A, which is included in the Trust and which is senior in right of payment to the Prospect Plaza B Note as provided in the Prospect Plaza Co-Lender Agreement.

            "Prospect Plaza Whole Loan": Collectively, the Prospect Plaza Mortgage Loan and the Prospect Plaza B Note. References herein to the Prospect Plaza Whole Loan shall be construed to refer to the aggregate indebtedness under the Prospect Plaza Mortgage Loan and the Prospect Plaza B Note.

            "Prospectus": The Prospectus dated April 26, 2007, as supplemented by the Prospectus Supplement dated April 26, 2007, relating to the offering of the Offered Certificates.

            "Purchase Option": As defined in Section 3.18(c).

            "Purchase Price": With respect to any Mortgage Loan (or related REO
Loan) to be purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement, by the Directing Certificateholder or the Special Servicer or any of their assignees pursuant to Section 3.18(c) prior to the determination of the fair value of the related Mortgage Loan, by the holders specified in Section 3.18(l) or by the Servicer or the Special Servicer pursuant to Section 9.01(b), a price equal to:

                  (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase; plus

                  (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of purchase (or, if the Mortgage Loan has an interest accrual period that ends on or after such Due Date, through the end of such interest accrual period); plus

                  (iii) all related Servicing Advances (including, in the case of a Non-Serviced Mortgage Loan, the pro rata portion (based on the related Stated Principal Balance) of a servicing advance made pursuant to the related Non-Serviced Mortgage Loan Pooling Agreement that is allocable to such Non-Serviced Mortgage Loan), or with respect to the 666 Fifth Avenue Mortgage Loan, the pro rata portion (based on the related Stated Principal Balance) that are unreimbursed out of collections on the related Mortgage Loan and accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan (and, in the case of any Non-Serviced Mortgage Loan, unpaid fees payable to the related Non-Serviced Mortgage Loan Servicer, the related Non-Serviced Mortgage Loan Special Servicer or the related Non-Serviced Mortgage Loan Trustee allocable to such Mortgage Loan); plus

                  (iv) any Liquidation Fee due pursuant to Section 3.11
            hereunder that is allocable to such Mortgage Loan; plus

                  (v) if such Mortgage Loan (or related REO loan) is being
            purchased by a Mortgage Loan Seller pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, to the extent not otherwise included in the amount described in clause (iii) of this definition, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without duplication, any amounts previously reimbursed from the Certificate Account or if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account, in each case, with interest thereon at the Reimbursement Rate.

With respect to any REO Property to be sold pursuant to Section 3.18(d), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.

            "Qualified Appraiser": In connection with the appraisal of any Loan, Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

            "Qualified Bidder": As defined in Section 7.01(e).

            "Qualified Institutional Buyer": As defined in Section 5.02(b).

            "Qualified Insurer": (i) With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with (or whose obligations are guaranteed or backed (pursuant to legally binding written arrangements) by an entity with) a minimum claims paying ability rating of at least (A) "A" by S&P and (B) "A3" by Moody's (or, if not rated by Moody's, "A" by S&P) or such higher rating as may be required in the loan documents, (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has (or whose obligations are guaranteed or backed (pursuant to legally binding written arrangements) by an entity that has) a claims paying ability rated not lower than (A) "A" by S&P and (B) "A2" by Moody's, (or, if not rated by Moody's, "A-" by S&P or "A:V" by A-M Best) or, in the case of clauses (i) and (ii), such other rating as each such Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then current rating assigned to any of the Certificates or Serviced Companion Loan Securities that are then currently being rated by such Rating Agency.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution, among other things: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Mortgage Loan; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment, which is less than 12 months old, that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Mortgage Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have been approved by the Directing Certificateholder in its sole discretion; (xiv) prohibit defeasance within two years of the Closing Date; (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either of the REMICs established under this Agreement or the imposition of tax on either of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel; and (xvi) with respect to a Group 2 Mortgage Loan, be of the same property type as such Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis (provided, that the Net Mortgage Rate for any Qualified Substitute Mortgage Loan may not be less than the highest Pass-Through Rate of any outstanding Class of Certificates that is not subject to a cap based on the Weighted Average Net Mortgage Rate). When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": As to each Class of Certificates, the Distribution Date in December 2049.

            "Rating Agency": With respect to any matter relating to the Certificates, each of S&P and Moody's or their successors in interest and, with respect to any matter relating to any class of Serviced Companion Loan Securities, the applicable rating agencies then rating such Serviced Companion Loan Securities. References herein to the highest long-term unsecured debt rating category of a Rating Agency shall mean "AAA" and "Aaa" with respect to S&P and Moody's, respectively, and in the case of any other rating agency shall mean its highest rating category without regard to any plus or minus, numerical or other qualification. If no such rating agency nor any successor remains in existence, "Rating Agency" shall be deemed to refer to such nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer, and specific ratings of S&P and Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Rating Agency Trigger Event": The reduction of the Class A-MFL or Class A-JFL Swap Counterparty's long-term ratings below "A-" by S&P or "A-" by Fitch (or if not rated by Fitch, the rating of the credit support provider of the applicable Swap Counterparty is reduced below "A-" by Fitch) for the related Swap Contract.

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Registrar Office": As defined in Section 5.02(a).

            "Regular Certificate": Any of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class X-P, Class X-C, Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates.

            "Regulation AB": Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss. 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            "Regulation S": Regulation S under the Securities Act.

            "Regulation S-K": Regulation S-K under the Securities Act.

            "Regulation S Book-Entry Certificates": With respect to any Class of Certificates offered and sold outside of the United States in reliance on Regulation S, a single Book-Entry Certificate, in definitive, fully registered form, without interest coupons.

            "Regulation S Investor": With respect to a transferee of a Regulation S Book Entry Certificate, a transferee that acquires such Certificate pursuant to Regulation S.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(e) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate and shall be compounded monthly.

            "Related Certificates," "Related Uncertificated Lower-Tier Interest" and "Related Component": For the following Classes of Uncertificated Lower-Tier Interests, the related Class of Certificates or the Class A-MFL Regular Interest or Class A-JFL Regular Interest and related Components set forth below; for the following Classes of Certificates or the Class A-MFL Regular Interest or Class A-JFL Regular Interest, the related Class of Uncertificated Lower-Tier Interest and related Components set forth below; and for the following Components, the related Class of Certificates or the Class A-MFL Regular Interest or Class A-JFL Regular Interest and Class of Uncertificated Lower-Tier Interest set forth below:


  Related Certificate               Related Uncertificated Lower-Tier Interest                  Related Component
----------------------------------------------------------------------------------------------------------------------
Class A-1 Certificate            Class LA-1-1 Uncertificated Lower-Tier Interest              Class A-1-1 Component
                                 Class LA-1-2 Uncertificated Lower-Tier Interest              Class A-1-2 Component
                                 Class LA-1-3 Uncertificated Lower-Tier Interest              Class A-1-3 Component
                                 Class LA-1-4 Uncertificated Lower-Tier Interest              Class A-1-4 Component
Class A-2 Certificate            Class LA-2-1 Uncertificated Lower-Tier Interest              Class A-2-1 Component
                                 Class LA-2-2 Uncertificated Lower-Tier Interest              Class A-2-2 Component
                                 Class LA-2-3 Uncertificated Lower-Tier Interest              Class A-2-3 Component
                                 Class LA-2-4 Uncertificated Lower-Tier Interest              Class A-2-4 Component
                                 Class LA-2-5 Uncertificated Lower-Tier Interest              Class A-2-5 Component
                                 Class LA-2-6 Uncertificated Lower-Tier Interest              Class A-2-6 Component
Class A-3 Certificate            Class LA-3-1 Uncertificated Lower-Tier Interest              Class A-3-1 Component
                                 Class LA-3-2 Uncertificated Lower-Tier Interest              Class A-3-2 Component
                                 Class LA-3 Uncertificated Lower-Tier Interest                Class A-M Component
Class A-AB Certificate           Class LA-AB Uncertificated Lower-Tier Interest               Class A-AB Component
Class A-4 Certificate            Class LA-4-1 Uncertificated Lower-Tier Interest              Class A-4-1 Component
                                 Class LA-4-2 Uncertificated Lower-Tier Interest              Class A-4-2 Component
                                 Class LA-4-3 Uncertificated Lower-Tier Interest              Class A-4-3 Component
                                 Class LA-4-4 Uncertificated Lower-Tier Interest              Class A-4-4 Component
                                 Class LA-4-5 Uncertificated Lower-Tier Interest              Class A-4-5 Component
                                 Class LA-4-6 Uncertificated Lower-Tier Interest              Class A-4-6 Component
Class A-1A Certificate           Class LA-1A-1 Uncertificated Lower-Tier Interest             Class A-1A-1 Component
                                 Class LA-1A-2 Uncertificated Lower-Tier Interest             Class A-1A-2 Component
                                 Class LA-1A-3 Uncertificated Lower-Tier Interest             Class A-1A-3 Component
                                 Class LA-1A-4 Uncertificated Lower-Tier Interest             Class A-1A-4 Component
                                 Class LA-1A-5 Uncertificated Lower-Tier Interest             Class A-1A-5 Component
                                 Class LA-1A-6 Uncertificated Lower-Tier Interest             Class A-1A-6 Component
                                 Class LA-1A-7 Uncertificated Lower-Tier Interest             Class A-1A-7 Component
                                 Class LA-1A-8 Uncertificated Lower-Tier Interest             Class A-1A-8 Component
                                 Class LA-1A-9 Uncertificated Lower-Tier Interest             Class A-1A-9 Component
                                 Class LA-1A-10 Uncertificated Lower-Tier Interest            Class A-1A-10 Component
                                 Class LA-1A-11 Uncertificated Lower-Tier Interest            Class A-1A-11 Component
                                 Class LA-1A-12 Uncertificated Lower-Tier Interest            Class A-1A-12 Component
                                 Class LA-1A-13 Uncertificated Lower-Tier Interest            Class A-1A-13 Component
                                 Class LA-1A-14 Uncertificated Lower-Tier Interest            Class A-1A-14 Component
                                 Class LA-1A-15 Uncertificated Lower-Tier Interest            Class A-1A-15 Component
Class A-M Certificate            Class LA-M Uncertificated Lower-Tier Interest                Class A-M Component
Class A-MFL Regular Interest     Class LA-MFL Uncertificated Lower-Tier Interest              Class A-MFL Component
Class A-J Certificate            Class LA-J Uncertificated Lower-Tier Interest                Class A-J Component
Class A-JFL Regular Interest     Class LA-JFL Uncertificated Lower-Tier Interest              Class A-JFL Component
Class B Certificate              Class LB Uncertificated Lower-Tier Interest                  Class B Component
Class C Certificate              Class LC Uncertificated Lower-Tier Interest                  Class C Component
Class D Certificate              Class LD-1 Uncertificated Lower-Tier Interest                Class D-1 Component
                                 Class LD-2 Uncertificated Lower-Tier Interest                Class D-2 Component
Class E Certificate              Class LE-1 Uncertificated Lower-Tier Interest                Class E-1 Component
                                 Class LE-2 Uncertificated Lower-Tier Interest                Class E-2 Component
                                 Class LE-3 Uncertificated Lower-Tier Interest                Class E-3 Component
Class F Certificate              Class LF-1 Uncertificated Lower-Tier Interest                Class F-1 Component
                                 Class LF-2 Uncertificated Lower-Tier Interest                Class F-2 Component
Class G Certificate              Class LG-1 Uncertificated Lower-Tier Interest                Class G-1 Component
                                 Class LG-2 Uncertificated Lower-Tier Interest                Class G-2 Component
                                 Class LG-3 Uncertificated Lower-Tier Interest                Class G-3 Component
Class H Certificate              Class LH-1 Uncertificated Lower-Tier Interest                Class H-1 Component
                                 Class LH-2 Uncertificated Lower-Tier Interest                Class H-2 Component
Class J Certificate              Class LJ-1 Uncertificated Lower-Tier Interest                Class J-1 Component
                                 Class LJ-2 Uncertificated Lower-Tier Interest                Class J-1 Component
Class K Certificate              Class LK-1 Uncertificated Lower-Tier Interest                Class K-1 Component
                                 Class LK-2 Uncertificated Lower-Tier Interest                Class K-2 Component
Class L Certificate              Class LL-1 Uncertificated Lower-Tier Interest                Class L-1 Component
                                 Class LL-2 Uncertificated Lower-Tier Interest                Class L-2 Component
Class M Certificate              Class LM Uncertificated Lower-Tier Interest                  Class M Component
Class N Certificate              Class LN Uncertificated Lower-Tier Interest                  Class N Component
Class O Certificate              Class LO Uncertificated Lower-Tier Interest                  Class O Component
Class P Certificate              Class LP Uncertificated Lower-Tier Interest                  Class P Component
Class Q Certificate              Class LQ Uncertificated Lower-Tier Interest                  Class Q Component
Class T Certificate              Class LT Uncertificated Lower-Tier Interest                  Class T Component

            "Release Date": The date that is 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

            "Relevant Servicing Criteria": The Servicing Criteria with respect to commercial mortgage-backed securities transactions taken as a whole involving, and applicable to, each Reporting Servicer (as set forth, with respect to the Servicer, the Special Servicer and the Trustee, on Schedule 10 attached hereto). For clarification purposes, multiple Reporting Servicers can have responsibility for the same Relevant Servicing Criteria and some of the Servicing Criteria will not be applicable to certain Reporting Servicers. With respect to a Servicing Function Participant engaged by the Trustee, the Servicer or the Special Servicer, the term "Relevant Servicing Criteria" refers to the items of the Relevant Servicing Criteria applicable to the Trustee, the Servicer or the Special Servicer that engaged such Servicing Function Participant that are applicable to such Servicing Function Participant based on the functions it has been engaged to perform.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

            "REMIC Provisions": The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": The Pool REO Account and/or a Whole Loan REO Account, as applicable.

            "REO Acquisition": The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(g).

            "REO Extension":  As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property (including the Trust's beneficial interest in a Mortgaged Property acquired pursuant to a Non-Serviced Mortgage Loan Pooling Agreement or in the case of a Mortgage Loan included in a Serviced Whole Loan, any of the Mortgage Loan or any Serviced Companion Loan comprising such Serviced Whole Loan). Each REO Loan (including the Trust's beneficial interest in a Mortgaged Property acquired pursuant to a Non-Serviced Mortgage Loan Pooling Agreement) shall be deemed to be outstanding for so long as the related Trust's interest in the REO Property remains part of the Lower-Tier REMIC and provides for Assumed Scheduled Payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Mortgage Loan or Serviced Companion Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or Serviced Companion Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan or Serviced Companion Loan as of the date of the related REO Acquisition (or acquisition pursuant to a Non-Serviced Mortgage Loan Pooling Agreement). All amounts due and owing in respect of the predecessor Mortgage Loan or Serviced Companion Loan as of the date of the related REO Acquisition (or acquisition pursuant to a Non-Serviced Mortgage Loan Pooling Agreement), including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Servicer, the Special Servicer or the Trustee, as applicable, in respect of the predecessor Mortgage Loan or Serviced Companion Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Servicer or the Special Servicer or to the Trustee, as applicable, in respect of such Advances in accordance with Section 3.03(e) or Section 4.03(d), shall continue to be payable or reimbursable to the Servicer, the Special Servicer or the Trustee, as applicable, in respect of an REO Loan. In addition, Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid or reimbursed from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount," "Loan Group 1 Principal Distribution Amount" or "Loan Group 2 Principal Distribution Amount" shall be deemed outstanding until recovered or until a Final Recovery Determination is made. Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the Servicer or the Special Servicer for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated: first, as reimbursement to the Servicer, Special Servicer or Trustee, as applicable, for any unreimbursed Advance with respect to such REO Loan or related Mortgage Loan; second, as a recovery of Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to such REO Loan, in each case that were reimbursed from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount," "Loan Group 1 Principal Distribution Amount" or "Loan Group 2 Principal Distribution Amount"; third, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date related to the Determination Date, on or prior to which such collections were made; fourth, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and fifth, in accordance with the Servicing Standard of the Servicer or Special Servicer, as applicable, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, Yield Maintenance Charges and Penalty Charges and other amounts, in that order; provided, however, that the treatment of the foregoing amounts of a Whole Loan shall be subject to the terms of the related Co-Lender Agreement and, in the case of a Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Pooling Agreement.

            "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the one-month period immediately preceding such Due Date.

            "REO Property": A Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) acquired by the Special Servicer on behalf of, and in the name of, the Trustee, or a nominee of the Trustee for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Class A-MFL Regular Interest and Class A-JFL Regular Interest) (and, in the case of a related Mortgaged Property securing a Serviced Whole Loan, for the benefit of the Certificateholders and the holders of any related Serviced Companion Loan, as their interests may appear) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan, Serviced Pari Passu Loan or Serviced Companion Loan.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

            "Reportable Event": As defined in Section 11.09.

            "Reporting Servicer": The Servicer, the Special Servicer, Trustee or a Servicing Function Participant, as the case may be.

            "Request for Release": A release signed by a Servicing Officer of the Servicer or the Special Servicer, as applicable, in the form of Exhibit E attached hereto.

            "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

            "Responsible Officer": When used with respect to the initial Trustee, any Vice President, Assistant Vice President, Assistant Secretary, or trust officer in the corporate trust department of the Trustee, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the successor Trustee, or any other officer of the successor Trustee, customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the successor Trustee, because of such officer's knowledge of and familiarity with the particular subject.

            "Rule 144A Book-Entry Certificate": With respect to any Class of Certificates offered and sold in reliance on Rule 144A under the Securities Act, a single Book-Entry Certificate, in definitive, fully registered form without interest coupons.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. and its successors in interest.

            "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

            "Sarbanes-Oxley Certification": As defined in Section 11.08.

            "Scheduled Principal Distribution Amount": With respect to any Distribution Date and in respect of any Mortgage Loan, the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments) due on a Due Date in respect of such Mortgage Loan during or, if and to the extent not previously received or advanced pursuant to Section 4.03 in respect of a preceding Distribution Date, prior to, the related Due Period, and all Assumed Scheduled Payments for the related Due Period, in each case to the extent either
(i) paid by the Mortgagor as of the Business Day preceding the related P&I Advance Date (or, with respect to a Non-Serviced Mortgage Loan, to the extent remitted by the related Non-Serviced Mortgage Loan Servicer to the Servicer on or prior to the Business Day preceding the P&I Advance Date) (and not previously distributed to Certificateholders) or (ii) advanced by the Servicer or the Trustee, as applicable, pursuant to Section 4.03 in respect of such Distribution Date, and (b) all Balloon Payments in respect of such Mortgage Loan to the extent received by the Servicer on or prior to the Business Day preceding the related P&I Advance Date (or, with respect to a Non-Serviced Mortgage Loan, to the extent remitted by the related Non-Serviced Mortgage Loan Servicer to the Servicer on or prior to the Business Day preceding the P&I Advance Date) and to the extent not included in clause (a) above.

            "Securities Act": The Securities Act of 1933, as amended.

            "Security Agreement": With respect to any Mortgage Loan or Serviced Whole Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan or Serviced Whole Loan.

            "Sequential Pay Certificate": Any Class A, Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q or Class T Certificate.

            "Service(s)(ing)": In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of "servicer" set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

            "Serviced B Note": The Downtown Plaza B Note, The Enclave B Note, the Clarion LaGuardia Airport Hotel B Note and/or the Prospect Plaza B Note, as the context may require.

            "Serviced Companion Loan Securities": For so long as the Mortgage Loan related thereto or any successor Serviced REO Loan thereof is part of the Mortgage Pool, any class of securities backed by a Serviced Companion Loan. Any reference herein to a "series" of Serviced Companion Loan Securities shall refer to separate securitizations of one or more of the Serviced Companion Loans.

            "Serviced Companion Loan Securitization Agreement": With respect to any Serviced Companion Loan, any agreement under which any securities evidencing interests in such Serviced Companion Loan are issued, as from time to time amended, supplemented or modified.

            "Serviced Companion Loans": With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), any mortgage loan that is secured by the related Mortgaged Property on a subordinate or pari passu basis with such Mortgage Loan. For the avoidance of doubt, the 666 Fifth Avenue Pari Passu Loans, the Downtown Plaza B Note, The Enclave B Note, the Clarion LaGuardia Airport Hotel B Note and the Prospect Plaza B Note are the only Serviced Companion Loans. Upon their respective inclusion in a securitization transaction, the Downtown Plaza B Note and the Prospect Plaza B Note payments will be collected by the servicer of such securitization until the occurrence of a Material Default, as defined in the related Co-Lender Agreement, at which time Servicer No. 1 shall be responsible for collecting such payments under this Agreement.

            "Serviced Pari Passu Loan": With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), any mortgage loan that is secured by the related Mortgaged Property on a pari passu basis with such Mortgage Loan. For the avoidance of doubt, the 666 Fifth Avenue Pari Passu Loan is a Serviced Pari Passu Loan.

            "Serviced Whole Loan": The 666 Fifth Avenue Whole Loan, the Downtown Plaza Whole Loan, The Enclave Whole Loan, the Clarion LaGuardia Airport Hotel Whole Loan and/or the Prospect Plaza Whole Loan, as the context may require. Upon their respective inclusion in a securitization transaction, the Downtown Plaza B Note and the Prospect Plaza B Note payments will be collected by the servicer of such securitization until the occurrence of a Material Default, as defined in the related Co-Lender Agreement, at which time Servicer No. 1 shall be responsible for collecting such payments under this Agreement.

            "Serviced Whole Loan Custodial Account": With respect to each Serviced Whole Loan, the segregated account, accounts or sub-account, which may be a sub-account of the Certificate Account, created and maintained by the Servicer pursuant to Section 3.04(e) on behalf of the holders of any related Mortgage Loan or Serviced Companion Loan, which shall be entitled substantially as "[NAME OF SERVICER], as Servicer, in trust for the Certificateholders and the holders of any related Serviced Companion Loan, as their interests may appear." Any such account(s) shall at all times be an Eligible Account(s) or sub-account(s) of Eligible Account(s).

            "Servicer": Shall mean Servicer No. 1 or Servicer No. 2, as applicable.

            "Servicer No. 1": KeyCorp Real Estate Capital Markets Inc., its successors in interest and assigns, or any successor Servicer No. 1 appointed as herein provided.

            "Servicer No. 1 Cure Period": The period commencing on the date when the Servicer No. 1 10-K Notice is delivered to Servicer No. 1 and ending at 5:00 p.m. (New York time) on March 15th.

            "Servicer No. 1 10-K Notice": The notice to be delivered to Servicer No. 1 by the Trustee pursuant to Section 11.16(f) hereof.

            "Servicer No. 2": Bank of America, National Association, its successors in interest and assigns, or any successor Servicer No. 2 appointed as herein provided.

            "Servicer No. 2 Cure Period": The period commencing on the date when the Servicer No. 2 10-K Notice is delivered to Servicer No. 2 and ending at 5:00 p.m. (New York time) on March 15th.

            "Servicer No. 2 10-K Notice": The notice to be delivered to Servicer No. 2 by the Trustee pursuant to Section 11.16(g) hereof.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

            "Servicing Advances": With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Servicer, the Trustee or the Special Servicer, as applicable, in connection with the servicing and administering of (a) such Mortgage Loan or Serviced Whole Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) the related REO Property, if any, including, but not limited to, the cost of (i) compliance with the Servicer's obligations set forth in Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance Proceeds and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(viii) of the definition of "Liquidation Proceeds," (iv) any enforcement or judicial proceedings with respect to the related Mortgaged Property, including foreclosures, (v) the operation, leasing, management, maintenance and liquidation of any related REO Property and (vi) the maintenance of insurance (including under the Servicer's force-placed insurance policy) with respect to a Mortgaged Property (to the extent set forth in Section 3.07). Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan, Serviced Whole Loan or REO Property.

            "Servicing Criteria": The criteria set forth in paragraph (d) of
Item 1122 of Regulation AB as such may be amended from time to time.

            "Servicing Fee": With respect to each Mortgage Loan, Serviced Companion Loan and any successor REO Loan, the fee payable to the Servicer pursuant to the first paragraph of Section 3.11(a).

            "Servicing Fee Rate": With respect to each Mortgage Loan and Serviced Pari Passu Loan and the Downtown Plaza B Note, a rate equal to the per annum rate set forth on the Mortgage Loan Schedule under the heading "Servicing Fee Rate," in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan and on the basis of a 360-day year with twelve 30-day months.

            "Servicing Function Participant": Any Person, other than the Servicer, the Special Servicer and the Trustee, that is performing activities that address the Servicing Criteria, unless such Person's activities relate only to 5% or less of the Mortgage Loans (based on their Stated Principal Balance).

            "Servicing Officer": Any officer or employee of the Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or Serviced Companion Loans, or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

            "Servicing-Released Bid": As defined in Section 7.01(d).

            "Servicing-Retained Bid": As defined in Section 7.01(d).

            "Servicing Standard":  As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the occurrence of any of the following events:

                  (i) a payment default shall have occurred on such Mortgage
            Loan or Serviced Whole Loan at its original maturity date or, if the original maturity date of such Mortgage Loan or Serviced Whole Loan has been extended in accordance herewith, a payment default occurs on such Mortgage Loan or Serviced Whole Loan at its extended maturity date or, in the case of Balloon Loans, the date the related Balloon payment is due; or

                  (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; or

                  (iii) the date upon which the Servicer or Special Servicer
            (with the consent of the Directing Certificateholder in the case of a determination by the Special Servicer) determines that a payment default or any other default under the applicable loan documents that (with respect to such other default) would impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise would materially adversely affect the interests of Certificateholders and, if applicable, the holders of any Serviced Companion Loan and would continue unremedied beyond the applicable grace period under the terms of the related loan documents (or, if no grace period is specified, for 60 days, and provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is imminent; or

                  (iv) the date upon which a decree or order of a court or
            agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law (including any similar law of the Commonwealth of Puerto Rico), or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, and being entered against the related Mortgagor; and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (v) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                  (vi) the related Mortgagor shall admit in writing its
            inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vii) as to which a default of which the Servicer or Special
            Servicer has notice (other than (A) a failure by the related borrower to pay principal or interest and (B) a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a Mortgaged Property that covers acts of terrorism in the event that the Special Servicer determines, in accordance with the Servicing Standard, that either (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located) and which, in the opinion of the Servicer or the Special Servicer, as applicable, materially and adversely affects the interests of the Certificateholders (or, with respect to the Serviced Whole Loans, the holders of the related Serviced Companion Loans (as a collective whole)) has occurred and remains unremediated for the applicable grace period specified in such mortgage loan or Serviced Whole Loan (or if no grace period is specified, 60 days); or

                  (viii) the Servicer or Special Servicer (who shall forward such notice to the Servicer) has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property.

            A Servicing Transfer Event for a Mortgage Loan included in a Serviced Whole Loan will trigger a Servicing Transfer Event for any related Serviced Companion Loan, and a Servicing Transfer Event for any Serviced Pari Passu Loan or Serviced Companion Loan included in a Serviced Whole Loan will trigger a Servicing Transfer Event for the related Mortgage Loan.

            With respect to a Non-Serviced Mortgage Loan, the occurrence of a "Servicing Transfer Event" (as such term is defined in the related Non-Serviced Mortgage Loan Pooling Agreement) shall constitute a Servicing Transfer Event.

            "Similar Law": As defined in Section 5.02(c).

            "Skyline Portfolio A Notes": Collectively, the three pari passu notes that make up the Skyline Portfolio Whole Loan.

            "Skyline Portfolio Co-Lender Agreement": That certain amended and restated intercreditor and servicing agreement, dated as of April 1, 2007, by and among the holders of the Skyline Portfolio Mortgage Loan and the Skyline Portfolio Pari Passu Loans, in each case, relating to the relative rights of such holders, as the same may be further amended, modified or supplemented from time to time.

            "Skyline Portfolio Mortgage Loan": With respect to the Skyline Portfolio Whole Loan, the promissory note made by the related Mortgagor and secured by the Mortgage on the Skyline Portfolio Mortgaged Property in the original principal amount of $203,400,000, which is included in the Trust and which is pari passu in right of payment to the Skyline Portfolio A Notes, as provided in the Skyline Portfolio Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "Skyline Portfolio Mortgaged Property": The property or properties which secure the Skyline Portfolio Whole Loan.

            "Skyline Portfolio Pari Passu Loans": For so long as the Skyline Portfolio Mortgage Loan or a successor REO Loan with respect to the Skyline Portfolio Mortgage Loan is part of the Mortgage Pool, the Skyline Portfolio A Notes. The Skyline Portfolio Pari Passu Loans are not included in the Trust.

            "Skyline Portfolio Whole Loan": The Skyline Portfolio Mortgage Loan, together with the Skyline Portfolio Pari Passu Loans. References herein to the Skyline Portfolio Whole Loan shall be construed to refer to the aggregate indebtedness under the Skyline Portfolio Mortgage Loan and the Skyline Portfolio Pari Passu Loans.

            "Sole Certificateholder": Any Holder (or Holders provided they act in unanimity) holding 100% of the Class X-C, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class X-P, Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero.

            "Special Servicer": LNR or any successor Special Servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b), which in each case shall be a minimum of $4,000 per month for each Specially Serviced Mortgage Loan and REO Loan.

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.35% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan or Serviced Whole Loan and on the basis of a 360-day year with twelve 30-day months.

            "Specially Serviced Mortgage Loan": As defined in Section 3.01(a).

            "Startup Day": The day designated as such in Section 10.01(b).

            "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Mortgage Loan, plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or prior to the immediately preceding Determination Date minus (z) the sum of:

                  (i) the principal portion of each Monthly Payment due on and attributable to such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer;

                  (ii) all Principal Prepayments received with respect to such
            Mortgage Loan after the Cut-off Date;

                  (iii) the principal portion of all Insurance Proceeds,
            Condemnation Proceeds and Liquidation Proceeds received with respect to and attributable to such Mortgage Loan after the Cut-off Date; and

                  (iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation or other modification of the Mortgage Loan that occurred prior to the Determination Date for the most recent Distribution Date.

            With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan or Serviced Companion Loan as of the date of the related REO Acquisition, minus (y) the sum of:

                  (i) the principal portion of any P&I Advance made with respect to the predecessor Mortgage Loan or Serviced Pari Passu Loan on or after the date of the related REO Acquisition; and

                  (ii) the principal portion of all Insurance Proceeds,
            Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan.

            With respect to any Serviced Companion Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Serviced Companion Loan, plus (y) any Mortgage Deferred Interest added to the principal balance of such Serviced Companion Loan on or before the end of the immediately preceding Determination Date minus (z) the sum of:

                  (i) the principal portion of each Monthly Payment due on and attributable to such Serviced Companion Loan after the Cut-off Date, to the extent received from the Mortgagor;

                  (ii) all Principal Prepayments received with respect to such
            Serviced Companion Loan after the Cut-off Date;

                  (iii) the principal portion of all Insurance Proceeds,
            Condemnation Proceeds and Liquidation Proceeds received with respect to and attributable to such Serviced Companion Loan after the Cut-off Date; and

                  (iv) any reduction in the outstanding principal balance of such Serviced Companion Loan resulting from a Deficient Valuation or other modification of such Serviced Companion Loan that occurred prior to the Determination Date for the most recent Distribution Date and in accordance with the terms of the related Co-Lender Agreement.

            With respect to any Serviced Whole Loan, as of any date of determination, the sum of (a) the amount calculated with respect to the Mortgage Loan related to such Serviced Whole Loan in accordance with the first paragraph of this definition and (b) the amount calculated with respect to any related Serviced Companion Loan included in such Serviced Whole Loan in accordance with the third paragraph of this definition.

            A Mortgage Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

            "Statement to Certificateholders": As defined in Section 4.02(a).

            "Sub-Servicer": Any Person engaged by either Servicer or the Special Servicer to perform Servicing with respect to one or more Mortgage Loans or REO Loans.

            "Sub-Servicing Agreement": The written contract between the Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans or Serviced Whole Loans as provided in Section 3.22.

            "Subcontractor": Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer, the Special Servicer, any Additional Servicer or any Servicing Function Participant appointed by any of them.

            "Subject Securitization Transaction" shall mean the commercial mortgage securitization transaction contemplated by this Agreement.

            "Subordinate Certificate": Any Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q or Class T Certificate.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loans as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Mortgage Loans.

            "Successful Bidder": As defined in Section 7.01(e).

            "Successful Sub-Servicing Bidder":  As defined in Section 3.22(h).

            "Swap Contract": The Class A-MFL Swap Contract or the Class A-JFL Swap Contract, as applicable, or any replacement interest rate swap agreement entered into by the Trustee in accordance with this Agreement.

            "Swap Counterparty": The Class A-MFL Swap Counterparty or the Class A-JFL Swap Counterparty, as applicable.

            "Swap Default": A Class A-MFL Swap Default or the Class A-JFL Swap Default, as applicable.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions and the federal income tax returns to be filed on behalf of each Grantor Trust due to its classification as a grantor trust under subpart E, Part I of subchapter J of the Code, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal tax law or Applicable State and Local Tax Law.

            "The Enclave B Note": With respect to The Enclave Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Mortgaged Property identified as "The Enclave" and designated as Promissory Note B, which is not included in the Trust, which is subordinated in right of payment to The Enclave Mortgage Loan as provided in The Enclave Co-Lender Agreement.

            "The Enclave Co-Lender Agreement": With respect to The Enclave Whole Loan, the related intercreditor agreement by and between the holders of The Enclave Mortgage Loan and The Enclave B Note, relating to the relative rights of such holders of the respective The Enclave Mortgage Loan and The Enclave B Note, as the same may be amended from time to time in accordance with the terms thereof.

            "The Enclave Directing Holder" means, subject to certain conditions specified in The Enclave Co-Lender Agreement, (i) prior to the occurrence of a Noteholder Control Appraisal Event (as defined in The Enclave Co-Lender Agreement) with respect to the holder of The Enclave B Note, the holder of The Enclave B Note; and (ii) following the occurrence of a Noteholder Control Appraisal Event, the Directing Certificateholder.

            "The Enclave Mortgage Loan": With respect to The Enclave Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Mortgaged Property identified as "The Enclave" and designated as Promissory Note A, which is included in the Trust and which is senior in right of payment to The Enclave B Note as provided in The Enclave Co-Lender Agreement.

            "The Enclave Whole Loan": Collectively, The Enclave Mortgage Loan and The Enclave B Note. References herein to The Enclave Whole Loan shall be construed to refer to the aggregate indebtedness under The Enclave Mortgage Loan and The Enclave B Note.

            "Third Party Appraiser": As defined in Section 3.18(e).

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit": As defined in Section 5.02(d).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Transferor Letter": As defined in Section 5.02(d).

            "Trust": GE Commercial Mortgage Corporation, Series 2007-C1 Trust, the trust created hereby and to be administered hereunder.

            "Trust Fund": The segregated pool of assets subject hereto, constituting the Trust, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Cut-off Date (other than payments of principal and interest due and payable on such Mortgage Loans on or before the Cut-off
Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Certificate Account, any Serviced Whole Loan Custodial Account (to the extent such amounts are allocable to the related Mortgage Loan, pursuant to the related Co-Lender Agreement), the Distribution Account, any Servicing Accounts, the Interest Reserve Account and the REO Accounts (to the extent of the Trust Fund's interest therein); (iii) any REO Property (to the extent of the Trust Fund's interest therein) or beneficial interest in a Mortgaged Property acquired pursuant to a Non-Serviced Mortgage Loan Pooling Agreement; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Mortgage Loans; (v) the Excess Liquidation Proceeds Reserve Account (to the extent of the Trust Fund's interest therein); (vi) the Uncertificated Lower-Tier Interests; (vii) the Class A-MFL Regular Interest, the Class A-MFL Swap Contract and the Class A-MFL Floating Rate Account, (vii) the Class A-JFL Regular Interest, the Class A-JFL Swap Contract and the Class A-JFL Floating Rate Account and (ix) the rights of the Depositor under Sections 2, 3, 4, 6, 9, 11, 12, 13, 16 and 17 of each Mortgage Loan Purchase Agreement.

            "Trustee": Wells Fargo Bank, N.A., a national banking association, in its capacity as trustee and its successors in interest, or any successor Trustee appointed as herein provided.

            "Trustee Exception Report": As defined in Section 2.02(e).

            "Trustee Fee": The fee to be paid monthly on the Distribution Date to the Trustee as compensation for the Trustee's activities under this Agreement equal to the product of the Trustee Fee Rate and the Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date.

            "Trustee Fee Rate": A rate equal to 0.00053% per annum.

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated Lower-Tier Interests": Any of the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5, Class A-2-6, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-1A-14, Class LA-1A-15, Class LA-3-1, Class LA-3-2, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-4-5, Class A-4-6, Class LA-M, Class LA-J, Class LB, Class LC, Class LD-1, Class LD-2, Class LE-1, Class LE-2, Class LE-3, Class LF-1, Class LF-2, Class LG-1, Class LG-2, Class LG-3, Class LH-1, Class LH-2, Class LJ-1, Class LJ-2, Class LK-1, Class LK-2, Class LL-1, Class LL-2, Class LM, Class LN, Class LO, Class LP, Class LQ and Class LT Uncertificated Lower-Tier Interests.

            "Uncovered Prepayment Interest Shortfall": Any Prepayment Interest Shortfall in excess of the Compensating Interest Payment.

            "Underwriters": Banc of America Securities LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., Citigroup Global Markets Inc. and Bear, Stearns & Co. Inc.

            "Underwritten Debt Service Coverage Ratio": With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), the ratio of (i) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (ii) the aggregate amount of the Monthly Payments due for the 12-month period immediately following the Cut-off Date, except with respect to those Mortgage Loans identified on Schedule 3 where Monthly Payments pay interest only for a specified period of time set forth in the related Mortgage Loan documents and then pay principal and interest, but for purposes of this definition only, shall be assumed to include interest and principal (based upon the amortization schedule length indicated on Schedule 3).

            "Underwritten Net Cash Flow": With respect to any Mortgaged Property, the estimated stabilized annual revenue derived from the use and operation of such Mortgaged Property, less estimated stabilized annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

            "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

            "Unscheduled Principal Distribution Amount": With respect to any Distribution Date, the aggregate of:

            (a) all Principal Prepayments received on the Mortgage Loans on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs (or, in the case of a Non-Serviced Mortgage Loan, the portion of such amounts attributable to such Non-Serviced Mortgage Loan pursuant to the related Co-Lender Agreement); and

            (b) the principal portions of all Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds and, if applicable, REO Revenues received with respect to the Mortgage Loans and any REO Loans on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs (or, in the case of any Non-Serviced Mortgage Loan, the portion of such amounts payable with respect to such Non-Serviced Mortgage Loan pursuant to the related Co-Lender Agreement), but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

            "Upper-Tier Distribution Account": The segregated sub-account deemed to be a part of the Distribution Account and maintained by the Trustee pursuant to Section 3.04(b).

            "Upper-Tier REMIC": One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "U.S. Dollars": Lawful money of the United States of America.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates (allocated to the Class X-C and Class X-P Certificates on a pro rata basis based on their respective outstanding Notional Amounts at the time of determination) and (ii) in the case of any other Class of Regular Certificates a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates, each determined as of the Distribution Date immediately preceding such time. None of the Class R Certificates or the Class LR Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on the related Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

            "Whole Loan": Any Serviced Whole Loan and Non-Serviced Whole Loan, as applicable.

            "Whole Loan REO Account": As defined in Section 3.16(b).

            "Withheld Amounts": As defined in Section 3.25(a).

            "Workout-Delayed Reimbursement Amounts": With respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance (and interest thereon) is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and
(ii) the amount of such Advance (and interest thereon) becomes an obligation of the Mortgagor to pay such amount under the terms of the modified Mortgage Loan documents. The Special Servicer shall provide the Servicer with information sufficient to enable the Servicer to calculate such amount. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance reimbursable in the same manner as any other Nonrecoverable Advance.

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan (other than a Non-Serviced Mortgage Loan), as set forth in Section 3.11(b).

            "Workout Fee Rate": A fee of 1.0% of each collection (other than Default Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments, (iii) prepayments and (iv) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

            "Yield Maintenance Charge": With respect to any Mortgage Loan, Serviced Whole Loan or REO Loan, the yield maintenance charge set forth in the related Mortgage Loan documents; provided that no amounts shall be considered Yield Maintenance Charges until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan or Serviced Whole Loan.

            Section 1.02 Certain Calculations.

            Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

                  (i) All calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  (ii) Any Mortgage Loan or Serviced Whole Loan payment is
            deemed to be received on the date such payment is actually received by the Servicer or the Special Servicer; provided, however, that for purposes of calculating distributions on the Certificates or the Class A-MFL or Class A-JFL Regular Interest, Principal Prepayments with respect to any Mortgage Loan or Serviced Whole Loan are deemed to be received on the date they are applied in accordance with the Servicing Standard consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan or Serviced Whole Loan on which interest accrues.

                  (iii) Any reference to the Certificate Balance of any Class of
            Regular Certificates (other than the Class X Certificates) or the Class A-MFL or Class A-JFL Regular Interest on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates or regular interest on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a), (b) any Collateral Support Deficit allocated to such Class on such Distribution Date pursuant to Section 4.04, (c) the addition of any Certificate Deferred Interest allocated to such Class and added to such Certificate Balance pursuant to Section 4.06(b) and (d) any recoveries on the related Mortgage Loan of Nonrecoverable Advances (plus interest thereon) that were previously reimbursed from principal collections on the Mortgage Loans that resulted in a reduction of the Principal Distribution Amount, Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, which recoveries are allocated to such Class and added to the Certificate Balance pursuant to Section 4.04(a). The calculation of Voting Rights hereunder shall not be affected by an Appraisal Reduction.

                  (iv) If an expense under this Agreement relates in the
            reasonable judgment of the Servicer, the Special Servicer or the Trustee, as applicable, primarily to the administration of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder or to any determination respecting the amount, payment or contest of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against any holder of a Serviced Companion Loan and such holder of a Serviced Companion Loan shall not suffer any adverse consequences as a result of the payment of such expense.

                               [End of Article I]


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) The Depositor hereby establishes the Trust as a common law trust under the laws of the State of New York and designates the Trust as "GE Commercial Mortgage Corporation, Series 2007-C1 Trust." Concurrently with the execution and delivery hereof, the Depositor does hereby assign, sell, transfer and convey to the Trustee, without recourse, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests and the Class A-MFL Regular Interest and the Class A-JFL Regular Interest), on behalf of the Trust, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans (including, without limitation, all related Mortgage Loan documents executed in connection therewith) identified on the Mortgage Loan Schedule, (ii) Sections 2, 3, 4, 6, 9, 11, 12, 16 and 17 of each of the Mortgage Loan Purchase Agreements and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date) and all escrow and collateral accounts and, in the case of a Mortgage Loan included in a Whole Loan, is subject to the related Co-Lender Agreement. Such assignment of any Non-Serviced Mortgage Loan, and, the right to service such Mortgage Loan, are further subject to the terms and conditions of the related Non-Serviced Mortgage Loan Pooling Agreement and the related Co-Lender Agreement. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 12.07, is intended by the parties to constitute a sale. In connection with the assignment to the Trustee of Sections 2, 3, 4, 6, 9, 11, 12, 16 and 17 of each of the Mortgage Loan Purchase Agreements, it is intended that the Trustee get the benefit of Sections 10 and 13 thereof in connection with any exercise of rights under such assigned Sections, and the Depositor shall use its best efforts to make available to the Trustee the benefits of Sections 10 and 13 in connection therewith.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, with copies to the applicable Servicer (or, in the case of the Mortgage Loans sold to the Depositor by Bank of America, to Bank of America) and, within 45 days following the Closing Date, the remaining documents in the Mortgage File for each such Mortgage Loan. With respect to the Mortgage Loans sold to the Depositor by GECC, the Depositor shall cause GECC to forward to the applicable Servicer copies of the documents listed in clauses (i), (ii),
(vi), (viii), (xvi), (xviii) and (xix) of the definition of Mortgage File. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnifying the Trustee. The Trustee shall provide a certification in the form attached hereto as Exhibit V-1 on the Closing Date that all Mortgage Notes have been received or an appropriate affidavit has been delivered. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(ii), (iv), (vi), (viii), (xi) and (xiii) of the definition of "Mortgage File," with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied on a provisional basis as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby within 45 days following the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi),
(viii), (xi) and (xiii) of the definition of "Mortgage File," with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided, that a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified in the case of the documents and/or instruments referred to in clause
(ii) of the definition of "Mortgage File" by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby within 45 days following the Closing Date. Neither the Trustee nor any Custodian shall in any way be liable for any failure by such Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). If, within 45 days following the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller cannot deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clauses (iii), (v), (vii) or (xii) of the definition of "Mortgage File" solely because of the unavailability of recording information as to any existing document or instrument, such Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to such Mortgage Loan within 45 days following the Closing Date an omnibus assignment of such Mortgage Loan substantially in the form of Exhibit H; provided, that all required original assignments with respect to such Mortgage Loan (except for any Mortgage which has been recorded in the name of MERS or its designee), in fully complete and recordable form, are delivered to the Trustee or its Custodian within 180 days of the Closing Date (or within such longer period as the Trustee in its discretion may permit). Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (xix) of the definition of Mortgage File, the applicable Servicer shall hold the original of such document in trust on behalf of the Trustee in order to draw on such letter of credit and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this
Section 2.01(b) by delivering the original of such document to the applicable Servicer, who will certify receipt of such document, and forward a copy of the applicable document to the Trustee (and, with respect to the Mortgage Loans sold to the Depositor by GECC, the Servicer), and the Trustee shall appoint such Servicer as custodian and such Servicer shall accept such appointment with respect to such letters of credit. The applicable Mortgage Loan Seller shall pay any costs of assignment of such letter of credit required in order for the applicable Servicer to draw on such letter of credit.

            (c) Except under the circumstances provided for in the last sentence of this subsection (c), the Trustee, at the related Mortgage Loan Seller's expense, shall as to each Mortgage Loan, promptly (and in any event within 75 days of the later of the Closing Date, the Trustee's actual receipt of the related documents and the date on which the Trustee receives with respect to the original recorded or filed documents relating to such assignments and UCC Financing Statements, all necessary recording or filing information required for the filing of such assignments and UCC Financing Statements) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate (except for any Mortgage Loan that has been recorded in the name of MERS or its designee), each assignment to the Trustee referred to in clauses (iii) and clause (v) of the definition of "Mortgage File" and each financing statement in lieu of a continuation statement and UCC-3 to the Trustee referred to in clause
(xii) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording, and each such financing statement in lieu of a continuation statement and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing. If any such document or instrument is determined to be incomplete or not to meet the filing requirements of the jurisdiction in which it is recorded or filed, or is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein on or about 180 days after the Closing Date, the Trustee shall prepare or cause to be prepared at the expense of the related Mortgage Loan Seller a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (v) of the definition of "Mortgage File," or to file any financing statement in lieu of a continuation statement and UCC-3 to the Trustee referred to in clause (xii) of the definition of "Mortgage File," in those jurisdictions where, in the written opinion of local counsel (such opinion to be provided by the applicable Mortgage Loan Seller and which opinion shall not be an expense of the Trustee, the Trust Fund or the holder of any Serviced Companion Loan) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Mortgage Loan Seller, the Servicers, the Special Servicer, any Sub-Servicer or the Depositor.

            (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Mortgage Loans and originals or copies of all financial statements, operating statements, appraisals, environmental/engineering reports, environmental insurance policies, the Mortgage Loan Seller's asset summary and original underwriting, closing documents, leases, management agreements, rent rolls and legal opinions and any other documents in the possession of the Mortgage Loan Seller, and any other information provided by the respective Mortgagor from time to time, that are not required to be a part of a Mortgage File in accordance with the definition thereof (such documents, together with copies of all documents in each Mortgage File, the "Credit File"), shall be delivered to the applicable Servicer (and, in the case of the Mortgage Loans sold to the Depositor by Bank of America, to Bank of America) on or before the Closing Date and shall be held by such Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Uncertificated Lower-Tier Interests, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest); provided, however, that the applicable Mortgage Loan Seller shall not be required to deliver any draft documents, internal notes, attorney-client privileged communications or credit analyses.

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the applicable Servicer, on or before the Closing Date, a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of the applicable Mortgage Loan Seller or any other name to be transferred to the applicable Servicer (or a Sub-Servicer) for deposit into Servicing Accounts.

            (g) The Trustee shall hold all such documents, records and funds on behalf of the Trust in trust for the benefit of the Certificateholders.

            Section 2.02 Acceptance by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this Section
2.02 and to any exceptions noted on the Trustee Exception Report, of the applicable documents specified in clauses (i), (ii), (ix), (xvi) and (xix) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents (other than the documents referred to in clause (xix) of the definition of "Mortgage File," which shall be held by the applicable Servicer) and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders (and as holder of the Uncertificated Lower-Tier Interests). To the extent that the Mortgage File for a Mortgage Loan included in a Serviced Whole Loan relates to a Serviced Companion Loan, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the holder of any related Serviced Companion Loan.

            (b) Within 90 days after the later of the Closing Date or actual receipt (but not later than 120 days after the Closing Date) (the "Initial Certification Date"), the Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review (but in no event later than 120 days after the Closing Date), the Trustee shall certify in writing (in the form attached hereto as Exhibit V-2) to each of the Rating Agencies, the Depositor, the Servicers, the Special Servicer, the Directing Certificateholder (provided it shall have identified itself, and furnished to the Trustee a notice address for the delivery of such certificate) and the Mortgage Loan Sellers that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full) and except as specifically identified in any exception report annexed thereto, (i) all documents specified in clauses (i) through (v), (ix), (x) (xi), (xii), and (xvi) through (xix) (in the case of documents specified in clauses (xvi) through (xix), to the extent the Trustee has actual knowledge that such documents are supposed to be in the Mortgage File as indicated by the Mortgage Loan Checklist delivered by each Mortgage Loan Seller with each closing document binder) (or, with respect to clause (xix), a copy of such letter of credit if the Servicer has the original or an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv),
(vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct. With respect to each Mortgage Loan, the related Mortgage Loan Seller shall provide to the Trustee a Mortgage Loan Checklist, upon which the Trustee may rely in determining which documents should be part of the Mortgage File. With respect to each Mortgage Loan listed on an exception report, the Trustee shall specifically identify such Mortgage Loan together with the nature of such exception (in the form reasonably acceptable to the Trustee and the Mortgage Loan Seller and specifically identifying items required to be in the Mortgage File but never delivered and items which were delivered by the Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office).

            (c) The Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents received thereby subsequent to the Closing Date; and, every 90 days following the Initial Certification Date until the date that all exceptions are eliminated. The Trustee shall certify in writing and shall deliver such writing electronically to each of the Depositor, the applicable Servicer, the Directing Certificateholder, the Special Servicer and the applicable Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) or any Mortgage Loan specifically identified in any exception report annexed thereto (i) all documents specified in clauses (i) through (v), (ix) through (xii) and (xvi) through (xix) (or, with respect to clause (xix), a copy of such letter of credit if the applicable Servicer has the original or an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            (d) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) beyond review of the Mortgage Loan Checklist and confirmation that the listed documents are present, to determine whether any of the documents specified in clauses (v), (vi), (vii), (viii), (x),
(xiv), (xv), (xvi), (xviii), (xix) and (xxiii) through (xxv) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face and, with respect to the documents specified in clause (ix), whether the insurance is effective as of the date of the recordation, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding. Further, with respect to the documents described in clause (xii) of the definition of "Mortgage File," to the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements, the Trustee shall file an assignment to the Trust with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller. The UCC Financing Statements to be assigned to the Trust (and in the case of a Serviced Whole Loan, on behalf of the holder of any related Serviced Companion Loans) will be delivered on current national forms, in recordable form, and will be filed by the Trustee in the state of incorporation of the related Mortgagor(s) as indicated on the documents provided.

            (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian discovers a defect in any Mortgage File (a "Defect") the Trustee shall promptly so notify the Depositor, the Directing Certificateholder, the applicable Servicer, the Special Servicer and the applicable Mortgage Loan Seller (and in no event later than 90 days after the Closing Date and every quarter thereafter, commencing with the quarter ending June 30, 2007) by providing to each a written report delivered in an electronic format (the "Trustee Exception Report") setting forth for each affected Mortgage Loan, with particularity, the nature of such Defect (in form reasonably acceptable to the Trustee and the Mortgage Loan Seller and specifically identifying items required to be in the Mortgage File but never delivered and items which were delivered by the Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office).

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.

            (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the holders of any Serviced Companion Loan, and to the Servicers and the Special Servicer, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

            (v) The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            (c) If any of the Servicers, the Special Servicer or the Trustee discovers or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty set forth in, or required to be made with respect to a Mortgage Loan by the applicable Mortgage Loan Seller pursuant to, the related Mortgage Loan Purchase Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests of any Certificateholders therein, the Servicers, the Special Servicer or the Trustee, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, (which notice shall be in addition to any Trustee Exception Report) to the Depositor, each Rating Agency, the Servicers, the Special Servicer, the Mortgage Loan Sellers, the Trustee, the Directing Certificateholder, the holder of any Serviced Companion Loan and the applicable Servicer or the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall request that the applicable Mortgage Loan Seller, not later than the earlier of 90 days from the applicable Mortgage Loan Seller's receipt of such notice or the Mortgage Loan Seller's discovery of such Breach, (i) cure such Defect or Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price or in conformity with the applicable Mortgage Loan Purchase Agreement or (iii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the applicable Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith; provided, however, that if such Breach and Defect is capable of being cured but not within such 90-day period, and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within such 90-day period, the Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan) and provided, further, that with respect to such additional 90-day period, the Mortgage Loan Seller shall have delivered an Officer's Certificate to the Rating Agencies, the applicable Servicer, the Special Servicer and the Trustee setting forth the reason such Breach or Defect is not capable of being cured within the initial 90-day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such Breach or Defect will be cured within the additional 90-day period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective Mortgage Loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interest of Certificateholders therein, and such Mortgage Loan shall be repurchased no later than the earlier of 90 days from the applicable Mortgage Loan Seller's receipt of a notice of such Defect or Breach or the Mortgage Loan Seller's discovery of such Breach or Defect. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price are to be deposited by wire transfer in the Certificate Account. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a hotel, restaurant (operated by the Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre (as sole collateral), mobile home park or fitness center (operated by the Mortgagor) property, then the failure to deliver to the Trustee copies of the UCC Financing Statements with respect to such Mortgage Loan shall not be a material Defect or material Breach.

            If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the Mortgage Loan Seller as contemplated by this Section 2.03(b), then, prior to the subject repurchase, the Mortgage Loan Seller, as the case may be, or its designee shall use its reasonable efforts, subject to the terms of the related Mortgage Loan(s), to prepare and, to the extent necessary and appropriate, have executed by the related Mortgagor and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loan(s) in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loan(s) therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the Directing Certificateholder, if one is then acting, has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller, as the case may be, (i) an Opinion of Counsel to the effect that such termination would not cause an Adverse REMIC Event to occur and (ii) written confirmation from each Rating Agency that such termination will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates or any Serviced Companion Loan Securities that are currently being rated by such Rating Agency; and provided, further, that the Mortgage Loan Seller, in the case of the related Mortgage Loans, may, at its option and within 30 days, purchase the entire subject Cross-Collateralized Group in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee or any Person acting on its behalf pursuant to this paragraph shall be included in the calculation of the Purchase Price for the Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining the materiality of any Breach or Defect, as the case may be, and (ii) the application of remedies, such Breach or Defect shall be treated as a Breach or Defect as to each Mortgage Loan in the Cross-Collateralized Group and such Cross-Collateralized Group shall be treated as a single Mortgage Loan. Solely for the purpose of complying with the REMIC Provisions, the Mortgagors of any Cross-Collateralized Group are intended third-party beneficiaries of a release of cross-collateralization that is permitted by the provisions of this paragraph, and the provisions of this paragraph may not be amended without the consent of all such Mortgagors, provided, however, that such Mortgagors shall not be third-party beneficiaries of any other provision of this Agreement and shall have no rights with respect to this Agreement except as set forth in this paragraph. In addition, the foregoing paragraph shall not impose any additional obligations on the Servicers or the Special Servicer with respect to any Mortgagors.

            (d) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Servicers (with respect to any such Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to any such Mortgage Loan that is a Specially Serviced Mortgage Loan) shall each tender to the applicable Mortgage Loan Seller, upon delivery (i) to each of the Servicers or the Special Servicer, as applicable, of a trust receipt and (ii) to the Trustee by the Servicers or the Special Servicer, as applicable, of a Request for Release and an acknowledgement by such Servicer or Special Servicer, as applicable, of its receipt of the Purchase Price executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned in the form of endorsement or assignment provided to the Trustee by the applicable Mortgage Loan Seller, as the case may be, to the applicable Mortgage Loan Seller in the same manner as provided in Section 6 of the related Mortgage Loan Purchase Agreement; provided, however, that the applicable Servicer or Special Servicer, as applicable, shall use reasonable efforts to cooperate in furnishing necessary information to the Mortgage Loan Seller in connection with such Mortgage Loan Seller's preparation of such endorsement or assignment.

            (e) Section 3 of each of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to Section 2 of each of the Mortgage Loan Purchase Agreements.

            (f) The Special Servicer shall, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest), enforce the obligations of the applicable Mortgage Loan Seller under
Section 3 of the applicable Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in accordance with the Servicing Standard. The Trustee, the Servicers (to the extent that the Trustee or Servicers incur such costs) and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement, in each case with interest at the Reimbursement Rate: first, from a specific recovery of costs, expenses or attorneys' fees against the applicable Mortgage Loan Seller; second, pursuant to Section 3.05(e)(vii) (with respect to the related Mortgage Loan) or Section 3.05(e)(vii) (with respect to any Serviced Whole Loan), out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) (with respect to the related Mortgage Loan) or Section 3.05(e)(viii) (with respect to any Serviced Whole Loan), out of general collections on the Mortgage Loans on deposit in the Certificate Account and/or Serviced Whole Loan Custodial Account, as applicable.

            Section 2.04 Execution of Certificates; Issuance of Uncertificated Lower-Tier Interests.

            (a) The Trustee hereby acknowledges the assignment to it of the Mortgage Loans, and, subject to Sections 2.01 and 2.02, the delivery to it or a Custodian on its behalf of the Mortgage Files and a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee (i) acknowledges the issuance of the Uncertificated Lower-Tier Interests and the residual interest in the Lower-Tier REMIC, represented by the Class LR Certificates, to or upon the order of the Depositor, in exchange for the Mortgage Loans and the other property comprising the Lower-Tier REMIC, receipt of which is hereby acknowledged, (ii) acknowledges and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Holders of the Certificates (other than the Class LR Certificates) and (iii) immediately thereafter, the Trustee acknowledges that it has caused the Certificate Registrar to execute and cause the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates (other than the Class A-MFL Certificates and the Class A-JFL Certificates), the Class A-MFL Regular Interest and the Class A-JFL Regular Interest and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Class A-MFL Regular Interest and the Class A-JFL Regular Interest to the Trustee for the benefit of the respective Holders of the Class A-MFL and Class A-JFL Certificates, respectively. The Trustee (i) acknowledges the assignment to it of the Class A-MFL Regular Interest and the Class A-JFL Regular Interest and acknowledges that it has executed the Swap Contracts, (ii) declares that it holds and will hold the Class A-MFL Regular Interest and Class A-JFL Regular Interest and respective Swap Contract in trust for the exclusive use and benefit of all present and future Holders of the Class A-MFL and the Class A-JFL Certificates and (iii) declares that it has caused the Certificate Registrar to execute, and has caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Class A-MFL Regular Interest and the Class A-JFL Regular Interest, respectively, and for entering into the respective Swap Contracts, and the Depositor hereby acknowledges the receipt by it or its designees of the Class A-MFL and Class A-JFL Certificates in authorized Denominations.

                               [End of Article II]


                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

            Section 3.01 Servicer to Act as Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

            (a) Each of the Servicers and the Special Servicer shall diligently service and administer the applicable Mortgage Loans and Serviced Companion Loans it is obligated to service pursuant to this Agreement (which Mortgage Loans specifically exclude the Non-Serviced Mortgage Loans) on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest) (and, in the case of the Serviced Whole Loans, the holders of the related Serviced Companion Loans, as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Mortgage Loan and any related Serviced Pari Passu
Loan) and the Trustee (as holder of the Uncertificated Lower-Tier Interests) and, in the case of each Serviced Whole Loan, on behalf of the holders of any related Serviced Companion Loan (as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Mortgage Loan and any related Serviced Pari Passu Loan) (as determined by the applicable Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment) in accordance with applicable law, the terms of this Agreement, the terms of the respective Mortgage Loans and, in the case of each Serviced Whole Loan, the terms of the related Serviced Companion Loan and the related Co-Lender Agreement, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which the applicable Servicer or Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the applicable Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by such Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans (and, in the case of any Serviced Whole Loan, any related Serviced Companion Loans, as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Mortgage Loan and any related Serviced Pari Passu
Loan) or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders and, in the case of each Serviced Whole Loan, on behalf of the holders of any related Serviced Companion Loans (as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Mortgage Loan and any related Serviced Pari Passu
Loan), as determined by the applicable Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (i) any relationship that either Servicer, the Special Servicer or any Affiliate of either Servicer or the Special Servicer may have with any Mortgagor, any Mortgage Loan Seller, any holder of Additional Debt, or any other parties to this Agreement; (ii) the ownership of any Certificate or any Serviced Companion Loan Securities by either Servicer, the Special Servicer or any Affiliate of either Servicer or Special Servicer, as applicable; (iii) the Servicer's obligation to make Advances; (iv) the Servicers' or Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Servicers or Special Servicer or any affiliate of either Servicer or Special Servicer, as applicable; and (vi) any debt (including, without limitation, any mezzanine financing) that the Servicers or Special Servicer or any affiliate of either Servicer or Special Servicer, as applicable has extended to any Mortgagor (the foregoing, collectively referred to as the "Servicing Standard"). Without limiting the foregoing, subject to
Section 3.21, the Special Servicer shall be obligated to service and administer
(i) any Mortgage Loans (other than the Non-Serviced Mortgage Loans) as to which a Servicing Transfer Event has occurred and is continuing and the Serviced Companion Loan as to which a Servicing Transfer Event with respect to the related Mortgage Loan has occurred and is continuing (the "Specially Serviced Mortgage Loans") and (ii) any REO Properties; provided, that the applicable Servicer shall continue to receive payments, make all calculations, maintain all accounts (other than the Interest Reserve Account and the REO Account) and prepare, or cause to be prepared, all reports to the Trustee required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the applicable Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to such Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. Each Mortgage Loan or Serviced Whole Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the Servicers shall be obligated to service and administer all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans which are not Specially Serviced Mortgage Loans; provided, that the Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and shall prepare the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Mortgage Loans in accordance with Section 3.12.

            The parties hereto acknowledge that each Non-Serviced Mortgage Loan and any related Mortgaged Property are being serviced and administered by the related Non-Serviced Mortgage Loan Servicer under the related Non-Serviced Mortgage Loan Pooling Agreement. The Servicers, the Special Servicer or the Trustee shall have no obligation or authority to supervise such Non-Serviced Mortgage Loan Servicer or the Non-Serviced Mortgage Loan Trustee or (other than with respect to back-up advances made by the Trustee, if any) to make Servicing Advances with respect to such Non-Serviced Mortgage Loan. The obligation of the Servicer to provide information and collections to the Trustee and the Certificateholders with respect to each Non-Serviced Mortgage Loan shall be dependent on its receipt of the corresponding information and collections from the Non-Serviced Mortgage Loan Servicer (upon which the Servicer may conclusively rely).

            (b) Subject only to the Servicing Standard, the terms of this Agreement, the terms of the respective Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Serviced Companion Loans, applicable law and, in the case of each Serviced Whole Loan, the related Co-Lender Agreement, the Servicers and the Special Servicer each shall have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration for which it is responsible which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Servicers and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage
Loan) or Serviced Whole Loan it is obligated to service under this Agreement:
(i) any and all financing statements, continuation statements, financing statements in lieu of continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments; and (iv) any and all instruments that may be required to be executed on behalf of the Trustee in connection with the defeasance of such a Mortgage Loan as contemplated in this Agreement. Subject to Section 3.10, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Servicers and the Special Servicer any powers of attorney and other documents prepared by the Servicers and the Special Servicer and necessary or appropriate to enable the Servicers and the Special Servicer to carry out their servicing and administrative duties hereunder. Notwithstanding anything herein to the contrary, neither the Servicers nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the applicable Servicer's or the Special Servicer's, as applicable, representative capacity or
(ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. Each of the Servicers and the Special Servicer shall indemnify the Trustee for any and all reasonable out-of-pocket costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by such Servicer or the Special Servicer, as applicable.

            (c) To the extent that either Servicer is permitted pursuant to the terms of the related Mortgage Loan documents (or by applicable law, if such documents are silent) to exercise its discretion with respect to any action which requires a confirmation of the Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates or any class of Serviced Companion Loan Securities, the related Servicer shall require the costs of such written confirmation to be borne by the related Mortgagor. To the extent the terms of the related Mortgage Loan documents require the Mortgagor to bear the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates or any class of Serviced Companion Loan Securities, the Servicer shall not waive the requirement that such costs and expenses be borne by the related Mortgagor.

            (d) The relationship of each of the Servicers and the Special Servicer to the Trustee and each holder of a Serviced Companion Loan under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or, except as expressly provided in this Agreement, agent.

            (e) The Servicers shall, to the extent not prohibited by the related Mortgage Loan documents and consistent with the Servicing Standard, permit Escrow Payments to be invested only in Permitted Investments.

            (f) With respect to the pool of Mortgage Loans, Servicer No. 1 shall service all of the Mortgage Loans except the Non-Serviced Mortgage Loans and the 666 Fifth Avenue Mortgage Loan. Servicer No. 2 shall service the 666 Fifth Avenue Mortgage Loan. Neither Servicer will have any responsibility or liability in respect of the other Mortgage Loan(s) serviced pursuant to this Agreement by the other Servicer.

            Section 3.02 Collection of Mortgage Loan Payments.

            (a) Each of the Servicers (with respect to the Mortgage Loans other than the Specially Serviced Mortgage Loans), and the Special Servicer (with respect to Specially Serviced Mortgage Loans), shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard). Consistent with the foregoing, the Servicers, or the Special Servicer each may in its discretion waive any Late Payment Charges or Default Interest in connection with any delinquent payment on a Mortgage Loan it is obligated to service hereunder.

            (b) All amounts collected on any Mortgage Loan or Serviced Whole Loan in the form of payments from Mortgagors, Insurance Proceeds and Condemnation Proceeds or Liquidation Proceeds with respect to any Mortgage Loan or Serviced Whole Loan shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied (after reimbursement to the applicable Servicer, the Special Servicer and/or the Trustee, for any related Advances and interest thereon as provided herein): first, as a recovery (allocable as principal) of a Workout-Delayed Reimbursement Amount or Nonrecoverable Advances, in each case, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount," "Loan Group 1 Principal Distribution Amount" or "Loan Group 2 Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest on such Mortgage Loan or Serviced Whole Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt; third, as a recovery of principal of such Mortgage Loan or Serviced Whole Loan then due and owing; fourth, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such Mortgage Loan or Serviced Whole Loan, including, without limitation, Penalty Charges and Yield Maintenance Charges and fifth, as a recovery of principal of such Mortgage Loan or Serviced Whole Loan to the extent of its entire unpaid principal balance. Notwithstanding the preceding sentence, such provisions shall not be deemed to affect the priority of distribution of payments. To the extent that such amounts are paid by a party other than a Mortgagor, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance Proceeds and Condemnation Proceeds or Liquidation Proceeds) and then paid by the Mortgagor under the Mortgage Loan in accordance with the second preceding sentence. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

            (c) To the extent consistent with the terms of the Mortgage Loans or Serviced Companion Loans and applicable law, the Servicers shall apply all Insurance Proceeds and Condemnation Proceeds it receives on a day other than the Due Date to amounts due and owing under such Mortgage Loan or Serviced Whole Loan as if such Insurance Proceeds and Condemnation Proceeds were received on the Due Date immediately succeeding the month in which such Insurance Proceeds and Condemnation Proceeds were received.

            (d) All amounts received by the Trust with respect to a Serviced Whole Loan shall be applied to amounts due and owing under such Serviced Whole Loan (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the related Co-Lender Agreement.

            (e) Reserved.

            (f) Promptly following the Closing Date, the Trustee shall send written notice (in the form attached hereto as Exhibit W) to each Non-Serviced Mortgage Loan Trustee and Non-Serviced Mortgage Loan Servicer stating that, as of the Closing Date, the Trustee is the holder of such Non-Serviced Mortgage Loan and directing such Non-Serviced Mortgage Loan Servicer to remit to the applicable Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the applicable Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Non-Serviced Mortgage Loan under the related Co-Lender Agreement and the related Non-Serviced Mortgage Loan Pooling Agreement. The Servicer shall, on the day of receipt thereof, deposit into the Certificate Account all amounts received with respect to such Non-Serviced Mortgage Loan and the related Mortgaged Property.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

            (a) With respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan, each Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the loan documents. Amounts on deposit in Servicing Accounts may only be invested in accordance with the terms of the related loan documents or in Permitted Investments. Servicing Accounts shall at all times be Eligible Accounts; provided, however, that in the event that the ratings of the financial institution holding such account are downgraded, such that the Servicing Account is no longer an Eligible Account, the respective Servicer shall promptly transfer such account to an Eligible Account. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of items for which Escrow Payments were collected and comparable items;
(ii) reimburse the Servicer, the Special Servicer or the Trustee, as applicable, for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan or Serviced Whole Loan and as described below or, if not so required, to the applicable Servicer; (v) withdraw amounts deposited in error or
(vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of their servicing duties, each Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan or Serviced Whole Loan; provided, however, that in no event shall either Servicer be required to pay any amounts to the Mortgagors in excess of Net Investment Earnings, if any, attributed to the related Mortgage Loan or Serviced Whole Loan and the related Servicing Account.

            (b) The Special Servicer, in the case of REO Loans, and the Servicers, in the case of all other Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Whole Loans, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans (other than any REO Loan succeeding the Non-Serviced Mortgage Loan), and the Servicers, in the case of all other Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans, shall use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the Servicing Account and then from the REO Account (in the case of REO Loans) or by the Servicer as Servicing Advances prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items, employing for such purpose Escrow Payments (which shall be so applied by the Servicers at the written direction of the Special Servicer in the case of REO Loans) as allowed under the terms of the related Mortgage Loan. The Services shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan or Serviced Whole Loan and the Servicing Standard. To the extent that a Mortgage Loan or Serviced Whole Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of Specially Serviced Mortgage Loans with respect to which either Servicer has notified the Special Servicer of non-payment, and the Servicers, in the case of all other Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans, shall use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c) In accordance with the Servicing Standard and for all Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans, the applicable Servicer shall advance with respect to each related Mortgaged Property (including any related REO Property) all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor (or REO Revenues in the case of any REO Property) are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance. If such an advance would constitute a Nonrecoverable Advance, and the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, in the case of the Serviced Whole Loan, the holders of any related Serviced Companion Loans, as a collective whole (taking into account that the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan), then the Servicer shall make such payment from amounts in the Certificate Account (or if a Serviced Whole Loan is involved, first from amounts in the related Serviced Whole Loan Custodial Account and then from amounts in the Certificate Account). With respect to the payment of taxes and assessments, the Servicers, the Special Servicer or the Trustee, as applicable, shall not be required to make such advance until the earlier of (i) with respect to the Servicers, five Business Days after the applicable Servicer has received confirmation that such item has not been paid and with respect to the Trustee, five Business Days after receipt of confirmation that the applicable Servicer has failed, upon the expiration of any applicable grace period, to make such Advance or (ii) only with respect to those Mortgage Loans or Serviced Whole Loans for which either Servicer maintains a Servicing Account pursuant to Section 3.03(a) hereof for the purpose of receiving Escrow Payments in connection with taxes and assessments and other items that are subject to Servicing Advances, the Business Day prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments (if such Servicer or Trustee has actual knowledge thereof). The Special Servicer shall give the applicable Servicer and the Trustee no less than five Business Days' written (facsimile) notice before the date on which such Servicer is requested to make any Servicing Advance with respect to a given Specially Serviced Mortgage Loan or REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments), and provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) to either Servicer more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Special Servicer may, with respect to any Servicing Advance required to be made on an emergency or urgent basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments) make such advance unless such advance would constitute a Nonrecoverable Advance. In addition, the Special Servicer shall provide the Servicers and the Trustee with such information in its possession as the Servicers or the Trustee, as applicable, may reasonably request to enable the Servicers or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in
Section 3.05. No costs incurred by the Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders and, in the case of the Serviced Whole Loans, the holders of any related Serviced Companion Loans, be added to the unpaid principal balances of the related Mortgage Loans and Serviced Companion Loans notwithstanding that the terms of such Mortgage Loans and Serviced Companion Loans so permit. Neither Servicer shall be required to make any Servicing Advance that it determines would be a Nonrecoverable Advance.

            (d) The parties acknowledge that, pursuant to the related Non-Serviced Mortgage Loan Pooling Agreement, the related Non-Serviced Mortgage Loan Servicer is obligated to make servicing advances with respect to the related Non-Serviced Whole Loan. The related Non-Serviced Mortgage Loan Servicer shall be entitled to reimbursement out of general collections on the Mortgage Loans and the REO Properties for the pro rata portion of any such Servicing Advances (with, in each case, any accrued and unpaid interest thereon provided for under the related Non-Serviced Mortgage Loan Pooling Agreement) determined to be nonrecoverable in the manner set forth in the related Non-Serviced Mortgage Loan Pooling Agreement, the related Co-Lender Agreement and Section 3.05(a) of this Agreement.

            With respect to a Serviced Whole Loan and following the securitization of any related Serviced Pari Passu Loan, the applicable Servicer shall seek payment or reimbursement for the pro rata portion of the Servicing Advances in respect of such Serviced Whole Loan (with any accrued and unpaid interest thereon provided for under this Agreement) determined to be Nonrecoverable Servicing Advances hereunder, that is allocable to such Serviced Companion Loan, out of general collections in the account related to such Other Securitization in accordance with Section 3.05(f) hereof. To the extent that the Servicer or Special Servicer fails to make a Servicing Advance that it is required to make under this Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of this Agreement.

            (e) No more frequently than once per calendar month, the Special Servicer may require the Servicers, and the Servicers shall be obligated, out of the Servicers' own funds, to reimburse the Special Servicer for any Servicing Advances (other than Nonrecoverable Servicing Advances) made by but not previously reimbursed to the Special Servicer, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Any request by the Special Servicer that the applicable Servicer advance a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Advance and the applicable Servicer and the Trustee shall be entitled to rely on such determination, provided that such determination shall not be binding upon the applicable Servicer or the Trustee. Such reimbursement and any accompanying payment of interest shall be made within 10 days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.03(e), such Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, such Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with Section 3.03(f) below at the same time, in the same manner and to the same extent as such Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

            Notwithstanding the foregoing provisions of this Section 3.03(e), the Servicers shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the applicable Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is a Nonrecoverable Servicing Advance. The Servicers shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer out of the Certificate Account (or, if a Serviced Whole Loan is involved, first out of related Serviced Whole Loan Custodial Account and then out of the Certificate Account) pursuant to Section 3.03(f) below. The Special Servicer shall provide the Servicers with any information the Servicers reasonably requests to determine whether any Servicing Advance would be a Nonrecoverable Advance. In addition, any determination made by the Special Servicer, at its option, that an Advance is a Nonrecoverable Advance shall be conclusive and binding on the Servicers and the Trustee, provided that the Servicers or the Trustee, as applicable, has been given written notice of such determination.

            (f) In connection with its recovery of any Servicing Advance out of the Certificate Account pursuant to Section 3.05(a) or the Serviced Whole Loan Custodial Account pursuant to Section 3.05(e), as applicable, each of the Servicers, the Special Servicer or the Trustee, as the case may be, shall be entitled to receive, first out of any Penalty Charges (as described in Section 3.11), and then out of any amounts then on deposit in the Certificate Account or the Serviced Whole Loan Custodial Account, as applicable, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. The Servicers shall reimburse themselves, the Special Servicer or the Trustee, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the Certificate Account in accordance with Section 3.05(a)(iv) or if a Serviced Whole Loan is involved, in the related Serviced Whole Loan Custodial Account in accordance with Section 3.05(e)(iv).

            (g) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of 90 days following the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan, the applicable Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of 90 days following the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(g), the applicable Servicer shall, in accordance with the Servicing Standard, determine whether the related Mortgagor has failed to perform its obligations under the Mortgage Loan or Serviced Whole Loan and report any such failure to the Special Servicer within a reasonable time after the later of May 31, 2007 and the date as of which such actions or remediations are required to be or to have been taken or completed.

            Section 3.04 The Certificate Account; the Lower-Tier Distribution Account; the Upper-Tier Distribution Account; the Excess Liquidation Proceeds Reserve Account; the Interest Reserve Account; the Floating Rate Accounts and the Serviced Whole Loan Custodial Accounts.

            (a) Each Servicer shall establish and maintain, or cause to be established and maintained, one or more Certificate Accounts in which the Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received (and, following the securitization of the related B Note, in the case of the Downtown Plaza B Note or the Prospect Plaza B Note, no payments will be received by the Servicer until an "Event of Default" as defined in the Downtown Plaza Co-Lender Agreement or the Prospect Plaza Co-Lender Agreement, as the case may be, occurs) or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its designee and other than any amounts received from Mortgagors which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it (and, with respect to a Non-Serviced Mortgage Loan, to the extent received pursuant to the related Co-Lender Agreement) on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans (net of the Servicing Fees and any Non-Serviced Mortgage Loan Primary Servicing
      Fees), including Yield Maintenance Charges and Penalty Charges (subject to
      Section 3.11 herein);

            (iii) all Insurance Proceeds and Condemnation Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan or REO Property, together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Mortgage Loans;

            (iv) any amounts required to be transferred from the applicable REO Account pursuant to Section 3.16(c);

            (v) any amounts required to be deposited by the Servicers pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account; and

            (vi) any amounts required to be deposited by the Servicers or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy;

provided that any amounts described above (other than clause (v) above) that relate to a Serviced Whole Loan or any REO Property related to a Serviced Whole Loan (other than Liquidation Proceeds derived from the sale of the related Mortgage Loan (x) to the holder of any related Serviced Companion Loan pursuant to the related Co-Lender Agreement, (y) as a Defaulted Mortgage Loan pursuant to
Section 3.18 or (z) pursuant to Section 9.01) shall be deposited in the related Serviced Whole Loan Custodial Account, and, in any such case, shall thereafter be transferred to the Certificate Account to the extent provided in Section 3.05(e).

            The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing and subject to Section 3.11, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification application fees, defeasance fees, modification fees, consent fees, waiver fees, earnout fees, extension fees and similar fees, penalty charges (net of any amount required to offset interest on Advances and Trust Fund expenses) or amounts collected for Mortgagor checks returned for insufficient funds need not be deposited by the applicable Servicer in the Certificate Account. If either Servicer shall deposit in the Certificate Account any amount not required to be remitted by such Servicer, such Servicer may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Assumption, extension, consent, waiver and modification fees actually received from Mortgagors on Specially Serviced Mortgage Loans shall be promptly delivered to the Special Servicer as additional servicing compensation, but only to the extent the payment of such fees are in accordance with the second paragraph of Section 3.11(b) and any other terms hereof.

            Upon receipt of any of the foregoing amounts in clauses (i)-(iii) above with respect to any Specially Serviced Mortgage Loans which are not REO Loans, the Special Servicer shall remit within one Business Day such amounts to the applicable Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO Property related to a Non-Serviced Whole Loan) shall be deposited by the Special Servicer into the applicable REO Account and remitted to such Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the applicable Servicer and shall promptly deliver any such check to such Servicer by overnight courier.

            Funds in the Certificate Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. Each Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of their respective Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof.

            (b) The Trustee for the benefit of the Certificateholders shall establish and maintain the Distribution Account (which shall be deemed to consist of the Lower-Tier Distribution Account and the Upper-Tier Distribution Account), the Class A-MFL Floating Rate Account, the Class A-JFL Floating Rate Account, the Excess Liquidation Proceeds Reserve Account (to the extent of the Trust Fund's interest therein) and the Interest Reserve Account in trust for the benefit of the Certificateholders. The Trustee is hereby authorized to make deposits in and withdrawals from the Distribution Account, the Class A-MFL Floating Rate Account, the Class A-JFL Floating Rate Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account in accordance with the terms of this Agreement. The Servicers shall withdraw from each Serviced Whole Loan Custodial Account each month on the related P&I Advance Date any amounts in such Serviced Whole Loan Custodial Account that are allocable to the related Mortgage Loan pursuant to the related Co-Lender Agreement and deposit such amounts in the Certificate Account. The Servicers shall deliver to the Trustee each month by 1:00 pm New York time on the related P&I Advance Date, for deposit in the Lower-Tier Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clause (a)(viii), (c), (d) and (e) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account.

            The Servicers shall withdraw from each Serviced Whole Loan Custodial Account and remit to the holders of such Serviced Companion Loans (or their designees, if any): (i) the scheduled payments of interest and principal that are allocable to any related Serviced Companion Loan pursuant to the terms of the related Co-Lender Agreement, on or prior to the Business Day prior to the Distribution Date (or such other date as set forth in the related Co-Lender Agreement) or in the case of the 666 Fifth Avenue Pari Passu Loans, on the Business Day succeeding receipt thereof and (ii) Late Collections that are allocable to any related Serviced Companion Loan pursuant to the terms of the related Co-Lender Agreement, on the Business Day succeeding receipt thereof.

            The Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Floating Rate Accounts, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account shall be maintained as segregated accounts separate from other accounts or as sub-accounts of a single Distribution Account. Funds on deposit in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Floating Rate Accounts and the Excess Liquidation Proceeds Reserve Account may be invested pursuant to the provisions herein. The Interest Reserve Account shall remain uninvested.

            In addition to the amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the third preceding paragraph, the Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Lower-Tier Distribution Account:

                  (i) any P&I Advances required to be made by the Servicers in accordance with Section 4.03;

                  (ii) any Liquidation Proceeds paid by the Servicers or the
            Special Servicer in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to
            Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to Section 9.01);

                  (iii) any Yield Maintenance Charges; and

                  (iv) any other amounts required to be so delivered for deposit in the Lower-Tier Distribution Account pursuant to any provision of this Agreement.

            If, as of 5:00 p.m., New York City time, on any P&I Advance Date or on such other date as any amount referred to in the first paragraph of this
Section 3.04(b) and the foregoing clauses (i) through (iv) are required to be delivered hereunder, the Servicers shall not have delivered to the Trustee for deposit in the Lower-Tier Distribution Account and the Excess Liquidation Proceeds Reserve Account the amounts required to be deposited therein pursuant to the provisions of this Agreement, the Servicers shall pay the Trustee interest on such late payment at the federal funds rate from the time such payment was required to be made (without regard to any grace period) until such late payment is received by the Trustee.

            The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

            Promptly on each Distribution Date, the Trustee shall be deemed to withdraw from the Lower-Tier Distribution Account for deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively.

            Funds on deposit in the Excess Liquidation Proceeds Reserve Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. As of the Closing Date, the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account, the Floating Rate Accounts and the Distribution Account shall be located at the offices of the Trustee. The Trustee shall give notice to the Servicers and the Depositor of the location of the Distribution Account and of the new location of the Distribution Account prior to any change thereof.

            (c) On or before the P&I Advance Date related to the applicable Distribution Date, the Servicers or Special Servicer, as applicable, shall remit to the Trustee for deposit as provided in the second succeeding paragraph, an amount equal to the Excess Liquidation Proceeds received on or prior to the related Determination Date and any REO Revenues, Insurance Proceeds and Condemnation Proceeds collected on or prior to the related Determination Date with respect to any Mortgage Loan (in the case of the Non-Serviced Mortgage Loans, to the extent received pursuant to the related Co-Lender Agreement and the related Non-Serviced Mortgage Loan Pooling Agreement and allocable to the holder of the related Non-Serviced Mortgage Loan pursuant to the related Co-Lender Agreement) or Serviced Companion Loan which exceed the principal, interest and all other amounts due under such Mortgage Loan or Serviced Companion Loan, including reimbursement of all Advances and all Trust Fund expenses related to such Mortgage Loan or Serviced Companion Loan.

            In the case of Excess Liquidation Proceeds, the Trustee shall make appropriate ledger entries received with respect thereto and shall hold such proceeds (i) for the benefit of the Class or Classes of Certificateholders and
(ii) for the benefit of any holder of a Serviced Companion Loan entitled thereto. Any Excess Liquidation Proceeds shall be identified separately from any other amounts held in the Distribution Account (with amounts attributable to each Class or Classes and any Serviced Companion Loan also identified separately).

            Upon the disposition of any REO Property in accordance with Section 3.18, the Special Servicer will calculate the Excess Liquidation Proceeds, if any, realized in connection with such sale and remit such funds to the Trustee for deposit into the Excess Liquidation Proceeds Reserve Account, other than Excess Liquidation Proceeds allocable to any Serviced Companion Loan, which shall be remitted to the holder of any such Serviced Companion Loan.

            (d) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2008, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall, with respect to each Interest Reserve Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Withheld Amount, if any, in respect of such Interest Reserve Loan for such Distribution Date; provided that no such transfer of monies from the Distribution Account to the Interest Reserve Account shall be made on the Final Distribution Date. The Trustee shall also deposit in the Interest Reserve Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest Reserve Account.

            (e) On or before the Closing Date, the Trustee shall establish and maintain the Class A-MFL Floating Rate Account trust for the benefit of the Class A-MFL Certificateholders and the Class A-MFL Swap Counterparty, and shall establish and maintain the Class A-JFL Floating Rate Account trust for the benefit of the Class A-JFL Certificateholders and the Class A-JFL Swap Counterparty. The Class A-MFL Floating Rate Account shall (i) at all times be an Eligible Account and (ii) relate solely to the Class A-MFL Certificates and amounts payable in respect of the Class A-MFL Swap Contract. The Class A-JFL Floating Rate Account shall (i) at all times be an Eligible Account and (ii) relate solely to the Class A-JFL Certificates and amounts payable in respect of the Class A-JFL Swap Contract.

            The Trustee shall deposit into the Class A-MFL Floating Rate Account all amounts received in respect of distributions on the Class A-MFL Regular Interest as specified in Section 3.05(g), and shall immediately deposit into the Class A-MFL Floating Rate Account all amounts received under the Class A-MFL Swap Contract. The Trustee shall deposit into the Class A-JFL Floating Rate Account all amounts received in respect of distributions on the Class A-JFL Regular Interest as specified in Section 3.05(h), and shall immediately deposit into the Class A-JFL Floating Rate Account all amounts received under the Class A-JFL Swap Contract.

            (f) Each Servicer shall establish and maintain, or cause to be established and maintained, one or more Serviced Whole Loan Custodial Accounts, which may be a sub-account of the related Certificate Account, in which each Servicer shall deposit or cause to be deposited within one Business Day following receipt of available funds, except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it on each Serviced Whole Loan subsequent to the Cut-off Date (other than in respect of principal and interest on such Serviced Whole Loan due and payable on or before the Cut-off Date, which payments shall be held as provided in the related Co-Lender Agreement and other than any amounts received from the related Mortgagor which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                  (i) all payments on account of principal, including Principal
            Prepayments, on such Serviced Whole Loan;

                  (ii) all payments on account of interest on such Serviced
            Whole Loan (net of the related Servicing Fees), including Yield Maintenance Charges and Penalty Charges (subject to Section 3.11 herein);

                  (iii) all Insurance Proceeds and Condemnation Proceeds and
            Liquidation Proceeds received in respect of such Serviced Whole Loan or related REO Property (other than Liquidation Proceeds derived from the sale of the related Mortgage Loan (x) to the holder of any related Serviced Companion Loan pursuant to the related Co-Lender Agreement, (y) as a Defaulted Mortgage Loan pursuant to Section 3.18 or (z) pursuant Section 9.01);

                  (iv) any amounts required to be transferred from the related
            REO Account pursuant to Section 3.16(c);

                  (v) any amounts required to be deposited by the Servicers
            pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Serviced Whole Loan Custodial Account; and

                  (vi) any amounts required to be deposited by the Servicers or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to such Whole Loan resulting from a deductible clause in a blanket hazard or master single interest policy.

            The foregoing requirements for deposit in the Serviced Whole Loan Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification application fees, charges for defeasance fees, modification fees, consent fees, waiver fees, earnout fees, extension fees and similar fees, penalty charges (net of any amount required to offset interest on Advances and Trust Fund expenses) or amounts collected for Mortgagor checks returned for insufficient funds need not be deposited by the Servicers in the applicable Serviced Whole Loan Custodial Account. If either Servicer shall deposit in the Serviced Whole Loan Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Serviced Whole Loan Custodial Account, any provision herein to the contrary notwithstanding. Assumption, extension, consent, waiver and modification fees actually received from Mortgagors on Specially Serviced Mortgage Loans shall be promptly delivered to the Special Servicer as additional servicing compensation, but only to the extent the payment of such fees are in accordance with the second paragraph of Section 3.11(b) and any other terms hereof. The Serviced Whole Loan Custodial Account shall be an Eligible Account and shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Servicers; provided, however, that the Serviced Whole Loan Custodial Account may be a sub-account of the applicable Certificate Account.

            Upon receipt of any of the foregoing amounts in clauses (i)-(iii) above with respect to each Serviced Whole Loan, when it is a Specially Serviced Mortgage Loan and not a REO Loan, the Special Servicer shall remit within one Business Day such amounts to the applicable Servicer for deposit into the applicable Serviced Whole Loan Custodial Account in accordance with the second preceding paragraph. Any such amounts received by the Special Servicer with respect to a related REO Property shall initially be deposited by the Special Servicer into the related REO Account and remitted to the applicable Servicer for deposit into the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the applicable Servicer and shall promptly deliver any such check to such Servicer by overnight courier.

            Funds in the Serviced Whole Loan Custodial Account may only be invested in Permitted Investments in accordance with the provisions of Section
3.06. The Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Serviced Whole Loan Custodial Account as of the Closing Date and of the new location of the Serviced Whole Loan Custodial Account prior to any change thereof.

            Section 3.05 Permitted Withdrawals from the Certificate Account; the Distribution Account and the Serviced Whole Loan Custodial Accounts.

            (a) Each Servicer may, from time to time, make withdrawals from the applicable Certificate Account for any of the following purposes (the order set forth below shall not indicate any order of priority):

            (i) to remit to the Trustee for deposit in the Lower-Tier Distribution Account and the Excess Liquidation Proceeds Reserve Account the amounts required to be remitted pursuant to Section 3.04(b) and
      Section 3.04(c), as applicable, or, for deposit in the Lower-Tier Distribution Account, that may be applied to make P&I Advances pursuant to
      Section 4.03(a);

            (ii) to pay (A) itself unpaid Servicing Fees in respect of each Mortgage Loan and REO Loan (exclusive of each Mortgage Loan (including, for the avoidance of doubt, each Specially Serviced Mortgage Loan) or REO Loan included in a Serviced Whole Loan), as applicable, the Servicer's rights to payment of Servicing Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan or REO Loan (exclusive of each Mortgage Loan or REO Loan included in a Serviced Whole Loan), as applicable, being limited to amounts received (and deposited in the Certificate Account) on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), that are allocable as recovery of interest thereon, (B) each month to the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage Loan, or REO Loan (exclusive of any such fees payable with respect to any Serviced Companion Loan or Serviced Companion Loan included in an REO
      Loan), as applicable, remaining unpaid, first, out of related collections, REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds, if any, and then, out of general collections on the Mortgage Loans and REO Properties (but in the case of any Mortgage Loan included in a Serviced Whole Loan, only to the extent that amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor) and (C) each month to any Non-Serviced Mortgage Loan Special Servicer the pro rata portion (based on such Mortgage Loan's Stated Principal Balance) of any unpaid special servicing fees, liquidation fees and workout fees in respect of the related Non-Serviced Whole Loan remaining unpaid, out of general collections on deposit in the Certificate Account in respect of the Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties;

            (iii) to reimburse itself or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan), for unreimbursed P&I Advances (other than Nonrecoverable Advances which are reimbursable pursuant to clause (v) below, and exclusive of each Mortgage Loan or REO Loan included in a Serviced Whole Loan), the Servicer's or the Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received and deposited into the Certificate Account which represent Late Collections for the applicable Mortgage Loan (exclusive of each Mortgage Loan or REO Loan included in a Serviced Whole Loan) during the applicable period; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of all of the Mortgage Loans and REO Properties on deposit in the Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below (to be allocated between the Loan Groups as set forth in the last paragraph of this Section 3.05(a));

            (iv) to reimburse itself, the Special Servicer or the Trustee, as applicable (in reverse of such order) with respect to any Mortgage Loan or REO Property (which, in either case, is not a part of a Serviced Whole
      Loan), for unreimbursed Servicing Advances (other than the Nonrecoverable Advances, which are reimbursable pursuant to clause (v) below), the Servicer's, the Special Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan or REO Property (exclusive of each Mortgage Loan or REO Loan included in a Serviced Whole Loan or any REO Property securing such Serviced Whole
      Loan) being limited to, as applicable, related payments, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds and REO Revenues with respect to the related Mortgage Loan or REO Property; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below (to be allocated between the Loan Groups as set forth in the last paragraph of this Section 3.05(a)).

            (v) (A) to reimburse itself, the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan or REO Property), (1) for Nonrecoverable Advances (and interest thereon), out of the principal portion of general collections on the Mortgage Loans and REO Properties and then, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option to defer reimbursement thereof pursuant to this Section 3.05(a), out of other collections on the Mortgage Loans and REO Properties (in each case, to be allocated between the Loan Groups as set forth in the last paragraph to this Section 3.05(a)) (but, in the case of Serviced Whole Loan, only to the extent that amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor) and (2) for any Workout-Delayed Reimbursement Amounts, such reimbursement to be made out of the principal portion of the general collections on the Mortgage Loans and REO Properties (to be allocated between the Loan Groups as set forth in the last paragraph of this Section 3.05(a)), net of such amounts being reimbursed pursuant to (1) above, (B) to pay itself out of general collections on the Mortgage Loans and REO Properties, with respect to any Mortgage Loan or REO Property any related earned Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith (but, in the case of a Serviced Whole Loan, only to the extent that amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor) and (C) to reimburse any Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer and Non-Serviced Mortgage Loan Trustee, as applicable, out of the principal portion and the non-principal portion of general collections on the Mortgage Loans and REO Properties for the pro rata portion (based on such Mortgage Loan's Stated Principal Balance) of nonrecoverable servicing advances previously made with respect to the related Non-Serviced Whole Loan; provided that such reimbursement shall be made as if it were for a Nonrecoverable Servicing Advance made pursuant to this Agreement;

            (vi) (A) at such time as it reimburses itself, the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan or REO Property), for (1) any unreimbursed P&I Advance (including any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (iii) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(c) (each Servicer's or Trustee's respective rights to payments pursuant to this subclause (1) with respect to interest on such advances being limited to amounts on deposit in the Certificate Account that represent Penalty Charges collected on or in respect of the applicable Mortgage Loan after the previous Determination Date and on or prior to the related Determination Date), (2) any unreimbursed Servicing Advances (including any such Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount) made with respect to a Mortgage Loan or REO Property pursuant to clause (iv) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(e) and 3.11(c) (each Servicer's, Special Servicer's or Trustee's respective rights to payments pursuant to this subclause (2) with respect to interest on such advances being limited to amounts on deposit in the Certificate Account that represent Penalty Changes collected on or in respect of the applicable Mortgage Loan after the previous Determination Date and on or prior to the related Determination Date) or (3) any Nonrecoverable P&I Advances made with respect to a Mortgage Loan or REO Property and any Nonrecoverable Servicing Advances made with respect to a Mortgage Loan or REO Property pursuant to clause (v) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any interest accrued and payable thereon, out of general collections on the Mortgage Loans and the REO Properties but in the case of a Mortgage Loan included in a Serviced Whole Loan, only to the extent that such Nonrecoverable Advance has been reimbursed and only to the extent that amounts on deposit in the applicable Serviced Whole Loan Custodial Account are insufficient therefor and pursuant to the allocation set forth in the related Co-Lender Agreement and (B) at such time as it reimburses any Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, for any nonrecoverable servicing advances made with respect to the related Non-Serviced Whole Loan or the related REO Property pursuant to clause (v) above, to pay such Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee, as the case may be, any interest accrued and payable thereon out of general collections on the Mortgage Loans and the REO Properties;

            (vii) to reimburse itself, the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (v) of the definition of Purchase Price;

            (viii) in accordance with Section 2.03(e), to reimburse itself, the Special Servicer or the Trustee, as the case may be, out of general collections on the Mortgage Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under
      Section 3 of the applicable Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause
      (vii) above or otherwise, but in the case of a Serviced Whole Loan, only to the extent that amounts on deposit in the applicable Serviced Whole Loan Custodial Account are insufficient therefor;

            (ix) to pay itself all Prepayment Interest Excesses on the Mortgage Pool (exclusive of each Mortgage Loan or REO Loan included in a Whole
      Loan) not required to be used pursuant to Section 3.19;

            (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (1) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date) and (2) Penalty Charges on Mortgage Loans (other than Specially Serviced Mortgage Loans) (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan), (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and are not needed to pay interest on Advances with respect to such Mortgage Loan that have accrued since the prior Determination Date, in accordance with Section 3.11) (in each case subject to the applicable Co-Lender Agreement); and (B) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11(b), Penalty Charges on Specially Serviced Mortgage Loans (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan) (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Mortgage Loan have been paid and are not needed to pay interest on Advances that has accrued since the prior Determination Date, all in accordance with Section 3.11) (in each case subject to the applicable Co-Lender Agreement);

            (xi) to recoup any amounts deposited in the Certificate Account in error;

            (xii) to pay itself, the Special Servicer, the Depositor or any of their respective affiliates, shareholders, directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b) (solely with respect to amounts payable pursuant to Section 6.03(b), exclusive of amounts relating solely to a Serviced Companion Loan or related REO Loan);

            (xiii) to pay for (A) the cost of the Opinions of Counsel contemplated by Sections 3.16(a) and 10.01(f) to the extent payable out of the Trust Fund, (B) the cost of any Opinion of Counsel contemplated by Sections 12.01(a) or 12.01(c) in connection with an amendment to this Agreement requested by the Trustee, the Servicers or the Special Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (C) the cost of obtaining the REO Extension contemplated by Section 3.16(a);

            (xiv) to pay out of general collections on the Mortgage Loans and the Trust's interest in REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Servicers, the Special Servicer or the Trustee is liable therefor pursuant to Section 10.01(g), except to the extent such amounts relate solely to a Serviced Whole Loan, in which case, such amounts will be reimbursed first from the related Serviced Whole Loan Custodial Account in accordance with Section 3.05(e) and then out of general collections on the Mortgage Loans;

            (xv) to reimburse the Trustee out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund (including pursuant to Section 10.01(c)), except to the extent such amounts relate solely to a Serviced Whole Loan, in which case, such amounts will be reimbursed first, from the related Serviced Whole Loan Custodial Account in accordance with Section 3.05(e) and then, to the extent not attributable solely to the Serviced Companion Loan included in such Serviced Whole Loan, out of general collections on the Mortgage Loans;

            (xvi) to pay the Special Servicer or any other Person permitted to purchase a Mortgage Loan under Section 3.18 or the Mortgage Loan Sellers that purchased a Mortgage Loan under Section 2.03, as the case may be, with respect to each Mortgage Loan (exclusive of the Mortgage Loan included in a Serviced Whole Loan), if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

            (xvii) to remit to the Trustee for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

            (xviii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01;

            (xix) (A) to pay to the Servicers, the Special Servicer, the Trustee or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause
      (xix) shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made and
      (B) with respect to any Non-Serviced Mortgage Loan, to reimburse the related Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee, as applicable for the pro rata portion of any Additional Trust Fund Expenses (as such term is defined in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) that relate exclusively to the servicing of such Non-Serviced Whole Loan out of general collections on the Mortgage Loans and the REO Properties; and

            (xx) to the extent that it has reimbursed or is reimbursing itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (iii) or (iv), and insofar as the Penalty Charges collected on the related Mortgage Loan after the previous Determination Date and on or prior to the related Determination Date and then on deposit in the Certificate Account are not sufficient to make the payment of interest on such advances pursuant to clause (vi) above, to pay the Servicers, the Special Servicer or the Trustee, as the case may be, (in reverse of such order with respect to any Mortgage Loan or REO Property) out of general collections on the Mortgage Loans and any REO Properties, any related interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed.

            Each Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, for the purpose of justifying any withdrawal from the applicable Certificate Account.

            Each Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the applicable Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or any such third party contractor) is entitled. Each Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the applicable Certificate Account.

            In addition, the applicable Servicer shall pay to the Non-Serviced Mortgage Loan Servicer, the Non-Serviced Mortgage Loan Special Servicer or the Non-Serviced Mortgage Loan Trustee (or to third party contractors at the direction of the Non-Serviced Mortgage Loan Servicer, the Non-Serviced Mortgage Loan Special Servicer or the Non-Serviced Mortgage Loan Trustee) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Non-Serviced Mortgage Loan Servicer, the Non-Serviced Mortgage Loan Special Servicer or the Non-Serviced Mortgage Loan Trustee describing the item and amount to which the Non-Serviced Mortgage Loan Servicer, the Non-Serviced Mortgage Loan Special Servicer or the Non-Serviced Mortgage Loan Trustee (or any such third party contractor) is entitled. The Servicers may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.

            Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Servicers, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Servicers, the Special Servicer or the Trustee, as applicable, and the Directing Certificateholder, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. At any time after such a determination to obtain reimbursement over time, the Servicers, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Servicers or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty hereunder and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty hereunder.

            To the extent a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans pursuant to clauses (iii), (iv) or (v) of this Section 3.05(a), such reimbursement shall be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a Mortgage Loan is required to be reimbursed from the interest portion of the general collections on the Mortgage Loans pursuant to clauses (iii), (iv) or (v) of this
Section 3.05(a), such reimbursement shall be made first, from the interest collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances related to such other Loan Group); provided, however, that this provision shall not result in any change in the interest distributions in the manner required under Section 4.01(a)(i) of this Agreement.

            In addition, but subject to the preceding provisions of this Section 3.05(a), if at any time a Servicer is entitled to make a payment, reimbursement or remittance from its Certificate Account, and the payment, reimbursement or remittance can be made from funds on deposit in such Certificate Account without any requirement that they be paid, reimbursed or remitted from funds that relate to a particular Mortgage Loan and the amounts on deposit in such Servicer's Certificate Account that are available to make such payment, reimbursement or remittance are insufficient and the amounts on deposit in the other Servicer's Certificate Account are sufficient to make up any shortfall in the requesting Servicer's Certificate Account, then such other Servicer shall withdraw such funds from its Certificate Account and make such payment, reimbursement or remittance within three (3) Business Days following a written request therefor from the requesting Servicer, which request shall be accompanied by an Officer's Certificate (1) either (x) stating that the requesting Servicer, the Special Servicer, the Trustee or another particular Person, as applicable, is entitled to such payment, reimbursement or remittance (and setting forth the nature and amount of such payment, reimbursement or remittance and the party entitled thereto) or (y) forwarding a copy of any Officer's Certificate or other information provided by the Special Servicer, the Trustee or any comparable certification from another particular Person, as the case may be, that states that such Person is entitled to such payment, reimbursement or remittance (and the nature and amount of such payment, reimbursement or remittance and the party entitled thereto) and (2) stating that the requesting Servicer does not then have on deposit in its Certificate Account funds sufficient for such payment, reimbursement or remittance; provided, however, that prior to determining whether there are sufficient funds available to make, and prior to making such requested payment, reimbursement or remittance to the requesting Servicer, such other Servicer shall be entitled to apply the amounts on deposit in its Certificate Account to make any payment, remittance or reimbursement permitted to be made by such other Servicer pursuant to clauses (ii)-(xx) above. Each Servicer may conclusively rely on the request of the other Servicer and Officer's Certificate in making the payment described in this paragraph.

            (b) The Trustee, may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes (the order set forth below shall not indicate any order of priority):

            (i) to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.01(b) and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(e) in the Upper-Tier Distribution Account, and to make distributions on the Class LR Certificates pursuant to Section 4.01(b);

            (ii) to pay to itself accrued but unpaid Trustee Fees;

            (iii) to pay to itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 8.05(b) and 8.05(c);

            (iv) to recoup any amounts deposited in the Lower-Tier Distribution Account in error; and

            (v) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Trustee, may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

            (i) to make distributions to Certificateholders (other than Holders of the Class A-MFL, Class A-JFL and Class LR Certificates) on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable, to make distributions to the Class A-MFL Floating Rate Account with respect to the Class A-MFL Regular Interest and to make distributions to the Class A-JFL Floating Rate Account with respect to the Class A-JFL Regular Interest pursuant to this Agreement;

            (ii) to recoup any amounts deposited in the Upper-Tier Distribution Account in error; and

            (iii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (d) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in the Certificate Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii) and the Trustee Fees listed in
Section 3.05(b)(ii), then the Trustee Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and (ii) if amounts on deposit in the Certificate Account are not sufficient to reimburse the full amount of Advances and interest thereon listed in Sections 3.05(a)(iii), (iv), (v) and (vi), then reimbursements shall be paid first to the Trustee, second to the Special Servicer and third to the Servicers.

            (e) Each Servicer may (and, with respect to clause (i), shall), from time to time, make withdrawals from the applicable Serviced Whole Loan Custodial Account, for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) (A) to transfer to the applicable Certificate Account any amounts in the Serviced Whole Loan Custodial Account allocable to the related Mortgage Loan pursuant to the terms of the related Co-Lender Agreement and (B) to remit to the holder of each Serviced Companion Loan, any amounts in the Serviced Whole Loan Custodial Account allocable to such Serviced Companion Loan pursuant to the terms of the related Co-Lender Agreement, in each case pursuant to Section 3.04(b) and 3.04(c) (provided that Liquidation Proceeds or Excess Liquidation Proceeds relating to the purchase or repurchase of any Serviced Companion Loan shall be remitted solely to the holder of such Serviced Companion Loan, and Liquidation Proceeds relating to the repurchase of a Mortgage Loan related to a Serviced Whole Loan by the related Mortgage Loan Seller shall be remitted solely to the Certificate Account); provided, however, that any Liquidation Proceeds related to a sale pursuant to Section 3.18 hereof or pursuant to the related Co-Lender Agreement of a Mortgage Loan included in a Serviced Whole Loan shall be deposited directly into the Certificate Account;

            (ii) (A) to pay itself unpaid Servicing Fees in respect of such Serviced Whole Loan and related REO Loan, as applicable, the Servicer's rights to payment of Servicing Fees pursuant to this clause (ii) with respect to such Serviced Whole Loan or related REO Loan, as applicable, being limited to amounts received (and deposited into the Serviced Whole Loan Custodial Account) on or in respect of such Serviced Whole Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), that are allocable as recovery of interest thereon and (B) in the event that the related Serviced Whole Loan is a Specially Serviced Mortgage Loan, Corrected Mortgage Loan or REO Loan to pay the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of the Serviced Whole Loan remaining unpaid out of related collections, REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds, if any;

            (iii) to reimburse itself or the Trustee, as applicable (in reverse of such order with respect to the related Mortgage Loan) for unreimbursed P&I Advances with respect to the related Mortgage Loan (the Servicer's or the Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received in such Serviced Whole Loan Custodial Account which represent Late Collections received in respect of related Mortgage Loan (as allocable thereto pursuant to the related Co-Lender Agreement) during the applicable period);

            (iv) to reimburse itself, the Trustee or the Special Servicer, as applicable (in reverse of such order with respect to such Serviced Whole Loan or REO Property), for unreimbursed Servicing Advances with respect to such Serviced Whole Loan or related REO Property, the Servicer's, the Trustee's or the Special Servicer's respective rights to receive payment pursuant to this clause (iv) being limited to, as applicable, related payments, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds and REO Revenues on deposit in the Serviced Whole Loan Custodial Account with respect to such Serviced Whole Loan;

            (v) Reserved;

            (vi) at such time as it reimburses itself, the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to such Serviced Whole Loan or related REO Property), for (A) any unreimbursed P&I Advance with respect to such Serviced Whole Loan pursuant to clause (iii) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(c) (the Servicer's or Trustee's respective rights to payments pursuant to this subclause (A) with respect to interest on such advances being limited to amounts on deposit in the Serviced Whole Loan Custodial Account that represent Penalty Charges collected on or in respect of such Mortgage Loan on or prior to the related Determination Date) or (B) any unreimbursed Servicing Advances pursuant to clause (iv) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(e) and 3.11(c) (the Servicer's, Special Servicer's or Trustee's respective rights to payments pursuant to this subclause (B) with respect to interest on such advances being limited to amounts on deposit in the Serviced Whole Loan Custodial Account that represents Penalty Charges collected on or in respect of the applicable Serviced Whole Loan after the previous Determination Date and on or prior to the related Determination Date);

            (vii) to reimburse itself, the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect with respect to the Mortgage Loan included in such Serviced Whole Loan giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under Section 3 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to such Serviced Whole Loan being limited to that portion of the Purchase Price paid for the related Mortgage Loan that represents such expense in accordance with clause (v) of the definition of Purchase Price;

            (viii) in accordance with Section 2.03(e), to reimburse itself, the Special Servicer or the Trustee, as the case may be, out of general collections on such Serviced Whole Loan and related REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under
      Section 3 of the applicable Mortgage Loan Purchase Agreement with respect to the Mortgage Loan included in such Serviced Whole Loan, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise;

            (ix) to pay itself all Prepayment Interest Excesses on the related Mortgage Loan not required to be used pursuant to Section 3.19;

            (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (1) interest and investment income earned in respect of amounts relating to such Serviced Whole Loan held in such Serviced Whole Loan Custodial Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such Serviced Whole Loan Custodial Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date) and (2) subject to the applicable Co-Lender Agreement, Penalty Charges on such Serviced Whole Loan (other than Specially Serviced Mortgage Loans), but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Serviced Whole Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.11 or advances of principal and interest made with respect to a Serviced Companion Loan by a party to a related Other Securitization that holds such Serviced Companion Loan; and (B) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11 (in each case, subject to the applicable Co-Lender Agreement), Penalty Charges on such Serviced Whole Loan during the period it is a Specially Serviced Mortgage Loan (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Mortgage Loan have been paid and are not needed to pay interest on Advances, all in accordance with Section 3.11 or advances of principal and interest made with respect to a Serviced Companion Loan by a party to a related Other Securitization) (in each case, subject to the applicable Co-Lender Agreement);

            (xi) to recoup any amounts deposited in such Serviced Whole Loan Custodial Account in error;

            (xii) to pay itself, the Special Servicer, the Depositor or any of their respective affiliates, shareholders, directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b), to the extent that such amounts relate to such Serviced Whole Loan;

            (xiii) to pay for (A) the cost of the Opinions of Counsel contemplated by Sections 3.16(a) and 10.01(f) to the extent payable out of the Trust Fund as they relate to the Serviced Whole Loan, (B) the cost of any Opinion of Counsel contemplated by Sections 12.01(a) or 12.01(c) in connection with an amendment to this Agreement requested by the Trustee, a Servicer or the Special Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (C) the cost of obtaining the REO Extension contemplated by Section 3.16(a), to the extent that such amounts relate to such Serviced Whole Loan;

            (xiv) to pay out of general collections on such Mortgage Loan and related REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC and the Lower-Tier REMIC or any of their assets or transactions, together with all incidental costs and expenses, in each case to the extent that none of the Servicers, the Special Servicer or the Trustee is liable therefor pursuant to Section 10.01(g) and to the extent that such amounts relate to the Mortgage Loan included in such Serviced Whole Loan that is included in either such REMIC;

            (xv) to reimburse the Trustee out of collections on such Serviced Whole Loan and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund in accordance with this Agreement (including pursuant to Section 10.01(c));

            (xvi) to pay itself, the Special Servicer or the applicable Mortgage Loan Seller, as the case may be, with respect to the Mortgage Loan included in such Serviced Whole Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

            (xvii) to remit to the Trustee for deposit in the Interest Reserve Account the amounts with respect to the Mortgage Loan or Mortgage Loans included in such Serviced Whole Loan required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

            (xviii) to pay itself, the Special Servicer, the Trustee or the Depositor, as the case may be, to the extent that such amounts relate to the Mortgage Loan included in such Serviced Whole Loan, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(e);

            (xix) to clear and terminate such Serviced Whole Loan Custodial Account at the termination of this Agreement pursuant to Section 9.01; and

            (xx) to the extent that it has reimbursed or is reimbursing itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (iii) or (iv) above, and insofar as the Penalty Charges collected on or in respect of the related Serviced Whole Loan after the previous Determination Date and on or prior to the Determination Date and then on deposit in such Serviced Whole Loan Custodial Account are not sufficient to make such payment to pay the applicable Servicer, the Special Servicer or the Trustee (in that order) out of general collections on such Serviced Whole Loan and related REO Property, any related interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed.

            The Servicers shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the applicable Serviced Whole Loan Custodial Account. All withdrawals with respect to each Serviced Whole Loan shall be made first from the Serviced Whole Loan Custodial Account and then, from the Certificate Account to the extent permitted by Section 3.05(a).

            The Servicers shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the applicable Serviced Whole Loan Custodial Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or any such third party contractor) is entitled. The Servicers may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan included in a Serviced Whole Loan and related REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Serviced Whole Loan Custodial Account.

            In the event that a Servicer fails, as of 5:00 p.m. (New York City time), on any P&I Advance Date, to remit to the Trustee any amounts required to be so remitted hereunder by such date, such Servicer shall pay to the Trustee, for the account of the Trustee, interest, calculated at the federal funds rate, on such amount(s) not timely remitted, from the time such payment was required to be made (without regard to any grace period) until such payment is received by the Trustee.

            (f) Following the securitization of any Serviced Pari Passu Loan, in the event the Servicers, Special Servicer or Trustee has reimbursed itself out of general collections in the applicable Certificate Account for any Servicing Advance made with respect to the related Serviced Whole Loan or additional trust fund expense that relates directly to the servicing of such Serviced Whole Loan (including unpaid Special Servicing Fees relating to such Serviced Whole Loan), the applicable Servicer or Trustee shall seek (on behalf of the Trust Fund, subject to the related Co-Lender Agreement) payment or reimbursement for the pro rata portion of such amounts allocable to such Serviced Pari Passu Loan out of general collections in the collection account related to such securitization.

            Prior to the securitization of any Serviced Pari Passu Loan, in the event the related Servicer, Special Servicer or Trustee has reimbursed itself out of general collections in the Certificate Account for any Servicing Advance made with respect to the related Serviced Whole Loan or additional trust fund expense that relates directly to the servicing of such Serviced Whole Loan (including unpaid Special Servicing Fees relating to such Serviced Whole Loan), the Servicer or Trustee shall seek (on behalf of the Trust Fund, subject to the related Co-Lender Agreement) payment or reimbursement for the pro rata portion of such amounts allocable to such Serviced Pari Passu Loan from the holder of such Serviced Pari Passu Loan.

            (g) The Trustee shall make withdrawals from the Class A-MFL Floating Rate Account in the following order of priority and only for the following purposes: (i) to withdraw amounts deposited in the Class A-MFL Floating Rate Account in error and pay such amounts to Persons entitled thereto; (ii) out of interest amounts to make regularly scheduled payments of interest required to be paid to the Class A-MFL Swap Counterparty under the Class A-MFL Swap Contract as specified in Section 3.32(c), provided there is no Class A-MFL Swap Default;
(iii) to make distributions to the Holders of the Class A-MFL Certificates pursuant to Section 4.01(m); and (iv) to clear and terminate the Class A-MFL Floating Rate Account pursuant to Section 9.01.

            (h) The Trustee shall make withdrawals from the Class A-JFL Floating Rate Account in the following order of priority and only for the following purposes: (i) to withdraw amounts deposited in the Class A-JFL Floating Rate Account in error and pay such amounts to Persons entitled thereto; (ii) out of interest amounts to make regularly scheduled payments of interest required to be paid to the Class A-JFL Swap Counterparty under the Class A-JFL Swap Contract as specified in Section 3.32(c), provided there is no Class A-JFL Swap Default;
(iii) to make distributions to the Holders of the Class A-JFL Certificates pursuant to Section 4.01(n); and (iv) to clear and terminate the Class A-JFL Floating Rate Account pursuant to Section 9.01.

            Section 3.06 Investment of Funds in the Certificate Account, the Serviced Whole Loan Custodial Account, the REO Accounts, the Distribution Account, the Class A-MFL Floating Rate Account, the Class A-JFL Floating Rate Account and the Excess Liquidation Proceeds Reserve Account.

            (a) The Servicers may direct any depository institution maintaining the Certificate Account and any Serviced Whole Loan Custodial Account (for purposes of this Section 3.06, an "Investment Account") and the Special Servicer may direct any depository institution maintaining the applicable REO Account (also for purposes of this Section 3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) for the benefit of the Certificateholders and, in the case of a Permitted Investment in any Investment Account solely related to a Serviced Whole Loan, for the benefit of the holders of any related Serviced Companion Loan, but in each case, subject to the Servicer's interest as provided for in
Section 3.06(b) below. The Servicers (in the case of the Certificate Account and the Serviced Whole Loan Custodial Account) or the Special Servicer (in the case of each REO Account), on behalf of the Trustee and, in the case of any Investment Account solely related to a Serviced Whole Loan, on behalf of the holders of any related Serviced Companion Loan, shall maintain continuous physical possession of any Permitted Investment of amounts in the Certificate Account, any Serviced Whole Loan Custodial Account or any REO Account that is either (i) a "certificated security," as such term is defined in the UCC (such that the Trustee shall have control pursuant to Section 8-106 of the UCC) or
(ii) other property in which a secured party may perfect its security interest by physical possession under the UCC or any other applicable law. Funds on deposit in the Interest Reserve Account, if any, shall remain uninvested. In the case of any Permitted Investment held in the form of a "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC), the Servicer or the Special Servicer, as applicable, shall take or cause to be taken such action as the Trustee deems reasonably necessary to cause the Trustee to have control over such security entitlement. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicers (in the case of the Certificate Account and any Serviced Whole Loan Custodial Account), or the Special Servicer (in the case of an REO Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds deposited in any Certificate Account and any Serviced Whole Loan Custodial Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the applicable Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.05(a) or 3.05(e), as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(c). In the event that any loss shall be incurred in respect of any Permitted Investment on deposit in any Certificate Account, any Serviced Whole Loan Custodial Account or any REO Account, the applicable Servicer (in the case of any Certificate Account and any Serviced Whole Loan Custodial Account) and the Special Servicer (in the case of the REO Account) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of Net Investment Loss, if any, with respect to such account for the period from the immediately preceding Distribution Date to such P&I Advance Date provided, that neither the Servicers nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account in the month in which the loss occurred and at the time such investment was made.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d) Funds in the Distribution Account, the Floating Rate Accounts and the Excess Liquidation Proceeds Reserve Account may be invested and, if invested, shall be invested by, and at the risk of, the Trustee in Permitted Investments selected by the Trustee which shall mature, unless payable on demand, not later than the Distribution Date, and any such Permitted Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Permitted Investments shall be made in the name of "Wells Fargo Bank, N.A., as Trustee for the Holders of the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1." None of the Depositor, the Mortgagors, the Servicers or the Special Servicer shall be liable for any loss incurred on such Permitted Investments.

            An amount equal to all income and gain realized from any such investment shall be paid to the Trustee as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of such investments shall be for the account of the Trustee which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Account, the Floating Rate Accounts or the Excess Liquidation Proceeds Reserve Account, as the case may be, out of its own funds immediately as realized. If the Trustee deposits in or transfers to the Distribution Account or the Excess Liquidation Proceeds Reserve Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Distribution Account, the Floating Rate Accounts or the Excess Liquidation Proceeds Reserve Account, as the case may be, any provision herein to the contrary notwithstanding.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) Each Servicer (with respect to each Mortgage Loan or Serviced Whole Loan) shall use its reasonable efforts to cause the Mortgagor (other than with respect to any Non-Serviced Mortgage Loans) to maintain, to the extent required by the terms of the related Mortgage Note or loan documents relating to the Mortgage Loan and required by the Servicing Standard, for each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Whole Loan all insurance coverage as is required under the related Mortgage to the extent that the Trustee, as mortgagee, has an insurable interest; provided, however, that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the applicable Servicer shall impose such insurance requirements as are consistent with the Servicing Standard. If such Mortgagor fails to maintain such insurance, then the applicable Servicer shall itself maintain such insurance coverage, to the extent such insurance is available at commercially reasonable rates (subject to the provisions of the next paragraph with respect to terrorism insurance) and to the extent the Trustee has an insurable interest therein. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage Loan or Serviced Whole Loan (to the extent available at commercially reasonable rates). All Insurance Policies maintained by the Servicer or the Special Servicer shall (i) contain a "standard" mortgagee clause, with loss payable to the Servicer on behalf of the Trustee (in the case of insurance maintained in respect of any Mortgage Loan or any Serviced Whole Loan other than REO Properties), (ii) be in the name(s) of the Trustee (and, in the case of a Serviced Whole Loan, the holders of any related Serviced Companion
Loan) (in the case of insurance maintained in respect of REO Properties), (iii) include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing such Mortgage Loan or Serviced Whole Loan or the related REO Loan, as applicable, or (y) the outstanding principal balance owing on such Mortgage Loan or Serviced Whole Loan or related REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related loan documents), (v) be noncancelable without 30 days prior written notice to the insured party (except in the case of nonpayment, in which case such policy shall not be cancelled without 10 days prior notice) and (vi) be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies. Any amounts collected by the Servicers or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard and the provisions of the related Mortgage Loan or Serviced Whole Loan) shall be deposited in the Certificate Account or the applicable REO Account with respect to REO Properties (or, in the case of a Serviced Whole Loan, in the Serviced Whole Loan Custodial Account of the Servicer), subject to withdrawal pursuant to Section 3.05(a) (or
Section 3.05(e), as applicable). Any costs incurred by the Servicers in maintaining any such Insurance Policies in respect of Mortgage Loans (other than REO Properties or any Serviced Whole Loan) (i) if the Mortgagor defaults on its obligation to do so, shall be advanced by the applicable Servicer as a Servicing Advance (other than for the Non-Serviced Mortgage Loans or unless such advance is determined to be a Nonrecoverable Servicing Advance) and will be charged to the related Mortgagor and (ii) shall not, for purposes thereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the applicable Servicer as a Servicing Advance.

            Notwithstanding the foregoing, the Servicers or Special Servicer (in the case of REO Loans), as applicable, will not be required to maintain, and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all-risk casualty insurance which does not contain any carve-out for acts of terrorism or similar acts, if and only if (i) such insurance is not required under the loan documents or (ii) the Special Servicer has determined, in accordance with the Servicing Standard, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located; provided, however that during the period that the Special Servicer is evaluating such insurance hereunder, the applicable Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure. The Special Servicer shall promptly notify the applicable Servicer of each determination under this paragraph.

            (b) (i) If the Servicers or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans, Serviced Whole Loans or REO Properties (other than the Non-Serviced Mortgage Loans and any REO Property related thereto), as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicers or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such Insurance Policy may contain a deductible clause, in which case the Servicers or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the Certificate Account (or in the case of any Serviced Whole Loan, the related Serviced Whole Loan Custodial Account) from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or Serviced Whole Loan, or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as administrator and Servicer of the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and the Serviced Whole Loan, each Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders (and, in the case of any Serviced Whole Loan, on behalf of the holder of any related Serviced Companion Loan), claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standard, may maintain, earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance.

            (ii) If the Servicers or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a master single interest or force-placed insurance policy with a Qualified Insurer naming the applicable Servicer or the Special Servicer, as applicable, on behalf of the Trustee for the benefit of the Certificateholders (and, in the case of any Serviced Whole Loan, the holders of any related Serviced Companion
      Loan) as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the applicable Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties and REO Properties. In the event either Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such master single interest or force-placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the applicable Servicer as a Servicing Advance (or if such Servicing Advance would be a Nonrecoverable Advance, as a Trust Fund expense). Such master single interest or force-placed policy may contain a commercially reasonable deductible clause, in which case the applicable Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Certificate Account (or in the case of any Serviced Whole Loan, the related Serviced Whole Loan Custodial Account) from its own funds the amount not otherwise payable under the master single interest or force-placed insurance policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation set forth in the related loan documents for the original policy that pertained to the related Mortgage Loan or Serviced Whole Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

            (c) Each of the Servicers and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified Insurer covering the Servicers' and the Special Servicer's, as applicable, officers and employees in connection with its activities under this Agreement. Notwithstanding the foregoing, so long as either (i) the long term unsecured debt or the deposit obligations or claims-paying ability of the Servicers or the Special Servicer (or its respective direct or indirect corporate parent) is rated at least "A" by S&P and "A2" by Moody's or (ii) the Servicers or the Special Servicer obtains written confirmation from each Rating Agency that such action will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by the Rating Agency to any Class of Certificates or Serviced Companion Loan Securities or any class of securities backed in whole or in part by any Serviced Pari Passu Loan then rated by such Rating Agency (the cost, if any, of obtaining such confirmation shall be paid by the party seeking such confirmation), the Servicers or the Special Servicer shall be allowed to provide self-insurance with respect to all or a portion of such fidelity bond and errors and omissions Insurance Policy. With respect to any multifamily loan, the amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Servicers or the Special Servicer if the Servicers or the Special Servicer, as applicable, were servicing and administering the Mortgage Loans, Serviced Whole Loans or Specially Serviced Mortgage Loans, as applicable, for Fannie Mae or Freddie Mac. Coverage of the Servicers or the Special Servicer under a policy or bond obtained by an Affiliate of the Servicers or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c). The Special Servicer and the Servicers will promptly report in writing to the Trustee (and in the case of any Serviced Whole Loans, the holders of any related Serviced Companion Loan) any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and upon request will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

            (d) At the time either Servicer determines in accordance with the Servicing Standard that any Mortgaged Property (other than the Mortgaged Property related to a Non-Serviced Mortgage Loan) shall be in a federally designated special flood hazard area (and flood insurance has been made available and is required by FEMA), such Servicer shall use reasonable efforts to cause the related Mortgagor (in accordance with applicable law and the terms of the loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by such Servicer in accordance with the Servicing Standard), flood insurance in respect thereof, but only to the extent the Trustee as mortgagee has an insurable interest therein, the related Mortgage Loan or Serviced Whole Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan or Serviced Whole Loan, and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. If the cost of any insurance described above is not borne by the Mortgagor, the related Servicer shall promptly make a Servicing Advance for such costs (unless such advance is determined to be a Nonrecoverable Servicing Advance).

            (e) During all such times as any REO Property (other than the Mortgaged Property related to a Non-Serviced Mortgage Loan) shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy (if such insurance is required by FEMA) meeting the requirements of the current guidelines of the Federal Insurance Administration. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan or Serviced Whole Loan, and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Servicer as a Servicing Advance.

            (f) Within 45 days after the Closing Date, with respect to each of the Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Whole Loans covered by an Environmental Insurance Policy that are listed on Schedule 4 hereto, the Servicers shall notify the insurer under such Environmental Insurance Policy and take all other action in accordance with the Servicing Standard for the Trustee, on behalf of the Certificateholders (and, in the case of any Serviced Whole Loan, the holders of any related Serviced Companion Loan) to be an insured (and for the Servicers, on behalf of the Trust (and, in the case of any Serviced Whole Loan, the holders of any related Serviced Companion
Loan), to make claims) under such Environmental Insurance Policy. In the event that either Servicer or the Special Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) covered thereby, such Servicer or the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders (and, in the case of any Serviced Whole Loan, the holders of any related Serviced Companion Loan). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard under an Environmental Insurance Policy shall be paid by such Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each Environmental Insurance Policy that relates to one or more Mortgage Loans, each of the Servicers and the Special Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action taken under such policy to realize the full value thereof for the benefit of the Certificateholders (and, in the case of any Serviced Whole Loan, the holders of any related Serviced Companion Loan) in the event either the Servicer or the Special Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an Environmental Insurance Policy shall be paid by such Servicer and shall be reimbursable to it as a Servicing Advance.

            In the event that either Servicer (with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than a Specially Serviced Mortgage Loan) or the Special Servicer (with respect to any Specially Serviced Mortgage Loan) receives notice of any termination of any Environmental Insurance Policy that relates to one or more of the Mortgage Loans or Serviced Whole Loans it is required to service hereunder, such Servicer or the Special Servicer, as applicable, shall, within five Business Days after receipt of such notice, notify such Servicer or Special Servicer, as applicable, the Directing Certificateholder, the Rating Agencies, the Trustee (and, in the case of any Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced Companion Loan) of such termination in writing. Upon receipt of such notice, such Servicer or Special Servicer, as applicable, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related loan documents.

            Section 3.08 Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses; Assumption Agreements.

            (a) As to each Mortgage Loan (other than a Non-Serviced Mortgage
Loan) and Serviced Whole Loan which contains a provision in the nature of a "due-on-sale" clause (including, without limitation, any clause which governs sales or transfers of the Mortgaged Property (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the related Mortgagor or its owners), which by its terms:

            (i) provides that such Mortgage Loan or Serviced Whole Loan shall (or may at the mortgagee's option) become due and payable upon such sale, transfer, pledge or hypothecation;

            (ii) provides that such Mortgage Loan or Serviced Whole Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer; or

            (iii) provides that such Mortgage Loan or Serviced Whole Loan may be assumed or the related Mortgaged Property may be transferred without the consent of the mortgagee, provided certain conditions set forth in the Mortgage Loan documents are satisfied, then, for so long as such Mortgage Loan or Serviced Whole Loan is serviced pursuant to this Agreement, the Servicer upon receipt of notice of an action that may affect the lender's rights with respect to such "due-on-sale" clause, shall forward such notice, along with copies of the relevant loan documents, to the Special Servicer and the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall subject to Section 3.08(e) and 3.11, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan or Serviced Whole Loan (x) to accelerate the payments thereon, (y) to withhold its consent to any such sale or other transfer and (z) in the case of a "due-on-sale" clause described in clause (a)(iii) above, to determine whether the conditions set forth in the Loan Documents have been satisfied, in each case in a manner consistent with the Servicing Standard.

            (b) As to each Mortgage Loan (other than a Non-Serviced Mortgage
Loan) or Serviced Whole Loan which contains a provision in the nature of a "due-on-encumbrance" clause (including, without limitation, any clause which governs mezzanine financing of the related Mortgagor or the related Mortgaged Property or any sale or transfer of preferred equity in the related Mortgagor or its owners), which by its terms:

            (i) provides that such Mortgage Loan or Serviced Whole Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or the direct or indirect equity interest in the related Mortgagor;

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or in the equity of the related Mortgagor; or

            (iii) provides that such Mortgaged Property may be further encumbered without the consent of the mortgagee provided that certain conditions set forth in the related Mortgage Loan documents have been satisfied;

then, for so long as such Mortgage Loan or Serviced Whole Loan is serviced pursuant to this Agreement, such Servicer upon receipt of notice of an action that may affect the lender's rights with respect to such "due-on-encumbrance" clause, shall forward such notice, along with copies of the relevant loan documents, to the Special Servicer and the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall, subject to Section 3.08(e) and
Section 3.11, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan or Serviced Whole Loan (x) to accelerate the payments thereon, (y) to withhold its consent to the creation of any such additional lien or other encumbrance, and (z) in the case of a "due-on-encumbrance" clause described in clause (b)(iii) above, to determine whether the conditions set forth in the Mortgage Loan documents have been satisfied, in each case in a manner consistent with the Servicing Standard. The Servicers shall reasonably cooperate with the Special Servicer and shall provide the Special Servicer with any additional information from the related Credit File that the Special Servicer reasonably may request.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of any Mortgage Loan or Serviced Whole Loan it is required to service hereunder, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) Except as otherwise permitted by Section 3.20, neither the Servicers nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan or Serviced Whole Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08, other than the identity of the Mortgagor pursuant to an assumption agreement.

            (e) Notwithstanding the foregoing, the Special Servicer shall not waive any rights under a "due-on-sale" or "due-on-encumbrance" clause unless it first obtains a written confirmation that such waiver would not cause the downgrade, qualification or withdrawal of the then current rating assigned to any of the Certificates from (i) S&P, with respect to any Mortgage Loan (together with any Mortgage Loans cross-collateralized with such Mortgage Loans but excluding any Non-Serviced Mortgage Loans) (A) with respect to any "due-on-sale" clause of any Mortgage Loan, if the applicable Mortgage Loan (1) represents 5% or more of the Stated Principal Balance of all of the Mortgage Loans held by the Trust, (2) the Stated Principal Balance of such Mortgage Loan is over $35,000,000 or (3) is one of the ten largest Mortgage Loans in the Trust based on principal balance or (B) with respect to any "due-on-encumbrance" clause if the applicable Mortgage Loan (1) represents 2% or more of the Stated Principal Balance of all of the Mortgage Loans held by the Trust (or, 5% or more if such Stated Principal Balance is less than $100,000,000), (2) has a principal balance over $20,000,000, (3) is one of the ten largest Mortgage Loans based on Stated Principal Balance, (4) has a Loan-to-Value Ratio (which includes Additional Debt and proposed debt, if any) that is greater than or equal to 85%, or (5) has a Debt Service Coverage Ratio (which includes debt service on Additional Debt and proposed debt, if any) that is less than 1.2x, and (ii) Moody's with respect to any Mortgage Loan (together with any Mortgage Loans cross-collateralized with such Mortgage Loans but excluding any Non-Serviced Mortgage Loan) that represents one of the ten largest Mortgage Loans based on Stated Principal Balance. Notwithstanding the foregoing, with respect to each Serviced Pari Passu Loan, the Special Servicer shall not waive any rights under a "due-on-sale" or "due-on-encumbrance" clause unless it also obtains a written confirmation that such waiver would not cause the downgrade, qualification or withdrawal of the then current rating assigned to any of any class of related Serviced Companion Loan Securities from any Rating Agencies rating such Serviced Companion Loan Securities. The Special Servicer shall provide copies of any such waivers to each Rating Agency with respect to each Mortgage Loan and with respect to each Specially Serviced Mortgage Loan. Any fee charged by each Rating Agency in connection with rendering such written confirmation shall be paid by the related Mortgagor as a condition of considering such waiver, unless the related loan documents do not permit the lender to require payment of such fees from the Mortgagor, in which case such fees shall be paid by the related Mortgage Loan Seller in accordance with the provisions of the related Mortgage Loan Purchase Agreement. The Special Servicer shall be responsible for obtaining fees due to the Rating Agencies, as set forth in the preceding sentence. The Special Servicer shall not permit a Mortgage Loan or Serviced Whole Loan to be assumed unless the Special Servicer determines that such assumption is consistent with the Servicing Standard and the loan documents. For a Mortgaged Property located in California, in making such determination, the Special Servicer, shall, among other things, take into account, subject to the Servicing Standard and the loan documents, any increase in taxes assuming the transfer occurs (using taxes based on a fully assessed number calculated off the proposed purchase price). For a Mortgaged Property located in California, the Special Servicer shall, compute a debt service coverage ratio for the Mortgage Loan using leasing commissions, tenant improvement costs and capital expenditures deducted from cash flow in amounts equal to the originator's underwritten capital expenditure, tenant improvement and leasing commission items at origination and taxes based on a fully assessed number calculated off the proposed purchase price and shall provide copies of the results of such calculations to S&P and Moody's showing a comparison of the recalculated debt service coverage ratio versus the debt service coverage ratio at origination.

            (f) Notwithstanding anything herein to the contrary, the Servicers shall approve and close, without the consent of the Special Servicer, the Directing Certificateholder or (if such Mortgage Loan has a Stated Principal Balance of less than $35,000,000) any Rating Agency, all initial syndications of tenant-in-common interests, provided such syndications are specifically permitted by and in accordance with the related loan documents for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, that is not a Specially Serviced Mortgage Loan. Upon completion of any such initial transfer, the applicable Servicer shall promptly provide notice by electronic mail thereof to the Special Servicer, which notice shall also (i) advise the Special Servicer as to the total number of transfers with respect to such Mortgage Loan or Serviced Whole Loan that such Servicer has approved and closed as of such date and the expiration date (if any) by which such transfer(s) must occur pursuant to the related loan documents, and (ii) advise the Special Servicer of when, with respect to any such Mortgage Loan or Serviced Whole Loan, such tenant-in-common syndication is complete. All transfers of a tenant-in-common interest subsequent to the initial syndication shall be processed and approved solely by the Special Servicer. Any request for a modification to or extension of the final initial syndication date respecting any such tenant-in-common transfers or increase in the permitted number of tenant-in-common interests under the initial syndication shall be processed and approved solely by the Special Servicer.

            Section 3.09 Realization Upon Defaulted Mortgage Loans.

            (a) The Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which efforts may include an REO Acquisition) the ownership of property securing the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.18 of this Agreement, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property (other than Mortgaged Properties related to a Non-Serviced Mortgage Loan) shall have suffered damage from an Uninsured Cause, the applicable Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to the Certificateholders and, if a Serviced Whole Loan is involved, the holders of any related Serviced Companion Loan (as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan) after reimbursement to the applicable Servicer for such Servicing Advance, and such Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a)(iv) and Section 3.05(e)(iv) if a Serviced Whole Loan is involved. The Special Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings (such costs and expenses to be advanced by such Servicer to the Special Servicer as a Servicing Advance), provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Servicers or the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the applicable Servicer or the Special Servicer in its reasonable judgment taking into account the factors described in Section 3.18(e) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the applicable Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan (other than a Non-Serviced Whole Loan), whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the applicable Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent MAI-designated appraiser the cost of which shall be paid by such Servicer as a Servicing Advance, provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Lower-Tier REMIC or the Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Servicers shall, on behalf of the Trustee (and, in the case of a Mortgaged Property securing a Serviced Whole Loan, also on behalf of the holders of any related Serviced Companion Loan), obtain title to a Mortgaged Property by foreclosure, in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Mortgaged Property securing a Serviced Whole Loan, also on behalf of the holders of any related Serviced Companion Loan), would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery to the Certificateholders and, if a Serviced Whole Loan is involved, the holders of any related Serviced Companion Loan (as a collective whole) on a net present value basis than not taking such actions, for such purposes taking into account any insurance coverage provided pursuant to any environmental insurance polices with respect to the related Mortgaged Property; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery to the Certificateholders and, if a Serviced Whole Loan is involved, the holders of any related Serviced Companion Loan (as a collective whole) on a net present value basis than not taking such actions.

            The cost of any such Environmental Assessment shall be paid by the applicable Servicer as a Servicing Advance and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by such Servicer as a Servicing Advance, unless it is a Nonrecoverable Servicing Advance (in which case it shall be an expense of the Trust Fund (and, if a Serviced Whole Loan is involved, the holder of any related Serviced Companion Loan) and may be withdrawn by such Servicer from the Certificate Account (and, if a Serviced Whole Loan is involved, first from the applicable Serviced Whole Loan Custodial Account and then from the Certificate Account) at the direction of the Special Servicer); and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund and if a Serviced Whole Loan is involved, the holders of any related Serviced Companion Loan, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied. The Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each Environmental Insurance Policy to receive the maximum proceeds available under such policy for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest) (and in the case of a Mortgaged Property securing any Serviced Whole Loan, on behalf of the holders of any related Serviced Companion Loan (as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan).

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 2 of each of the Mortgage Loan Purchase Agreements for which the applicable Mortgage Loan Seller could be required to repurchase such Defaulted Mortgage Loan pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement or a claim could not be made under any Environmental Insurance Policy, then the Special Servicer shall, subject to Sections 3.27 and 3.29, take such action as it deems to be in the best economic interest of the Trust Fund and, if a Serviced Whole Loan is involved, the holders of any related Serviced Companion Loan (as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan) (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage, provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1,000,000, then prior to the release of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the Directing Certificateholder, the holder of any Serviced Companion Loan (if such notice is required under the related Co-Lender Agreement) and the Servicer in writing of its intention to so release such Mortgaged Property and the basis for such intention, (ii) the Trustee shall notify the Certificateholders in writing of the Special Servicer's intention to so release such Mortgaged Property, (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent) and (iv) the Special Servicer shall have received written confirmation from each Rating Agency that such release will not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates and, if a Serviced Whole Loan is involved, any class of Serviced Companion Loan Securities. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust or, if such information related to the ratings of any Serviced Companion Loan Securities, holders of the related Serviced Companion Loan.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Directing Certificateholder and the Servicer monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Mortgage Loan by the applicable Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property. The Trustee shall forward all such reports to each Rating Agency promptly following the receipt thereof and the Certificateholders upon written request.

            (f) For so long as LNR or any of its Affiliates is the Special Servicer, the Special Servicer shall provide the applicable Servicer with all information regarding forgiveness of indebtedness required to be reported with respect to any Mortgage Loan or Serviced Whole Loan which is abandoned or foreclosed and to the extent that the such Servicer has received such information, the Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, such information and the Servicer shall report, via Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Servicer by the Special Servicer. If LNR or any of its Affiliates is no longer the Special Servicer, the Special Servicer, with the reasonable cooperation of the applicable Servicer, shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed and the Special Servicer shall report, via Form 1099C, all forgiveness of indebtedness. The Servicers or the Special Servicer, as applicable, shall deliver a copy of any such report to the Trustee and in the case of the Special Servicer, the applicable Servicer.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan or Serviced Whole Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Directing Certificateholder, the holders of any Serviced Companion Loan, if such Final Recovery Determination relates to the applicable Serviced Whole Loan (if such delivery is required under the related Co-Lender Agreement), and the applicable Servicer no later than the next succeeding Determination Date.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan or Serviced Whole Loan, or the receipt by the applicable Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Servicer or Special Servicer, as the case may be, will immediately notify the Trustee (and if applicable, the holder of any Serviced Companion Loan) and request delivery of the related Mortgage File and if a Serviced Whole Loan is involved, the original Mortgage Notes for the related Serviced Companion Loan. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) or the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.04(e) or remitted to the applicable Servicer to enable such deposit, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Servicer or the Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File (and, in the case of any Serviced Whole Loan, the Trustee (in accordance with the related Co-Lender Agreement) shall direct or request, as applicable, the holders of any related Serviced Companion Loan to release the Mortgage Note for such Serviced Pari Passu Loan) or Serviced Companion Loan to the applicable Servicer or Special Servicer, as the case may be. If an assignment of Mortgage, assignment of Assignment of Leases, assignment of Security Agreement or assignment of UCC Financing Statement has been recorded in the name of MERS or its designee, the applicable Servicer shall take all necessary action to reflect the release of such assignment of Mortgage, assignment of Assignment of Leases, assignment of Security Agreement or assignment of UCC Financing Statement on the records of MERS. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be an expense of the Trustee or chargeable to the Certificate Account or any Serviced Whole Loan Custodial Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the Servicers or the Special Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File (other than the documents referred to in clause (xix) of the definition of "Mortgage File") or any document therein and if a Serviced Whole Loan is involved, the original Mortgage Notes for the related Serviced Companion Loan to the applicable Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the applicable Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan or Serviced Whole Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) or the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.04(e) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Trustee shall acknowledge receipt of such Mortgage File or such certificate, as the case may be.

            (c) Within seven (7) Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee in writing of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            (d) If from time to time with respect to any Non-Serviced Mortgage Loan, pursuant to the terms of the related Co-Lender Agreement and the related Non-Serviced Mortgage Loan Pooling Agreement, and as appropriate for enforcing the terms of the Non-Serviced Mortgage Loan, the related Non-Serviced Mortgage Loan Servicer requests delivery to it of the original Mortgage Note for the Non-Serviced Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the related Non-Serviced Mortgage Loan Servicer or its designee. In connection with the release of the original Mortgage Note for the related Non-Serviced Mortgage Loan in accordance with the preceding sentence, the Trustee shall only be required to deliver such Mortgage Note to the related Non-Serviced Mortgage Loan Servicer upon delivery to the Trustee of a custodial agreement which shall be reasonably satisfactory to the parties thereto and which shall evidence the holding by the related Non-Serviced Mortgage Loan Servicer of such original Mortgage Note as custodian on behalf of and for the benefit of the Trustee.

            Section 3.11 Servicing Compensation.

            (a) As compensation for its activities hereunder, the Servicers, as applicable, shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan, Serviced Companion Loan and REO Loan. As to each such Mortgage Loan, Serviced Companion Loan and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan or REO Loan and a 360-day year consisting of twelve 30-day months. The Servicing Fee with respect to any such Mortgage Loan, Serviced Companion Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan, Serviced Companion Loan and REO Revenues allocable as interest on each REO Loan, and as otherwise provided by Sections 3.05(a) and 3.05(e). The Servicer shall be entitled to recover unpaid Servicing Fees in respect of any such Mortgage Loan, Serviced Companion Loan or REO Loan out of that portion of related payments, Insurance Proceeds and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a) and 3.05(e). The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of such Servicer's responsibilities and obligations under this Agreement.

            The Servicers shall not be required (subject, with respect to any Serviced Whole Loan, to the terms of the related Co-Lender Agreement) to deposit in the Certificate Account pursuant to Section 3.04(a) or the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.04(e), all assumption, extension, modification, consent, waiver, earnout, defeasance and similar fees, assumption application fees and other application and processing fees, modification application fees and charges for beneficiary statements or demands, and charges collected for checks returned for insufficient funds received on or with respect to the Mortgage Loans that are not Specially Serviced Mortgage Loans (other than any Non-Serviced Mortgage Loan and any successor REO Loan).

            Of the fees set forth in the preceding paragraph, the Servicers shall be entitled to retain as additional compensation:

            (i) 100% of such modification, consent, waiver, earnout, defeasance, modification application fees and other application and processing fees (other than assumption application and processing fees) and similar fees (other than any assumption fees and assumption application fees, which are provided for below), to the extent the applicable Servicer and not the Special Servicer, has performed the related modification, consent, waiver, earnout, defeasance or similar action, as applicable, in accordance with this Agreement (in particular, subject to the limitations on the modifications, consents and waivers that may be performed by the Servicer set forth in Section 3.20 of this Agreement);

            (ii) 50% of all such assumption fees received on or with respect to the Mortgage Loans that are not Specially Serviced Mortgage Loans (other than any Non-Serviced Mortgage Loan and any successor REO Loan and any successor REO Loan and other than with respect to transfers of tenant-in-common interests processed by the Special Servicer); provided, that the applicable Servicer shall retain 100% of such fees with respect to initial syndications of tenant-in-common interests processed by it;

            (iii) 100% of all such assumption application and processing fees other than with respect to transfers of tenant-in-common interests processed by the Special Servicer; provided, that the applicable Servicer shall retain 100% of such fees with respect to initial syndications of tenant-in-common interests processed by it; and

            (iv) 100% of all check charges, fees and charges for beneficiary statements and demands for checks returned for insufficient funds with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans);

in each case, to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid.

            The Servicers shall remit to the Special Servicer any of such fees and amounts that the Servicers are not entitled to retain as set forth in clauses (i), (ii) and (iii) of the previous sentence.

            The Special Servicer will not waive any assumption fees with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan without the prior written consent of the Servicer. The fee payable to the applicable Servicer for an assumption of a Mortgage Loan that is not a Specially Serviced Mortgage Loan shall be either the fee set forth in the loan documents relating to the applicable Mortgage Loan or Serviced Whole Loan, or, if no assumption fee is so specified (and to the extent not inconsistent with the loan documents), then such fee shall be 1% of the outstanding Stated Principal Balance of such Mortgage Loan on the date it is assumed. In the event that any non-Specially Serviced Mortgage Loan is subject to both an assumption and a modification, consent and/or waiver, then notwithstanding any such modification, consent and/or waiver fee, the Servicer shall be entitled to receive and retain the assumption fee determined as set forth in the preceding sentence. With respect to any non-Specially Serviced Mortgage Loan, the Special Servicer shall remit to the applicable Servicer any assumption fees that it receives within one Business Day of receipt thereof. In addition, such Servicer shall be entitled to retain as additional servicing compensation any charges for processing Mortgagor requests, beneficiary statements or demands and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Mortgagor and shall not be required to deposit such amounts in the Certificate Account pursuant to Section 3.04(a). The Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges received on each Mortgage Loan and accrued during such time as such Mortgage Loan was not a Specially Serviced Mortgage Loan, but only to the extent actually paid by the related Mortgagor and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid and are not needed to first reimburse the Trust Fund for (A) additional expenses that have been incurred by the Trust Fund (other than Special Servicing Fees, Workout Fees and Liquidation Fees) in connection with such Mortgage Loan that have been paid since the prior Determination Date and (B) interest on Advances previously paid to the Servicer or Trustee, as applicable, that has accrued since the prior Determination Date with respect to the related Mortgage Loan; (ii) interest or other income earned on deposits relating to the Trust Fund in the Certificate Account or any Serviced Whole Loan Custodial Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date); (iii) interest earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan or Serviced Whole Loan to be paid to the Mortgagor and (iv) Prepayment Interest Excesses not required to be applied pursuant to Section 3.19. The Servicers shall each be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account or if applicable, the Serviced Whole Loan Custodial Account, and the Servicers shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Loan (other than any Non-Serviced Mortgage Loan and any successor REO Loan) with respect to which it is responsible for servicing hereunder. As to each Specially Serviced Mortgage Loan and REO Loan (other than any Non-Serviced Mortgage Loan and any successor REO
Loan), the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan and a 360 day year consisting of twelve 30-day months and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a) and Section 3.05(e). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            The Special Servicer shall be entitled to retain (subject, with respect to any Serviced Whole Loan, to the terms of the related Co-Lender Agreement), and shall not be required to deposit in the Certificate Account pursuant to Section 3.04(a) or the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.04(e), additional servicing compensation in the form of:

            (i) 50% of all assumption fees (other than with respect to transfers of tenant-in-common interests processed by it, in which case it will retain 100% of such fees, and other than with respect to initial syndications of tenant-in-common interests processed by the applicable Servicer, in which case it will retain 0%) and 100% of all modification, consent, transfer, waiver, earnout, modification application fees, other application and processing fees and extension fees received on or with respect to the Mortgage Loans that are not Specially Serviced Mortgage Loans (other than any Non-Serviced Mortgage Loan and any successor REO
      Loan), to the extent that (A) such fees are paid by the Mortgagor on such Mortgage Loans that are not Specially Serviced Mortgage Loans; (B) all amounts then due and payable with respect to the related Mortgage Loan have been paid (including those payable to the Servicer pursuant to Section 3.11(a)); and (C) with respect to any modification, consent, waiver, earnout, modification application fees, other application and processing fees and similar fees, the Special Servicer, and not the Servicer, has performed the related modification, consent, waiver or similar action, as applicable, in accordance with this Agreement; and

            (ii) all assumption, assumption application, extension, modification, consent, waiver and earnout fees, and charges for beneficiary statements or demands, received on or with respect to any Specially Serviced Mortgage Loan or REO Loan with respect to which it is responsible for servicing hereunder, but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including those payable to the Servicer pursuant to Section 3.11(a)) have been paid;

in each case, only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including those payable to the Servicer pursuant to Section 3.11(a)) have been paid.

            The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan which relates to a Specially Serviced Mortgage Loan that the Servicer is responsible for servicing hereunder at the Workout Fee Rate on such Mortgage Loan or Serviced Companion Loan for so long as it remains a Corrected Mortgage Loan (provided that the Servicer may verify that the related Mortgagor's payments, if paid by check, are honored by the bank upon which it was drawn prior to paying the Workout Fee). The Workout Fee with respect to any such Corrected Mortgage Loan shall cease to be payable if such Mortgage Loan or Serviced Companion Loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee shall become payable if and when such Mortgage Loan or Serviced Companion Loan again becomes a Corrected Mortgage Loan.

            If the Special Servicer is terminated or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans or Serviced Companion Loans that (i) became Corrected Mortgage Loans prior to the time of that termination or resignation or (ii) as to which the Special Servicer resolved the circumstances and/or conditions causing such Mortgage Loan or Serviced Companion Loan to be a Specially Serviced Loan, except that the requirement for three consecutive full and timely payments had not been satisfied as of the date of such termination or resignation but is subsequently satisfied and such Mortgage Loan otherwise meets the requirements as a Corrected Mortgage Loan. The successor special servicer will not be entitled to any portion of such Workout Fees.

            A Liquidation Fee will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee. A Liquidation Fee will also be payable with respect to each Mortgage Loan that the related Mortgage Loan Seller has repurchased after the expiration of the applicable time period provided for in the first sentence of Section 2.03(b). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the purchase of (i) any Defaulted Mortgage Loan by the Directing Certificateholder or the Special Servicer pursuant to Section 3.18(c), (ii) a Mortgage Loan included in a Serviced Whole Loan by a holder of a related Serviced B Note pursuant to the related Co-Lender Agreement (unless the related Mortgage Loan is purchased by the holder of the related Serviced B Note more than 60 days after the date the purchase option becomes exercisable, to the extent provided in the related Co-Lender Agreement; provided, however, that such Liquidation Fee described in this clause (ii) shall in all circumstances be payable by the holder of the related Serviced B Note and shall not, under any circumstances, be payable out of the Trust); (iii) all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund pursuant to Section 9.01 or (iv) a Mortgage Loan by a related mezzanine lender pursuant to the related intercreditor agreement (unless (A) such Liquidation Fee is not specifically prohibited under the related mezzanine intercreditor agreement (provided that any future permitted mezzanine debt will require the payment of a Liquidation Fee, to the extent not prohibited by the related Mortgage Loan documents if the Mortgage Loan is not purchased within 60 days of the date on which the related Purchase Option becomes exercisable) and (B) the related Mortgage Loan is purchased by the related mezzanine lender more than 60 days after the date the related purchase option becomes exercisable; provided, however, that such Liquidation Fee shall in all circumstances be payable by the related mezzanine lender and shall not, under any circumstances, be payable out of the Trust). If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest on such Mortgage Loan or Serviced Whole Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Corrected Mortgage Loan. In the event that (i) the Special Servicer has been terminated, and (ii) either prior or subsequent to such termination, either (A) a Specially Serviced Mortgage Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Certificateholder, or (B) a Specially Serviced Mortgage Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer shall be paid the related Workout Fee or Liquidation Fee, as applicable, and the successor Special Servicer will not be entitled to any portion of such Workout Fee or Liquidation Fee.

            The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on Specially Serviced Mortgage Loans it is responsible for servicing hereunder that accrued during such time as such Mortgage Loan or Serviced Whole Loan was a Specially Serviced Mortgage Loan, but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid and are not needed to first, (x) reimburse the Trust Fund for additional Trust Fund expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees) paid in connection with such Mortgage Loan since the prior Determination Date and (y) reimburse interest on Advances paid to the Servicer or Trustee, as applicable, that accrued with respect to the related Mortgage Loan since the prior Determination Date. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the Certificate Account (or if a Serviced Whole Loan is involved, first out of the applicable Serviced Whole Loan Custodial Account and then out of the Certificate Account) or the applicable REO Account or as a Servicing Advance, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) In determining the compensation of the Servicers or Special Servicer, as applicable, with respect to Penalty Charges, on any Determination Date, the aggregate Penalty Charges collected on any Mortgage Loan since the prior Determination Date shall be applied to pay (i) the applicable Servicer, the Special Servicer or the Trustee for interest on Advances with respect to such related Mortgage Loan, that accrued since the prior Determination Date and
(ii) the Trust Fund for any additional Trust Fund expenses with respect to such Mortgage Loan (other than Special Servicing Fees, Workout Fees and Liquidation
Fees) paid since the prior Determination Date and not previously paid out of Penalty Charges, and any Penalty Charges remaining thereafter shall be distributed pro rata to the applicable Servicer and the Special Servicer based upon the amount of Penalty Charges such Servicer or the Special Servicer would otherwise have been entitled to receive during such period with respect to such Mortgage Loan without any such application. With respect to the Non-Serviced Mortgage Loans or any related REO Property, the Special Servicer shall not be entitled to any Special Servicing Fees, Workout Fees or Liquidation Fees.

            Section 3.12 Inspections; Collection of Financial Statements; Delivery of Certain Reports.

            (a) The Servicers shall perform (at their own expense), or shall cause to be performed (at their own expense), a physical inspection of each Mortgaged Property securing a Mortgage Note (other than with respect to a Non-Serviced Mortgage Loan) with a Stated Principal Balance (or allocated loan amount) of (a) $2,000,000 or more, at least once every 12 months and (b) less than $2,000,000, at least once every 24 months, in each case commencing in the calendar year 2008; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect or cause to be inspected the related Mortgaged Property as soon as practicable (but in no event more than 60 days) after such Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Mortgage Loan; provided, further, that the Servicers shall not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the applicable Servicer or the Special Servicer within the preceding 12 months and such Servicer has no actual knowledge of, or notice of, an event subsequent to the date of such inspection that would materially affect the validity of such inspection. In addition, with respect to each Specially Serviced Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable after the Debt Service Coverage Ratio for such Mortgage Loan falls below 1.0x. The cost of each such inspection by the Special Servicer shall be paid by the Servicer as a Servicing Advance; provided, however, that if such Advance would be a Nonrecoverable Advance, then the cost of such inspections shall be an expense of the Trust Fund (and if a Serviced Whole Loan is involved, an expense of the holders of any related Serviced Companion Loan), which expense shall first be reimbursed to the Trust Fund (and if a Serviced Whole Loan is involved, the holders of any related Serviced Companion Loan) from Penalty Charges collected by the Special Servicer on such Specially Serviced Mortgage Loan. The Special Servicer or the respective Servicer, as applicable, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, (iii) any adverse change in the condition of the Mortgaged Property that the preparer of such report deems material, (iv) any visible material waste committed on the Mortgaged Property and (v) photographs of each inspected Mortgaged Property. The Special Servicer and the applicable Servicer shall deliver a copy of each such report prepared by the Special Servicer and such Servicer, respectively, to the other, and, upon request, to the Trustee within 30 days of the preparation of such report. Upon request, the Trustee shall deliver a copy of each such report to each Holder of a Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificate at such Holder's expense (which such request may state that such items be delivered until further notice).

            (b) The Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Servicers (in the case of any non-Specially Serviced Mortgage Loan, other than the Non-Serviced Mortgage Loans) shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and the quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage, and each of the Servicers and Special Servicer, as applicable, shall use reasonable efforts consistent with the Servicing Standard to enforce all provisions of the loan documents relating to the submission of financial and property information. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver copies of all the foregoing items so collected or prepared to the applicable Servicer within 30 days after its receipt thereof. The Servicers and the Special Servicer shall each, upon request, deliver copies of all the foregoing items so collected by it to each other, and upon request, the Trustee, the Depositor, the Underwriters, the Rating Agencies, the holder of a Serviced Companion Loan and the Mortgage Loan Sellers, in each case within 45 days of its receipt thereof. The Trustee shall, upon written request and to the extent received, deliver copies of the foregoing items to the Controlling Class Certificateholders or, to the extent the Certificate Registrar has confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such item prepared by the Servicer or the Special Servicer.

            Beginning in September 2007 for quarter-end June 2007 (or, commencing in 2008 for any annual operating statement), within 45 days after receipt by the Servicers of any annual or quarterly operating statements or rent rolls with respect to any Mortgaged Property other than a Mortgaged Property securing a Specially Serviced Mortgage Loan (with respect to Servicer No. 2) or a Non-Serviced Mortgage Loan or an REO Property and, with respect to the Mortgage Loan serviced by Servicer No. 2, within 45 days after receipt by the Special Servicer of any annual operating statements or rent rolls with respect to a Mortgaged Property securing such Specially Serviced Mortgage Loan or REO Property the applicable Servicer or the Special Servicer, as applicable, shall, based upon such operating statements or rent rolls received, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report and the CMSA NOI Adjustment Worksheet; provided that with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan and REO Property, the Special Servicer shall have delivered to Servicer No. 1 all information in its possession necessary for such Servicer to prepare such report and worksheet. All CMSA Operating Statements Analysis Reports shall be maintained by the applicable Servicer with respect to each Mortgaged Property other than a Mortgaged Property securing a Specially Serviced Mortgage Loan (with respect to Servicer No. 2) or a Non-Serviced Mortgage Loan or REO Property and by the Special Servicer with respect to any Mortgaged Property securing a Specially Serviced Mortgage Loan or REO Property related to the Mortgage Loan serviced by Servicer No. 2, and the Servicer or Special Servicer, as applicable, shall forward copies thereof (in each case, promptly following the initial preparation and each material revision thereof) to the Trustee, the Servicer or the Special Servicer, as applicable, and upon request, the Underwriters, the Rating Agencies and the Mortgage Loan Sellers together with the related operating statements or rent rolls. The Trustee shall, upon written request and to the extent such items have been delivered to the Trustee by the Servicer or the Special Servicer, as applicable, deliver to any Certificateholder or, to the extent the Certificate Registrar has confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CMSA Operating Statement Analysis Report (or update thereof) and the related operating statement or rent rolls. The Special Servicer shall cooperate with the applicable Servicer in connection with the preparation of CMSA Operating Statement Analysis and CMSA NOI Adjustment Worksheet, including delivery of the related data fields, and if requested by the applicable Servicer, will prepare such reports with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan or REO Property.

            (c) At or before 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the applicable Servicer the CMSA Special Servicer Loan File (or such related data fields as are reasonably agreed to by such Servicer and the Special Servicer) with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format, reasonably acceptable to such Servicer as of such Determination Date.

            (d) (A) Not later than 4:00 p.m. (New York City time) on the first Business Day before each Distribution Date with respect to clauses (i), (ii),
(iii), (iv), (v), (vii), (viii), (ix), (x) and (xi) in this Section 3.12(d) and
(B) not later than 3:00 p.m. (New York City time) on the second Business Day before each Distribution Date with respect to clause (vi) in this Section 3.12(d), the Servicers shall prepare and deliver or cause to be delivered to the Trustee the following reports and data files: the most recent (i) CMSA Delinquent Loan Status Report, (ii) CMSA Total Loan Report, (iii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report (iv) CMSA REO Status Report, (v) CMSA Property File, (vi) CMSA Loan Periodic Update File,
(vii) CMSA Financial File, (viii) CMSA Comparative Financial Status Report, (ix) CMSA Loan Level Reserve LOC Report, (x) CMSA Servicer Watch List report and (xi) CMSA Advance Recovery Report, to the extent that the most recent CMSA Special Servicer Loan File has been received from the Special Servicer at the time required pursuant to Section 3.12(c). All of the foregoing reports shall contain information that is current as of such Determination Date; provided, however, that notwithstanding anything to the contrary in Sections 3.12(c) or 3.12(d), neither the Servicers nor the Special Servicer shall be required to prepare or deliver any of the files or reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the first Business Day after the third Determination Date following the Closing Date, and the Trustee shall not be obligated to deliver any such report until provided by Servicer. Such information may be delivered by the Servicers to the Trustee in such electronic or other form as may be reasonably acceptable to the Trustee and the Servicer. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Servicers) provide the Servicers with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the applicable Servicer to prepare each report and any supplemental information the Servicers are required to provide hereunder to the Trustee. Such information may be delivered by the Special Servicer to the Servicers in such electronic or other form as may be reasonably acceptable to the Special Servicer and the Servicers.

            (e) The Special Servicer shall deliver to the applicable Servicer the items or reports set forth in Section 3.12(b) and Section 3.12(c), and the Servicers shall deliver to the Trustee the reports set forth in Section 3.12(b) and Section 3.12(d), in an electronic format (to the extent such report is prepared by the Servicer and not forwarded by the applicable Mortgagor) reasonably acceptable to the Special Servicer, the Trustee and the Servicer. The Servicers may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Sections 3.12(b) and 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Servicers pursuant to Section 3.12(b) and Section 3.12(d). Absent manifest error of which it has actual knowledge, none of the Servicers, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, the Depositor (including information in the Prospectus Supplement), a Mortgage Loan Seller or a third party that is included in any reports, statements, materials or information prepared or provided by the Servicers, the Special Servicer or the Trustee, as applicable, pursuant to this Agreement. None of the Trustee, the Servicers or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a Mortgage Loan Seller, a third party or each other.

            In the case of information or reports to be furnished by the Servicers to the Trustee pursuant to Section 3.12(b), Section 3.12(d) and
Section 4.02, to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to
Section 3.12(b) or Section 3.12(c) and to the extent that such information or reports are to be prepared and delivered by the Special Servicer pursuant to
Section 3.12(b) or Section 3.12(c) the Servicers shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and the Servicers shall not be in default hereunder due to a delay in providing the information or reports required by Section 3.12(b), Section 3.12(d) of Section 4.02 caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) or Section 3.12(c) of this Agreement, except that the Servicer shall be responsible for timely providing all reports and data other than the information or reports to be supplied solely by the Special Servicer.

            In the case of information or reports to be furnished by the Servicers to the Trustee pursuant to Section 3.12(b), Section 3.12(d) and
Section 4.02, to the extent that such information or reports are, in turn, based on information or reports to be provided by the related Non-Serviced Mortgage Loan Servicer pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and to the extent that such information or reports are to be prepared and delivered by the related Non-Serviced Mortgage Loan Servicer pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from such Non-Serviced Mortgage Loan Servicer, and the Servicer shall not be in default hereunder due to a delay in providing the information or reports required by Section 3.12(b), Section 3.12(d) or Section 4.02 caused by the related Non-Serviced Mortgage Loan Servicer's failure to timely provide any information or report required under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, except that the Servicer shall be responsible for timely providing all reports and data other than the information or reports to be supplied solely by the related Non-Serviced Mortgage Loan Servicer.

            (f) Notwithstanding the foregoing, however, the failure of the Servicers or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 or Section 4.02 shall not constitute a breach of this Section 3.12 or Section 4.02 to the extent the Servicers or Special Servicer so fails because such disclosure, in the reasonable belief of the Servicers or the Special Servicer, as the case may be, would violate any applicable law or any provision of a loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties. The Servicers and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standard. The Servicers or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto) and may require from the receiving Person a confidentiality and indemnification agreement.

            (g) If the Servicers or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Servicers or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the applicable Servicer's or the Special Servicer's internet website, unless this Agreement specifies a method of delivery; provided that any items required to be delivered to the Trustee shall be delivered in the manner provided in clause (x) or (y) above. Each of the Servicers and the Special Servicer shall either (i) furnish to the Underwriters or (ii) make available to the Underwriters on the applicable Servicer's or Special Servicer's internet website (the method of providing such information to be selected by each Servicer or the Special Servicer, as applicable, at its option) all reports required to be provided to holders of the Certificates compiled by either of them, as applicable, pursuant to this Agreement if and as requested in writing by the Underwriters under the same terms and conditions applicable to holders of the Certificates.

            (h) The Servicers shall, with the reasonable cooperation of the Special Servicer, prepare and file information returns with respect to reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to any Mortgaged Property securing a Mortgage Loan and, if applicable, or Serviced Companion Loan required by Sections 6050J and 6050P of the Code and each year deliver to the Trustee an Officer's Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J and 6050P of the Code.

            Section 3.13 Reserved.

            Section 3.14 Reserved.

            Section 3.15 Access to Certain Information.

            Each of the Servicers and the Special Servicer upon request of the Trustee shall provide or cause to be provided through the Trustee to any Certificateholder or Certificate Owner or holder of any Serviced Companion Loan that is, or is affiliated with, a federally insured financial institution, the Trustee, the Depositor, each Mortgage Loan Seller, each Rating Agency, to the Servicers, or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or holder of any Serviced Companion Loan, and to each Holder of a Class L, Class M, Class N, Class O, Class P, Class Q or Class T Certificate or holder of any Serviced Companion Loan access to any documentation regarding the Mortgage Loans or Serviced Whole Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but upon reasonable prior written request via e-mail or facsimile (where such form of transmission is reasonably practicable) and during normal business hours at the offices of the Trustee or the Servicer, designated by it; provided, however, that Certificateholders, Certificate Owners and holder of any Serviced Companion Loan shall be required to pay their own photocopying costs and execute a reasonable and customary confidentiality agreement with respect to such information substantially in the form of Exhibit J-1, J-2 or J-3. The failure of either Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15. The Servicers and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Servicers or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Servicers and the Special Servicer shall make available to the foregoing persons documentation regarding the Mortgage Loans and Serviced Whole Loans that is not confidential, at the reasonable judgment of the Servicers or Special Servicer, as the case may be, without requiring such person to execute a confidentiality agreement and may make available non-confidential information and documentation to any other person within the discretion of the Servicers or Special Servicer.

            Section 3.16 Title to REO Property; REO Accounts.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or a nominee thereof on behalf of the Certificateholders and the Special Servicer, on behalf of the Trust Fund (and, in the case of any Serviced Whole Loan, also on behalf of the holders of any related Serviced Companion Loan), shall sell any REO Property as soon as commercially reasonable subject to the Servicing Standard, but in any event prior to the close of the third calendar year following the year in which the Trust Fund (and if applicable, the holders of any related Serviced Companion
Loan) acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or
(ii) obtains for the Trustee, and the Servicer an Opinion of Counsel, addressed to the Trustee, and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC constituted thereby as defined in
Section 860F of the Code or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to
Section 3.05(a) (or if a Serviced Whole Loan is involved first out of, the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.05(e) and out of the Certificate Account pursuant to Section 3.05(a)).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more Pool REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) for the retention of revenues and other proceeds derived from each REO Property. If such REO Acquisition occurs with respect to any Mortgaged Property securing a Serviced Whole Loan, the Special Servicer shall establish an REO Account solely with respect to such property (a "Whole Loan REO Account"), to be held for the benefit of the Certificateholders and the holder of any related Serviced Companion Loan. Each REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the related REO Account, within one Business Day after receipt, all REO Revenues, Insurance Proceeds and Condemnation Proceeds and Liquidation Proceeds (net of all Liquidation Expenses) received in respect of an REO Property into the related REO Account. Funds in an REO Account may be invested in Permitted Investments in accordance with Section
3.06. The Special Servicer shall give notice to the Trustee and the applicable Servicer (and if a Serviced Whole Loan is involved and if such notice is required under the related Co-Lender Agreement, the related holder of a Serviced Companion Loan) of the location of an REO Account when first established and of the new location of an REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, insuring, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the applicable REO Account relating to such REO Property. On each Determination Date, the Special Servicer shall withdraw from each REO Account and deposit into the Certificate Account or the applicable Serviced Whole Loan Custodial Account, as applicable, the aggregate of all amounts received in respect of each REO Property on or prior to such Determination Date, net of (i) any withdrawals made out of such amounts pursuant to the preceding sentence and (ii) Net Investment Earnings on amounts on deposit in such REO Account; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. For purposes of the foregoing, the Pool REO Account and a Whole Loan REO Account correspond to the Certificate Account and the related Serviced Whole Loan Custodial Account, respectively. In addition, on each Determination Date, the Special Servicer shall provide the applicable Servicer with a written accounting of amounts deposited in the Certificate Account or the Serviced Whole Loan Custodial Account, as applicable, on such date.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, an REO Account pursuant to Section 3.16(b) or (c).

            Section 3.17 Management of REO Property.

            (a) If title to any REO Property is acquired, the Special Servicer shall cause such REO Property to be managed, conserved, protected, operated and leased for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest) (and, in the case of any Serviced Whole Loan, also for the benefit of the holders of any related Serviced Companion Loan (as a collective whole)) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest) and, if a Serviced Whole Loan is involved, also for the benefit of the holders of any related Serviced Companion Loan (as a collective whole) (as determined by the Special Servicer in its good faith and reasonable judgment in accordance with the Servicing Standard). Subject to this Section 3.17, the Special Servicer may allow the Trust Fund to earn "net income from foreclosure property" within the meaning of Code Section 860G(c) if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than one Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the applicable REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain, lease and dispose of such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses
(i)-(iv) above with respect to such REO Property, the applicable Servicer shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee and the Depositor) such advances would, if made, constitute Nonrecoverable Servicing Advances in which case, such Servicer shall make such payment from amounts held in the Certificate Account (or if a Serviced Whole Loan is involved, first out of the applicable Serviced Whole Loan Custodial Account and then out of the Certificate Account) if directed to do so by the Special Servicer. The Special Servicer shall direct the applicable Servicer to make such payment if it is necessary to preserve the related Mortgaged Property and the payment of such amount would be in the best interest of the Certificateholders and in the case of any Serviced Whole Loan, the holders of any related Serviced Companion Loan (as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan). The Special Servicer shall give the applicable Servicer and the Trustee not less than five Business Days' notice, together with all information reasonably requested by such Servicer (upon which such Servicer may conclusively rely) and available to the Special Servicer before the date on which such Servicer is requested to make any Servicing Advance with respect to an REO Property; provided, however, that only three Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments).

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan or Serviced Whole Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the applicable Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer may, and to the extent necessary to (i) preserve the status of the REO Property as "foreclosure property" under the REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions shall, contract with any Independent Contractor for the operation and management of any REO Property within 30 days of the acquisition date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund unless a Serviced Whole Loan is involved, in which case such fees shall be netted out of collections on the REO Property prior to being remitted to the Special Servicer) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee and the applicable Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18 Sale of Defaulted Mortgage Loans and REO Properties.

            (a) Each of the Servicers, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this
Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b), Section 9.01, the related Mortgage Loan Documents and/or any related Co-Lender Agreement or mezzanine intercreditor agreement(s) or, with respect to the purchase of a Non-Serviced Mortgage Loan, the conditions set forth in the related Non-Serviced Mortgage Loan Pooling Agreement.

            (b) If any Mortgage Loan becomes a Defaulted Mortgage Loan, then the Special Servicer shall promptly so notify in writing the Trustee, the applicable Servicer and the Directing Certificateholder, and with respect to any Serviced Companion Loan, any related holder of such Serviced Companion Loan(s). The Special Servicer may, at its option, purchase any Defaulted Mortgage Loan out of the Trust Fund at a cash price equal to the applicable Purchase Price. The Special Servicer may, after receipt of the notice described in the first sentence of this Section 3.18(b), assign its option under the preceding sentence to any party (including, without limitation, in connection with a Mortgage Loan that is part of a Serviced Whole Loan, any related holder of a Serviced Companion Loan), other than to a Person whose purchase of such Defaulted Mortgage Loan would violate the terms of any related Co-Lender Agreement or mezzanine loan intercreditor agreement; provided that the Special Servicer, in connection therewith, shall deliver to the Trustee and the Directing Certificateholder a copy of the related written assignment executed by the Special Servicer, provided, further, that with respect to any Mortgage Loan, the option holder's rights under this Section 3.18(b) are subject to the rights of the holder of the related B Note to purchase such Mortgage Loan pursuant to the terms of a related Co-Lender Agreement or by a holder of a mezzanine loan pursuant to the related mezzanine loan intercreditor agreement. The option with respect to a Mortgage Loan shall terminate upon the purchase of such Mortgage Loan by the holder of the related B Note pursuant to the related Co-Lender Agreement or by a holder of a mezzanine loan pursuant to the related mezzanine loan intercreditor agreement. The applicable Purchase Price for any Defaulted Mortgage Loan purchased under this Section 3.18(b) shall be deposited into the Certificate Account or the Serviced Whole Loan Custodial Account, as applicable, and the Trustee, upon receipt of notice from the applicable Servicer to the effect that such deposit has been made, shall release or cause to be released to the Person effecting such purchase (or to its designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Person effecting such purchase (or its designee) ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Person effecting such purchase (or to its designee).

            If not exercised sooner, such purchase option with respect to any Mortgage Loan will automatically terminate upon (i) the related borrower's (or, subject to the related Co-Lender Agreement, any holder of a related B Note) cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification, waiver or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout.

            The applicable Purchase Price for any Defaulted Mortgage Loan purchased under this Section 3.18(b) shall, (i) pending determination of the Fair Value thereof pursuant to the succeeding sentence, be the Purchase Price calculated in accordance with the definition of Purchase Price, and (ii) following determination of the Fair Value pursuant to the succeeding sentence, be the Fair Value. The Special Servicer shall promptly obtain an Appraisal (unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal), and shall, within 60 days following the date on which a Mortgage Loan becomes a Defaulted Mortgage Loan, determine the fair value thereof in accordance with the Servicing Standard (the "Fair Value"). In determining the Fair Value of any Defaulted Mortgage Loan the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property, and the expected recoveries from such Defaulted Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Defaulted Mortgage Loan pursuant to the subject purchase option. In addition, the Special Servicer shall refer to all relevant information contained in the Servicing File, including the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property and available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located based on the Appraisal. The Special Servicer must give prompt written notice of its Fair Value determination to the Trustee, the applicable Servicer and the Directing Certificateholder. With respect to a Non-Serviced Mortgage Loan, Fair Value shall be determined pursuant to the related Non-Serviced Mortgage Loan Pooling Agreement.

            The Special Servicer shall be required to change from time to time thereafter its determination of the Fair Value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. If the most recent Fair Value calculation was made more than 90 days prior to the exercise date of a purchase option (under this Section 3.18(b) or Section 3.18(c)), then the Special Servicer shall confirm or revise the Fair Value determination, which Fair Value may be higher or lower.

            In the event that the Special Servicer or any affiliate of the Special Servicer exercises the purchase option (under this Section 3.18(b) or Section 3.18(c)) with respect to any Defaulted Mortgage Loan, including as the Directing Certificateholder or as the assignee thereof, then the applicable Servicer or, if such Servicer is also the Special Servicer or an affiliate of the Special Servicer, the Trustee shall determine whether the Special Servicer's determination of Fair Value for a Defaulted Mortgage Loan constitutes a fair price in its reasonable judgment. In such event, the Special Servicer shall promptly deliver to such Servicer or the Trustee, as applicable, in accordance with the foregoing sentence, the most recent related Appraisal then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that is relevant to the confirmation of the Special Servicer's determination of Fair Value, including information regarding any change in circumstance regarding the Defaulted Mortgage Loan known to the Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Notwithstanding the foregoing, the applicable Servicer or the Trustee, as the case may be, may (at its option) designate an Independent Qualified Appraiser, selected with reasonable care by the applicable Servicer or the Trustee, as the case may be, to confirm that the Special Servicer's determination of Fair Value is consistent with or greater than what the Independent Qualified Appraiser considers to be the Fair Value of such Defaulted Mortgage Loan. In that event, the applicable Servicer or Trustee, as applicable, will be entitled to rely upon such Independent Qualified Appraiser's determination. Such Servicer or Trustee, as applicable, shall be entitled to a fee of $2,500 in connection with each such Fair Value determination. The costs and expenses of all third-party opinions of value (including the expenses associated with the engagement of an Independent Qualified Appraiser) and any Appraisals and inspection reports incurred by such Servicer or Trustee, as the case may be, as contemplated by this paragraph shall be advanced by such Servicer or Trustee, as the case may be, and will constitute, and be reimbursable as, a Servicing Advance.

            Unless and until the purchase option granted hereunder with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available hereunder, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of such purchase option or as otherwise permitted under
Section 3.18(a).

            (c) If the Special Servicer or an assignee thereof has not purchased any Defaulted Mortgage Loan as provided in Section 3.18(b) within 15 days of the Special Servicer's having received notice of that the subject Mortgage Loan has become a Defaulted Mortgage Loan pursuant to Section 3.18(b), then the Trustee shall within five days of the end of such 15 day period send notice to the Directing Certificateholder that such Mortgage Loan was not purchased by the Special Servicer or its assignee, and the Directing Certificateholder may, at its option, within 15 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Mortgage Loan out of the Trust Fund at a cash price equal to the Purchase Price. In addition, if the Special Servicer or an assignee thereof has not purchased any Defaulted Mortgage Loan provided in
Section 3.18(b) within 15 days of the Special Servicer's having received notice of any calculation or updated calculation of Fair Value pursuant to Section 3.18(b), then the Trustee shall within five days of the end of such 15-day period send notice to the Directing Certificateholder that such Mortgage Loan was not purchased by the Special Servicer or its assignee, and the Directing Certificateholder may, at its option, within 15 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Mortgage Loan out of the Trust Fund at a cash price equal to the Fair Value. The cash price paid for any such Mortgage Loan purchased under this Section 3.18(c) shall be deposited into the Certificate Account or the Serviced Whole Loan Custodial Account, as applicable, and the Trustee, upon receipt of written notice from the applicable Servicer to the effect that such deposit has been made, shall release or cause to be released to the Directing Certificateholder (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Directing Certificateholder (or the designated Affiliate thereof), as applicable, the ownership of such Mortgage Loan. Nothing in this Section 3.18(c) shall be deemed to limit the ability of any holder of a Serviced Companion Loan Holder to purchase the related Mortgage Loan in accordance with the related Co-Lender Agreement.

            (d) The Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price as soon as reasonably possible and, in any event, within the time period provided for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner. The Special Servicer shall accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. If the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and, if the subject REO Property relates to a Serviced Whole Loan, the related holder(s) of the Serviced Companion Loans, as a collective whole, and that the end of the period referred to in Section 3.16(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in Section 3.16(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any REO Property prior to three years prior to the Rated Final Distribution Date.

            The Special Servicer shall give the Trustee, each Servicer and any affected holder of a B Note not less than three Business Days' prior written notice of its intention to sell any REO Property. No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

            (e) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18(d), shall be determined by the Special Servicer, if the highest bidder is a Person other than the Special Servicer or an Affiliate thereof, and by the applicable Servicer, if the highest bidder is the Special Servicer or an Affiliate thereof, or if the applicable Servicer is also the Special Servicer or an Affiliate of the Special Servicer, by the Trustee. In determining whether any bid received from the Special Servicer or an Affiliate thereof represents a fair price for any REO Property, the applicable Servicer or the Trustee, as applicable, shall obtain and may conclusively rely on the opinion of an Appraiser (the fees and costs of which shall be covered by a Servicing Advance by the applicable Servicer) retained by the applicable Servicer or the Trustee, as the case may be. In determining whether any bid constitutes a fair price for any REO Property, such Appraiser shall be instructed to take into account, as applicable, among other factors, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy in the area where the REO Property is located. The Purchase Price for any REO Property shall in all cases be deemed a fair price.

            Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trustee and, in the case of any Serviced Whole Loan, the related holder(s) of the Serviced Companion Loans(s), in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. Any sale of any REO Property shall be final and without recourse to the Trustee, the Trust Fund or any affected holder(s) of the Serviced Companion Loans, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor any Servicer shall have any liability to any Certificateholder and, with respect to any Serviced Whole Loan, to any related holder(s) of the Serviced Companion Loans, with respect to the purchase price therefor accepted by the Special Servicer or the applicable Servicer.

            (f) Any sale of any Defaulted Mortgage Loan or REO Property shall be for cash only.

            (g) The parties hereto acknowledge the purchase option of each holder of a B Note with respect to the related Mortgage Loan provided for in the related Intercreditor Agreement. The purchase price paid by any holder of a B Note for the related Mortgage Loan in accordance with such purchase option shall be deposited into the Certificate Account, and the Trustee, upon receipt of written notice from the applicable Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan in the related holder of a B Note.

            (h) If pursuant to any purchase option provided for in the related intercreditor, co-lender or similar agreement, a holder of a mezzanine loan purchases any Mortgage Loan, then the purchase price paid by such holder of a mezzanine loan for such Mortgage Loan in accordance with such purchase option shall be deposited into the Certificate Account, and the Trustee, upon receipt of written notice from the applicable Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan in such holder of a mezzanine loan.

            (i) With respect to each Serviced Whole Loan with a related Serviced Companion Loan that has been included in an Other Securitization, upon the related Mortgage Loan becoming a Defaulted Mortgage Loan, the Trustee shall promptly notify, in writing, each holder of a related Serviced Companion Loan (such notice shall include the option price for such Serviced Companion Loan as determined by the Special Servicer based on the same methodology for determining the fair value of the related Mortgage Loan) or if such Serviced Companion Loan has been securitized, the applicable trustee under the Other Pooling and Servicing Agreement (who shall be instructed to promptly notify, in writing, the "controlling class representative" (as defined in the related Other Pooling and Servicing Agreement) of that securitization or an analogous party). Upon receipt of such notice, the related "controlling class representative" (as defined in the related Other Pooling and Servicing Agreement) or analogous party shall have the right, at its option, to purchase its respective Serviced Companion Loan from the trust established pursuant to the related Other Pooling and Servicing Agreement for a price determined by the Special Servicer in accordance with
Section 3.18 hereof, with respect to such Serviced Companion Loan. Such Purchase Option shall otherwise be on the same terms as the Purchase Option provided to the Controlling Class Option Holder in Section 3.18(a) mutatis mutandis.

            Section 3.19 Additional Obligations of the Servicer.

            (a) With respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan and any Non-Serviced Mortgage Loan) that has been subject to a Principal Prepayment and a Prepayment Interest Shortfall which occurs as a result of the applicable Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding Principal Prepayments, such Servicer shall deliver to the Trustee for deposit in the Lower-Tier Distribution Account on each P&I Advance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment"), in an amount equal to the lesser of (x) any Prepayment Interest Shortfall incurred in connection with such Principal Prepayment received in respect of such Mortgage Loan on or prior to the related Determination Date and (y) the aggregate of (A) that portion of its Servicing Fees with respect to such Mortgage Loan for the related Due Period that is being paid in such period, and
(B) all Prepayment Interest Excess on the related Mortgage Loan; provided, however, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative; provided, further, that no Compensating Interest Payment will be required with respect to a prepayment
(i) that occurs as a result of the payment of Insurance Proceeds or Condemnation Proceeds, (ii) that occurs subsequent to a default under the related Mortgage Loan documents (provided, that the Special Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iii) that, pursuant to the related Mortgage Loan documents, the related Servicer has no discretion to reject, (iv) pursuant to applicable law or a court order or (v) accepted at the request of or with the consent of the Directing Certificateholder.

            (b) The Servicers shall, as to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan which is secured by the interest of the related Mortgagor under a Ground Lease, notify promptly (and in any event within 60 days after the Closing Date) after the later of (i) the Closing Date and (ii) the applicable Servicer's receipt of such Ground Lease, the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to such Servicer.

            Section 3.20 Modifications, Waivers, Amendments and Consents.

            (a) Except as set forth in Section 3.02(a) and in this Section 3.20 but with respect to any Serviced Whole Loan, subject to the rights (if any) of the related holder(s) of a Serviced Companion Loan to advise the applicable Servicer with respect to, or consent to, a modification, waiver or amendment, to the extent provided in the related Co-Lender Agreement, the Servicers shall not agree to any modification, waiver or amendment of a Mortgage Loan or Serviced Whole Loan.

            Notwithstanding the foregoing, with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) or any Serviced Whole Loan required to be serviced by it hereunder that are not Specially Serviced Mortgage Loans, the Servicers may, without receipt of written confirmation from the Rating Agencies as to the ratings of the Certificates or any Serviced Companion Loan Securities or the consent of the Special Servicer or the Directing Certificateholder:

            (i) approve routine leasing activity (including any subordination, standstill and attornment agreements) with respect to any lease for less than the lesser of (a) 20,000 square feet and (b) 20% of the related Mortgaged Property;

            (ii) approve a change of the property manager at the request of the related Mortgagor, provided, that (A) the successor property manager is not affiliated with Mortgagor and is a nationally or regionally recognized manager of similar properties, (B) the related Mortgage Loan does not have an outstanding principal balance in excess of $5,000,000 and (C) the subject Mortgaged Property does not secure a Serviced Companion Loan;

            (iii) approve any waiver affecting the timing of receipt of financial statements from any Mortgagor, provided, that, such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

            (iv) approve annual budgets for the related Mortgaged Property, provided, that no such budget (1) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (2) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-Off Date);

            (v) subject to other restrictions herein regarding Principal Prepayments, waive any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

            (vi) approve modifications, consents or waivers in connection with a defeasance permitted by the terms of the related Mortgage Loan if the applicable Servicer receives an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Mortgagor) to the effect that such modification, waiver or consent would not cause any REMIC to fail to qualify as a REMIC under the Code or result in a "prohibited transaction" under the REMIC Provisions; and

            (vii) consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement or right-of-way; provided the applicable Servicer shall have determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property or cause the Mortgage Loan to cease to be a "qualified mortgage" for REMIC purposes;

provided, however, if the Mortgage Loan is a Serviced Whole Loan, the applicable Servicer shall provide written notice of such modification, waiver and amendment to the holder of the related Serviced Companion Loan to the extent required under the related Co-Lender Agreement; provided, further, that such Servicer shall promptly notify the Special Servicer of any requests not subject to this
Section 3.20(a) for which the Special Servicer is responsible pursuant to this
Section 3.20 and shall deliver to the Special Servicer (which delivery may be by electronic transmission in a format acceptable to such Servicer and Special Servicer) a copy of the request, and all information in the possession of the applicable Servicer that the Special Servicer may reasonably request related thereto.

            Other than with respect to modifications, waivers and consents specifically described in the prior paragraph, the applicable Servicers will forward all requests (upon the Servicer's receipt of notice of such requests) for modifications, waivers and consents along with copies of the relevant loan documents to the Special Servicer. The Servicers shall reasonably cooperate with the Special Servicer and shall provide the Special Servicer with any additional information from the related Credit File that the Special Servicer reasonably may request.

            (b) For the avoidance of doubt, and without limiting the generality of the foregoing, (i) any request for the disbursement of earnouts or holdback amounts with respect to any Mortgage Loan set forth on the attached Schedule 12 and any Specially Serviced Mortgage Loans, hereto received by the Servicers shall be submitted to the Special Servicer for processing and (ii) any such request with respect to any other Mortgage Loan will be processed by the applicable Servicer. For purposes of this Agreement, "disbursement of earnouts or holdback amounts" shall mean the disbursement or funding to a Mortgagor of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of the applicable Mortgage Loan until certain conditions precedent thereto relating to the satisfaction of performance related criteria (e.g., project reserve thresholds, lease-up requirements, sales requirements, etc.) as set forth in the applicable Mortgage Loan documents, have been satisfied.

            Neither the Servicers nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time the Mortgage Loan or Serviced Whole Loan is not in default pursuant to the terms of the related loan documents or default with respect thereto is not reasonably foreseeable unless (A) either (i) such substitution is at the unilateral option of the Mortgagor or otherwise occurs automatically pursuant to the terms of the Mortgage Loan or Serviced Whole Loan, within the meaning of Treasury Regulations Section 1.1001-3, or (ii) it has received an Opinion of Counsel to the effect that such substitution would not be a "significant modification" of the Mortgage Loan or Serviced Whole Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (B) to the extent not inconsistent with the loan documents, it has received a prior written confirmation from each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by such Rating Agency to any Class of Certificates or, in the case of a Serviced Whole Loan, any class of related Serviced Companion Loan Securities then rated by such Rating Agency.

            (c) If the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan or Serviced Whole Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable (as evidenced by an Officer's Certificate of the Special Servicer), is estimated to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Specially Serviced Mortgage Loan pursuant to Section 3.18, then the Special Servicer will agree to such modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to the provisions of this Section 3.20(c) and Section 3.20(d).

            Except as set forth in Section 3.20(b), this Section 3.20(c),
Section 3.20(e) and Section 3.08 but with respect to any Serviced Whole Loan, subject to the rights of the related holder(s) of a Serviced Companion Loan to advise the applicable Servicer or Special Servicer, as applicable, with respect to, or consent to, a modification, waiver or amendment pursuant to the terms of the related Co-Lender Agreement, the Special Servicer shall not agree to any modification, waiver or amendment of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, and, except as provided in Section 3.02(a), Section 3.08, Section 3.20(a) and in Section 3.20(e), no Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Mortgage Loan may be modified, waived or amended, provided, that the Special Servicer may agree to extend the maturity date of a Mortgage Loan or Serviced Whole Loan that is neither a Specially Serviced Mortgage Loan nor a Mortgage Loan or Serviced Whole Loan in default or as to which default is reasonably foreseeable, provided, that, except as provided in the following sentence, no such extension entered into pursuant to this Section 3.20(b) shall be for a period of more than twelve months (or such longer period not to exceed five years if the Special Servicer determined that such longer period will result in a greater recovery on a net present value basis to the Trust Fund and if a Serviced Whole Loan is involved, to the holders of any related Serviced Companion Loan (as a collective whole)) from the original maturity date of such Mortgage Loan or shall extend the maturity date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan or Serviced Whole Loan secured by a leasehold estate and not also the related fee interest, the date twenty years prior to the expiration of such leasehold estate (or ten years provided that the Special Servicer shall give due consideration to the remaining term of the ground lease and provided that such extension is in the best interest of Certificateholders and if a Serviced Whole Loan is involved, the holders of any related Serviced Companion Loan, as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan). If such extension would extend the Maturity Date of a Mortgage Loan or Serviced Whole Loan for more than twelve months (or such longer period not to exceed five years if the Special Servicer has determined that such longer period will result in a greater recovery on a net present value basis for the trust fund and if a Serviced Whole Loan is involved, the holder of the related Serviced Companion Loan, as applicable (as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan)) from and after the original maturity date of such Mortgage Loan or Serviced Whole Loan and the Mortgage Loan or Serviced Whole Loan is not in default or default with respect thereto is not reasonably foreseeable, the Special Servicer must provide the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor) that such extension would not constitute a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b). Notwithstanding the foregoing, the Special Servicer shall not extend any Mortgage Loan or Serviced Whole Loan without first sending notice to the Directing Certificateholder, together with the details of the proposed extension and other information reasonably requested by the Directing Certificateholder and the Directing Certificateholder shall have 10 days after it receives such information to object to such extension and if such objection is not made, the Directing Certificateholder shall be deemed to have consented to such extension. If the Directing Certificateholder objects to such extension, the Special Servicer shall not extend such maturity date and shall have no liability for any loss caused by the failure to extend such maturity date; provided, however, that the Special Servicer shall override the Directing Certificateholder's objection and extend such maturity date if such extension is required by applicable law or the Servicing Standard.

            The Special Servicer shall use its reasonable efforts to the extent possible to cause each Specially Serviced Mortgage Loan to be paid in full prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

            (i) extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) with respect to each Mortgage Loan, two years prior to the Rated Final Distribution Date and (B) if such Specially Serviced Mortgage Loan is secured by a leasehold estate and not also the related fee interest, the date occurring twenty years prior to the expiration of such leasehold (or ten years provided that the Special Servicer shall give due consideration to the remaining term of the ground lease and provided that such extension is in the best interest of the Certificateholders (and, in the case of a Serviced Whole Loan, the holders of any related Serviced Companion Loan (as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan)); or

            (ii) provide for the deferral of interest unless (a) interest accrues thereon, generally, at the related Mortgage Rate and (b) the aggregate amount of such deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

            (d) Any provision of this Section 3.20 to the contrary notwithstanding, except when a Mortgage Loan or Serviced Whole Loan is in default or default with respect thereto is reasonably foreseeable, no fee described in this paragraph shall be collected by any Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent to any modification, waiver or amendment of a Mortgage Loan or Serviced Whole Loan (unless the amount thereof is specified in the related Mortgage Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

            (e) To the extent consistent with this Agreement (and in accordance with the Servicing Standard), the Special Servicer may agree to any waiver, modification or amendment of a Mortgage Loan (other than a Non-Serviced Mortgage
Loan) or Serviced Whole Loan that is not in default or as to which default is not reasonably foreseeable only if it consults with counsel to obtain advice regarding whether an Opinion of Counsel is advisable and if it is determined by the Special Servicer to be necessary, provides the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid by the applicable Servicer as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan or Serviced Whole Loan within the meaning of Treasury Regulations Section 1.860G-2(b), (ii) will not cause (x) either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions. Notwithstanding the foregoing, the Servicers may not waive the payment of any Yield Maintenance Charge without the consent of the Special Servicer with respect to any Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Mortgage Loan and neither the Servicers nor the Special Servicer may waive the requirement that any prepayment of a Mortgage Loan or Serviced Whole Loan be made on a Due Date or, if not made on a Due Date, be accompanied by all interest that would be due on the next Due Date with respect to such Mortgage Loan or Serviced Whole Loan, provided, further, that
(i) any modification, extension, waiver or amendment of the payment terms of any Serviced Whole Loan shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the related Co-Lender Agreement, such that neither the Trust as holder of the related Mortgage Loan nor the holder of any related Serviced Companion Loan shall gain a priority over the other such holder with respect to any payment, which priority is not, as of the date of the related Co-Lender Agreement, reflected in the related loan documents and the related Co-Lender Agreement, and
(ii) subject to the foregoing clause (i) and to the extent consistent with the Servicing Standard (taking into account the extent to which any related Serviced B Note is junior to the related Mortgage Loan in such Serviced Whole Loan), (A) no waiver, reduction or deferral of any particular amounts due on the related Mortgage Loan in such Whole Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of any related Serviced B Note in such Whole Loan, and (B) no reduction of the Mortgage Rate of the Mortgage Loan in such Serviced Whole Loan shall be effected prior to the reduction of the Mortgage Rate of the related Serviced B Note in such Serviced Whole Loan, to the maximum extent possible.

            (f) In the event of a modification that creates Mortgage Deferred Interest, such Mortgage Deferred Interest on the Mortgage Loans will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates (other than the Class A-MFL, Class A-JFL, Class X and Residual Certificates) or the Class A-MFL Regular Interest or Class A-JFL Regular Interest pursuant to Section 4.06.

            (g) Subject to Section 3.20(c) and Section 3.20(m), the Servicers and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification (including extensions), waiver or indulgence or any other matter or thing, the granting of which is within the applicable Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Serviced Whole Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to such Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request.

            (h) All modifications (including extensions), waivers and amendments of the Mortgage Loans or Serviced Whole Loans entered into pursuant to this
Section 3.20 shall be in writing, signed by the applicable Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan or Serviced Whole Loan, if such guarantor's signature is required by such Servicer or Special Servicer, as applicable, in accordance with the Servicing Standard).

            (i) Each of the Servicers and the Special Servicer, as applicable, shall notify the Rating Agencies, the Trustee, any holder of a Serviced Companion Loan (if such notice is required under the related Co-Lender Agreement) and each other in writing of any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business
Days) following the execution thereof. In addition, the Special Servicer shall promptly send a copy of such a modification, waiver or amendment to the applicable Servicer. Within 15 days of such Servicer's delivery of the aforesaid modification, waiver or amendment to the Trustee or its receipt from the Special Servicer, as applicable, the Trustee shall forward a copy thereof to each Holder of a Class L, Class M, Class N, Class O, Class P, Class Q or Class T Certificate and the holder of any related Serviced Companion Loan.

            (j) Notwithstanding the foregoing, the applicable Servicer shall exercise the rights of the lender under the Mortgage Loan documents with respect to defeasance, provided that such Servicer shall not permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (or any portion thereof), if any, unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8) and: (i) the Servicer has received a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including the final payment due at maturity (or on the date the Mortgage Loan is freely prepayable, assuming the Mortgage Loan prepays on such date) or, with respect to a Mortgage Loan with an Anticipated Prepayment Date, the Anticipated Prepayment Date, assuming that such Mortgage Loan prepays on the related Anticipated Prepayment Date) on such Mortgage Loan or Serviced Whole Loan in compliance with the requirements of the terms of the related loan documents, (ii) the Servicer has received one or more Opinions of Counsel to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted mortgaged property; provided, however, that to the extent the related loan documents provide the lender with discretion, such Servicer shall require that the related Mortgagor pay the cost of any such Opinion of Counsel as a condition to the defeasance release, (iii) to the extent required under the related loan documents, or to the extent the loan documents provide the lender with discretion, such Servicer shall use reasonable efforts to require the Mortgagor to establish a single purpose entity to act as a successor mortgagor, (iv) to the extent permissible under the related loan documents and applicable law, the Servicer shall require the related Mortgagor to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor mortgagor; provided, however, that if the successor mortgagor is not affiliated with the Mortgagor and the Mortgagor is not required to pay such costs, then the Servicer shall use reasonable efforts to require the owner of such entity to pay the cost of maintaining such entity (and otherwise such expense shall be advanced by the Servicer as a Servicing Advance) and (v) to the extent permissible under the loan documents or to the extent the loan documents permit the lender's discretion, the Servicer shall obtain, at the expense of the related Mortgagor, written confirmation from the Rating Agencies that such defeasance will not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates or, in the case of a Serviced Whole Loan, any class of related Serviced Companion Loan Securities; provided, however, that such Servicer shall not require the related Mortgagor to obtain such written confirmation from S&P with respect to any Mortgage Loan that is not one of the ten largest Mortgage Loans held by the Trust (on the basis of principal balance) and that has a Stated Principal Balance that is equal to or less than $35,000,000 or 5% of the aggregate Stated Principal Balance of all of the Mortgage Loans (whichever is less) if such Servicer delivers to the Trustee and the Rating Agencies a letter or a certificate in the form of Exhibit X; provided further, that such written confirmation shall not be required from Moody's if
(i) the subject Mortgage Loan complies with the then current applicable guidelines set forth by Moody's or (ii) the unpaid principal balance of such Mortgage Loan, the percentage such Mortgage Loan constitutes of the Mortgage Pool or the relative size of such Mortgage Loan with respect to the Mortgage Pool, as applicable, does not exceed the current applicable threshold for review as set forth by Moody's.

            (k) Notwithstanding anything herein or in the related loan documents to the contrary, the Servicers may permit the substitution of direct, non-callable "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan or Serviced Whole Loan (or any portion thereof) in lieu of the defeasance collateral specified in the related loan documents; provided that the applicable Servicer reasonably determines that allowing their use would not cause a default or event of default under the related loan documents to become reasonably foreseeable and the Servicer receives an Opinion of Counsel (at the expense of the Mortgagor to the extent permitted under the loan documents) to the effect that such use would not be and would not constitute a "significant modification" of such Mortgage Loan or Serviced Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to the Upper-Tier REMIC or the Lower-Tier REMIC; provided, further, that the requirements set forth in Section 3.20(j) are satisfied.

            (l) If required under the related loan documents, the applicable Servicer shall set up one or more accounts (the "Defeasance Accounts"), into which the defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer or cause to be administered such Defeasance Accounts in accordance with the loan documents. Each Defeasance Account shall at all times be an Eligible Account administered on behalf of any successor borrower established under the loan documents. Notwithstanding the foregoing, in no event shall such Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of 120 days, or such other time period as may be permitted by the IRS, unless such amounts are reinvested by such Servicer in "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8). The applicable Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Certificate Account or if a Serviced Whole Loan is involved, the applicable Serviced Whole Loan Custodial Account and treat any such payments as payments made on the Mortgage Loan or Serviced Whole Loan in advance of its Due Date in accordance with clause (a)(i) of the definition of Available Distribution Amount, and not as a prepayment of the related Mortgage Loan or Serviced Whole Loan. Notwithstanding anything herein to the contrary, in no event shall the Servicer permit such amounts to be maintained in the Certificate Account or if a Serviced Whole Loan is involved, the applicable Serviced Whole Loan Custodial Account for a period in excess of 365 days.

            (m) In the event the applicable Servicer or Special Servicer determines that a refusal to consent by the Directing Certificateholder or any holder of a Serviced Companion Loan or any advice from the Directing Certificateholder or any holder of a Serviced Companion Loan would cause such Servicer or Special Servicer, as applicable, to violate applicable law, the terms of any Mortgage Loan documents, the terms of any related Co-Lender Agreement or the terms of this Agreement, including without limitation, the Servicing Standard, such Servicer or Special Servicer shall disregard such refusal to consent or advise and notify the Directing Certificateholder or any holder of a Serviced Companion Loan (if such notice is required under the related Co-Lender Agreement), the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor.

            (n) With respect to a defeasance of a GACC Mortgage Loan, to the extent the related loan documents provide that the originator of such Mortgage Loan has the right to establish or designate the successor borrower and to purchase or cause to be purchased the related defeasance collateral ("Defeasance Rights and Obligations"), the applicable Servicer shall provide, upon receipt of notice of a request to cause a defeasance of such Mortgage Loan, written notice of such defeasance to GACC or its assignee. Until such time as GACC provides written notice to the contrary, notice of a defeasance of a Mortgage Loan with Defeasance Rights and Obligations shall be delivered to CDHC, LLC, c/o Defeasance Holding Company, LLC, 11121 Carmel Commons Blvd., Suite 250, Charlotte, North Carolina 28226, Attention: Legal Department, Tel: (704) 731-6252; Fax: (704) 759-9156.

            Section 3.21 Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report.

            (a) Upon a determination that a Servicing Transfer Event has occurred with respect to any Mortgage Loan (other than a Non-Serviced Whole
Loan) or Serviced Whole Loan required to be serviced hereunder, the Servicers shall promptly give notice thereof to the Special Servicer, unless such determination was made by the Special Servicer (and the Special Servicer shall promptly give notice to the Controlling Class Certificateholders and any holder of a Serviced Companion Loan, if such notice is required under the related Co-Lender Agreement), and shall deliver a copy of the related Credit File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan or Serviced Whole Loan either in the applicable Servicer's possession or otherwise available to such Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The applicable Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as the Servicer and administrator of such Mortgage Loan or Serviced Whole Loan until the Special Servicer has commenced the servicing of such Mortgage Loan or Serviced Whole Loan, which will commence upon receipt by the Special Servicer of the Credit File. The applicable Servicer shall deliver to the Trustee a copy of the notice of such Servicing Transfer Event provided by such Servicer to the Special Servicer pursuant to this Section. The Trustee shall deliver to each Controlling Class Certificateholder and with respect to a Serviced Whole Loan, the holders of any Serviced Companion Loan a copy of the notice of such Servicing Transfer Event provided by the Servicers pursuant to this Section.

            Upon determining that a Specially Serviced Mortgage Loan (other than an REO Loan) has become a Corrected Mortgage Loan, the Special Servicer shall immediately give notice thereof to the applicable Servicer and the Directing Certificateholder, and shall return the related Credit File to such Servicer (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Credit File to such Servicer, the Special Servicer's obligation to service such Corrected Mortgage Loan shall terminate and the obligations of the applicable Servicer to service and administer such Mortgage Loan or Serviced Whole Loan shall re-commence.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File to the extent such originals come into the Special Servicer's possession after the applicable Servicing Transfer Event (with a copy of each such original to the applicable Servicer), and provide the applicable Servicer with copies of any additional related Mortgage Loan information including correspondence with the related Mortgagor.

            (c) Notwithstanding the provisions of Section 3.12(c), the Servicers shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement; provided that the Servicers shall only be required to maintain such records to the extent the Special Servicer has provided such information to the Servicers.

            (d) No later than 30 days after a Servicing Transfer Event for a Mortgage Loan (other than a Non-Serviced Mortgage Loan), the Special Servicer shall deliver to the Trustee, the Servicers, each Rating Agency and the Directing Certificateholder or, in the case of the 666 Fifth Avenue Mortgage Loan, the 666 Fifth Avenue Directing Holder, or in the case of The Enclave Mortgage Loan, The Enclave Directing Holder, a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property; provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the Directing Certificateholder if they are the same entity. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) date of transfer of servicing of such Mortgage Loan or Serviced Whole Loan to the Special Servicer;

            (ii) summary of the status of such Specially Serviced Mortgage Loan and any negotiations between the Special Servicer and the related Mortgagor;

            (iii) a discussion of the legal and environmental considerations known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan or Serviced Whole Loan and whether outside legal counsel has been retained;

            (iv) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (v) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status (including the modification of a monetary term, and any work-out, restructure or debt forgiveness) and returned to the applicable Servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Mortgage Loan or REO Property);

            (vi) a copy of the last obtained Appraisal of the Mortgaged Property; and

            (vii) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

            With respect to any Serviced Whole Loan, subject to the rights of the related holder(s) of a Serviced Companion Loan pursuant to the terms of the related Co-Lender Agreement, if within 10 Business Days of receiving an Asset Status Report, the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder, as applicable, does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, this Agreement, the Servicing Standard or the terms of the applicable loan documents. If the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder, as applicable, disapproves such Asset Status Report within 10 Business Days of receipt, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder, as applicable, the Rating Agencies, the applicable Servicer and, with respect to a Serviced Whole Loan, the holder of any Serviced Companion Loan a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder, as applicable, shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. Notwithstanding the foregoing, in the event the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder, as applicable, and the Special Servicer have been unable to agree upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 60 days of the Directing Certificateholder's, the 666 Fifth Avenue Directing Holder's or The Enclave Directing Holder's, as applicable, receipt of the initial Asset Status Report, the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder, as applicable, by the Special Servicer, subject to the terms of Section 3.20 of this Agreement. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section, and in particular, shall modify and resubmit such Asset Status Report to the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder, as applicable, (with a copy to the Trustee) if (i) the estimated sales proceeds, foreclosure proceeds, work-out or restructure terms or anticipated debt forgiveness varies materially from the amount on which the original report was based or (ii) the related Mortgagor becomes the subject of bankruptcy proceedings. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and, if a Serviced Whole Loan is involved, the interests of the holders of any related Serviced Companion Loan, as a collective whole, taking into consideration the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan and it has made a reasonable effort to contact the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder, as applicable, and, if a Serviced Whole Loan is involved, the holder of a related Serviced Companion Loan, and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders and, if a Serviced Whole Loan is involved, the holder of any related Serviced Companion Loan (as a collective whole) pursuant to the Servicing Standard, and, upon making such determination, shall implement the recommended action outlined in the Asset Status Report.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard, this Agreement, applicable law or the related loan documents.

            No direction of the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder shall (a) require, permit or cause the Servicers or Special Servicer to violate the terms of a Mortgage Loan or Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including, but not limited to, Section 3.09,
Section 3.18, Section 3.20 and Section 3.29 and either Servicer's or Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each of the Lower-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions of the Code, or (c) expose either Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the Trust Fund, the Trustee or their respective affiliates, shareholders, officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's or the Servicers' responsibilities under this Agreement. Neither the Servicers nor the Special Servicer shall follow any direction of the Directing Certificateholder described in this paragraph or take or refrain from taking any action that would result in any of the foregoing.

            Section 3.22 Sub-Servicing Agreements.

            (a) The Servicers and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under Articles III, IV and XI hereof; provided that each Sub-Servicing Agreement, as such Sub-Servicing Agreement may be amended or modified: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement (including, for the avoidance of doubt, that no such Sub-Servicer is a Prohibited Party at the time the Sub-Servicing Agreement is entered into) and, if applicable, the related Mortgage Loan documents; (ii) provides that if either Servicer or the Special Servicer, as applicable, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer or the Special Servicer, as applicable, under such agreement (subject to Section 3.22(i) of this Agreement);
(iii) provides that the Trustee for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest) (and if a Serviced Whole Loan is involved, for the benefit of the Certificateholders and the holders of any related Serviced Companion Loan as a collective whole) shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the related Servicer or the Special Servicer, as applicable, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, any successor Servicer or Special Servicer, as applicable, or any Certificateholder or any holder of a Serviced Companion Loan shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement (other than Sub-Servicing Agreements with a Loan Seller Sub-Servicer dated the date of this Agreement or pursuant to existing sub-servicing arrangements with a Mortgage Loan Seller as of the date hereof) with respect to such purchased Mortgage Loan at its option and without penalty;
(v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund; (vi) any such Sub-Servicing Agreement provides that, for so long as the Trust is subject to the reporting requirements of the Exchange Act: (x) the failure of the related Sub-Servicer to comply with any of the requirements under Article XI of this Agreement, including the failure to deliver any reports or certificates at the time such report or certification is required under Article XI and (y) the failure of the related Sub-Servicer to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any transaction similar to the Subject Securitization Transaction shall constitute an event of default by such Sub-Servicer upon the occurrence of which either the applicable Servicer or the Depositor shall immediately terminate the related Sub-Servicer under the related sub-servicing agreement and that such termination shall be deemed for cause and
(vii) with respect to any Sub-Servicing Agreement entered into after the Closing Date and prior to the date upon which the Trustee terminates the Trust's Exchange Act reporting obligations by filing the Form 15 as contemplated by
Section 11.10, such Sub-Servicer is not a Prohibited Party at the time such Sub-Servicing Agreement is entered into. In addition, prior to the date upon which the Trustee terminates the Trust's Exchange Act reporting obligations by filing the Form 15 as contemplated by Section 11.10 of this Agreement, the Servicers or Special Servicer shall not enter into any Sub-Servicing Agreement with a Sub-Servicer without obtaining written confirmation that the Depositor has no knowledge of such Sub-Servicer's previous failure to comply with any obligations such Sub-Servicer may have under Article XI of this Agreement or with any similar Exchange Act or Regulation AB reporting requirements under any servicing agreement relating to any other transaction. Any successor Servicer or Special Servicer, as applicable, hereunder shall, upon becoming successor Servicer or Special Servicer, as applicable, be assigned and shall assume any Sub-Servicing Agreements from the predecessor Servicer or Special Servicer, as applicable (subject to Section 3.22(i) of the Agreement). Each Sub-Servicing Agreement entered into by the Servicers may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan or Serviced Whole Loan serviced thereunder at the time such Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Mortgage Loan; provided, however, that the Sub-Servicing Agreement may provide that the Sub-Servicer will continue to make all Advances and calculations and prepare all reports required under the Sub-Servicing Agreement with respect to Specially Serviced Mortgage Loans and continue to collect its servicing fee as if no Servicing Transfer Event had occurred and with respect to REO Properties (and the related REO Loans) as if no REO Acquisition had occurred and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in such Sub-Servicing Agreement. The Servicers or the Special Servicer, as applicable, shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Servicers or the Special Servicer, as applicable, include actions taken or to be taken by a Sub-Servicer on behalf of the Servicers or the Special Servicer, as applicable; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Servicers or the Special Servicer, as applicable hereunder to make Advances shall be deemed to have been advanced by the related Servicer or the Special Servicer, as applicable, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer from the applicable Servicer or the Special Servicer, as applicable, in the same manner and out of the same funds as if such Sub-Servicer were the Servicer or the Special Servicer, as applicable, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.03(e), such interest to be allocable between the related Servicer or the Special Servicer, as applicable, and such Sub-Servicer pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, the applicable Servicer or the Special Servicer, as applicable, shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to ensure the enforceability of any related Loan.

            (c) As part of its servicing activities hereunder, the Servicers or the Special Servicer, as applicable, for the benefit of the Trustee and the Certificateholders and if a Serviced Whole Loan is involved, the holders of any related Serviced Companion Loan, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund or the holders of any related Serviced Companion Loan) monitor the performance and enforce the obligations of its respective Sub-Servicer(s) under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the applicable Servicer or the Special Servicer, as applicable, would require were it the owner of the Mortgage Loans. The Servicers and the Special Servicer, as applicable, shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

            (d) In the event the Trustee or its designee (i) becomes successor a Servicer, or successor Special Servicer, as applicable, pursuant to Section 3.22(a) and (ii) assumes the rights and obligations of either Servicer or the Special Servicer, as applicable, under any Sub-Servicing Agreement, then the Servicer or the Special Servicer, as applicable, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans and Serviced Whole Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.22, each of the Servicers and the Special Servicer represents and warrants that it shall remain obligated and liable to the Trustee, the Certificateholders and the holders of any Serviced Companion Loan for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans and Serviced Whole Loans for which it is responsible, and the related Servicer and the Special Servicer, as applicable, shall pay the fees of any Sub-Servicer thereunder from its own funds. In no event shall the Trust Fund or any holder of a Serviced Companion Loan bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            (f) The Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Sub-Servicer any powers-of-attorney and other documents prepared by the Sub-Servicer and necessary or appropriate to enable the Sub-Servicer to carry out its servicing and administrative duties under the Sub-Servicing Agreement. Notwithstanding anything herein to the contrary, the Sub-Servicer shall not without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Sub-Servicer's representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The applicable Sub-Servicing Agreement shall provide that the Sub-Servicer shall indemnify the Trustee for any and all reasonable out-of-pocket costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers-of-attorney by the Sub-Servicer, and the related Servicer or Special Servicer, as applicable, will provide written certification thereof to the Trustee upon request.

            (g) Promptly after the execution of any Sub-Servicing Agreement, either Servicer or the Special Servicer, as applicable, shall forward a copy of such Sub-Servicing Agreement to the Trustee, the Special Servicer or the related Servicer, as applicable.

            (h) Any Sub-Servicing Agreement that may be entered into and any other transactions or servicing arrangements relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer or Special Servicer, as applicable, and none of the other parties to this Agreement (including the Servicer or the Special Servicer, whichever is not party to such agreement), the Certificateholders or the holders of any Serviced Companion Loan shall be deemed parties thereto and none of such Persons shall have claims or rights (except as specified below), nor obligations, duties or liabilities with respect to the Sub-Servicer.

            (i) Each Sub-Servicing Agreement (other than any sub-servicing agreement with a Loan Seller Sub-Servicer (each, a "Current Sub-Servicing Agreement")) shall provide that, in the event the Trustee or any other Person becomes successor Servicer, the Trustee or such successor Servicer shall have the right to terminate such Sub-Servicing Agreement with or without cause and without a fee. Notwithstanding the foregoing, the Trustee and any successor Servicer shall assume the Bank of America Sub-Servicing Agreement or any Current Sub-Servicing Agreement, unless Bank of America and/or any other related Sub-Servicer under such Current Sub-Servicing Agreement, as applicable, has been terminated in accordance with the succeeding paragraph.

            (j) The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. Any Sub-Servicing Agreements will comply with the provisions of Section 3.22.

            In the event Bank of America and/or any other related Sub-Servicer under a Current Sub-Servicing Agreement, as applicable, is not an acceptable or approved Servicer or primary servicer to the Rating Agencies at the time the Trustee or a successor Servicer becomes successor Servicer, Bank of America or such Sub-Servicer, as applicable, shall have 30 days after notice from the Trustee or the successor Servicer to either (i) cure such failure or (ii) assign such Sub-Servicing Agreement to a Successful Sub-Servicing Bidder (as defined below) subject, if applicable, to the terms of the Mortgage Loan documents. If Bank of America or such Sub-Servicer, as applicable, fails to either (i) cure such failure or (ii) assign such Sub-Servicing Agreement to a Successful Sub-Servicing Bidder, the Trustee or the successor Servicer may terminate such Sub-Servicing Agreement.

            A "Successful Sub-Servicing Bidder" will be any prospective subservicer candidate reasonably acceptable to the Depositor, the successor Servicer and acceptable to the Rating Agencies, as evidenced by written confirmation from the Rating Agencies that the assumption by such Successful Sub-Servicing Bidder of such Sub-Servicing Agreement, will not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates or violate the terms of any Mortgage Loan documents, which candidate would be eligible to act as Sub-Servicer hereunder.

            Section 3.23 Representations, Warranties and Covenants of the Servicers.

            (a) Servicer No. 1 hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and the holders of any Serviced Companion Loan, and to the Depositor and the Special Servicer, as of the Closing Date, that:

            (i) It is a corporation duly organized, validly existing and in good standing under the laws of the state of Ohio, and Servicer No. 1 is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by Servicer No. 1, and the performance and compliance with the terms of this Agreement by Servicer No. 1, will not violate Servicer No. 1's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which Servicer No. 1 or its property is subject; which, in any case, is likely to materially and adversely affect the Servicer's ability to perform hereunder;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, Servicer No. 2, the Special Servicer and the Depositor, constitutes a valid, legal and binding obligation of Servicer No. 1, enforceable against Servicer No. 1 in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) Servicer No. 1 is not in violation of any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of Servicer No. 1 or its properties or might have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

            (v) No litigation is pending or, to the best of Servicer No. 1's knowledge, threatened against the Servicer which, if determined adversely to Servicer No. 1, would prohibit Servicer No. 1 from entering into this Agreement or, in Servicer No. 1's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of Servicer No. 1 to perform its obligations under this Agreement or the financial condition of Servicer No. 1;

            (vi) Servicer No. 1 has examined each Sub-Servicing Agreement and is familiar with the terms thereof.

            (vii) Servicer No. 1 has in place errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Servicer No. 1 of, or compliance by Servicer No. 1 with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by Servicer No. 1 of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of Servicer No. 1 to perform its obligations hereunder; and

            (ix) Servicer No. 1 has full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (b) Servicer No. 2 hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and the holders of any Serviced Companion Loan, and to the Depositor and the Special Servicer, as of the Closing Date, that:

            (i) It is a national banking association duly organized and validly existing and in good standing under the laws of the United States, and Servicer No. 2 is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by Servicer No. 2, and the performance and compliance with the terms of this Agreement by Servicer No. 2, will not violate Servicer No. 2's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which Servicer No. 2 or its property is subject; which, in any case, is likely to materially and adversely affect the Servicer's ability to perform hereunder;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, Servicer No. 1, the Special Servicer and the Depositor, constitutes a valid, legal and binding obligation of Servicer No. 2, enforceable against Servicer No. 2 in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) Servicer No. 2 is not in violation of any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of Servicer No. 2 or its properties or might have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

            (v) No litigation is pending or, to the best of Servicer No. 2's knowledge, threatened against the Servicer which, if determined adversely to Servicer No. 2, would prohibit Servicer No. 2 from entering into this Agreement or, in Servicer No. 2's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of Servicer No. 2 to perform its obligations under this Agreement or the financial condition of Servicer No. 2;

            (vi) Servicer No. 2 has examined each Sub-Servicing Agreement and is familiar with the terms thereof.

            (vii) Servicer No. 2 has in place errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Servicer No. 2 of, or compliance by Servicer No. 2 with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by Servicer No. 2 of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of Servicer No. 2 to perform its obligations hereunder; and

            (ix) Servicer No. 2 has full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (c) The representations and warranties set forth in paragraphs (a) and (b) above shall survive the execution and delivery of the Agreement.

            Section 3.24 Representations, Warranties and Covenants of the Special Servicer.

            (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the holders of any Serviced Companion Loan, and to the Depositor and the Servicers, as of the Closing Date, that:

            (i) The Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which, if determined adversely to the Special Servicer, would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vii) Each officer, manager or employee of the Special Servicer and each officer, manager or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans and Serviced Whole Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, managers or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Mortgage Loans and Serviced Whole Loans has been refused such coverage or insurance; and

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder.

            (ix) The Special Servicer has reviewed all Sub-Servicing Agreements to which it is a party in effect as of the Closing Date and will review all Sub-Servicing Agreements entered into by it after the Closing Date. Any Sub-Servicing Agreement will comply with the provisions of Section 3.22(a) and (h).

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.25 Interest Reserve Account.

            (a) On each P&I Advance Date relating to any Interest Accrual Period ending in any January and on any P&I Advance Date which occurs in a year which is not a leap year relating to any Interest Accrual Period ending in any December (unless, in either case, the related Distribution Date is the final Distribution Date), the Trustee, in respect of the Interest Reserve Loans, shall deposit into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such P&I Advance Date occurs at the related Mortgage Rate (without giving effect to the second proviso of the definition thereof) less the Administrative Cost Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January, if applicable, and February, "Withheld Amounts").

            (b) On each Distribution Date occurring in March (or February, if the related Distribution Date is the final Distribution Date), the Trustee shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower Tier Distribution Account.

            Section 3.26 Reserved.

            Section 3.27 Co-Lender Agreements.

            (a) Each of the parties hereto acknowledges and agrees that each Serviced Whole Loan is subject to the terms and provisions of the related Co-Lender Agreement and each of the Servicer and the Special Servicer agrees to service each Serviced Whole Loan in accordance with the related Co-Lender Agreement and this Agreement, including, without limitation, effecting distributions and allocating reimbursement of expenses in accordance with the related Co-Lender Agreement. Notwithstanding anything contrary in this Agreement, each of the Servicers and Special Servicer agrees not to take any action with respect to a Serviced Whole Loan or the related Mortgaged Property without the prior consent of any related Serviced Companion Loan to the extent that the related Co-Lender Agreement provides that the consent of the holder(s) of the related Serviced Companion Loan is required; provided, that in no event shall either Servicer or Special Servicer violate the Servicing Standard or the REMIC Provisions as set forth in Section 3.30 hereof. Each of the Servicers and Special Servicer acknowledges and agrees that the holder of such Serviced B Note has the right to purchase the related Mortgage Loan pursuant to the terms and conditions of the related Co-Lender Agreement.

            (b) The Servicers may rely on the Whole Loan Report attached hereto as Exhibit T, and shall update such list from time to time as it receives notices from the holders of the Serviced Companion Loans regarding the information listed on Exhibit T. Unless and until such holder informs in writing the applicable Servicer of any transfer of the Serviced Companion Loan, such Servicer may rely on the initial list set forth on Exhibit T hereto. The applicable Servicer may, without further investigation, conclusively rely upon such information. The applicable Servicer shall have no liability to any Person for any payments made or notices directed in accordance with the most recent information furnished by a holder of a Serviced Companion Loan, prior to such payment or notice.

            (c) With respect to a Serviced Whole Loan and any approval and consent rights of the holder of the Mortgage Loan set forth in the related Co-Lender Agreement, the Directing Certificateholder may exercise the portion of such rights allocated to the related Mortgage Loan pursuant to the related Co-Lender Agreement, subject to the limitations set forth in this Agreement.

            (d) All requirements of the Servicers and the Special Servicer to provide notices, reports, statements or other information (including the access to information on a website) to the Directing Certificateholder contained in this Agreement shall also apply to each controlling holder of a Serviced Companion Loan with respect to information relating to the related Serviced Whole Loan.

            Section 3.28 Certain Matters Relating to the Non-Serviced Mortgage Loans.

            (a) The parties hereto acknowledge that each Non-Serviced Mortgage Loan is subject to the terms and conditions of the related Co-Lender Agreement and that each Non-Serviced Mortgage Loan is further subject to the servicing under and all other terms and conditions of the related Non-Serviced Mortgage Loan Pooling Agreement.

            (b) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that each Servicer's and the Special Servicer's obligations and responsibilities hereunder and each Servicer's and the Special Servicer's authority with respect to each Non-Serviced Whole Loan are limited by and subject to the terms of the related Non-Serviced Mortgage Loan Co-Lender Agreement and the rights of the related Non-Serviced Mortgage Loan Servicer and the related Non-Serviced Mortgage Loan Special Servicer with respect thereto under the related Non-Serviced Mortgage Loan Pooling Agreement.

            The Trustee, on behalf of the Certificateholders, hereby assumes the obligations of the holder of a Non-Serviced Mortgage Loan under the related Co-Lender Agreement and agrees to enforce any rights it may have as holder of such Non-Serviced Mortgage Loan under such Co-Lender Agreement or the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement; provided that any other obligations will be performed by either the Trustee or the applicable Servicer, as such parties may (in good faith and with reasonable efforts) mutually agree; provided, further, that if the Trustee and such Servicer cannot reach an agreement regarding whether the Trustee or such Servicer shall perform any such other obligation, then the Trustee shall perform such other obligation.

            (c) In the event that any Non-Serviced Mortgage Loan Trustee, Non-Serviced Mortgage Loan Servicer or Non-Serviced Mortgage Loan Special Servicer shall be replaced in accordance with the terms of the Non-Serviced Mortgage Loan Pooling Agreement, promptly upon notice thereof, the applicable Servicer and the Special Servicer shall, upon request, acknowledge its successor as the successor to the related Non-Serviced Mortgage Loan Trustee, Non-Serviced Mortgage Loan Servicer or Non-Serviced Mortgage Loan Special Servicer, as the case may be.

            (d) Reserved.

            (e) The Servicers shall deliver, or cause to be delivered, to the Trustee, promptly following receipt from a Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee, any servicing reports concerning the related Non-Serviced Mortgage Loan.

            (f) The Directing Certificateholder is authorized to exercise the rights and powers of the Trustee, as holder of the related Mortgage Note for each of the Non-Serviced Mortgage Loans, under each of the related Co-Lender Agreements and Non-Serviced Mortgage Loan Pooling Agreements to the extent set forth in this Agreement. The Directing Certificateholder shall be subject to the same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the Trustee, in its capacity as holder of the related Mortgage Note for the applicable Non-Serviced Mortgage Loan. Subject to any section of the applicable Co-Lender Agreement that specifically addresses a particular matter with respect to a Non-Serviced Mortgage Loan, if the Trustee is requested to take any action in its capacity as holder of the Note for such Non-Serviced Mortgage Loan, the Trustee will notify in writing the Directing Certificateholder and, subject to Section 8.01, act in accordance with the instructions of such party to the extent set forth in this Agreement; provided, that the Trustee shall not be required to take any action at the direction of the Directing Certificateholder that is not permitted under applicable law or the terms of the related Non-Serviced Mortgage Loan Pooling Agreement or Co-Lender Agreement. Notwithstanding the foregoing, the Directing Certificateholder may only exercise any purchase option or cure rights with respect to a Non-Serviced Mortgage Loan in its individual capacity and not on behalf of the Trust.

            Section 3.29 Certain Matters Regarding the Purchase of the Mortgage Loans Included in the Serviced Whole Loans.

            If, pursuant to Section 2.03, Section 3.18 and Section 9.01, a Mortgage Loan included in a Serviced Whole Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Co-Lender Agreement and shall assume the rights and obligations of the "A Note Holder" under such Co-Lender Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as "A Note Holder" (as a result of such purchase or repurchase), under such Co-Lender Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter, such Mortgage File shall be held by the custodian appointed thereby for the benefit of the "A Note Holder" and related "Holder(s) of the Serviced Companion Loans," as their interests appear under the related Co-Lender Agreement. If the related Credit File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under the separate servicing agreement for the Serviced Whole Loan.

            Section 3.30 Certain Matters Regarding the Serviced Companion Loans.

            Servicing and administration of each Serviced Companion Loan shall continue hereunder for so long as the corresponding Mortgage Loan or any related REO Property is part of the Trust Fund or for such longer period as any amounts payable by the holder of the related Serviced Companion Loan to or for the benefit of the Trust or any party hereto in accordance with the related Co-Lender Agreement remain due and owing; provided, however, that if any Serviced Companion Loan is included in a separate securitization trust, then the servicing obligations with respect to such Serviced Companion Loan hereunder will be limited to the extent provided in the related Co-Lender Agreement.

            Notwithstanding anything herein to the contrary, with respect to the 666 Fifth Avenue Whole Loan, the parties hereto acknowledge and agree that even if the 666 Fifth Avenue Mortgage Loan and/or REO Property is no longer part of the Trust Fund, the servicing and administration of the related Serviced Companion Loans and/or REO Property shall continue hereunder as if the related Serviced Companion Loans and/or REO Property were the sole assets under this Agreement (without any further obligation to make P&I Advances) until such time as a separate servicing agreement is entered into in accordance with the related Co-Lender Agreement (it being acknowledged that neither the applicable Servicer nor the Special Servicer shall be obligated under a separate agreement to which it is not a party). At such time as a separate servicing agreement is entered into, all amounts due to such Servicer or Special Servicer, as applicable, including advances and interest thereon, for the period that the Serviced Whole Loan was not part of the Trust Fund, but was serviced by such Servicer or the Special Servicer, as applicable shall be paid to such Servicer or the Special Servicer upon the execution of a separate servicing agreement by the holder(s) of such Serviced Whole Loan or as otherwise agreed to by such holder(s) and such Servicer or the Special Servicer, as applicable.

            Nothing herein shall be deemed to override the provisions of the related Co-Lender Agreement with respect to the rights of the holders of the related Serviced Companion Loans thereunder. With respect to each Serviced Whole Loan, in the event of a conflict between this Agreement and the related Co-Lender Agreement, the related Co-Lender Agreement shall control; provided, in no event shall the applicable Servicer or Special Servicer take any action or omit to take any action in accordance with the terms of any Co-Lender Agreement that would cause such servicer to violate the Servicing Standard or the REMIC Provisions.

            Section 3.31 Litigation Control.

            (a) The Special Servicer shall, consistent with the Servicing Standard, (1) direct, manage, prosecute and/or defend any action brought by a Borrower against the Trust and/or the Special Servicer and (2) represent the interests of the Trust in any litigation relating to the rights and obligations of the Borrower or the Trust, or the enforcement of the obligations of a Borrower, under the Mortgage Loan documents ("Trust-Related Litigation").

            To the extent Servicer No. 1 is named in Trust-Related Litigation, and the Trust or Special Servicer is not named, in order to effectuate the role of the Special Servicer as contemplated by the immediately preceding paragraph, Servicer No. 1 shall (1) notify the Special Servicer of such Trust-Related Litigation within ten (10) days of Servicer No. 1 receiving service of such Trust-Related Litigation; (2) provide monthly status reports to the Special Servicer, regarding such Trust-Related Litigation; (3) seek to have the Trust replace Servicer No. 1 as the appropriate party to the lawsuit; and (4) so long as Servicer No. 1 remains a party to the lawsuit, consult with and act at the direction of the Special Servicer with respect to decisions and resolutions related to the interests of the Trust in such Trust-Related Litigation, including but not limited to the selection of counsel, provided however, if there are claims against Servicer No. 1 and Servicer No. 1 has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to Servicer No. 1.

            Notwithstanding the right of the Special Servicer to represent the interests of the Trust in Trust-Related Litigation, and subject to the rights of the Special Servicer to direct Servicer No. 1's actions in this Section 3.31 below, Servicer No. 1 shall retain the right to make determinations relating to claims against Servicer No. 1, including but not limited to the right to engage separate counsel in Servicer No. 1's reasonable discretion, the cost of which shall be subject to indemnification pursuant to Section 6.03.

            Notwithstanding Servicer No. 1's right to make determinations relating to claims against Servicer No. 1, the Special Servicer shall have the right at any time to (1) direct Servicer No. 1 to settle any claims brought against the Trust, including claims asserted against either Servicer No. 1 whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related Litigation) and (2) otherwise reasonably direct the actions of Servicer No. 1 relating to claims against Servicer No. 1 (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related Litigation), provided in either case that (A) such settlement or other direction does not require any admission of liability or wrongdoing on the part of Servicer No. 1, (B) the cost of such settlement or any resulting judgment is and shall be paid by the Trust, (C) Servicer No. 1 is and shall be indemnified pursuant to Section 6.03 hereof for all costs and expenses Servicer No. 1 incurred in defending and settling the Trust-Related Litigation and for any judgment, (D) any such action taken by Servicer No. 1 at, or in connection with, the direction of the Special Servicer shall be deemed (as to Servicer No. 1) to be in compliance with the Servicing Standard and (E) the Special Servicer provides Servicer No. 1 with assurance reasonably satisfactory to Servicer No. 1 as to the items in clauses (A), (B) and (C).

            In the event Servicer No. 1 and the Special Servicer or Trust are named in litigation, Servicer No. 1 and the Special Servicer shall cooperate with each other to afford Servicer No. 1 and the Special Servicer the rights afforded to such party in this Section 3.31.

            This Section 3.31 shall not apply in the event the Special Servicer authorizes Servicer No. 1, and Servicer No. 1 agrees (both authority and agreement to be in writing), to make certain decisions or control certain Trust-Related Litigation on behalf of the Trust.

            (b) The Special Servicer, with respect to litigation involving any Specially Serviced Mortgage Loan(s) that were previously serviced by Servicer No. 2 prior to any related Servicing Transfer Even, and Servicer No. 2, with respect to litigation involving the non-Specially Serviced Mortgage Loan(s) serviced by it under this Agreement to the extent such Mortgage Loans are not then subject to special servicing by the Special Servicer, and where the applicable servicer contemplates availing itself or the Trustee on behalf of the Trust Fund of indemnification as provided for under this Agreement, such servicer shall, for the benefit of the Certificateholders, direct, manage, prosecute, defend and/or settle any and all claims and litigation ("Litigation Control") relating to (a) the enforcement of the obligations of a Borrower under the related loan documents and (b) any action brought against the Trust Fund or any party to this Agreement with respect to any Mortgage Loan. Such Litigation Control shall be carried out in accordance with the terms of this Agreement, including, without limitation, the Servicing Standard. Upon becoming aware of or being named in any such claims or litigation, Servicer No. 2 shall immediately notify the Directing Certificateholder and the Trustee of such claims or litigation. In addition, Servicer No. 2 shall prepare and submit a monthly status report regarding any Litigation Control matter to the Directing Certificateholder.

            Notwithstanding the foregoing, each of the Special Servicer and Servicer No. 2, as applicable, shall consult with and keep the Directing Certificateholder and the Trustee advised of any material development including without limitation (i) any material decision concerning Litigation Control and the implementation thereof and (ii) any decision to agree to or propose any terms of settlement, and shall submit any such development or decision to the Directing Certificateholder for its approval or consent. Subject to the last paragraph of this Section 3.31(b), the Special Servicer or Servicer No. 2 shall not take any action implementing any such material development or decision described in the preceding sentence unless and until it has notified in writing the Directing Certificateholder and the Directing Certificateholder has not objected in writing within five Business Days of having been notified thereof and having been provided with all information that the Directing Certificateholder has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer or Servicer No. 2, as applicable, within such five-Business Day period, then the Directing Certificateholder shall be deemed to have approved the taking of such action); provided that, in the event that the Special Servicer or Servicer No. 2, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer or Servicer No. 2, as applicable, may take such action without waiting for the response of the Directing Certificateholder; provided that the Special Servicer or Servicer No. 2, as applicable, has reasonably determined that the Directing Certificateholder has received notice of such action in writing.

            With respect to any Litigation Control otherwise required to be exercised hereunder by Servicer No. 2 relating to a Mortgage Loan that has either: (i) been satisfied or paid in full or (ii) as to which a Final Recovery Determination has been made, after receiving the required notice from Servicer No. 2 set forth above that it became aware of or was named in any such claims or litigation, the Directing Certificateholder may direct in writing that such Litigation Control nevertheless be exercised by the Special Servicer; provided that: (a) the Special Servicer has determined, consistent with the Servicing Standard, that its actions with respect to such obligations (including without limitation settlements) (i) would be in the best interests of the Certificateholders, (ii) do not require any admission of liability or wrongdoing on the part of Servicer No. 2 and (iii) are fully indemnifiable (including without limitation on behalf of Servicer No. 2) under Section 6.03 and payable by the Trust; (b) all costs and fees incurred in defending and settling the claims (including without limitation on behalf of Servicer No. 2) are indemnified expenses under Section 6.03; and (c) with respect to a settlement, the Special Servicer has reasonably consulted with Servicer No. 2 prior to such settlement.

            Notwithstanding the foregoing, no advice, direction or objection of the Directing Certificateholder shall (i) require or cause the Special Servicer or Servicer No. 2, as applicable, to violate the terms of any Mortgage Loan or any related intercreditor, co-lender or similar agreement, applicable law or any provision of this Agreement, including the Special Servicer's and Servicer No. 2's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each of the Lower-Tier REMIC and Upper-Tier REMIC, (ii) result in an Adverse REMIC Event with respect to either the Lower-Tier REMIC or Upper-Tier REMIC or an Adverse Grantor Trust Event with respect to the Grantor Trust, (iii) expose Servicer No. 2, the Special Servicer, the Depositor, any Mortgage Loan Seller, the Trust Fund, the Trustee or their Affiliates, officers, directors, shareholders, partners, members, managers, employees or agents to any claim, suit, or liability for which this Agreement does not provide indemnification to such party or expose any such party to prosecution for a criminal offense, or (iv) materially expand the scope of the Special Servicer's or Servicer No. 2's responsibilities under this Agreement; and neither the Special Servicer nor Servicer No. 2 will follow any such advice, direction or objection if given by the Directing Certificateholder or initiate any such actions.

            (c) Notwithstanding the foregoing, (a) in the event that any action, suit, litigation or proceeding names the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to Servicer No. 1 or Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests (but not to otherwise direct, manage or prosecute such litigation or claim), (b) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Borrower under the related Mortgage Loan Documents or otherwise relating to a Mortgage Loan or Mortgaged Property, neither Servicer No. 1 nor the Special Servicer shall, without the prior written consent of the Trustee, (i) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (ii) engage counsel to represent the Trustee, or (iii) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state, and (c) in the event that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest (but not to otherwise direct, manage or prosecute such litigation or claim).

            Section 3.32 Swap Contracts

            (a) On or before the Closing Date, the Trustee, not in its individual capacity but solely in its capacity as Trustee, on behalf of the Trust, shall enter into the Swap Contracts and related agreements with each Swap Counterparty.

            (b) Not later than 11:00 a.m. New York City time, on the second Business Day prior to each Distribution Date, based on the CMSA Loan Periodic Update File for the related Collection Period provided by the Servicers pursuant to Section 4.01(b), information obtained by the Trustee from each Swap Counterparty pursuant to the respective Swap Contract, and subject to the priorities set forth in Sections 4.01(a), 4.01(b) and 4.01(l) hereof, the Trustee shall (i) calculate the Class A-MFL Net Swap Payment, if any, and the Class A-JFL Net Swap Payment, in accordance with the terms of the related Swap Contract and this Agreement, and (ii) notify the related Swap Counterparty in accordance with the terms of the respective Swap Contract. In the event the Trustee fails to receive any Class A-MFL Floating Swap Payment or Class A-JFL Floating Swap Payment on the Business Day prior to the related Distribution Date, the Trustee shall provide the applicable Swap Counterparty with notice of such non-payment no later than 5:00 p.m. New York City time on such date. On the related Distribution Date following such notice of non-payment, if the Trustee fails to receive the Class A-MFL Floating Swap Payment by 11:00 a.m. New York City time on such Distribution Date, a Class A-MFL Swap Default and a Class A-MFL Distribution Conversion shall occur on such Distribution Date. On the related Distribution Date following such notice of non-payment, if the Trustee fails to receive the Class A-JFL Floating Swap Payment by 11:00 a.m. New York City time on such Distribution Date, a Class A-JFL Swap Default and a Class A-JFL Distribution Conversion shall occur on such Distribution Date.

            (c) On each Distribution Date, the Trustee shall remit the Class A-MFL Net Swap Payment, and the Class A-JFL Net Swap Payment, if any, to the related Swap Counterparty from the applicable Floating Rate Account; provided, that upon and during the continuation of a Class A-MFL Distribution Conversion or Class A-JFL Distribution Conversion, the Trustee shall not make such payments to such Counterparty. Promptly upon receipt of any payment or other receipt in respect of the Swap Contracts, the Trustee shall deposit the same into the related Floating Rate Account.

            (d) The Trustee shall at all times enforce the Trust's rights under the Swap Contracts. In the event of a Swap Default, the Trustee shall promptly provide written notice to the Holders of the Class A-MFL Certificates or Class A-JFL Certificates, as applicable, and shall be required to take such actions (following the expiration of any applicable grace period specified in the Swap Contracts), unless otherwise directed in writing by the holders of 25% by Certificate Balance of the Class A-MFL Certificates and Class A-JFL Certificates, respectively, to enforce the rights of the Trust under the applicable Swap Contract as may be permitted by the terms thereof, including termination thereof, and use any Swap Termination Fees received from the applicable Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms or on such other terms reasonably acceptable to the Trustee and the Depositor, with a replacement swap counterparty that would not cause a Rating Agency Trigger Event and satisfies the requirements of the applicable Swap Contract, subject, in each case, to written confirmation by the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of the then current ratings of the Certificates. If the costs attributable to entering into a replacement interest rate swap contract would exceed the amount of any Swap Termination Fees, a replacement interest rate swap contract shall not be entered into and any such proceeds will instead be distributed, pro rata, to the holders of the Class A-MFL Certificates or Class A-JFL Certificates, as applicable, on the immediately succeeding Distribution Date. Notwithstanding anything to the contrary in the Agreement, the Trustee shall be under no obligation to take any action to enforce the rights of the Trust Fund under a Swap Agreement unless it is assured, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Holders of the Class A-MFL Certificates or Class A-JFL Certificates, as applicable, or another party acceptable to the Trustee.

            Any Class A-MFL Distribution Conversion and Class A-JFL Distribution Conversion shall become permanent following the determination by the Trustee not to enter into a replacement interest rate swap contract and distribution of any Swap Termination Fees to the Holders of the Class A-MFL Certificates and Class A-JFL Certificates, respectively. Any such Swap Default (or termination of the Swap Contract) and the resulting Class A-MFL Distribution Conversion or Class A-MFL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

            Upon any change (or notification to the Trustee that such change is imminent) in the payment terms on the Class A-MFL Certificates or Class A-JFL Certificates, including as a result of a Class A-MFL Distribution Conversion or Class A-JFL Distribution Conversion, termination of a Class A-MFL Distribution Conversion or Class A-JFL Distribution Conversion, a Swap Default or the cure of a Swap Default, the Trustee shall promptly notify the Depositor of the change in payment terms.

            (e) In the event that the corresponding Swap Contract is terminated and no replacement interest rate swap agreement is entered into, the Trustee shall provide notice of such termination to the Class A-MFL Certificateholders, which notice shall include: "The Class A-MFL Swap Contract with respect to the Class A-MFL Certificates is terminated as of [date]. Certificateholders and beneficial owners that are Plans are advised that the Exemption will no longer apply to the Class A-MFL Certificates, effective 60 days after the receipt of this notice. "Exemption", as used in this notice, shall mean, collectively, Final Authorization Number 97-03E (December 9, 1996) granted by the U.S. Department of Labor to Deutsche Bank Securities Inc. and Prohibited Transaction Exemption ("PTE") 93-31, (May 14, 1993) granted to Banc of America Securities LLC. All other capitalized terms used in this notice shall have the meaning assigned to them in the Pooling and Servicing Agreement." In the event that the corresponding Swap Contract is terminated and no replacement interest rate swap agreement is entered into, the Trustee shall provide notice of such termination to the Class A-JFL Certificateholders, which notice shall include: "The Class A-JFL Swap Contract with respect to the Class A-JFL Certificates is terminated as of [date]. Certificateholders and beneficial owners that are Plans are advised that the Exemption will no longer apply to the Class A-JFL Certificates, effective 60 days after the receipt of this notice. "Exemption", as used in this notice, shall mean, collectively, Final Authorization Number 97-03E (December 9,
1996) granted by the U.S. Department of Labor to Deutsche Bank Securities Inc., and Prohibited Transaction Exemption ("PTE") 93-31, (May 14, 1993) granted to Banc of America Securities LLC. All other capitalized terms used in this notice shall have the meaning assigned to them in the Pooling and Servicing Agreement."

            (f) The Trustee's obligation to pay to the Class A-MFL Swap Counterparty any funds under the Class A-MFL Swap Contract shall be limited to the provisions of Section 3.05(g) and in accordance with the priorities set forth herein. The Trustee will have no obligation on behalf of the Trust Fund to pay or cause to be paid to the Class A-MFL Swap Counterparty any portion of the amounts due to the Class A-MFL Swap Counterparty under the Class A-MFL Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-MFL Regular Interest for such Distribution Date is actually received by the Trustee. The Trustee's obligation to pay to the Class A-JFL Swap Counterparty any funds under the Class A-JFL Swap Contract shall be limited to the provisions of Section 3.05(g) and in accordance with the priorities set forth herein. The Trustee will have no obligation on behalf of the Trust Fund to pay or cause to be paid to the Class A-JFL Swap Counterparty any portion of the amounts due to the Class A-JFL Swap Counterparty under the Class A-JFL Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-JFL Regular Interest for such Distribution Date is actually received by the Trustee

            (g) Any costs and expenses related to the Swap Contracts will not be payable from the related Floating Rate Account of the Trust and will not constitute Trust Fund expenses. No party hereunder shall advance any Class A-MFL Floating Swap Payments or Class A-JFL Floating Swap Payments. Simultaneous with the delivery to the Certificateholders, the Trustee shall (1) make available to the related Swap Counterparty the Distribution Date Statement (as defined in the Swap Contract) and (2) make available or deliver to the Swap Counterparty copies of any other reports or notices delivered to the Class A-MFL or Class A-JFL Certificateholders as and to the extent required by the applicable Swap Contract.

            Section 3.33 Matters Relating to Certain Mortgage Loans.

            (a) With respect to the Mortgage Loan identified on the Mortgage Loan Schedule as Northern Tool, at any time that the related Mortgagor requests approval of a new lease or modification, renewal or extension of an existing lease (except for any extension of the "Northern Tool Lease," as such term is defined in the related loan agreement, where approval of the Servicer or Special Servicer, as applicable, is not required), the Servicer or the Special Servicer, as applicable, pursuant to Section 3.20(a) or 3.20(b), is required to respond to such request within 20 Business Days of receipt of all information reasonably necessary to make a decision with respect to such request, including a copy of the proposed lease. In the event the Servicer or the Special Servicer, as applicable, pursuant to Section 3.20(a) or 3.20(b), fails to respond to such request for approval within the specified period of time, under the terms of the related loan documents such approval is deemed given.

            (b) With respect to the Mortgage Loans identified on the Mortgage Loan Schedule as Galloway Apartments, New Trier Portfolio--Bakersfield, New Trier Portfolio--Gurnee and New Trier Portfolio--Indianapolis, at any time that the related Mortgagor requests approval of a proposed lease (or modification, renewal or extension of an existing lease) and the Servicer or Special Servicer, as applicable, must respond to such request within 20 Business Days of receipt of all information reasonably necessary to make a decision with respect to such request, including a copy of such proposed lease and a written certification from a responsible officer of the Mortgagor which confirms that (i) such copy of the proposed lease is true, complete and correct and (ii) the related Mortgagor has satisfied all conditions pursuant to the loan agreement for such lease approval. In the event the Servicer or the Special Servicer, as applicable, pursuant to Section 3.20(a) or 3.20(b), fails to respond to such request for approval or request additional information within the specified period of time, under the terms of the related loan documents such approval is deemed given.

            (c) With respect to the Mortgage Loan identified on the Mortgage Loan Schedule as Tecnofarma, at any time that the related Mortgagor requests approval of a proposed lease or extension or renewal of an existing lease or the Mortgagor is requesting approval of alterations to the related Mortgaged Property or other actions under the Tolmar Lease or the Tolmar Replacement Lease (as such terms are defined in the related loan agreement), the Servicer or Special Servicer, as applicable, is required to respond to such request within 20 Business Days of receipt by the last of such parties of all such reasonably necessary information and documentation. In the event the Servicer or Special Servicer, as applicable, fails to request additional information or to respond to such request for approval within the specified period of time, under the terms of the related loan documents such approval is deemed given. If the Servicer or Special Servicer, as applicable, submits a written request to the Mortgagor for any additional information or documentation within the 20 Business Day approval period, such period shall be extended by an additional 10 Business Days after the date on which the Servicer or Special Servicer, as applicable, receives such additional supporting documentation and information, and if the Servicer or Special Servicer fails to responds within such 10-day extension period, under the terms of the related loan documents such approval is deemed given.

            (d) Also with respect to the Mortgage Loan identified on the Mortgage Loan Schedule as Tecnofarma, at any time that the related Mortgagor requests approval of a modification of a Major Lease (as such term is defined in the related loan agreement), alterations to the related Mortgaged Property or other actions under the Tolmar Lease or the Tolmar Replacement Lease (as such terms are defined in the related loan agreement), the Servicer or Special Servicer, as applicable, is required to respond to such request within 20 Business Days of receipt by the last of such parties of all such reasonably necessary information and documentation. In the event the Servicer or Special Servicer, as applicable, fails to request additional information or to respond to such request for approval within the specified period of time, under the terms of the related loan documents such approval is deemed given.

            (e) With respect to the Mortgage Loan identified on the Mortgage Loan Schedule as 666 Fifth Avenue, if the Mortgagor is required to obtain approval from the Servicer or Special Servicer pursuant to Section 5.1.17 of the related loan agreement, the Servicer or the Special Servicer, as applicable, pursuant to Section 3.20(a) or 3.20(b), shall be required to respond to such request within 5 Business Days (which under the related loan agreement shall be extended for one (1) additional Business Day upon receipt of a second notice from the Mortgagor). In the event the Servicer or the Special Servicer, as applicable, fails to request additional information or respond to such request for approval within the specified period of time set forth in the second notice, under the terms of the related loan documents such approval is deemed given.

            (f) With respect to the Mortgage Loans identified on the Mortgage Loan Schedule as Columbia Hotel Portfolio - Residence Inn Columbia and Columbia Hotel Portfolio - Courtyard Columbia, at any time that a Mortgagor requests approval of a transfer of a tenant-in-common ownership interest as contemplated by and in accordance with the related Loan Documents, the applicable Servicer must respond to such request within 10 Business Days of receipt of all information and the written notice required by the related Loan Documents. In the event that the applicable Servicer pursuant to Section 3.08(f) fails to respond to such request for approval or request additional information within the specified period of time, under the terms of the related loan documents such approval is deemed given.

            Section 3.34 Certain Powers of the Clarion LaGuardia Airport Hotel Controlling Holder and The Enclave Directing Holder.

            (a) Notwithstanding anything in this Agreement to the contrary, with respect to the Clarion LaGuardia Airport Hotel Whole Loan and The Enclave Whole Loan, the Clarion LaGuardia Airport Hotel Controlling Holder and The Enclave Directing Holder, respectively, in each case, in lieu of the Directing Certificateholder, shall be entitled to exercise all rights of the Directing Certificateholder under this Agreement with respect to the Clarion LaGuardia Airport Hotel Whole Loan and The Enclave Whole Loan, as applicable, and any references to the Directing Certificateholder in this Agreement relating to actions permitted to be taken only with the consent of the Directing Certificateholder with respect to the Clarion LaGuardia Airport Hotel Whole Loan and The Enclave Whole Loan, as applicable, shall be deemed to be references to the Clarion LaGuardia Airport Hotel Controlling Holder or The Enclave Directing Holder, as applicable; provided, however, (i) the Directing Certificateholder shall also have the right to receive all reports and notices under this Agreement (which shall not be an expense of the Clarion LaGuardia Airport Hotel Controlling Holder or The Enclave Directing Holder), (ii) the Directing Certificateholder shall also have the right to consult with the Special Servicer (on a non-binding basis) regarding the Clarion LaGuardia Airport Hotel Whole Loan and The Enclave Whole Loan, as applicable, and (iii) the Directing Certificateholder (and not the Clarion LaGuardia Airport Hotel Controlling Holder) shall be entitled to exercise the Purchase Option set forth in Section 3.18(c) with respect to the Clarion LaGuardia Airport Hotel Whole Loan. In addition, the applicable Clarion LaGuardia Airport Hotel Controlling Holder and The Enclave Directing Holder, as applicable, shall have any rights, whether or not additional, that are specified in the Clarion LaGuardia Airport Hotel Co-Lender Agreement or the Enclave Co-Lender Agreement, as applicable.

            (b) In addition, if a Clarion LaGuardia Airport Hotel Control Appraisal Period exists with respect to the Clarion LaGuardia Airport Hotel Whole Loan, then the Clarion LaGuardia Airport Hotel Controlling Holder shall be the Directing Certificateholder who shall be authorized to exercise any of its approval and consent rights and powers provided for in this Agreement or the Clarion LaGuardia Airport Hotel Co-Lender Agreement with respect to the Clarion LaGuardia Airport Hotel Whole Loan, subject to the provisions of the Clarion LaGuardia Airport Hotel Co-Lender Agreement and the limitations of this Agreement; provided, however, the Clarion LaGuardia Airport Hotel B Note Holder shall nevertheless retain the right to receive distributions and (if the Clarion LaGuardia Airport Hotel B Note Holder is not the borrower or an affiliate thereof) notices and reports under this Agreement.

            (c) Within five Business Days of receipt of written notice that a Clarion LaGuardia Airport Hotel Controlling Holder has been selected or replaced, the Trustee shall deliver notice to the applicable Servicer and the Special Servicer, of such Clarion LaGuardia Airport Hotel Controlling Holder's identity (upon which notice the Servicer and Special Servicer may conclusively rely).

            (d) With respect to the Clarion LaGuardia Airport Hotel Whole Loan, notwithstanding anything to the contrary contained herein, the related Clarion LaGuardia Airport Hotel Controlling Holder shall have the right to cure monetary and non-monetary defaults by the related borrower to the extent provided in the Clarion LaGuardia Airport Hotel Co-Lender Agreement.

            (e) In addition, if a Noteholder Control Appraisal Event (as such term is defined in The Enclave Co-Lender Agreement) exists with respect to The Enclave Whole Loan, then The Enclave Directing Holder shall be the Directing Certificateholder who shall be authorized to exercise any of its approval and consent rights and powers provided for in this Agreement or The Enclave Co-Lender Agreement with respect to The Enclave Whole Loan, subject to the provisions of The Enclave Co-Lender Agreement and the limitations of this Agreement; provided, however, The Enclave B Note Holder shall nevertheless retain the right to receive distributions and (if The Enclave B Note Holder is not the borrower or an affiliate thereof) notices and reports under this Agreement.

            (f) With respect to The Enclave Whole Loan, notwithstanding anything to the contrary contained herein, The Enclave Directing Holder shall have the right to cure monetary and non-monetary defaults by the related borrower to the extent provided in The Enclave Co-Lender Agreement.

                              [End of Article III]


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions.

            (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall transfer the Lower-Tier Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in
Section 4.01(b) with respect to each class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

            (i) first, concurrently, (A) to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates and the Class A-4 Certificates, pro rata (based upon the Distributable Certificate Interest for each such Class for such Distribution Date), in respect of interest, from the Loan Group 1 Available Distribution Amount and up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date, (B) to the Holders of the Class A-1A Certificates, in respect of interest, from the Loan Group 2 Available Distribution Amount and up to an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and (C) to the Holders of the Class X-C and Class X-P Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount payable in respect of such Class of Certificates for such Distribution Date; provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount is insufficient to pay in full the Interest Distribution Amount provided above, payable in respect of any Class A, Class X-C or Class X-P Certificates on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Class A Class X-C and Class X-P Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amount in respect of each such Class of Certificates for such Distribution Date;

            (ii) second, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates, the Class A-4 Certificates and the Class A-1A Certificates in reduction of the Certificate Balances thereof (A) (1) first, to the Holders of the Class A-AB Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-AB Certificates is reduced to the Class A-AB Planned Principal Balance; (2) second, to the Holders of the Class A-1 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-AB Certificates) and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A and Class A-AB Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero; (3) third, to the Holders of the Class A-2 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-AB and Class A-1 Certificates) and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A, Class A-AB and Class A-1 Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-2 Certificates has been reduced to zero; (4) fourth, to the Holders of the Class A-3 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-AB, Class A-1 and Class A-2 Certificates) and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A, Class A-AB, Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-3 Certificates has been reduced to zero; (5) fifth, to the Holders of the Class A-AB Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-AB (pursuant to clause (ii)(A)(1)), Class A-1, Class A-2 and Class A-3 Certificates) and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A, Class A-AB (pursuant to clause
      (ii)(A)(1)), Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-AB Certificates has been reduced to zero; and (6) sixth, to the Holders of the Class A-4 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates) and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A, Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-4 Certificates has been reduced to zero; and (B) to the Holders of the Class A-1A Certificates, in an amount up to the Loan Group 2 Principal Distribution Amount and, after the Certificate Balance of the Class A-4 Certificates has been reduced to zero, the Loan Group 1 Principal Distribution Amount remaining after payments to the Holders of the Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-1A Certificates has been reduced to zero;

            (iii) third, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates, the Class A-4 Certificates and the Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) fourth, to the Holders of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata (based on their respective interest entitlements), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates or the Class A-MFL Regular Interest for such Distribution Date;

            (v) fifth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Holders of the Class A-M Certificates and Class A-MFL Regular Interest, pro rata (based on their outstanding Certificate Balances) in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates on such Distribution Date), until the outstanding Certificate Balances of the Class A-M Certificates and Class A-MFL Regular Interest have been reduced to zero;

            (vi) sixth, to the Holders of the Class A-M Certificates and Class A-MFL Regular Interest, pro rata, (based on the aggregate unreimbursed Collateral Support Deficit allocated to that Class) until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates and Class A-MFL Regular Interest, but not previously reimbursed, have been reimbursed in full;

            (vii) seventh, to the Holders of the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata (based on their respective interest entitlements), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates or the Class A-JFL Regular Interest for such Distribution Date;

            (viii) eighth, after the Certificate Balances of the Class A and Class A-M Certificates and Class A-MFL Regular Interest have been reduced to zero, to the Holders of the Class A-J Certificates and Class A-JFL Regular Interest, pro rata (based on their outstanding Certificate Balances), an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A and Class A-M Certificates and Class A-MFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class A-J Certificates and Class A-JFL Regular Interest have been reduced to zero;

            (ix) ninth, to the Holders of the Class A-J Certificates and Class A-JFL Regular Interest, pro rata, (based on the aggregate unreimbursed Collateral Support Deficit allocated to that Class), until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates and Class A-JFL Regular Interest, but not previously reimbursed, have been reimbursed in full;

            (x) tenth, to the Holders of the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xi) eleventh, after the Certificate Balances of the Class A, Class A-M and Class A-J Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class A-M and Class A-J Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class B Certificates has been reduced to zero;

            (xii) twelfth, to the Holders of the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

            (xiii) thirteenth, to the Holders of the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xiv) fourteenth, after the Certificate Balances of the Class A, Class A-M, Class A-J and Class B Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class A-M, Class A-J and Class B Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest on such Distribution
      Date), until the outstanding Certificate Balance of the Class C Certificates has been reduced to zero;

            (xv) fifteenth, to the Holders of the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            (xvi) sixteenth, to the Holders of the Class D Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xvii) seventeenth, after the Certificate Balances of the Class A, Class A-M, Class A-J, Class B and Class C Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class A-M, Class A-J, Class B and Class C Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class D Certificates has been reduced to zero;

            (xviii) eighteenth, to the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            (xix) nineteenth, to the Holders of the Class E Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xx) twentieth, after the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C and Class D Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class A-M, Class A-J, Class B, Class C and Class D Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class E Certificates has been reduced to zero;

            (xxi) twenty-first, to the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxii) twenty-second, to the Holders of the Class F Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxiii) twenty-third, after the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the Holders of the Class F Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class F Certificates has been reduced to zero;

            (xxiv) twenty-fourth, to the Holders of the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxv) twenty-fifth, to the Holders of the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxvi) twenty-sixth, after the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class G Certificates has been reduced to zero;

            (xxvii) twenty-seventh, to the Holders of the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxviii) twenty-eighth, to the Holders of the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxix) twenty-ninth, after the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to the Holders of the Class H Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class H Certificates has been reduced to zero;

            (xxx) thirtieth, to the Holders of the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxi) thirty-first, to the Holders of the Class J Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxii) thirty-second, after the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class J Certificates has been reduced to zero;

            (xxxiii) thirty-third, to the Holders of the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) thirty-fourth, to the Holders of the Class K Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxv) thirty-fifth, after the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class K Certificates has been reduced to zero;

            (xxxvi) thirty-sixth, to the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) thirty-seventh, to the Holders of the Class L Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxviii) thirty-eighth, after the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class L Certificates has been reduced to zero;

            (xxxix) thirty-ninth, to the Holders of the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xl) fortieth, to the Holders of the Class M Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xli) forty-first, after the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class M Certificates has been reduced to zero;

            (xlii) forty-second, to the Holders of the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xliii) forty-third, to the Holders of the Class N Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xliv) forty-fourth, after the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class N Certificates has been reduced to zero;

            (xlv) forty-fifth, to the Holders of the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlvi) forty-sixth, to the Holders of the Class O Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xlvii) forty-seventh, after the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class O Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class O Certificates has been reduced to zero;

            (xlviii) forty-eighth, to the Holders of the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlix) forty-ninth, to the Holders of the Class P Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (l) fiftieth, after the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class P Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class P Certificates has been reduced to zero;

            (li) fifty-first, to the Holders of the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

            (lii) fifty-second, to the Holders of the Class Q Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (liii) fifty-third, after the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class Q Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class Q Certificates has been reduced to zero;

            (liv) fifty-fourth, to the Holders of the Class Q Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full;

            (lv) fifty-fifth, to the Holders of the Class T Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (lvi) fifty-sixth, after the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest have been reduced to zero, to the Holders of the Class T Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest on such Distribution Date), until the outstanding Certificate Balance of the Class T Certificates has been reduced to zero;

            (lvii) fifty-seventh, to the Holders of the Class T Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class T Certificates, but not previously reimbursed, have been reimbursed in full; and

            (lviii) fifty-eighth, to the Holders of the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

            On and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL Regular Interest and Class A-JFL Regular Interest have all been reduced to zero as a result of losses on the Mortgage Loans or have been deemed to be reduced to zero as a result of Appraisal Reductions (without regard to any amounts of Collateral Support Deficit remaining unreimbursed), the Principal Distribution Amount will be distributed, pro rata (based upon Certificate Balances), among the Class A Certificates without regard to the priorities set forth in Section 4.01(a)(ii).

            (b) On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5, Class LA-2-6, Class LA-3-1, Class LA-3-2, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-4-5, Class LA-4-6, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-1A-14, Class LA-1A-15, Class LD-1, Class LD-2, Class LE-1, Class LE-2, Class LE-3, Class LF-1, Class LF-2, Class LG-1, Class LG-2, Class LG-3, Class LH-1, Class LH-2, Class LJ-1, Class LJ-2, Class LK-1, Class LK-2, Class LL-1 and Class LL-2 Uncertificated Lower-Tier Interests) shall be deemed to receive distributions in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit actually distributable to its respective Related Certificates as provided in Sections 4.01(a), (c) and (e). All distributions made in respect of any Class of Certificates or the Class A-MFL Regular Interest or Class A-JFL Regular Interest on each Distribution Date pursuant to Section 4.01(a) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Related Uncertificated Lower-Tier Interest; provided, that interest shall be deemed to have been distributed pro rata among two or more Related Uncertificated Lower-Tier Interests that correspond to a Class of Related Certificates and pro rata to the Uncertificated Lower-Tier Interests that correspond to the Related Components in the case of Class X-C and Class X-P Certificates; provided, further, that distributions of principal actually distributable to its respective Related Certificates as provided in Sections 4.01(a), (c) and (e):

            (i) with respect to the Class A-1 Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LA-1-1 Uncertificated Lower-Tier Interest; second, to Class LA-1-2 Uncertificated Lower-Tier Interest; third, to Class LA-1-3 Uncertificated Lower Tier Interest; and fourth, to Class LA-1-4 Uncertificated Lower-Tier Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (ii) with respect to the Class A-2 Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LA-2-1 Uncertificated Lower-Tier Interest; second, to Class LA-2-2 Uncertificated Lower-Tier Interest; third, to Class LA-2-3 Uncertificated Lower-Tier Interest; fourth, to Class LA-2-4 Uncertificated Lower-Tier Interest; fifth, to Class LA-2-5 Uncertificated Lower-Tier Interest; and sixth, fifth, to Class LA-2-6 Uncertificated Lower-Tier Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (iii) with respect to the Class A-3 Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LA-3-1 Uncertificated Lower-Tier Interest; and second, to Class LA-3-2 Uncertificated Lower-Tier Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (iv) with respect to the Class A-4 Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LA-4-1 Uncertificated Lower-Tier Interest; second, to Class LA-4-2 Uncertificated Lower-Tier Interest; third, to Class LA-4-3 Uncertificated Lower-Tier Interest; fourth, to Class LA-4-4 Uncertificated Lower-Tier Interest; fifth, to Class LA-4-5 Uncertificated Lower-Tier Interest; and sixth, fifth, to Class LA-4-6 Uncertificated Lower-Tier Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (v) with respect to the Class A-1A Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LA-1A-1 Uncertificated Lower-Tier Interest; second, to Class LA-1A-2 Uncertificated Lower-Tier Interest; third, to Class LA-1A-3 Uncertificated Lower-Tier Interest; fourth, to Class LA-1A-4 Uncertificated Lower-Tier Interest; fifth, to Class LA-1A-5 Uncertificated Lower-Tier Interest; sixth, to Class LA-1A-6 Uncertificated Lower-Tier Interest; seventh, to Class LA-1A-7 Uncertificated Lower-Tier Interest; eighth, to Class LA-1A-8 Uncertificated Lower-Tier Interest; ninth, to Class LA-1A-9 Uncertificated Lower-Tier Interest; tenth, to Class LA-1A-10 Uncertificated Lower-Tier Interest; eleventh, to Class LA-1A-11 Uncertificated Lower-Tier Interest; twelfth, to Class LA-1A-12 Uncertificated Lower-Tier Interest; thirteenth, to Class LA-1A-13 Uncertificated Lower-Tier Interest; fourteenth, to Class LA-1A-14 Uncertificated Lower-Tier Interest; and fifteenth, to Class LA-1A-15 Uncertificated Lower-Tier Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (vi) with respect to the Class D Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LD-1 Uncertificated Lower-Tier Interest; and second, to Class LD-2 Uncertificated Lower-Tier Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (vii) with respect to the Class E Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LE-1 Uncertificated Lower-Tier Interest; second, to Class LE-2 Uncertificated Lower-Tier Interest; third, to Class LE-3 Uncertificated Lower-Tier Interest; and fourth to Class LE-4 Uncertificated Lower-Tier Interest, in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (viii) with respect to the Class F Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LF-1 Uncertificated Lower-Tier Interest; and second, to Class LF-2 Uncertificated Lower-Tier Interest, in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (ix) with respect to the Class G Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LG-1 Uncertificated Lower-Tier Interest; second, to Class LG-2 Uncertificated Lower-Tier Interest; and third, to Class LG-3 Uncertificated Lower-Tier Interest in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (x) with respect to the Class H Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LH-1 Uncertificated Lower-Tier Interest; and second, to Class LH-2 Uncertificated Lower-Tier Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (xi) with respect to the Class J Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LJ-1 Uncertificated Lower-Tier Interest; and second, to Class LJ-2 Uncertificated Lower-Tier Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (xii) with respect to the Class K Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LK-1 Uncertificated Lower-Tier Interest; and second, to Class LK-2 Uncertificated Lower-Tier Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero; and

            (xiii) with respect to the Class L Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LL-1 Uncertificated Lower-Tier Interest; and second, to Class LL-2 Uncertificated Lower-Tier Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero.

            On each Distribution Date, the Class LA-1-1, Class LA-1-2, Class LA-1-3 and Class LA-1-4 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-1 Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests). On each Distribution Date, the Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5 and Class LA-2-6 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-2 Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LA-3-1 and Class LA-3-2 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-3 Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-4-5 and Class LA-4-6 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-4 Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-1A-14 and Class LA-1A-15 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-1A Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests). On each Distribution Date, the Class LD-1 and Class LD-2 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class D Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LE-1, Class LE-2 and Class LE-3 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class E Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LF-1 and Class LF-2 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class F Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LG-1, Class LG-2 and Class LG-3 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class G Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LH-1 and Class LH-2 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class H Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LJ-1 and Class LJ-2 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class J Certificates as provided in Sections 4.01(a) and
(c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LK-1 and Class LK-2 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class K Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LL-1 and Class LL-2 Uncertificated Lower-Tier Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class L Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed).

            Amounts deemed distributed to the Uncertificated Lower-Tier Interests in respect of principal, interest and reimbursement of Collateral Support Deficit with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount," and shall be made by the Trustee by depositing such Lower-Tier Distribution Amount in the Upper Tier Distribution Account.

            Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount and the distribution of any Yield Maintenance Charges shall be distributed to the Holders of the Class LR Certificates.

            (c) On each Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Yield Maintenance Charges actually collected on the Mortgage Loans or any REO Loans on or prior to the related Determination Date and shall distribute such amount in respect of the Class LA-1-1 Uncertificated Lower-Tier Interest by depositing such amount in the Upper-Tier Distribution Account (notwithstanding that all principal and interest distributable with respect to the Class LA-1-1 Uncertificated Lower-Tier Interest has been paid in full).

            (d) [Reserved]

            (e) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Yield Maintenance Charges actually collected on Mortgage Loans or successor REO Loans on or prior to the related Determination Date and remitted in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(c), and shall distribute such amounts as follows:

            (i) Yield Maintenance Charges received with respect to the Group 1 Mortgage Loans shall be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL Regular Interest and the Class A-JFL Regular Interest, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL Regular Interest and the Class A-JFL Regular Interest on such Distribution Date, (b) the Base Interest fraction for the related Principal Prepayment and such Class of Certificates and (c) the total amount of Yield Maintenance Charges collected with respect to the related Principal Prepayments on or prior to the related Determination Date. Any Yield Maintenance Charges collected on or prior to the related Determination Date and remaining after such distributions shall be distributed to the Holders of the Class X Certificates;

            (ii) Yield Maintenance Charges received with respect to the Group 2 Mortgage Loans shall be distributed to the Class A-1A Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1A Certificates on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such Principal Prepayments on or prior to the related Determination Date. Any Yield Maintenance Charges collected on or prior to the related Determination Date remaining after such distributions shall be distributed to the Holders of the Class X Certificates.

            Following the reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL Regular Interest and the Class A-JFL Regular Interest to zero, the Trustee shall distribute to the Class X Certificates all Yield Maintenance Charges actually received on or prior to the related Determination Date with respect to the Mortgage Loans and remitted in respect of Uncertificated Lower-Tier Interests pursuant to Section 4.01(b).

            (f) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(g), 4.01(h) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Servicers, the Special Servicer, the Underwriters or the Initial Purchasers shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than the related P&I Advance Determination Date, mail to each Rating Agency and to each Holder on such date of such Class of Certificates a notice to the effect that:

            (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g).

            (h) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 12.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(g) as if such Holder had failed to surrender its Certificates.

            (i) Shortfalls in interest distributable to the Certificates on any Distribution Date resulting from Uncovered Prepayment Interest Shortfalls shall be allocated to each Class of Regular Certificates (other than the Class X Certificates), pro rata, based on the Accrued Certificate Interest distributable to each such Class on such Distribution Date. Uncovered Prepayment Interest Shortfalls so allocated to the Regular Certificates (other than the Class X Certificates) shall be allocated to the Related Uncertificated Lower Tier Interests, pro rata, based on interest accrued (without regard to the related Class X-P or Class X-C Strip Rate).

            (j) On each Distribution Date, with respect to amounts on deposit in the Excess Liquidation Proceeds Reserve Account, the Trustee shall distribute such amount to the Certificateholders, in sequential order, as reimbursement for previously allocated Collateral Support Deficit, and shall be deemed to have distributed such amounts from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Related Uncertificated Lower-Tier Interests in the same manner as principal is allocated in Section 4.01(b). Any amounts remaining in the Excess Liquidation Proceeds Reserve Account on the Final Distribution Date shall be distributed to the Holders of the Class LR Certificates.

            (k) [Reserved].

            (l) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The Certificate Registrar shall promptly provide the Trustee with any IRS Forms W-9, W-8BEN, W-8IMY (and all appropriate attachments) or W-8ECI upon its receipt thereof. The consent of Certificateholders shall not be required for such withholding. If the Paying Agent does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            (m) On each Distribution Date, to the extent of the Class A-MFL Available Funds for such Distribution Date, the Trustee shall make distributions from the Class A-MFL Floating Rate Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                  (A) First, to the Holders of the Class A-MFL Certificates in
            respect of interest, up to an amount equal to the Class A-MFL Interest Distribution Amount, for such Distribution Date;

                  (B) Second, to the Holders of the Class A-MFL Certificates in
            reduction of the Certificate Balances thereof, an amount equal to the Class A-MFL Principal Distribution Amount until the outstanding Certificate Balance thereof has been reduced to zero;

                  (C) Third, to the Holders of the Class A-MFL Certificates
            until all Collateral Support Deficits and Trust Fund expenses previously allocated to the Class A-MFL Certificates (as a result of the allocation of Collateral Support Deficits and Trust Fund expenses to the Class A-MFL Regular Interest) but not previously reimbursed, have been reimbursed in full; and

                  (D) Fourth, any remaining amount to the Holders of the Class
            A-MFL Certificates.

            So long as a Class A-MFL Distribution Conversion is not in effect, any Yield Maintenance Charges paid on the Class A-MFL Regular Interest shall be payable to the Class A-MFL Swap Counterparty pursuant to the terms of the Class A-MFL Swap Contract on a net basis as part of the Class A-MFL Net Swap Payment specified in Section 3.32. On each Distribution Date for which a Class A-MFL Distribution Conversion is in effect, any Yield Maintenance amount paid on the Class A-MFL Regular Interest shall be distributed to the Holders of the Class A-MFL Certificates. Any termination payments due to the Class A-MFL Swap Counterparty under the Class A-MFL Swap Contract shall be payable solely to the extent of any payment made by a replacement swap counterparty to the Trust Fund in consideration for entering into such replacement swap contract, if any (less any costs and expenses incurred by the Trust Fund in connection with entering into such replacement swap contract).

            (n) On each Distribution Date, to the extent of the Class A-JFL Available Funds for such Distribution Date, the Trustee shall make distributions from the Class A-JFL Floating Rate Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                  (A) First, to the Holders of the Class A-JFL Certificates in
            respect of interest, up to an amount equal to the Class A-JFL Interest Distribution Amount, for such Distribution Date;

                  (B) Second, to the Holders of the Class A-JFL Certificates in
            reduction of the Certificate Balances thereof, an amount equal to the Class A-JFL Principal Distribution Amount until the outstanding Certificate Balance thereof has been reduced to zero;

                  (C) Third, to the Holders of the Class A-JFL Certificates
            until all Collateral Support Deficits and Trust Fund expenses previously allocated to the Class A-JFL Certificates (as a result of the allocation of Collateral Support Deficits and Trust Fund expenses to the Class A-JFL Regular Interest) but not previously reimbursed, have been reimbursed in full; and

                  (D) Fourth, any remaining amount to the Holders of the Class
            A-JFL Certificates.

            So long as a Class A-JFL Distribution Conversion is not in effect, any Yield Maintenance Charges paid on the Class A-JFL Regular Interest shall be payable to the Class A-JFL Swap Counterparty pursuant to the terms of the Class A-JFL Swap Contract on a net basis as part of the Class A-JFL Net Swap Payment specified in Section 3.32. On each Distribution Date for which a Class A-JFL Distribution Conversion is in effect, any Yield Maintenance amount paid on the Class A-JFL Regular Interest shall be distributed to the Holders of the Class A-JFL Certificates. Any termination payments due to the Class A-JFL Swap Counterparty under the Class A-JFL Swap Contract shall be payable solely to the extent of any payment made by a replacement swap counterparty to the Trust Fund in consideration for entering into such replacement swap contract, if any (less any costs and expenses incurred by the Trust Fund in connection with entering into such replacement swap contract).

            Section 4.02 Statements to Certificateholders; CMSA Investor Reporting Package.

            (a) On each Distribution Date, the Trustee shall make available and, upon request, forward to any interested party (including each Swap Counterparty) a statement (substantially in the form set forth as Exhibit G hereto and based on the information supplied to the Trustee in the related CMSA Investor Reporting Package, upon which information the Trustee may conclusively rely, in accordance with CMSA guidelines) as to the distributions made on such Distribution Date (each, a "Statement to Certificateholders") setting forth:

            (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Certificates in reduction of the Certificate Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class A-MFL Certificates and Class A-JFL Certificates) and the Class A-MFL Regular Interest and the Class A-JFL Regular Interest allocable to Distributable Certificate Interest or the Class A-MFL Interest Distribution Amount or Class A-JFL Interest Distribution Amount as applicable, and, with respect to the Class A-MFL or Class A-JFL Certificates, notification that the amount of interest distribution thereon is equal to the interest distribution amount with respect to the Class A-MFL Regular Interest or Class A-JFL Regular Interest which is being paid as a result of a Class A-MFL Distribution Conversion or a Class A-JFL Distribution Conversion, as applicable;

            (iii) the aggregate amount of Advances made, with respect to the Mortgage Pool and with respect to each Loan Group, during the period from but not including the previous Distribution Date to and including such Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

            (iv) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Servicers and the Special Servicer for the related Determination Date and any other fees accrued and paid from the Trust Fund;

            (v) the aggregate Stated Principal Balance, with respect to the Mortgage Pool and with respect to each Loan Group, of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after such Distribution Date;

            (vi) the number of loans, their aggregate principal balance, weighted average, remaining term to maturity and weighted average Mortgage Rate (and interest rates by distributional groups or ranges) of the Mortgage Loans (as of the related and the next succeeding Distribution
      Date), with respect to the Mortgage Pool and with respect to each Loan Group, as of the related Determination Date;

            (vii) the number and aggregate principal balance of Mortgage Loans
      (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not REO Property (and the information described in Item 1100(b)(5) of Regulation AB to the extent material);

            (viii) the value of any REO Property included in the Trust Fund as of the Determination Date for such Distribution Date, on a loan by loan basis, based on the most recent Appraisal or valuation;

            (ix) the Available Distribution Amount, the Class A-MFL Available Funds and the Class A-JFL Available Funds for such Distribution Date, and any other cash flows received on the Mortgage Loans applied to pay fees and expenses (including the components of the Available Distribution Amount or other cash flows);

            (x) the Accrued Certificate Interest in respect of each Class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such Class of Certificates;

            (xi) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to Yield Maintenance Charges;

            (xii) the Pass-Through Rate for each Class of Certificates for such Distribution Date and the next succeeding Distribution Date;

            (xiii) the Scheduled Principal Distribution Amount, the Unscheduled Principal Distribution Amount and the Principal Shortfall for such Distribution Date, with respect to the Mortgage Pool and with respect to each Loan Group;

            (xiv) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit on such Distribution Date and the aggregate amount of all reductions as a result of allocations of Collateral Support Deficits to date;

            (xv) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

            (xvi) the amount of any Appraisal Reductions effected in connection with such Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with such Distribution Date and the total Appraisal Reduction Amounts as of such Distribution Date;

            (xvii) the number and related Stated Principal Balance of any Mortgage Loans extended, modified or waived since the previous Determination Date, on a loan-by-loan basis (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time);

            (xviii) the amount of any remaining Class Unpaid Interest Shortfall for such Class as of such Distribution Date;

            (xix) a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment since the previous Determination Date and the amount and the type of Principal Prepayment occurring;

            (xx) a loan-by-loan listing of each Mortgage Loan which was defeased since the previous Determination Date;

            (xxi) the balance of the Interest Reserve Account on the P&I Advance Date;

            (xxii) in the case of the Residual Certificates, the amount of any distributions on such Certificates pursuant to Sections 4.01(a) and (b);

            (xxiii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reimbursement of previously allocated Collateral Support Deficit;

            (xxiv) the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related Determination Date, with respect to the Mortgage Pool and with respect to each Loan Group;

            (xxv) with respect to any Mortgage Loan as to which a Liquidation Event occurred since the previous Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit in connection with such Liquidation Event;

            (xxvi) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made since the previous Determination Date, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and
      (C) the amount of any Collateral Support Deficit in respect of the related REO Loan in connection with such Final Recovery Determination;

            (xxvii) the aggregate amount of interest on P&I Advances paid to the Servicers and the Trustee since the preceding Distribution Date, with respect to the Mortgage Pool and with respect to each Loan Group;

            (xxviii) the aggregate amount of interest on Servicing Advances paid to the Servicers, the Special Servicer and the Trustee since the preceding Distribution Date, with respect to the Mortgage Pool and with respect to each Loan Group;

            (xxix) the original and then current credit support levels for each Class of Certificates;

            (xxx) the original and then current ratings for each Class of Regular Certificates;

            (xxxi) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date;

            (xxxii) the amounts on deposit in each account established by the Servicers and Special Servicer pursuant to this Agreement before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

            (xxxiii) LIBOR as calculated for the related Distribution Date, Interest Accrual Period and Determination Date and the next succeeding Distribution Date;

            (xxxiv) material breaches of Mortgage Loan representations and warranties of which the Trustee, Servicers or the Special Servicer has received written notice the amounts received and paid in respect of the Swap Contract;

            (xxxv) identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

            (xxxvi) the amount of any (A) payment by the related Swap Counterparty as a termination payment, (B) payment in connection with the acquisition of a replacement interest rate swap contract and (C) collateral posted in connection with any Rating Agency Trigger Event; and

            (xxxvii) the amount of, and indemnification of, any interest due thereon (including without limitation, any termination payment received in connection with the related Swap Contract).

            In the case of information furnished pursuant to clauses (i), (ii),
(xi), (xvi) and (xviii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information set forth in clauses (i), (ii) and (xi) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            The Trustee shall make available each month, to the general public (including the Underwriters and the Initial Purchasers) via its internet website initially located at "www.ctslink.com," (i) the related Statement to Certificateholders (in the form attached hereto as Exhibit G), (ii) to the extent received from the Servicers, the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond Level File, and CMSA Collateral Summary File, and
(iii) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the Prospectus, this Agreement and any other information requested by the Depositor and (iv) any reports on Forms 10-D, 10K and 8-K (except with respect to the initial Form 8-K filed by the Depositor) that have been filed with respect to the Trust through the EDGAR system.

            In addition, the Trustee shall make available each month, to the extent received from the Servicers, to any Privileged Person, the Underwriters and the Initial Purchasers via its internet website, the CMSA Supplemental Servicer Reports, the CMSA Property File, the CMSA Financial File and any other information requested by the Depositor.

            Neither the Trustee nor the Servicers makes any representations or warranties as to the accuracy or completeness of any report, document or other information for which it is not the original source and that is made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Servicers may disclaim responsibility for any information distributed by the Trustee or the Servicers, as the case may be, for which it is not the original source.

            Upon request, the Trustee shall also deliver to the Underwriters, in the case of the Offered Certificates, and the Initial Purchasers, in the case of the Non-Offered Certificates, copies of all reports not available on the Trustee's internet website and required to be delivered to the holders of such Certificates, under the terms and conditions applicable to holders of such Certificates.

            In connection with providing access to the Trustee's or the Servicers' internet websites, the Trustee or the Servicers, as applicable, may require registration, the acceptance of a disclaimer and the execution and delivery of a confidentiality and indemnification agreement. Neither the Trustee nor the Servicers shall be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (866) 846-4526 and questions regarding the Servicers' internet website can be directed to Servicer No. 1 at (816) 204-2205 and Servicer No. 2 at (866) 531-0957.

            Each Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or internet website (in addition to making information available as provided herein) the CMSA Investor Reporting Package and may make available any other reports and other information regarding the loans, properties and borrowers that the Servicers are required or permitted to provide hereunder, to any party to this Agreement, the Rating Agencies, the Underwriter, any Certificateholder or prospective Certificateholder (or solely with respect to reports relating to the related Serviced Whole Loan, the holders of any Serviced Companion Loan (or their designees)) or any other Privileged Person. The availability of such information or reports on the internet or similar electronic media shall be deemed to satisfy any specific delivery requirements of such Servicer in this Agreement. In connection with providing access to each Servicer's Internet website which it may maintain, the Servicers shall take reasonable measures to ensure that only such parties listed above may access such information including, without limitation, requiring registration and acceptance of a disclaimer. The Servicers shall not be liable for dissemination of this information in accordance with this Agreement, provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. The Servicers shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report. Notwithstanding anything herein to the contrary, the Servicers may, at their sole cost and expense, make available by electronic media, bulletin board service or internet website any reports or other information the Servicers are required or permitted to provide to any Mortgagor with respect to such Mortgagor's Mortgage Loan to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law.

            The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives, in the format required by this Agreement, the necessary underlying information from the applicable Servicer or the Special Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Servicers or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Servicers or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

            (b) Neither the Trustee nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Servicers in the CMSA Investor Reporting Package. Unless the Trustee has actual knowledge that any CMSA Investor Reporting Package contains erroneous information, the Trustee is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with Section 4.01, preparing the statements to Certificateholders required by Section 4.02(a) and allocating Collateral Support Deficit to the Certificates in accordance with Section 4.04.

            Notwithstanding the foregoing, the failure of either Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(c) to the extent such Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of such Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. The Servicers or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            Absent manifest error of which it has actual knowledge, none of the Servicers, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, the Depositor (including information in the Prospectus Supplement), a Mortgage Loan Seller or a third party that is included in any reports, statements, materials or information prepared or provided by a Servicer, the Special Servicer or the Trustee, as applicable, pursuant to this Agreement. None of the Trustee, the Servicers or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a Mortgage Loan Seller, a third party or each other.

            (c) As soon as reasonably practicable, upon the written request of any Certificateholder, the Trustee shall provide the requesting Certificateholder with such information that is in the Trustee's possession or can reasonably be obtained by the Trustee as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar nor the Trustee shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another. In addition, the Trustee shall provide any designee of the Depositor certain current information with respect to the Mortgaged Properties as set forth on Schedule 1 hereto, to the extent such information is in the Trustee's possession or can reasonably be obtained by the Trustee.

            (d) Reserved.

            (e) At all times during the Trust's fiscal year 2007, the Trustee shall monitor for the occurrence or existence of any of the following matters:

            (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Statements to Certificateholders filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

            (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Statements to Certificateholders filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

            (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties), other than in the normal course of business, which acquisition or disposition has not otherwise been reflected in the Statements to Certificateholders filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

            (iv) any change in the fiscal year of the Trust;

            (v) any material legal proceedings of which the Trustee has knowledge, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

            (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement of which the Trustee has knowledge, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

            (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Statements to Certificateholders filed with the Commission;

provided that (1) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited (except where the Trustee received information regarding such proceeding from the Servicers or the Special Servicer pursuant to the next paragraph) to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (2) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 4.02(e) unless (x) any such matter contemplated in clause (vi) occurred or related specifically to the Trust or (y) such Responsible Officer was notified in a written instrument addressed to it.

            Section 4.03 P&I Advances.

            (a) No later than 2:00 p.m. (New York City time) on each P&I Advance Date, the Servicers shall in the case of all Mortgage Loans either (i) remit to the Trustee for deposit into the Lower-Tier Distribution Account, as applicable, from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances or
(iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made.

            Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the applicable Servicer's records and replaced by such Servicer by deposit in the Certificate Account, on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). If the Servicers fail to make a required P&I Advance on any P&I Advance Date, the Trustee shall make such P&I Advance pursuant to
Section 7.05 by noon, New York City time, on the related Distribution Date. Neither the Trustee nor either of the Servicers is required to make a P&I Advance with respect to any Serviced Companion Loan.

            (b) Subject to Section 4.03(c) and 4.03(e) below, the aggregate amount of P&I Advances to be made by the Servicers with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, net of related Servicing Fees and, if applicable, any Non-Serviced Mortgage Loan Primary Servicing Fee) other than Balloon Payments, that were due on a Due Date during the related Due Period and not received as of the close of business on the P&I Advance Determination Date (or not advanced by the applicable Servicer or any Sub-Servicer on behalf of such Servicer) and (ii) with respect to each REO Loan and each Mortgage Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the related Determination Date (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Servicers to make such P&I Advances is mandatory, and with respect to any Mortgage Loan or successor REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed; provided, that if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or, if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and if the Monthly Payment due and owing during the extension period or after such modification, waiver, amendment or bankruptcy is less than the related Assumed Scheduled Payment, then the applicable Servicer or the Trustee shall, as to such Mortgage Loan only, advance only the amount of the Monthly Payment due and owing after taking into account such reduction (net of related Servicing Fees and any related Non-Serviced Mortgage Loan Primary Servicing Fee) in the event of subsequent delinquencies thereon.

            (c) Notwithstanding anything herein to the contrary, (i) no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance and (ii) neither the applicable Servicer nor the Trustee shall be required to make any P&I Advance hereunder with respect to any mortgage loan or portion thereof that is not a Mortgage Loan. Each of the Servicers and the Trustee may make its determination that a Nonrecoverable P&I Advance has been made or that any proposed P&I Advance would be a Nonrecoverable Advance. The Trustee may conclusively rely on such determination made by the applicable Servicer. The Trustee and the applicable Servicer may conclusively rely on such determination made by the applicable Non-Serviced Mortgage Loan Servicer if such servicer is an "approved" servicer by the rating agencies then rating the Certificates. In addition, the Special Servicer may make a determination that a P&I Advance that has been made is a Nonrecoverable Advance, which determination is binding on such Servicer and the Trustee and shall be conclusively relied on by such Servicer and the Trustee; provided, however, that each of the Servicers and the Trustee may continue to make its own nonrecoverability determinations thereafter, unless the Special Servicer has notified in writing each of the applicable Servicer and the Trustee that it has determined that any future or additional P&I Advances on such Mortgage Loan will be Nonrecoverable P&I Advances. On each Determination Date, the Special Servicer shall report to the Servicer and the Trustee the Special Servicer's determination as to whether each P&I Advance made with respect to any previous Distribution Date or proposed to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable P&I Advance.

            (d) In connection with the recovery of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a) or the related Serviced Whole Loan Custodial Account pursuant to Section 3.05(e), the applicable Servicer shall be entitled to pay itself or the Trustee, as the case may be (in reverse of such order with respect to any Mortgage Loan or REO Property as to which a P&I Advance was made by such entity pursuant to this Agreement), out of any amounts then on deposit in the Certificate Account or the related Serviced Whole Loan Custodial Account (to the extent amounts therein relate to a Mortgage Loan, pursuant to the related Co-Lender Agreement), as applicable, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement (or if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). The Servicers shall reimburse themselves or the Trustee, as the case may be, for any outstanding P&I Advance as soon as practicably possible (but after payment of any outstanding Servicing Fees and Special Servicing Fees due) after funds available pursuant to
Section 3.05 for such purpose are deposited in the Certificate Account (with respect to P&I Advances made with respect to Mortgage Loans that are not part of a Serviced Whole Loan) or the related Serviced Whole Loan Custodial Account (with respect to P&I Advances made with respect to Mortgage Loans that are part of a Serviced Whole Loan).

            (e) Notwithstanding the foregoing, (i) none of the Servicers or the Trustee shall make a P&I Advance for Yield Maintenance Charges or Penalty Charges or with respect to any Pari Passu Loan or B Note and (ii) the amount of any P&I Advance with respect to a Mortgage Loan, as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount required to be advanced without giving effect to the Appraisal Reduction and
(ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction Amount applicable to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of such Determination Date. All P&I Advances for any Mortgage Loans that have been modified shall be calculated on the basis of their terms as modified.

            (f) With respect to the 666 Fifth Avenue Mortgage Loan, Servicer No. 2 shall make its determination that it has made a P&I Advance on such Mortgage Loan that is a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by any masters servicer with respect to a related Other Securitization holding the related Pari Passu Loan under the related Other Pooling and Servicing Agreement in respect of the related Pari Passu Loan. If Servicer No. 2 determines that a proposed P&I Advance with respect to any such Mortgage Loan if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, Servicer No. 2 shall provide any master servicer with respect to such Other Securitization under the related Other Pooling and Servicing Agreement, written notice of such determination within one Business Day of the date of such determination. If Servicer No. 2 receives written notice from any master servicer with respect to such Other Securitization holding the related Pari Passu Loan under the related Other Pooling and Servicing Agreement that it has determined, with respect to the related Pari Passu Loan, that any proposed advance of principal and/or interest with respect to such Pari Passu Loan would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance of principal and/or interest, then such determination shall be binding on the Certificateholders and none of Servicer No. 2 or the Trustee shall make any additional P&I Advances with respect to the related Mortgage Loan unless Servicer No. 2 has consulted with the other related master servicer(s) and they agree that circumstances with respect to the related Whole Loan have changed such that a proposed future P&I Advance in respect of the related Mortgage Loan would not be a Nonrecoverable P&I Advance; provided, however, that the determination of any master servicer with respect to such Other Securitization holding the related Pari Passu Loan under the related Other Pooling and Servicing Agreement shall not be binding on the Certificateholders, and Servicer No. 2 or the Trustee, as applicable, shall make its own determination of recoverability, in the event that the master servicer that made such determination is not approved as a master servicer by each of S&P, Fitch and Moody's. Notwithstanding the foregoing, Servicer No. 2 shall continue to have the discretion provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable P&I Advance. Once such a determination is made by Servicer No. 2 or Servicer No. 2 receives written notice of such determination by any of the other related master servicers, none of Servicer No. 2 or the Trustee shall make any additional P&I Advances with respect to the applicable Mortgage Loan until Servicer No. 2 has followed the process set forth in this paragraph. In the event that Servicer No. 2 receives notice from any of Moody's or S&P that it is no longer approved as a master servicer for commercial mortgage securitizations, it shall promptly notify the master servicer with respect to each Other Securitization holding the related Pari Passu Loan under the related Other Pooling and Servicing Agreement. The applicable master servicer shall not be required under the related Other Pooling and Servicing Agreement to abide by any determination of non-recoverability by Servicer No. 2 if Servicer No. 2 is no longer approved as a servicer for commercial securitizations by S&P and Moody's. Servicer No. 1 will have no obligations with respect to the 666 Fifth Avenue Mortgage Loan under this Agreement.

            (g) None of the Servicers or the Trustee or the Fiscal Agent shall advance any amount due to be paid by a Swap Counterparty for distribution to the Class A-MFL Certificates or Class A-JFL Certificates.

            Section 4.04 Allocation of Collateral Support Deficit.

            (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collection on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(v) to the extent such Workout-Delayed Reimbursement Amounts not collected from the related borrower are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Regular Certificates (other than the Class X Certificates and the Class A-MFL Certificates and Class A-JFL Certificates) and the Class A-MFL Regular Interest and Class A-JFL Regular Interest after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates (or, with respect to the Class A-MFL Certificates or Class A-JFL Certificates, an amount corresponding to any Collateral Support Deficit allocated to the Class A-MFL Regular Interest or Class A-JFL Regular Interest, respectively) shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Regular Certificates (or, with respect to the Class A-MFL Certificates or Class A-JFL Certificates, an amount corresponding to any Collateral Support Deficit allocated to the Class A-MFL Regular Interest or Class A-JFL Regular Interest, respectively) shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made. To the extent any Nonrecoverable Advances (including interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Principal Distribution Amount, Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, the amount of such recovery will be added to the Certificate Balance of the Class or Classes of Certificates (or, with respect to the Class A-MFL or Class A-JFL Certificates, an amount corresponding to any Collateral Support Deficit allocated to the Class A-MFL Regular Interest or the Class A-JFL Regular Interest) that previously were allocated Collateral Support Deficit, in sequential order, in each case up to the amount of the unreimbursed Collateral Support Deficit allocated to such Class. If the Certificate Balance of any Class is so increased, the amount of unreimbursed Collateral Support Deficit of such Class shall be decreased by such amount.

            (b) On each Distribution Date, the Certificate Balances of the Regular Certificates (other than the Class X Certificates) will be reduced without distribution as a write-off to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Any such write-off shall be allocated among the respective Certificates as follows: first, to the Class T Certificates; second, to the Class Q Certificates; third, to the Class P Certificates; fourth, to the Class O Certificates; fifth, to the Class N Certificates; sixth, to the Class M Certificates; seventh, to the Class L Certificates; eighth, to the Class K Certificates; ninth, to the Class J Certificates; tenth, to the Class H Certificates; eleventh, to the Class G Certificates; twelfth, to the Class F Certificates; fourteenth, to the Class E Certificates; fourteenth, to the Class D Certificates; fifteenth, to the Class C Certificates, sixteenth, to the Class B Certificates, seventeenth, to the Class A-J Certificates and Class A-JFL Regular Interest, pro rata, eighteenth, to the Class A-M Certificates and Class A-MFL Regular Interest, pro rata, in each case, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero; and nineteenth, to the Class A-1 Certificates, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates pro rata (based upon Certificate Balance), until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

            (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest or Interests with respect thereto as a write-off (and in the case of the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5, Class LA-2-6, Class LA-3-1, Class LA-3-2, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-4-5, Class LA-4-6, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-1A-14, Class LA-1A-15, Class LD-1, Class LD-2, Class LE-1, Class LE-2, Class LF-1, Class LF-2, Class LG-1, Class LG-2, Class LG-3, Class LH-1, Class LH-2, Class LJ-1, Class LJ-2, Class LK-1, Class LK-2, Class LL-1 and Class LL-2 Uncertificated Interests, as set forth in
Section 4.01(b)).

            Section 4.05 Appraisal Reductions.

            The aggregate Appraisal Reduction Amount allocated to the Mortgage Loans will be allocated by the Trustee on each Distribution Date, only for purposes of determining the amount of P&I Advances with respect to the related Mortgage Loan to the Certificate Balance of the Class T, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B Certificates, the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, and the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, in that order, up to the amount of their respective Certificates Balances. On any Distribution Date, an Appraisal Reduction that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the Certificate Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction into account) is less than the Appraisal Reduction for such Distribution Date. An Appraisal Reduction shall not affect the Certificate Balance for the purpose of calculating Voting Rights or for the purpose of determining the identity of the Controlling Class.

            Section 4.06 Certificate Deferred Interest.

            (a) On each Distribution Date, the amount of interest distributable to a Class of Regular Certificates (other than the Class X Certificates) shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Mortgage Loans for the Due Dates occurring in the related Due Period allocated to such Class of Certificates, such Mortgage Deferred Interest to be allocated first, to the Class T Certificates, second, to the Class Q Certificates, third, to the Class P Certificates, fourth, to the Class O Certificates, fifth, to the Class N Certificates, sixth, to the Class M Certificates, seventh, to the Class L Certificates, eighth, to the Class K Certificates, ninth, to the Class J Certificates, tenth, to the Class H Certificates, eleventh, to the Class G Certificates, twelfth, to the Class F Certificates, thirteenth, to the Class E Certificates; fourteenth, to the Class D Certificates, fifteenth, to the Class C Certificates, sixteenth, to the Class B Certificates, seventeenth, to the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, eighteenth, to the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, and nineteenth, pro rata (based upon Accrued Certificate Interest), to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1A Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

            (b) On each Distribution Date, the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to
Section 4.06(a) above.

            (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.06(a) to a Class of Certificates shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interest or Interests with respect thereto (with respect to the Related Uncertificated Lower-Tier Interests of each of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates, in each case, pro rata based on interest accrued, among the Related Uncertificated Lower-Tier Interests of each of such Classes) and in each case without regard to the related Class X-C Strip Rate or Class X-P Strip Rate. On each Distribution Date, to the extent provided in Section 4.06(b), Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

            Section 4.07 Grantor Trust Reporting.

            (a) The parties intend that the portion of the Trust Fund constituting the Grantor Trust, which consists of the Class A-MFL Regular Interest, the Class A-JFL Regular Interest, the Swap Contracts, the Floating Rate Accounts and proceeds thereof, shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify such portion as a "grantor trust" under subpart E, Part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (A) file, or cause to be filed, Internal Revenue Service Form 1041 or such other form as may be applicable with the Internal Revenue Service and (B) furnish, or cause to be furnished, to the Class A-MFL Certificateholders, their allocable shares of income and expense with respect to the Class A-MFL Regular Interest and the related Swap Contract, each in the time or times and in the manner required by the Code, and (C) furnish, or cause to be furnished, to the Class A-JFL Certificateholders, their allocable shares of income and expense with respect to the Class A-JFL Regular Interest and the related Swap Contract, each in the time or times and in the manner required by the Code.

            (b) The Trustee shall deliver or cause to be delivered the federal taxpayer identification number of each Grantor Trust and a duly completed Internal Revenue Service Form W-9 for each Grantor Trust to the respective Swap Counterparty as soon as possible after the applicable Swap Contract is entered into (but no later than the first payment date under the applicable Swap Contract; provided that the Trustee has received the applicable taxpayer identification numbers from the IRS by such date (and the Trustee is obligated to use its best efforts to obtain such taxpayer identification number from the IRS by such date)) and, if requested by the respective Swap Counterparty (unless not permitted under federal income tax law) an applicable IRS Form W-8IMY. Each non-exempt holders of the Class A-MFL and Class A-JFL Certificates shall be obligated pursuant to this Agreement to provide applicable certification to the Trustee (with copies sent or faxed directly from such Certificateholder to the Swap Counterparty) to enable the Trustee to make payments to the holders of the Class A-MFL and Class A-JFL Certificates without federal withholding or backup withholding. As authorized by the Holders of the Class A-MFL and Class A-JFL Certificates under this Agreement, the Trustee may forward any such certification received to the respective Swap Counterparty if requested.

                               [End of Article IV]


                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.

            (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-30. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class R and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates (each, a "Definitive Certificate") substantially in the form of Certificates of each Class and with such applicable legends as are set forth in the Exhibits hereto corresponding to such Class. Each Certificate will share ratably in all rights of the related Class. The Class X-C and Class X-P Certificates will be issuable only in minimum Denominations of authorized initial Notional Amount of not less than $1,000,000 and in integral multiples of $1.00 in excess thereof. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-M and Class A-J Certificates will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $10,000, and in integral multiples of $1.00 in excess thereof. The Class B, Class C and Class D Certificates will be issuable and in minimum Denominations of authorized initial Notional Amount of not less than $25,000, and in integral multiples of $1.00 in excess thereof. The Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $250,000, and in integral multiples of $1.00 in excess thereof. If the Original Certificate Balance or initial Notional Amount, as applicable, of any Class does not equal an integral multiple of $1.00, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or initial Notional Amount, as applicable, that includes the excess of (i) the Original Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1.00 that does not exceed such amount. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 20%. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Depository Participants, as applicable,
(ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized signor. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signors of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:
Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1) is hereby initially appointed Authenticating Agent with power to act on the Trustee's behalf in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If the Authenticating Agent is terminated, the Trustee shall appoint a successor Authenticating Agent, which may be the Trustee or an Affiliate thereof.

            (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

            Section 5.02 Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Wells Fargo Bank, N.A., Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1) is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Special Servicers and the Servicers, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. The Depositor, the Trustee, the Servicers and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Servicers, the Trustee, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its office maintained at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1) (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney). Subject to the requirements of Sections 5.02(b), (c) and (d), the Certificate Registrar shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Definitive Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either:

            (i) Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate on or Prior to the Release Date. If, on or prior to the Release Date, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such Certificate Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the "Depository Rules"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Book-Entry Certificate only upon compliance with the provisions of this
      Section 5.02(b)(i). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (B) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (C) a certificate in the form of Exhibit N hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar, as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer, provided, that no ERISA Restricted Certificate (without giving effect to clause (b)(ii) of such definition) may be transferred to a Person who wishes to take delivery under Regulation S.

            (ii) Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate After the Release Date. If, after the Release Date, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such holder may, in addition to complying with all Depository Rules, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(ii). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (B) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (C) a certificate in the form of Exhibit O hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer, provided, that no ERISA Restricted Certificate (without giving effect to clause (b)(ii) of the definition thereof) may be transferred to a Person who wishes to take delivery under Regulation S.

            (iii) Regulation S Book-Entry Certificate to Rule 144A Book-Entry Certificate. If the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Regulation S Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, such Certificate Owner may, in addition to complying with all Depository Rules, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(iii). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Rule 144A Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, (B) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (C) with respect to a transfer of a beneficial interest in the Regulation S Book-Entry Certificate for a beneficial interest in the related Rule 144A Book-Entry Certificate (i) on or prior to the Release Date, a certificate in the form of Exhibit P hereto given by the Certificate Owner, or (ii) after the Release Date, an Investment Representation Letter in the form of Exhibit C attached hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar, as custodian of the Book-Entry Certificates, shall reduce the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, and, concurrently with such reduction, increase the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Book-Entry Certificate was reduced upon such transfer.

            (iv) Transfers of Regulation S Book-Entry Certificates on or Prior to the Release Date. If, on or prior to the Release Date, the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Certificate to a Person who wishes to take delivery thereof in the form of a Regulation S Book-Entry Certificate, such Certificate Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(iv) and all Depository Rules. Upon receipt by the Certificate Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest to be transferred, (B) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (C) a certificate in the form of Exhibit Q hereto given by the transferee, the Certificate Registrar, as custodian of the Book-Entry Certificates, shall debit the account of the transferring Regulation S Certificateholder and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer.

            (v) Transfers of Book-Entry Certificates to Definitive Certificates. Any and all transfers from a Book-Entry Certificate to a transferee wishing to take delivery in the form of a Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this
      Section 5.02(b)(v). No ERISA Restricted Certificate (without giving effect to clause (b)(ii) of the definition thereof) may be transferred to a Person who wishes to take delivery under Regulation S.

                  (A) Transfers of a beneficial interest in a Book-Entry
            Certificate to an Institutional Accredited Investor will require delivery of such Certificate to the transferee in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only if prior to the transfer (i) two years have expired after the later of the Closing Date or the last date on which the Depositor or any Affiliate thereof held such Certificate, or (ii) such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Act, (2) a written undertaking by the transferor to reimburse the Trust Fund for any costs incurred with the proposed transfer and (3) if required by the Certificate Registrar, an Opinion of Counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act.

                  (B) Transfers of a beneficial interest in a Book-Entry
            Certificate to a Regulation S Investor wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if the transferor has provided the Certificate Registrar with a certificate in the form of Exhibit S attached hereto, provided, that no ERISA Restricted Certificate (without giving effect to clause (b)(ii) of the definition thereof) may be transferred to a Person who wishes to take delivery under Regulation S. Transfers of a beneficial interest in a Book-Entry Certificate to a Qualified Institutional Buyer wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if such transferee furnishes to the Certificate Registrar an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A under the Act.

                  (C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Book-Entry Certificate to a Definitive Certificate pursuant to subparagraph (B) above shall be made on or prior to the Release Date. Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (vi) Transfers of Definitive Certificates to the Book-Entry Certificates. If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Book-Entry Certificate or the related Rule 144A Book-Entry Certificate, such transfer may be effected only in accordance with the Depository Rules, and this Section 5.02(b)(vi). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (A) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(e), (B) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate or such Rule 144A Book-Entry Certificate, as the case may be, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (C) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (D) either (1) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Book-Entry Certificate on or prior to the Release Date, a certificate in the form of Exhibit R-1, or (y) if delivery is to be taken in the form of a beneficial interest in the Regulation S Book-Entry Certificate after the Release Date, a certificate in the form of Exhibit R-2, or (2) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder, and the Certificate Registrar, as custodian of the Book-Entry Certificates, shall increase the Denomination of the Regulation S Book-Entry Certificate or the Rule 144A Book-Entry Certificate, as the case may be, by the Denomination of the Definitive Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Book-Entry Certificate on or prior to the Release Date, shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding Denomination of the Rule 144A Book-Entry Certificate or the Regulation S Book-Entry Certificate, as the case may be, provided, that no ERISA Restricted Certificate (without giving effect to clause (b)(ii) of the definition thereof) may be transferred to a Person who wishes to take delivery under Regulation S.

            It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Book-Entry Certificate.

            (vii) Transfers of Definitive Certificates to Definitive Certificates. Any and all transfers from a Definitive Certificate to a transferee wishing to take delivery in the form of an Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with procedures substantially consistent with those set forth in Section 5.02(b)(v).

            (viii) An exchange of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates, an exchange of a Definitive Certificate or Certificates for a beneficial interest in the Book-Entry Certificate and an exchange of a Definitive Certificate or Certificates for another Definitive Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Book-Entry Certificates, so long as the Book-Entry Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the Depository Rules.

            None of the Depositor, the Trustee, the Special Servicer, the Servicers or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Any purported or attempted transfer of a Non-Registered Certificate in violation of the provisions of this Section 5.02(b) shall be null and void ab initio and shall vest no rights in any purported transferee.

            Unless the Non-Registered Certificates have been registered under the Securities Act, each of the Non-Registered Certificates shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE
            144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

            THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

            (c) With respect to the ERISA Restricted Certificates, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan or other retirement arrangement subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (ii) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Servicers, the Special Servicer, the Underwriters, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Servicers, the Special Servicer, the Trustee, the Underwriters, the Initial Purchasers, the Certificate Registrar or the Trust Fund. Each Certificate Owner of an ERISA Restricted Certificate shall be deemed to represent that it is not a Person specified in clauses (i)(a) or (i)(b) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, each Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to such Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) (i) No Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan, including any entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulations ss. 2510.3-101 (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and (ii) each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and in each case shall promptly notify the Servicers, the Trustee and the Certificate Registrar of any change or impending change to such status;

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, (a) that such Transferee is a Permitted Transferee and is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, (b) that
            (i) the proposed Transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed Transferee understands that, as the holder of an Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, and (iii) the proposed Transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (c) that it will not transfer such Ownership Interest such that the income therefrom would be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other Person, outside the United States, and (d) that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them;

                  (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (b) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected; and

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Servicers, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement; provided, however, that the Certificate Registrar shall be under such liability for a registration of Transfer of a Residual Certificate if it has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person in violation of Section 5.02(d)(i)(C) above or is not a Permitted Transferee.

            (iii) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, upon written request of the Trustee, all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

            (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Depository Rules, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request made at such Registrar Office, execute and deliver at such Registrar Office, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the Registrar Office by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

            (f) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate (other than a Definitive Certificate issued in exchange for a Certificate representing an interest in the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C or Class D Certificates) or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (g) The Certificate Registrar shall provide notice to the Trustee, the Servicers, the Special Servicer, and the Depositor of each transfer of a Certificate on its books and records and shall provide each such Person with an updated copy of the Certificate Register upon request.

            (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 except as provided below. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            Section 5.03 Book-Entry Certificates.

            (a) The Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(e) above or subsection (c) below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Servicers, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor, or
(ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify the affected Certificate Owners, through the Depository with respect to all, any Class or any portion of any Class of the Certificates or (iii) the Trustee determines that Definitive Certificates are required in accordance with the provisions of Section 5.03(e), of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, within five Business Days of such request if made at the Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Servicers, the Trustee, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) If the Trustee has instituted or if the Special Servicer or a Servicer, on the Trustee's behalf, has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Certificate Registrar will execute, the Authenticating Agent will authenticate and the Certificate Registrar will deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Certificate Registrar shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

            (f) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners.

            Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

                               [End of Article V]


                                   ARTICLE VI

      THE DEPOSITOR, THE SERVICERS, THE SPECIAL SERVICER AND THE DIRECTING
                                CERTIFICATEHOLDER

            Section 6.01 Liability of the Depositor, the Servicers and the Special Servicer.

            The Depositor, the Servicers and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Servicers and the Special Servicer herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Servicers or the Special Servicer.

            (a) Subject to subsection (b) below, the Depositor, the Servicers and the Special Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation or other organization in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Servicers and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, any Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, any Servicer or the Special Servicer, shall be the successor of the Depositor, any Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the applicable Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Depositor, the applicable Servicer and the Special Servicer, as the case may be, shall provide written notice to each Rating Agency of such merger, consolidation or succession and provided, further, that each applicable Rating Agency shall have provided written confirmation that such merger, consolidation or succession will not result in a withdrawal, downgrade or qualification of the then-current ratings of the Classes of Certificates or any class of Serviced Companion Loan Securities that have been so rated (as evidenced by a letter to such effect from each Rating Agency). Notwithstanding the foregoing, prior to the date upon which the Trust's Exchange Act reporting obligation is suspended by the filing of the Form 15 as contemplated by Section 11.10, neither the applicable Servicer nor the Special Servicer may remain a Servicer or Special Servicer under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party, or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party, except to the extent (i) such Servicer or Special Servicer is the surviving entity of such merger, consolidation or transfer or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld.

            Section 6.03 Limitation on Liability of the Depositor, the Servicer, the Special Servicer and Others.

            (a) None of the Depositor, the Servicers, the Special Servicer or their Affiliates or any of the respective general partners, limited partners, members, shareholders, managers, directors, officers, employees or agents of any of the foregoing shall be under any liability to the Trust, the Certificateholders or any holder of any Serviced Companion Loan for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicers, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Servicers and the Special Servicer and their Affiliates and any general partner, limited partner, shareholders, director, officer, member, manager, employee or agent of the Depositor, such Servicer or the Special Servicer and their Affiliates may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicers, the Special Servicer and their Affiliates and any general partner, limited partner, director, officer, shareholders, member, manager, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust out of the Certificate Account (or if such matter relates to a Serviced Whole Loan, first out of the related Serviced Whole Loan Custodial Account and then, if funds therein are insufficient, out of the Certificate Account) against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action (whether in equity or at law) or claim relating to this Agreement or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law; provided that if a Serviced Whole Loan is involved, such indemnity shall be payable out of the related Serviced Whole Loan Custodial Account and, to the extent amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor, out of the Certificate Account. With respect to indemnification related to a Serviced Whole Loan, the Trustee or the applicable Servicer shall seek contribution from the trustee of the related Other Securitization for the pro rata share of any indemnification that is allocable to such Serviced Companion Loan, to the extent permitted by the related Co-Lender Agreement. With respect to indemnification related to a Non-Serviced Whole Loan, the Trustee or the applicable Servicer shall seek contribution from the trustee related to any Non-Serviced Companion Loan Securities for the pro rata share of any indemnification that is allocable to such Non-Serviced Pari Passu Loan.

            (b) None of the Depositor, the Servicers and the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable from the Trust Fund; provided, however, that the Depositor, each Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders (or if a Serviced Whole Loan is affected, the rights of the Certificateholders and the holders of any related Serviced Companion Loan (as a collective whole)); provided, however, that, if a Serviced Whole Loan is involved, such expenses, costs and liabilities shall be payable out of the related Serviced Whole Loan Custodial Account and to the extent amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor out of the Certificate Account. With respect to any such expenses, costs and liabilities related to a Serviced Whole Loan, the Trustee or the applicable Servicer shall use commercially reasonable efforts to seek contribution from the trustee of the related Other Securitization for the pro rata share of any such expenses, costs and liabilities that are allocable to such Serviced Companion Loan, to the extent permitted by the related Co-Lender Agreement and the related Other Pooling and Servicing Agreement.

            In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, each Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.05(a) (or, if and to the extent the matter relates solely to the Serviced Pari Passu Loans, out of the related Serviced Whole Loan Custodial Account).

            (c) Each of the Servicers and the Special Servicer agrees to indemnify the Depositor, the Trustee, the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of such Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by such Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. The Trustee or the Depositor, as the case may be, shall immediately notify the applicable Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon such Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Trustee or the Depositor) and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless such Servicer's or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby.

            (d) Each Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer, Non-Serviced Mortgage Loan Depositor and Non-Serviced Mortgage Loan Trustee, and any of their respective directors, officers, employees or agents (collectively, the "Non-Serviced Mortgage Loan Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the related Co-Lender Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related Non-Serviced Whole Loan under the related Non-Serviced Mortgage Loan Pooling Agreement or this Agreement (but excluding any such losses allocable to the related Non-Serviced Pari Passu Loan), reasonably requiring the use of counsel or the incurring of expenses; provided, however, that such indemnification shall not extend to any losses incurred by reason of any Non-Serviced Mortgage Loan Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced Mortgage Loan Pooling Agreement.

            (e) The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of either Servicer, the Trustee and the Special Servicer.

            Section 6.04 Depositor, Servicer and Special Servicer Not to Resign.

            Subject to the provisions of Section 6.02, none of the Depositor, the Servicers and the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) determination that such party's duties hereunder are no longer permissible under applicable law or (b) upon the appointment of, and the acceptance of such appointment by, a successor Servicer or Special Servicer and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then current ratings assigned by such Rating Agency to any Class of Certificates or any class of Serviced Companion Loan Securities. Any such determination permitting the resignation of the Depositor, the Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by any Servicer or the Special Servicer shall become effective until the Trustee or a successor Servicer or Special Servicer shall have assumed such Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with
Section 7.02. Such party assuming the applicable Servicer's or the Special Servicer's, as applicable, responsibilities or obligations pursuant to this Agreement shall not be a Prohibited Party. Upon any termination or resignation of any Servicer hereunder, such Servicer shall have the right and opportunity to appoint any successor Servicer with respect to this Section 6.04 provided that such successor Servicer otherwise meets the requirements set forth herein.

            Section 6.05 Rights of the Depositor in Respect of the Servicers and the Special Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of each Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of any Servicer and the Special Servicer hereunder or exercise the rights of any Servicer or Special Servicer, as applicable, hereunder; provided, however, that each Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by each Servicer or the Special Servicer and is not obligated to supervise the performance of each Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06 Reserved.

            Section 6.07 The Directing Certificateholder.

            (a) The Directing Certificateholder shall have no liability whatsoever to the Trust Fund or any Certificateholder other than the Controlling Class Certificateholders and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that, with respect to Controlling Class Certificateholders, the Directing Certificateholder shall not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the Holders of the Controlling Class over the interests of the Holders of one or more other classes of Certificates, that the Directing Certificateholder, absent willful misfeasance, bad faith or negligence, shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

            (b) Within five Business Days of receipt of written notice that a new Directing Certificateholder has been selected, the Trustee shall deliver notice to the Servicers and the Special Servicer, of such Directing Certificateholder's identity.

                               [End of Article VI]


                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default; Servicer and Special Servicer Termination.

            (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) (A) any failure by the Servicer to make any deposit required to be made by the Servicer to the Certificate Account or the Serviced Whole Loan Custodial Account on the day and by the time such remittance is required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or (B) any failure by the Servicer to deposit into, or remit to the Trustee for deposit into, any Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Servicer determines that such P&I Advance is a Nonrecoverable Advance), which failure is not remedied (with interest as set forth in Section 3.04(b)) by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

            (ii) any failure by the Special Servicer to deposit into the REO Account, or to remit to the Servicer for deposit into, the Certificate Account or the Serviced Whole Loan Custodial Account, or to remit to the Trustee for deposit into the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; provided, however, that the failure of the Special Servicer to remit such amount to the Servicer shall not be an Event of Default if such failure is remedied within one Business Day and if the Special Servicer has compensated the Servicer for any loss of income on such amount suffered by the Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the Servicer; or

            (iii) any failure on the part of the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement (other than a failure to deliver the items described in subsection (xii) below with regards to a fiscal year in which the Trust is subject to Exchange Act reporting requirements) which continues unremedied for a period of 30 days (15 days in the case of a failure of the Servicer to make a Servicing Advance, or a failure to pay the premium for any insurance policy required to be maintained hereunder, or such shorter period as may be necessary to avoid the foreclosure of any lien for delinquent real estate taxes or a lapse of insurance coverage required hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by any other party hereto, with a copy to each other party to this Agreement by any affected holder of any Serviced Companion Loan or the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such failure is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 15-, 30- or 45-day period will be extended an additional 30 days; or

            (iv) any breach on the part of the Servicer or the Special Servicer of any representation or warranty contained in Section 3.23 or Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders or any affected holder of any Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by any affected holder of any Serviced Companion Loan or the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vi) the Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

            (vii) the Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

            (viii) the Servicer or the Special Servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Servicer or a U.S. Commercial Mortgage Special Servicer, as the case may be, and either
      (a) not reinstated to such status on such list within 60 days of removal or (b) any of the ratings assigned to the Certificates or to any securities backed in whole or in part by a Serviced Companion Loan are qualified, downgraded, or withdrawn as a result of such removal, whichever is earlier; or

            (ix) the Servicer or the Special Servicer, as the case may be, obtains actual knowledge that Moody's has (1) qualified, downgraded or withdrawn its rating or ratings of any class of Serviced Companion Loan Securities, or (2) placed any class of Serviced Companion Loan Securities on "watchlist" status in contemplation of a rating downgrade or withdrawal (and such "watchlist" status placement shall not have been withdrawn by Moody's within 60 days of the date when the Servicer or Special Servicer, as the case may be, obtained such actual knowledge) and, in the case of either clause (1) or (2), cited servicing concerns with the Servicer or the Special Servicer, as the case may be, as the sole or a material factor in such rating action; or

            (x) subject to Sections 11.16(c) and 11.16(e), the Servicer, the Special Servicer, or any Servicing Function Participant appointed by the Servicer or Special Servicer (other than Bank of America, National Association under the Bank of America Sub-Servicing Agreement and other than any Loan Seller Sub-Servicer), shall fail to deliver any Exchange Act reporting items required to be delivered by such servicer under Article XI of this Agreement at the time required under such Article, and after giving effect to all applicable grace periods and cure periods set forth therein.

            (b) If any Event of Default with respect to a Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Depositor may notify the Trustee and the Trustee may (and shall at the written direction of the Depositor with respect to clause (x) above), upon such notice or independent of such notice, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights (without giving effect to the Defaulting Party's (or its Affiliates') Voting Rights) the Trustee shall, terminate by notice in writing to the Defaulting Party, with a copy of such notice to the Trustee or Depositor, as applicable, all of the rights (subject to Section 3.11(b) and other than rights to indemnification hereunder) and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (solely in its capacity as Servicer or Special Servicer, as applicable); provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation, indemnification and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred; provided, further, that the Servicer may not be terminated solely for an Event of Default that affects only a holder of a Serviced Pari Passu Loan or any class of Serviced Companion Loan Securities or a Serviced B Note or any class of securities backed thereby. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate or as the holder of a Serviced Companion Loan) or the Mortgage Loans or Serviced Whole Loans or otherwise, shall, subject to Section 3.22(h) and Section 7.01(e), pass to and be vested in the Trustee with respect to a termination of the Servicer or Special Servicer pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable it to assume the Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Servicer's or the Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within five Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer to the Certificate Account, any Serviced Whole Loan Custodial Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to any REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Servicer) or otherwise including Workout Fees as and to the extent provided in Section 3.11, and they and their Affiliates and their respective directors, managers, officers, shareholders, members, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            Notwithstanding this Section 7.01(b), if an Event of Default has occurred with respect to a Servicer that (1) affects the holder of a Serviced Companion Loan or any class of Serviced Companion Loan Securities, and the applicable Servicer is not otherwise terminated under this Section 7.01(b) or
(2) affects solely a holder of a Serviced Companion Loan or any class of Serviced Companion Loan Securities, then such Servicer may not be terminated by the Trustee; provided, however, in the case of (1) or (2), at the request of the holder of such Serviced Companion Loan or the related trustee of an Other Securitization acting at the direction of the related "controlling class representative" or analogous party, the Trustee shall require the applicable Servicer to appoint within 30 days of the Trustee's request a sub-servicer solely with respect to the Serviced Whole Loan if such Serviced Whole Loan is not then being sub-serviced (or if the Mortgage Loan is currently being sub-serviced and such sub-servicer is in default under the related Sub-Servicing Agreement, to replace the current sub-servicer within 30 days of the Trustee's request); provided, (1) the sub-servicer shall be selected by the holders (or their designees) of the Serviced Whole Loan then holding a majority of the outstanding principal balance of the Serviced Whole Loan, (2) such appointment (or replacement) shall be subject to receipt of a written confirmation from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such action would not cause such Rating Agency to qualify, withdraw or downgrade any of its then-current ratings on the such Certificate or Serviced Companion Loan Securities, and (3) the terms of any sub-servicing agreement between the Servicer and such Sub-Servicer must be reasonably acceptable to the Servicer. With respect to the 666 Fifth Avenue Whole Loan, a replacement sub-servicer will be selected by the 666 Fifth Avenue Directing Holder.

            (c) Subject to Section 7.02(b) and the rights of the holders of the Serviced Companion Loans pursuant to the related Co-Lender Agreement, the Directing Certificateholder, or the Holder or Holders of more than 50% of the aggregate Certificate Balance of the then Controlling Class shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon 10 Business Days notice to the Special Servicer, the Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates or any class of Serviced Companion Loan Securities that is rated. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c). The Directing Certificateholder, or the applicable holders of the Serviced Companion Loans, as applicable, shall cause the Special Servicer to be reimbursed for the payment of any outstanding costs and expenses incurred by the Special Servicer in its capacity as such and in connection with its removal hereunder, which costs and expenses shall not be an expense of the Trust Fund.

            (d) The Servicer and Special Servicer shall, from time to time, take all such reasonable actions in accordance with the Servicing Standard as are required by them in order to maintain their respective status as an approved servicer and special servicer, as applicable as pertains to this transaction, with each of the Rating Agencies.

            (e) In the case of an Event of Default under Section 7.01(a)(viii),
(ix), (x) or (xi) of which the Trustee has notice, the Trustee shall provide written notice thereof to the Servicer promptly upon receipt of such notice. Notwithstanding Section 7.01(b), if the Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under
Section 7.01(a)(viii), (ix), (x) or (xi), and if the Servicer provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination, then the Servicer shall continue to serve in such capacity hereunder until a successor thereto is selected in accordance with this Section 7.01(e) or the expiration of 45 days from the Servicer's receipt of the notice of termination, whichever occurs first. Upon receipt of such "request for proposal" materials from the terminated Servicer, the Trustee shall promptly thereafter (using such "request for proposal" materials) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as a successor Servicer hereunder in accordance with Section 6.02 and Section 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that at the Trustee's request, the terminated Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Servicer, and to agree to be bound by the terms hereof, within 45 days after the receipt of notice of termination by the terminated Servicer. Subject in all cases to Section 3.22, the Trustee shall solicit bids: (i) on the basis of such successor Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Servicer to sub-service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to the related Master Servicing Fee Rate minus 1.0 basis point (each, a "Servicing Retained Bid"); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained bid, to enter into a Sub-Servicing Agreement with the terminated Servicer as contemplated above) no later than 45 days after the receipt of notice of termination by the terminated Servicer; provided, however, that the initial Servicer may request and obtain an additional 20 days for such sale and assumption to be completed so long as the initial Servicer delivers to the Trustee an Officer's Certificate stating that the sale and assumption of the right to service the Mortgage Loans cannot be completed in the initial 45-day period and specifying the reasons therefor.

            The proceeds of the sale, net of any reasonable expenses incurred by the Trustee in connection with such sale (which expenses shall be paid from the proceeds of such sale), will belong to the terminated Servicer. In the event that such sale shall not have been consummated, the terminated Servicer shall reimburse the Trustee for all out-of-pocket expenses incurred by the Trustee in connection therewith, within 30 days of request therefor, otherwise such expenses shall be payable from the Trust. If no such sale shall have been consummated within such 45-day period or if the terminated Servicer shall not have delivered a timely notice of its intention to sell such servicing rights, the Trustee shall take any additional action necessary to either act as successor Servicer or select a successor Servicer of its choice pursuant to the terms hereof.

            Notwithstanding anything to the contrary in this Article VII, no resignation or termination of the Servicer shall be effective, and the Servicer shall continue to perform as such and to collect its Servicing Fee until the conclusion of the process described in this Section 7.01(e) and the acceptance of appointment by a successor Servicer.

            Section 7.02 Trustee to Act; Appointment of Successor.

            Subject to Section 7.01(e), on and after the time the Servicer or the Special Servicer, as the case may be, either resigns pursuant to subsection
(a) of the first sentence of Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(a), and provided that no acceptable successor has been appointed, the Trustee shall be the successor to the Servicer and the Servicer shall be the successor to the Special Servicer, as applicable, in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to, and have the benefit of, all of the rights, benefits, responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under
Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder. Except as provided in Section 7.01(e), the Trustee shall not appoint any successor without first obtaining the written consent of the Directing Certificateholder, which shall not be unreasonably withheld, and the Trustee shall not appoint any successor without first obtaining written confirmation from each of the Rating Agencies that such appointment will not, in and of itself, result in a downgrading, withdrawal or qualification of the then current ratings provided by the Rating Agencies in respect of any Class of then outstanding Certificates or any class of Serviced Companion Loan Securities that is rated. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen prior to its termination as Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee or Servicer, as applicable, in its capacity as successor to the Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer or for any losses incurred by the Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee or the Servicer, as applicable, be required to purchase any Mortgage Loan hereunder solely as a result of its obligations as successor Servicer or Special Servicer, as the case may be. As compensation therefor, the Trustee as successor Servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans which the Servicer would have been entitled to if the Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and the Servicer as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee or the Servicer, as applicable, succeed to the capacity of the Servicer or the Special Servicer, as the case may be, the Trustee or the Servicer, as applicable, shall be afforded the same standard of care and liability as the Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section
8.01 to the contrary, but only with respect to actions taken by it in its role as successor Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee or Servicer, as applicable, hereunder. Notwithstanding the above, the Trustee or the Servicer, as applicable, may, if it shall be unwilling to act as successor to the Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act, or if the Trustee or Servicer, as applicable, is not approved as a servicer or special servicer, as applicable, by each Rating Agency or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.04 and otherwise herein, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or the Special Servicer hereunder shall be effective until the assumption in writing by the successor to the Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter. Pending appointment of a successor to the Servicer or the Special Servicer hereunder, unless the Trustee or the Servicer, as applicable, shall be prohibited by law from so acting, the Trustee or the Servicer, as applicable, shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to the Servicer or Special Servicer as described herein, the Trustee or the Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, hereunder. The Trustee, the Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor servicer and shall be paid within 30 days of request therefor, otherwise such costs and expenses shall be payable from the Trust.

            Section 7.03 Notification to Certificateholders.

            (a) Upon any resignation of the Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the holder of any related Serviced Companion Loan.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
Section 8.02(vii), the Trustee shall transmit by mail to the Depositor, all Certificateholders and the holders of any related Serviced Companion Loan, notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default.

            The Holders of Certificates representing at least 66(2)/3% of the Voting Rights (without giving effect to the Defaulting Party's (or its Affiliates') Voting Rights) allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes; provided, further, however, that an Event of Default arising from the failure to deliver the items required by Sections 11.08, 11.11, 11.12 and 11.13 may not be waived. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of an Event of Default by Certificateholders, the Trustee shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Event of Default prior to such waiver from the Trust Fund. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates unless the Depositor is an Affiliate of the defaulting party.

            Section 7.05 Trustee as Maker of Advances.

            In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five Business Days of the Event of Default resulting from such failure by the Servicer with respect to Servicing Advances to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by noon, New York City time, on the related Distribution Date with respect to P&I Advances pursuant to the Trustee's notice of failure pursuant to Section 4.03(a) unless the Trustee has received notice that such failure has been cured by 11:00 a.m. on such Distribution Date. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Servicer's rights with respect to Advances hereunder, including, without limitation, the Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Servicer's default in its obligations hereunder); provided, however, that if Advances made by the Trustee or the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance or any determination of nonrecoverability in connection therewith by the Servicer hereunder. In addition, any determination made by the Special Servicer, at its option, that an Advance is a Nonrecoverable Advance shall be conclusive and binding on the Servicer and the Trustee, provided that the Servicer or the Trustee, as applicable, has been given notice of such determination.

                              [End of Article VII]


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall notify the party providing such instrument and requesting the correction thereof. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer or another Person (other than the Trustee), and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Authenticating Agent, Certificate Registrar and Custodian. The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

            (iv) Subject to and as limited in the other provisions of this Agreement, the Trustee shall have no duty except in the capacity as successor Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Servicer or Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            Section 8.02 Certain Matters Affecting the Trustee.

            (a) Except as otherwise provided in Section 8.01:

            (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall be under no obligation to take any action to enforce the rights of the Trust Fund under the related Swap Contract unless it is assured, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the applicable Swap Counterparty or the Holders of the Class A-MFL Certificates or Class A-JFL Certificates, as applicable, or another party acceptable to the Trustee; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity from such requesting Holders against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder; provided, further, however, that the Trustee may not perform any duties hereunder through any Person that is a Prohibited Party;

            (vii) For all purposes under this Agreement, including, without limitation, notice of any publication as contemplated under the proviso of
      Section 7.01(a)(viii) and (ix), the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

            (viii) Notwithstanding any provision in this Agreement to the contrary, the Trustee shall not be responsible for any act or omission of the Servicer or the Special Servicer (unless the Trustee is acting as Servicer or Special Servicer, as the case may be), Certificate Registrar or Authenticating Agent (unless the Trustee is acting as Certificate Registrar or Authenticating Agent) or of the Depositor or Directing Certificateholder.

            (b) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

            Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee in Sections 2.02 and 2.04 and the signature, if any, of the Certificate Registrar set forth on any outstanding Certificate, shall be taken as the statements of the Depositor, the Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account, any Serviced Whole Loan Custodial Account or any other account by or on behalf of the Depositor, the Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer and accepted by the Trustee in good faith, pursuant to this Agreement.

            Section 8.04 Trustee May Own Certificates.

            The Trustee its individual capacity, not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer, the Special Servicer, the Initial Purchasers and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of
Trustee.

            (a) As compensation for the performance of its duties, the Trustee will be paid the Trustee Fee, equal to one month's interest at the Trustee Fee Rate. The Trustee Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis. As to each Mortgage Loan and REO Loan, the Trustee Fee shall accrue from time to time at the Trustee Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and a 360-day year consisting of twelve 30-day months. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

            (b) The Trustee (whether in its individual capacity or its capacity as Trustee) and any shareholder, director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Certificate Account, Lower-Tier Distribution Account or Component Mortgage Loan Distribution Account from time to time) against any loss, liability or reasonable out of pocket expenses (including costs and expenses incurred in connection with removal of the Special Servicer and Servicer pursuant to Sections 7.01 and 7.02) or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer or successor Special Servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee, relating to the exercise and performance of any of the powers and duties of the Trustee hereunder, or arising out of, or incurred in connection with, any act or omission of the Certificate Registrar or Authenticating Agent (to the extent different than the Trustee), relating to the exercise and performance of any of the powers and duties of the Certificate Registrar or Authenticating Agent hereunder; provided, however, that neither the Trustee, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performance of its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall survive the termination of this Agreement and any resignation or removal of the Trustee and appointment of a successor thereto.

            (c) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses and disbursements incurred by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its bad faith or willful misconduct or negligence in the performance of its duties or by negligent disregard of its obligations and duties hereunder; provided, however, that subject to Section 8.02(a)(iii), the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee's expenses.

            (d) The Trustee agrees to indemnify each of the Servicer and the Special Servicer and any shareholder, director, officer, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Trustee of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. The Servicer or the Special Servicer, as applicable, shall immediately notify the Trustee, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification under this Section 8.05(d), whereupon the Trustee shall assume the defense of such claim (with counsel reasonably satisfactory to the Servicer or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby.

            Section 8.06 Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" by S&P (or "A+" by S&P, if the Trustee's short-term unsecured debt rating is at least "A-1" from S&P) and "Aa3" by Moody's (or "A1" by Moody's if the Trustee has a short-term rating of "[ ]" from Moody's) (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification, downgrading or withdrawal of any of the ratings then assigned thereby to the Certificates or any Serviced Companion Loan Securities). Additionally, the Trustee hereunder will be required to resign if it becomes a Prohibited Party.

            If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers the Upper-Tier REMIC and the Lower-Tier REMIC or in which the Trustee's office is located is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07,
(ii) pay such tax at no expense to the Trust or (iii) administer the Upper-Tier REMIC and the Lower-Tier REMIC from a state and local jurisdiction that does not impose such a tax.

            Section 8.07 Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer, each Swap Counterparty, all Certificateholders and the holders of the Serviced Companion Loans. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor Trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer, each Swap Counterparty, the Certificateholders and the holders of any related Serviced Companion Loan by the Depositor. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely publish any report to be delivered, published or otherwise made available by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee fails to make distributions required pursuant to Section 3.05(b), 3.05(c), 4.01 or 9.01, or if the Trustee fails to perform (or acts with negligence, bad faith or willful misconduct in performing) any of its obligations set forth in Article XI, then the Depositor may remove the Trustee and appoint a successor Trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor Trustee in the case of the removal of the Trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer, the Certificateholders and the holders of any related Serviced Companion Loan by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to Servicer No. 1, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the holders of any Serviced Companion Loan by such successor Trustee.

            (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

            Upon any succession of the Trustee under this Agreement, the predecessor Trustee shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred (including without limitation, unreimbursed Advances). No Trustee shall be personally liable for any action or omission of any successor Trustee.

            Section 8.08 Successor Trustee.

            (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian, at the Custodian's option, shall become the agent of the successor Trustee, and other than the documents referred to in clause (xix) of the definition of "Mortgage File"), and the Depositor, the Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

            (b) No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Servicer shall mail notice of the succession of such Trustee hereunder to the Depositor, the Certificateholders and the holders of any Serviced Companion Loan. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, such successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            (d) Any and all costs and expenses associated with transferring the duties of a Trustee that has resigned or been removed or terminated, as contemplated by Section 8.07, to a successor Trustee, including those associated with transfer of the Mortgage Files and other documents and statements held by the predecessor Trustee to the successor Trustee, as contemplated by Section 8.08(a), shall be paid by: (i) the predecessor Trustee, if such predecessor Trustee has resigned in accordance with Section 8.07(a), has been removed in accordance with Section 8.07(b) or has been removed with cause in accordance with Section 8.07(c); (ii) the Certificateholders that effected the removal, if the predecessor Trustee has been removed without cause in accordance with
Section 8.07(c); and (iii) the Trust, if such costs and expenses are not paid by the predecessor Trustee or the subject Certificateholders, as contemplated by the immediately preceding clauses (i) and (ii), within 90 days after they are incurred (provided that such predecessor Trustee or such subject Certificateholders, as applicable, shall remain liable to the Trust for such costs and expenses).

            Section 8.09 Merger or Consolidation of Trustee.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee hereunder; provided, that such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee will provide notice of such event to the Servicer, the Special Servicer, the Depositor and the Rating Agencies.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder. The Trustee shall not be liable for any action or inaction of a separate trustee or co-trustee.

            (f) Notwithstanding anything herein to the contrary, the Trustee shall not hire any separate trustee or co-trustee which would or might be required to deliver any of the reports, assessments or attestations required under Items 1122 or 1123 of Regulation AB or back-up Sarbanes-Oxley Certification pursuant to Section 11.08 or any information to be included in any Exchange Act report without obtaining the prior written consent of the Depositor, which consent shall not be unreasonably withheld.

            Section 8.11 Appointment of Custodians.

            The Trustee may, with the consent of the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee and upon such appointment the Trustee shall notify (i) the Servicer with respect to all Mortgage Loans that are not Specially Serviced Mortgage Loans and
(ii) the Special Servicer with respect to Specially Serviced Mortgage Loans. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

            Section 8.12 Access to Certain Information.

            (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee three copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund (or, with respect to item (j) below, at its office located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1) and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, the Servicer, the Special Servicer, any Rating Agency, the holders of any Companion Loan and their designees or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items (to the extent such items have been delivered to the Trustee, as applicable): (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, including the holders of a related Serviced Companion Loan, (a) this Agreement and any amendments hereto entered into pursuant to Section 12.01, (b) all statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, including all data files and reports that are part of the CMSA Investor Reporting Package, (c) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 11.11 and Section 11.12,
(d) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 11.13, (e) the most recent inspection report prepared by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a), (f) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor and any other reports of the Mortgagor collected by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee pursuant to
Section 3.12(b), together with the accompanying written reports (including a CMSA Operating Statement Analysis Report and a CMSA NOI Adjustment Worksheet) to be delivered by the Servicer to the Trustee pursuant to Section 3.12(b), (g) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (h) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Mortgage Loan is part of the Trust Fund), (i) any and all Officer's Certificates delivered to the Trustee to support the Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (j) any and all of the Mortgage Loan documents contained in the Mortgage File (other than the documents referred to in clause (xix) of the definition of "Mortgage File"), (k) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (l) information provided to the Trustee regarding the occurrence of Servicing Transfer Events as to the Mortgage Loans, (m) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof provided to the Trustee, (n) Trustee Exception Reports and (o) an explanation of the calculation of any Prepayment Interest Shortfall. Copies of any and all of the foregoing items will be available from the Trustee upon request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificateholder may upon request from the Trustee obtain a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement.

            (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Trustee shall, in accordance with such reasonable rules and procedures as each may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also provide the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Trustee, to any Certificateholder, the Underwriters, the Initial Purchasers, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

            (c) With respect to any information furnished by the Trustee pursuant to this Section 8.12, the Trustee shall be entitled to indicate the source of such information and the Trustee may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Trustee, as applicable, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

            Section 8.13 Reserved.

            Section 8.14 Representations and Warranties of the Trustee.

            (a) The Trustee hereby represents and warrants to the Depositor, the Servicer and the Special Servicer and for the benefit of the Certificateholders and the holders of any Serviced Companion Loan, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized under the laws of the United States, duly organized, validly existing and in good standing under the laws thereof;

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

                              [End of Article VIII]


                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            (a) Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Special Servicer, the Directing Certificateholder or the Servicer, pursuant to the terms of subsection (b), of all the Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to (A) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund, (2) the Appraised Value of each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan), if any, included in the Trust Fund (such Appraisals in clause (a)(2) to be conducted by an Independent MAI-designated appraiser selected by the Servicer, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class, unless the Controlling Class is the only Class of Certificates outstanding)) and (3) the reasonable out-of-pocket expenses of the Servicer with respect to such termination, unless the Servicer is the purchaser of such Mortgage Loans, minus (B) solely in the case where the Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Servicer or the Special Servicer, as applicable, in respect of such Advances in accordance with Sections 3.03(e) and 4.03(d) and any unpaid Servicing Fees or Special Servicing Fees, Liquidation Fees and Workout Fees, as applicable, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Servicer or Special Servicer in connection with such purchase), (ii) the exchange by the Sole Certificateholder of the Certificates pursuant to the terms of subsection (d) and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            (b) The Special Servicer, the Directing Certificateholder or the Servicer (in that order) may at their option, elect to purchase all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Special Servicer, the Directing Certificateholder or the Servicer may so elect to purchase all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under the Non-Serviced Mortgage Loan) remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. In the event that the Special Servicer, the Directing Certificateholder or the Servicer purchases all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund in accordance with the preceding sentence, the Special Servicer, the Directing Certificateholder or the Servicer, as applicable, shall deposit in the Certificate Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account) (provided, however, that if the REO Property secures a Serviced Whole Loan and is being purchased pursuant to the foregoing, the Trust Fund's portion of the above-described purchase price allocable to such REO Property shall initially be deposited into the related REO Account). In addition, the Servicer shall transfer to the Trustee for deposit into the Lower-Tier Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Special Servicer, the Directing Certificateholder or the Servicer, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Special Servicer, the Directing Certificateholder or the Servicer, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund. If any Mortgage Loan purchased pursuant to this Section 9.01 relates to a Whole Loan, the release, endorsement or assignment of the documents constituting the related Mortgage File and Credit File shall be in the manner contemplated by Section 3.30 hereof.

            (c) For purposes of this Section 9.01, the Sole Certificateholder shall have the first option to terminate the Trust Fund, pursuant to subsection
(d), and then the Special Servicer, and then the Directing Certificateholder and then the Servicer, in each of the last three cases, pursuant to subsection (b).

            (d) Following the date on which the aggregate Certificate Balance of the Offered Certificates, Class A-MFL, Class A-JFL, Class E, Class F, Class G, Class H, Class J and Class K Certificates is reduced to zero (and provided that the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement), the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Servicer, the Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account or a Serviced Whole Loan Custodial Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(a), but only to the extent that such amounts are not already on deposit in the Certificate Account. In addition, the Servicer shall transfer all amounts required to be transferred to the Lower-Tier Distribution Account on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b) (provided, however, that if the REO Property secures a Serviced Whole Loan and is being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such REO Property shall initially be deposited into the related Serviced Whole Loan Custodial Account. Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Residual Certificates) on the Final Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Servicer, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02. If any Mortgage Loan purchased pursuant to this Section 9.01 is a Whole Loan, the release, endorsement or assignment of the documents constituting the related Mortgage File and Credit File shall be in the manner contemplated by Section 3.30 hereof. The remaining Mortgage Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust Fund pursuant to Section
9.02. Solely for federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the remaining Mortgage Loans and REO Properties (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage
Loan) for an amount equal to the remaining Certificate Balance of its Certificates (other than the Residual Certificates), plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amount against amounts distributable in respect of such Certificates and the Related Uncertificated Lower-Tier Interests.

            (e) Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to each Swap Counterparty, the Certificateholders, the holder of the Serviced Companion Loans and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (i) in the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage
Loan) remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (ii) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (A) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            (f) After transferring the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account pursuant to Section 3.04(b), and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account (or, in the case of the Class A-MFL or Class A-JFL Certificates, amounts then on deposit in the related Floating Rate Account after payment of the Class A-MFL Net Swap Payment or Class A-JFL Net Swap Payment to the applicable Swap Counterparty, as specified in
Section 3.05(g), that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts transferred from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clauses (ii), (iii) and (iv) of Section 3.05(b)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a), 4.01(m) and 4.01(n) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Sections 4.01(b). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of the Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(g).

            Any amounts remaining in the Excess Liquidation Proceeds Reserve Account shall be distributed to the Holders of the Class LR Certificates.

            Section 9.02 Additional Termination Requirements.

            In the event that (i) the Special Servicer, the Directing Certificateholder of the Servicer purchases all of the Mortgage Loans and each REO Property (or beneficial interest in the REO Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund or (ii) the Sole Certificateholder exchanges all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and REO Properties (or beneficial interest in the REO Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

            (i) the Trustee shall specify the date of adoption of the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) within 90 days of the final Distribution Date in a statement attached to each of the Upper-Tier REMIC's and the Lower-Tier REMIC's final Tax Return pursuant to Treasury Regulations
      Section 1.860F-1;

            (ii) during the 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Lower-Tier REMIC to the Servicer or the Special Servicer, as applicable, for cash or distribute all of the remaining Mortgage Loans and REO Properties to the Sole Certificateholder on the designated exchange date in exchange for their Certificates (other than the Residual Certificates);

            (iii) within such 90-day liquidation period and immediately following the making of the final distribution on the Uncertificated Lower-Tier Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates all amounts remaining (in the case of the Lower-Tier REMIC) and to the Holders of the Class R Certificates all amounts remaining (in the case of the Upper-Tier REMIC) (other than cash retained to meet claims), and the Trust Fund and each of the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

            In the event the Trust Fund is to be terminated while the Class A-MFL Swap Contract is still in effect, the Trustee shall promptly notify the Class A-MFL Swap Counterparty in writing of the date on which the Trust Fund is to be terminated and the notional amount of the Class A-MFL Swap Contract will be reduced to zero on such date. Based on the date of termination, the Trustee shall calculate the Class A-MFL Net Swap Payment, if any, as specified in
Section 3.32, and prior to any final distribution to the Holders of the Class A-MFL Certificates pursuant to Section 9.01, shall pay such Class A-MFL Net Swap Payment if any, to the Class A-MFL Swap Counterparty. In the event that any fees (including termination fees) will be payable to the Class A-MFL Swap Counterparty in connection with such termination, such fees will be payable to the Class A-MFL Swap Counterparty solely from amounts remaining in the applicable Class A-MFL Floating Rate Account after all distributions, to the Class A-MFL Certificates are made pursuant to Section 9.01.

            In the event the Trust Fund is to be terminated while the Class A-JFL Swap Contract is still in effect, the Trustee shall promptly notify the Class A-JFL Swap Counterparty in writing of the date on which the Trust Fund is to be terminated and the notional amount of the Class A-JFL Swap Contract will be reduced to zero on such date. Based on the date of termination, the Trustee shall calculate the Class A-JFL Net Swap Payment, if any, as specified in
Section 3.32, and prior to any final distribution to the Holders of the Class A-JFL Certificates pursuant to Section 9.01, shall pay such Class A-JFL Net Swap Payment if any, to the Class A-JFL Swap Counterparty. In the event that any fees (including termination fees) will be payable to the Class A-JFL Swap Counterparty in connection with such termination, such fees will be payable to the Class A-JFL Swap Counterparty solely from amounts remaining in the applicable Class A-JFL Floating Rate Account after all distributions, to the Class A-JFL Certificates are made pursuant to Section 9.01


                               [End of Article IX]

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

            Section 10.01 REMIC Administration.

            (a) The Trustee shall make elections or cause elections to be made to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under Applicable State and Local Tax Law. Each such election will be made on Form 1066 or other appropriate federal tax return for the taxable year ending on the last day of the calendar year in which the Uncertificated Lower-Tier Interests and the Certificates are issued (i.e.,
2007). For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the Regular Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL Regular Interest and the Class A-JFL Regular Interest is hereby designated as a class of "regular interests," and the Class R Certificates is hereby designated as the sole class of "residual interest" in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Uncertificated Lower-Tier Interests is hereby designated as a "regular interest" and the Class LR Certificates are hereby designated as representing the sole class of "residual interest" in the Lower-Tier REMIC.

            None of the Special Servicer, the Servicer and the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the Lower-Tier REMIC or the Upper-Tier REMIC other than the foregoing interests.

            (b) The Closing Date is hereby designated as the "startup day" of each of the Lower-Tier REMIC and the Upper-Tier REMIC, within the meaning of
Section 860G(a)(9) of the Code.

            (c) The Trustee, as agent of the "tax matters person" of each of the Upper-Tier REMIC and the Lower-Tier REMIC described below, shall act on behalf of each such REMIC in relation to any tax matter or controversy involving any such REMIC and shall represent each REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Trustee shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Trustee's willful misfeasance, bad faith or gross negligence. The Holder of the largest Percentage Interest in each of (i) the Class R and (ii) the Class LR Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the "tax matters person" of the Upper-Tier REMIC and the Lower-Tier REMIC, respectively. By their acceptance thereof, the Holders of the largest Percentage Interest in each of the Class R and Class LR Certificates hereby agrees to irrevocably appoint the Trustee as their agent to perform all of the duties of the "tax matters person" for the Upper-Tier REMIC (as to the Class R Certificates) and the Lower-Tier REMIC (as to the Class LR Certificates).

            (d) The Trustee shall prepare or cause to be prepared, sign and shall file, or cause to be filed, all of the Tax Returns that it determines are required with respect to the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder. The ordinary expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

            (e) The Trustee shall provide or cause to be provided (i) to any Transferor of a Class R Certificate or Class LR Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate or Class LR Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an Agent thereof, to such Agent,
(ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) within 30 days after the Closing Date, to the Internal Revenue Service (A) on Internal Revenue Service Form SS-4 in order to receive a taxpayer identification number for each of the Lower-Tier REMIC and the Upper-Tier REMIC and (B) on Form 8811 the name, title, address and telephone number of the "tax matters person" who will serve as the representative of the Lower-Tier REMIC, in the case of the Class LR Certificates, and the Upper-Tier REMIC, in the case of the Class R Certificates.

            (f) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions. Neither the Servicer nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") (either such event, an "Adverse REMIC Event") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC created hereunder, endanger such status or, unless the Trustee determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax (not including a tax on "net income from foreclosure property"). The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action and the Trustee shall not take any such action or cause any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC to take any such action as to which the it has advised an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Trustee. At all times as may be required by the Code, the Trustee will, to the extent within its control, and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each of the Lower-Tier REMIC and the Upper-Tier REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 10.01(g); provided, that with respect to the estimated amount of tax imposed on any "net income from foreclosure property" pursuant to Code Section 860G(c) or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate, and shall remit to the Trustee such reserved amounts. Except as provided in the preceding sentence, the Servicer shall withdraw from the Certificate Account and remit to the Trustee sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by any of the Lower-Tier REMIC or the Upper-Tier REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall request the Servicer to remit to it and shall segregate, into a separate non-interest bearing account, the net income from any "prohibited transaction" under Code Section 860F(a) or the amount of any taxable contribution to either the Lower-Tier REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of "net income from foreclosure property") is paid to the Internal Revenue Service or applicable state or local tax authorities, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of Residual Certificates (as applicable) and shall distribute such retained amounts, in the case of the Lower-Tier REMIC, to the Trustee on behalf of the Upper-Tier REMIC as Holder of the Uncertificated Lower-Tier Interests to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then, in each case, to the Holders of the Class LR Certificates in the manner specified in Section 4.01(b) and (z) distribute such retained amounts, in the case of the Upper-Tier REMIC, to the Holders of Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class T, Class X-C and Class X-P Certificates and the Class A-MFL Regular Interest and the Class A-JFL Regular Interest, as applicable, in the manner specified in Section 4.01(a), to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class R Certificates. None of the Trustee, the Servicer or the Special Servicer shall be responsible for any taxes imposed on the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such taxes arise as a consequence of a breach (which breach constitutes negligence or willful misconduct) of their respective obligations under this Agreement.

            (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis sufficient to prepare the Tax Returns of the Lower-Tier REMIC and the Upper-Tier REMIC and to perform the tax information reporting or as otherwise may be required by the REMIC Provisions. In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall cause the Underwriters to provide the Trustee within 10 days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Certificates and the projected cash flows of the Mortgage Loans. Thereafter, the Underwriters shall provide the Trustee, promptly upon request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Trustee is hereby directed to use any and all such information or data provided by the Underwriters or such Persons in the preparation of all federal and state income or franchise tax and information returns and reports for each of the Lower-Tier REMIC and the Upper-Tier REMIC and to Certificateholders as required herein. The Trustee agrees that all such information or data so obtained by it is to be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor and the Underwriters, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor and the Underwriters, unless such information is generally available to the public (other than as a result of a breach of this Section 10.01(h)) or is required by law or applicable regulations to be disclosed or is disclosed to Independent auditors, accountants and counsel of the Trustee and its parent company.

            (i) Following the Closing Date, none of the Trustee, the Servicer or the Special Servicer shall accept any contributions of assets to the Lower-Tier REMIC or the Upper-Tier REMIC unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Lower-Tier REMIC or the Upper-Tier REMIC will not (i) cause any of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that the Uncertificated Lower-Tier Interests or Certificates are outstanding or (ii) subject any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) None of the Trustee, the Servicer or the Special Servicer shall enter into any arrangement by which any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services nor permit the Lower-Tier REMIC or the Upper-Tier REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance or Notional Amount of each Class of Regular Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL Regular Interest and the Class A-JFL Regular Interest and the Lower-Tier Principal Amount of each Class of Uncertificated Lower-Tier Interests would be reduced to zero is the Rated Final Distribution Date.

            (l) None of the Trustee, the Servicer or the Special Servicer, as applicable, shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC or sell or dispose of any investments in the Certificate Account or the REO Account for gain unless it has received an Opinion of Counsel that such sale, disposition or substitution will not (a) affect adversely the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (b) unless the Servicer or the Special Servicer, as applicable, has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on "prohibited transactions" pursuant to the REMIC Provisions.

            Section 10.02 Depositor, Servicer and Special Servicer to Cooperate with Trustee.

            (a) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

            (b) The Servicer and the Special Servicer shall each furnish such reports, certifications and information, and upon reasonable notice and during normal business hours, access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Rating Agencies and Trustee in order to enable it to perform its duties hereunder.

            Section 10.03 Use of Agents.

            The Trustee shall execute all of its obligations and duties under this Article X through its Corporate Trust Office. The Trustee may execute any of its obligations and duties under this Article X either directly or by or through agents or attorneys. The Trustee shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

                               [End of Article X]


                                   ARTICLE XI

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

            Section 11.01 Intent of the Parties; Reasonableness.

            Except with respect to Section 11.08, Section 11.11, Section 11.13,
Section 11.14, Section 11.15, Section 11.16 and Section 11.17 the parties hereto acknowledge and agree that the purpose of Article XI of this Agreement is to facilitate compliance by the Depositor (and any other depositor of any securitization involving any Serviced Companion Loan(s)) with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Depositor nor the Trustee shall exercise their rights to request delivery of information or other performance under these provisions other than reasonably and in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, or consensus among participants in the asset backed securities markets, and agree to comply with reasonable requests made by the Depositor or the Trustee (and, subject to Section 11.02, any other depositor or trustee of any securitization involving any Serviced Companion Loan(s)) in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Subject Securitization Transaction and any Other Securitization subject to Regulation AB involving any Serviced Companion Loan(s), subject to the preceding sentence, the Servicer, the Special Servicer and the Trustee shall cooperate fully with the Depositor, the Trustee and any other depositor or trustee of any Other Securitization involving any Serviced Companion Loan(s), as applicable, to deliver or make available to the Depositor or the Trustee or any other depositor or trustee of any Other Securitization involving any Serviced Companion Loan(s), as applicable (including any of their assignees or designees), any and all information in its possession and necessary in the reasonable good faith determination of the Depositor or the Trustee (or any other depositor or trustee of any Other Securitization involving any Serviced Companion Loan), as applicable, to permit the Depositor (or any other depositor of an Other Securitization) to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Special Servicer and the Trustee, as applicable, and any Servicing Function Participant, or the Servicing of the Mortgage Loans, reasonably believed by the Depositor or the Trustee or any other depositor or trustee of any securitization involving any Serviced Companion Loan(s), as applicable, in good faith to be necessary in order to effect such compliance. Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 11.01, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor or the Trustee, as applicable, to satisfy any related filing requirements.

            Section 11.02 Notification Requirements and Deliveries in Connection with Securitization of a Serviced Companion Loan.

            (a) Any other provision of this Article XI to the contrary not withstanding, including, without limitation, any time deadlines for delivery set forth in this Article XI, in connection with the requirements contained in this
Article XI that provide for the delivery of information and other items to, and the cooperation with, the depositor and trustee of any securitization subject to Regulation AB involving the Serviced Companion Loans, no party hereunder shall be obligated to provide any such items to or cooperate with such depositor or trustee (i) unless it is required to deliver corresponding information and other items with respect to the Subject Securitization Transaction, (ii) until the depositor or the trustee of such securitization has provided each party hereto with not less than 30 days written notice (which shall only be required to be delivered once) certifying that such Other Securitization is subject to Regulation AB and that the Securitization is subject to Exchange Act reporting, and (iii) specifying in reasonable detail the information and other items requested to be delivered; provided, that if Exchange Act reporting is being requested, such depositor or trustee is only required to provide a single written notice to such effect. Any reasonable cost and expense of the Servicer, Special Servicer and the Trustee in cooperating with such depositor or trustee of such other securitization trust (above and beyond their expressed duties hereunder) shall be the responsibility of such depositor or other securitization trust. The parties hereto shall have the right to confirm in good faith with the depositor of such securitization as to whether Regulation AB requires the delivery of the items identified in this Article XI to the depositor and trustee of the other securitization prior to providing any of the reports or other information required to be delivered under this Article XI in connection therewith. Upon such confirmation, the parties shall comply with the time deadlines for delivery set forth in this Article XI with respect to such Other Securitization. The parties hereunder shall also have the right to require that such depositor provide them with the contact details of the depositor, the trustee and any other parties to the Other Pooling and Servicing Agreement relating to such Other Securitization.

            (b) Each of the Servicer and the Special Servicer shall, upon reasonable prior written request given in accordance with the terms of Section 11.02(a) above, permit a holder of a related Serviced Companion Loan to use such party's description contained in the Prospectus (updated as appropriate by the applicable Servicer or the Special Servicer, as applicable) for inclusion in the disclosure materials relating to any securitization of a Serviced Companion Loan.

            (c) The Servicer and the Special Servicer, upon reasonable prior written request given in accordance with the terms of Section 11.02(a) above, shall each timely provide (to the extent the reasonable cost thereof is paid or caused to be paid by the requesting party) to the depositor and any underwriters with respect to the securitization of any Serviced Companion Loan such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to the updated description referred in Section 11.02(b) with respect to such party, substantially identical to those, if any, delivered by the applicable Servicer or the Special Servicer, as the case may be, or their respective counsel, in connection with the information concerning such party in the Prospectus Supplement and/or any other disclosure materials relating to the Subject Securitization Transaction (updated as deemed appropriate by the Servicer or the Special Servicer, or their respective legal counsel, as the case may be).

            Section 11.03 Information to be Provided by the Servicer and the Special Servicer.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act and for so long as any other securitization trust relating to any securitized Serviced Companion Loan is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 11.09), in connection with the succession to the Servicer, the Special Servicer, any Additional Servicer or any Servicing Function Participant (if such Servicing Function Participant is a Servicer as contemplated by Item 1108(a)(2) of Regulation AB) as a servicer or Sub-Servicer under or as contemplated by this Agreement or any Serviced Companion Loan Securitization Agreement by any Person
(i) into which the Servicer, the Special Servicer, any Additional Servicer or any Servicing Function Participant, as the case may be, may be merged or consolidated, (ii) which may be appointed as a sub-servicer (other than the appointment of a Loan Seller Sub-Servicer) by the Servicer or Special Servicer or (iii) which may be appointed as a successor Servicer or Special Servicer pursuant to Section 7.02, the Servicer, the Special Servicer or any Additional Servicer or Servicing Function Participant (with respect to the foregoing clauses (i) and (ii)) or the successor Servicer or the successor Special Servicer (with respect to the foregoing clause (iii)), as the case may be, shall provide to the Depositor and to any other depositor related to any other securitization trust relating to any securitized Serviced Companion Loan, at least 5 calendar days prior to the effective date of such succession or appointment, as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise immediately following such effective date, but in no event later than the time required pursuant to Section 11.09, (x) written notice to the Trustee and the Depositor (and any other trustee and depositor related to any other securitization trust relating to any securitized Serviced Companion Loan) of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Trustee and the Depositor (or any other trustee and depositor of any securitization involving any Serviced Companion Loan), all information reasonably requested by the Depositor so that it may comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of Certificates or Serviced Companion Loan Securities.

            Section 11.04 Information to be Provided by the Trustee.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 11.06), in connection with the succession to the Trustee as Trustee or co-Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, (ii) which may be appointed as a co-Trustee or separate Trustee pursuant to Section 8.10, or (iii) that is appointed as a successor Trustee pursuant to Section 8.08, the Trustee (with respect to the foregoing clauses (i) and (ii)) or the successor Trustee (with respect to the foregoing clause (iii)) shall provide to the Depositor, and to the depositor related to any other securitization trust relating to any securitized Serviced Companion Loan, at least 5 calendar days prior to the effective date of such succession or appointment, as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise immediately following such effective date, but in no event later than the time required pursuant to Section 11.09, (x) written notice to the Trustee and the Depositor, and to the depositor related to any other securitization trust relating to any securitized Serviced Companion Loan, of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, and to the depositor related to any other securitization trust relating to any securitized Serviced Companion Loan, all information reasonably requested by the Depositor, or such other depositor, so that it may comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any Class of Certificates.

            Section 11.05 Filing Obligations.

            The Servicer, the Special Servicer, the Trustee and each Additional Servicer shall, and the Servicer, the Special Servicer and the Trustee as applicable, shall use commercially reasonable efforts to cause each Servicing Function Participant (other than (x) any party to this Agreement or (y) a Loan Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans to, reasonably cooperate with the Trustee and the Depositor (and any other trustee or depositor related to any other securitization trust relating to any securitized Serviced Companion Loan) in connection with the Trustee's and Depositor's (or such other trustee's and depositor's) good faith efforts to satisfy the Trust's (or such other securitization trust's) reporting requirements under the Exchange Act.

            Section 11.06 Form 10-D Filings.

            Within 15 calendar days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust the Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act and the rules and regulations of the Commission thereunder, in form and substance as required by the Exchange Act and such rules and regulations. The Trustee shall file each Form 10-D with a copy of the related Statement to Certificateholders report attached thereto. A duly authorized representative of the Depositor shall sign the Forms 10-D filed on behalf of the Trust. Any disclosure in addition to the Statement to Certificateholders that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall, pursuant to the following paragraph, be reported by the parties set forth on Schedule 7 and directed to the Depositor and Trustee for approval by the Depositor. The Trustee shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, absent such reporting, direction and approval.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act and for so long as any other securitization trust relating to any securitized Serviced Companion Loan is subject to the reporting requirements of the Exchange Act, as set forth on Schedule 7 hereto, within 5 calendar days after the related Distribution Date, (i) each Person identified on Schedule 7 shall be required to provide to the Trustee and the Depositor (and to any other trustee or depositor related to any other securitization trust relating to any securitized Companion Loan), in EDGAR-compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by the Trustee and the Depositor (or such other trustee and depositor) and such party, to the extent a Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge (other than with respect to disclosure required pursuant to Item 1117 or Item 1119 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), any Additional Form 10-D Disclosure, if applicable, described on
Schedule 7, if applicable and (ii) include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as
Schedule 11. Within 5 calendar days after the related Distribution Date, the Trustee shall provide to the Depositor, and will thereafter include in the applicable Form 10-D, any information related to the Trustee or its duties required to be included in a Form 10-D. The Trustee shall (i) forward any Additional Form 10-D Disclosure received by it or prepared by it (with respect to Additional Form 10-D Disclosure relating to the Trustee) to the Depositor at least 5 calendar days after the related Distribution Date, which delivery will also include notice to the Depositor of any breaches of pool asset representations and warranties or transaction covenants of which it has notice, which the Trustee shall include in the draft Form 10-D provided to the Depositor in the following paragraph and (ii) at any time prior to filing the related Form 10-D, provide prompt notice to the Depositor to the extent that the Trustee is notified of an event reportable on Form 10-D for which it has not received the necessary Additional Form 10-D Disclosure from the applicable party. The Depositor shall, at least 4 Business Days prior to the date the related Form 10-D is required to be filed, subject to timely receipt of such disclosure, (i) direct the Trustee either to include the Additional Form 10-D Disclosure, not include such disclosure or provide comments to such disclosure and (ii) indicate to the Trustee who will be signing the Form 10-D. The Depositor will be responsible for any reasonable fees assessed and any expenses incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

            After preparing the Form 10-D, on or prior to the 10th calendar day after the related Distribution Date (or promptly upon receipt of any Additional Form 10-D Disclosure from the applicable parties, but in any event within a reasonable time which would enable the Trust to comply with the filing requirements of such Form 10-D), the Trustee shall forward electronically a draft copy of the Form 10-D to the Depositor for review. No later than two Business Days prior to the 15th calendar day after the related Distribution Date, a duly authorized representative of the Depositor (or, if so agreed to between the Depositor and the Trustee, the Trustee pursuant to a power of attorney (in form and substance reasonably satisfactory to the Trustee) provided to the Trustee by the Depositor pursuant to Section 11.16(d) and meeting the requirements of the Exchange Act) shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. The Trustee shall file such Form 10-D, upon signature thereof as provided in Section 11.16, not later than 5:30 pm (New York City time) on the 15th calendar day after the related Distribution Date. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 11.10(b). Promptly, but no later than one (1) Business Day after filing with the Commission, the Trustee shall, pursuant to Section 4.02, make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.06 related to the timely preparation and filing of Form 10-D is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.06. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution or file such Form 10-D where such failure results from the Trustee's inability or failure to receive on a timely basis any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            Section 11.07 Form 10-K Filings.

            (a) Within 90 days after the end of each fiscal year of the Trust, or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee by March 15,

            (i) an annual compliance statement for each applicable Certifying Servicer pursuant to Item 1123 of Regulation AB, as described under
      Section 11.11,

            (ii) (A) the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer pursuant to Item 1122 of Regulation AB, as described under Section 11.12, and (B) if any Reporting Servicer's report on assessment of compliance with Servicing Criteria described under Section 11.12 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's report on assessment of compliance with Servicing Criteria described under Section 11.12 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included,

            (iii) (A) the registered public accounting firm attestation report for each Reporting Servicer pursuant to Item 1122 of Regulation AB, as described under Section 11.13, and (B) if any registered public accounting firm attestation report described under Section 11.13 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included, and

            (iv) a Sarbanes-Oxley Certification as described in Section 11.08.

            Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be determined and prepared pursuant to the following paragraph and be reported by the parties set forth on Schedule 8 hereto to the Depositor and the Trustee (and to any other depositor or other trustee related to any other securitization trust relating to any securitized Serviced Companion Loan) and approved by the Depositor (or such other depositor), and the Trustee (or such other trustee) will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure (other than such Additional Form 10-K Disclosure which is to be reported by it as set forth on
Schedule 9) absent such reporting and approval.

            (b) For so long as the Trust (or any other securitization trust relating to a Serviced Companion Loan) is subject to the reporting requirements of the Exchange Act, no later than March 1st (with a grace period through March
15th), commencing in March 2008 (i) the parties listed on Schedule 8 hereto shall be required to provide to the Trustee and the Depositor (and in the case of any Servicing Function Participant with a copy to the applicable Servicer) (and to any other depositor or other trustee related to any other securitization trust relating to any securitized Serviced Companion Loan), to the extent a Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge (other than with respect to disclosure required pursuant to Item 1117 or Item 1119 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), in EDGAR-compatible format (to the extent available to such party in such format), or in such other form as otherwise agreed upon by the Trustee and the Depositor (or such other trustee and depositor) and such party, the form and substance of the Additional Form 10-K Disclosure described on Schedule 8 applicable to such party, (ii) include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Schedule 11 and (iii) the Trustee shall, at any time prior to filing the related Form 10-K, provide prompt notice to the Depositor to the extent that the Trustee is notified of an event reportable on Form 10-K for which it has not received the necessary Additional Form 10-K Disclosure from the applicable party. No later than March 15th, the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K; provided that if the Trustee does not receive a response from the Depositor by such time the Depositor will be deemed to have consented to the inclusion of such Additional Form 10-K Disclosure, in such form and substance as was provided to the Trustee. The Depositor will be responsible for any reasonable fees assessed and any expenses incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

            (c) After preparing the Form 10-K, on or prior to the March 20th of each year, the Trustee shall (i) forward electronically a draft copy of the Form 10-K to the Depositor for review and approval and (ii) if not already given, forward any LNR 10-K Notice required by Section 11.16(e). To the extent received by the Trustee, such draft shall contain items (i) through (iv) of Section 11.07(a) above. No later than March 25th, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. The Trustee shall file such Form 10-K, upon signature thereof as provided in Section 11.16, not later than 5:30 pm (New York City time) on the 10-K Filing Deadline. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 11.10(b). Promptly (but no later than one Business Day) after filing with the Commission, the Trustee shall, pursuant to Section 4.02, make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.07 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) observing all applicable deadlines in the performance of their duties under this Section 11.07. The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare or timely file such Form 10-K resulting from the Trustee's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 10-K on a timely basis, not resulting from its own negligence, bad faith or willful misconduct.

            Section 11.08 Sarbanes-Oxley Certification.

            Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification"), as set forth in Exhibit U-1 attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. Each Reporting Servicer, the Servicer, the Special Servicer and the Trustee shall use commercially reasonable efforts to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than (x) any party to this Agreement or (y) any Loan Seller Sub-Servicer) to, provide to the Person who signs the Sarbanes-Oxley Certification for the Trust or any other securitization trust that includes a Serviced Companion Loan (the "Certifying Person"), by March 1st (with a grace period through March 15th) of each year (and the Trustee, with respect to the Trustee, shall provide a back-up Sarbanes-Oxley Certification by March 15th of each year) in which the Trust is subject to the reporting requirements of the Exchange Act and of each year in which any other securitization trust relating to any Serviced Companion Loan is subject to the reporting requirements of the Exchange Act, a certification (each, a "Performance Certification"), in the forms attached hereto as Exhibits U-2, U-3, U-4 and U-5, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties" and each, a "Certification Party") can reasonably rely. The senior officer in charge of securitization of the Depositor shall serve as the Certifying Person on behalf of the Trust. If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any other applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a Performance Certification to the Certifying Person pursuant to this Section 11.08 with respect to the period of time it was subject to this Agreement or any other applicable sub-servicing or primary servicing agreement, as the case may be. Notwithstanding the foregoing, nothing in this Section 11.08 shall require any Reporting Servicer (i) to certify or verify the accurateness or completeness of any information provided to such Reporting Servicer by third parties, (ii) to certify information other than to such Reporting Servicer's knowledge and in accordance with such Reporting Servicer's responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Reporting Servicer have been completed except as they have been left blank on their face.

            Each Performance Certification shall include a reasonable reliance provision enabling the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 11.11, (ii) annual report on assessment of compliance with Servicing Criteria provided pursuant to Section
11.12 and (iii) registered public accounting firm attestation report provided pursuant to Section 11.13.

            With respect to any Non-Serviced Mortgage Loan serviced under a Non-Serviced Mortgage Loan Pooling Agreement, the Trustee will use commercially reasonable efforts to procure a Sarbanes-Oxley back-up certification from the Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer and the Non-Serviced Mortgage Loan Trustee in form and substance similar to a Performance Certification.

            Section 11.09 Form 8-K Filings.

            Within four (4) Business Days after the occurrence of an event requiring disclosure under Form 8-K (each such event, a "Reportable Event"), the Trustee shall prepare and file on behalf of the Trust any Form 8-K as required by the Exchange Act and the rules and regulations of the Commission thereunder, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule 9 hereto to which such Reportable Event relates and such Form 8-K Disclosure Information shall be delivered to the Depositor and the Trustee (and to any other depositor or other trustee related to any other securitization trust relating to any securitized Serviced Companion Loan) and approved by the Depositor (or such other depositor). The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information (other than such Form 8-K Disclosure Information which is to be reported by it as set forth on
Schedule 9) absent such reporting and approval.

            For so long as the Trust (or any other securitization trust relating to a Serviced Companion Loan) is subject to the reporting requirements of the Exchange Act, the parties listed on Schedule 9 hereto shall, to the extent a Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge (other than with respect to disclosure required pursuant to Item 1117 or Item 1119 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), use their reasonable efforts to provide to the Depositor and the Trustee (or any other depositor and trustee relating to a Serviced Companion Loan) within 1 Business Day after the occurrence of the Reportable Event, but shall provide in no event later than noon (New York City time) on the 2nd Business Day after the occurrence of the Reportable Event, the form and substance of the Form 8-K Disclosure Information described on Schedule 9 as applicable to such party, in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by the Trustee and the Depositor (and such other trustee and depositor) and such party and accompanied by an Additional Disclosure Notification in the form attached hereto as Schedule
11. No later than close of business on the third Business Day after the Reportable Event, the Depositor shall provide comments and, if it determines that such Form 8-K is required to be filed, direct the Trustee to file such Form 8-K, and upon signature thereof as provided below, the Trustee shall file such Form 8-K not later than the required filing date. The Depositor will be responsible for any reasonable fees assessed and any expenses incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

            No later than close of business one Business Day (New York City time) prior to the 8-K filing deadline, a duly authorized representative of the Depositor (or, if so agreed to between the Depositor and the Trustee, the Trustee pursuant to a power of attorney (in form and substance reasonably satisfactory to the Trustee) provided to the Trustee by the Depositor pursuant to Section 11.16(d) and meeting the requirements of the Exchange Act) shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. The Trustee shall file such Form 8-K, upon signature thereof as provided in Section 10.16, not later than (i) 5:30 pm (New York City time) on the 4th Business Day following the reportable event or (ii) such other time as the Depositor and the Trustee mutually agree is permitted by the Commission for the filing such Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 11.10(b). Promptly, but in no event later than one (1) Business Day after filing with the Commission, the Trustee will, pursuant to Section 4.02, make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.09 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this
Section 11.09. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or timely file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            Section 11.10 Form 15 Filing; Incomplete Exchange Act Filings; Amendments to Exchange Act Reports.

            (a) On or before January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act. With respect to any reporting period occurring after the filing of Form 15, the obligations of the parties to this Agreement under Sections 11.01, 11.03, 11.06, 11.07, 11.08 and 11.09 shall be suspended for so long as the Trust is not subject to the reporting requirements of the Exchange Act.

            (b) The Trustee shall promptly notify (which notice, notwithstanding the provisions of Section 12.05, may be sent by facsimile, telephone or by email and which shall include the identity of those Reporting Servicers who did not deliver such information) the Depositor and each Reporting Servicer that failed to deliver such information, if all, or any portion of, any required disclosure information to be included in any Form 8-K, Form 10-D or Form 10-K required to be filed pursuant to this Agreement is not delivered to it within the delivery deadlines set forth in this Agreement (including annual compliance statements pursuant to Section 11.11, annual reports on assessment of compliance with servicing criteria pursuant to Section 11.12 and attestation reports pursuant to
Section 11.13) (exclusive of any grace or cure periods), but only to the extent the Trustee has actual knowledge that the Servicer or Special Servicer required to provide such disclosure information has not done so. Such notice does not affect the tolling of any grace or cure period with respect to the deadline of any obligation of any party contained in this Article XI. If the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee shall promptly notify the Depositor (which notice shall include the identity of those Reporting Servicers who either did not deliver such information or delivered such information to it after the delivery deadlines set forth in this Agreement). In the case of Form 10-D and Form 10-K, each such Reporting Servicer shall cooperate with the Depositor and the Trustee to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee shall, upon receipt of all Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D that is required to be filed for the Trust. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Trustee shall notify the Depositor and any other necessary parties, and the parties hereto shall cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Forms 8-K, 10-D or 10-K shall be signed by a senior officer of the Depositor in charge of securitization. The parties hereto acknowledge that the performance by the Trustee of its duties under this Section 11.10 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon such parties performing their duties under this Section. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or timely file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            Section 11.11 Annual Compliance Statements.

            The Servicer, the Special Servicer, the Trustee and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i) through (iii) of Regulation AB) (each a "Certifying Servicer") shall, and the Servicer, the Special Servicer and the Trustee shall use commercially reasonable efforts to cause each Additional Servicer and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (other than (x) any party to this Agreement or (y) a Loan Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to, deliver to the Depositor and the Trustee on or before March 1 (subject to a grace period through March 15th) (or, as to each year after the Trust ceases to be subject to the reporting requirements of the Exchange Act, April 15th), with respect to the Servicer, the Special Servicer, the Trustee, or any Additional Servicer of each year, commencing in March 2008, an Officer's Certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer's activities during the preceding calendar year or portion thereof and of such Certifying Servicer's performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer's supervision and (B) that to the best of such officer's knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Officer's Certificate, the Depositor (and each such other depositor for any other securitization trust relating to a Serviced Companion Loan) shall have the right to review such Officer's Certificate and, if applicable, consult with each Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, in the fulfillment of any of the Certifying Servicer's obligations hereunder or under the applicable sub-servicing or primary servicing agreement.

            If any Serviced Companion Loan is deposited into an Other Securitization which is subject to the reporting requirements of the Exchange Act, each Certifying Servicer shall provide, if requested by a party to the Other Pooling and Servicing Agreement, an Officer's Certificate as described in this Section. With respect to any Non-Serviced Mortgage Loan serviced under a Non-Serviced Mortgage Loan Pooling Agreement, the Trustee will use commercially reasonable efforts to procure an Officer's Certificate as described in this Section from the Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer and the Non-Serviced Mortgage Loan Trustee in form and substance similar to the Officer's Certificate described in this Section.

            Section 11.12 Annual Reports on Assessment of Compliance with Servicing Criteria.

            By March 1st of each year (subject to a grace period through March
15th) in which the Trust is required to file a Form 10-K for the previous fiscal year, commencing in March 2008, or by April 15th of each year in which the Trust is not required to file a Form 10-K for the previous fiscal year, the Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Trustee and each Servicing Function Participant (other than (x) any party to this Agreement or (y) a Loan Seller Sub-Servicer), each at its own expense, shall furnish, and each of the preceding parties, as applicable, shall use commercially reasonable efforts to cause each Servicing Function Participant (other than (x) any party to this Agreement or (y) a Loan Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans to furnish, each at its own expense, to the Trustee and the Depositor (and to any other depositor or other trustee related to any other securitization trust relating to any securitized Serviced Companion Loan), a report on an assessment of compliance with the Relevant Servicing Criteria taken as a whole involving such party that contains
(A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 11.07, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

            No later than 10 Business Days after the end of each fiscal year for the Trust (and any other securitization trust relating to a Serviced Companion
Loan) for which a Form 10-K is required to be filed, the Servicer, the Special Servicer and Trustee shall each forward to the Trustee and the Depositor (and to any other depositor or other trustee related to any other securitization trust relating to any securitized Serviced Companion Loan) the name and address of each Servicing Function Participant engaged by it during such year or portion thereof (except with respect to any Loan Seller Sub-servicer) and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Servicer, the Special Servicer, the Trustee and each Servicing Function Participant submit their respective assessments by March 1st (with a grace period through March 15th) to the Trustee (and such other trustee), each such party (who, as applicable, shall use commercially reasonable efforts to cause each Servicing Function Participant) shall also at such time include (to the extent received) the assessment (and attestation required pursuant to Section 11.13) of each Servicing Function Participant engaged by it in its submission to the Trustee (and such other trustee).

            Promptly after receipt of each such report on assessment of compliance, (i) the Depositor (and any depositor for any other securitization trust relating to any securitized Serviced Companion Loan) shall have the right to review each such report and, if applicable, consult with the Reporting Servicer as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the Reporting Servicer, and (ii) the Trustee shall confirm that the assessments address the Relevant Servicing Criteria for each party as set forth on Schedule 10 and notify the Depositor (and any depositor for any other securitization trust relating to any securitized Serviced Companion Loan) of any exceptions. None of the Servicer, the Special Servicer, the Trustee or any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, any such reports until April 15 in any given year so long as it has received written confirmation from the Depositor (and any other depositor for any other securitization trust relating to any securitized Serviced Companion Loan) that a Form 10-K is not required to be filed in respect of the Trust (or, in the case of a securitized Serviced Companion Loan, the related securitization trust) for the preceding calendar year. The parties hereto acknowledge that a material instance of noncompliance with the Servicing Criteria reported on an assessment of compliance pursuant to this Section 11.12 by the Servicer, the Special Servicer or the Trustee shall not, as a result of being so reported, in and of itself, constitute a breach of such party's obligations under this Agreement unless otherwise provided for in this Agreement.

            With respect to any Non-Serviced Mortgage Loan serviced under a Non-Serviced Mortgage Loan Pooling Agreement, the Trustee will use commercially reasonable efforts to procure an annual report on assessment of compliance as described in this Section and an attestation as described in Section 11.13 from the Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer and the Non-Serviced Mortgage Loan Trustee in form and substance similar to the annual report on assessment of compliance described in this Section and the attestation described in Section 11.13.

            Section 11.13 Annual Independent Public Accountants' Attestation.

            By March 1st (subject to a grace period through March 15th), of each year, commencing in March 2008, the Servicer, the Special Servicer and the Trustee, each at its own expense, shall use commercially reasonable efforts to cause, and each of the preceding parties, as applicable, shall use commercially reasonable efforts to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than (x) any party to this Agreement or (y) a Loan Seller Sub-Servicer) to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Servicer, the Special Servicer, the Trustee or any Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor (and to any depositor and trustee for any other securitization trust relating to a Serviced Companion Loan) to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Reporting Servicer's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria. If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

            Promptly after receipt of such report from the Servicer, the Special Servicer, the Trustee or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than (x) any party to this Agreement or (y) a Loan Seller Sub-Servicer), (i) the Depositor (and any other depositor related to a securitization involving any Serviced Companion Loan) shall have the right to review the report and, if applicable, consult with the Servicer, the Special Servicer, the Trustee or any Servicing Function Participant as to the nature of any material instance of noncompliance by the Servicer, the Special Servicer, the Trustee or any Servicing Function Participant with the Servicing Criteria applicable to such Person, with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than any party to this Agreement), as the case may be, in the fulfillment of any of the Servicer's, the Special Servicer's, the Trustee's or the applicable Servicing Function Participant's obligations hereunder or under any applicable sub-servicing or primary servicing agreement, and (ii) the Trustee shall confirm that each assessment submitted pursuant to
Section 11.12 is coupled with an attestation meeting the requirements of this Section and notify the Depositor (and any other depositor related to a securitization involving any Serviced Companion Loan) of any exceptions. The Servicer, the Special Servicer, the Trustee or any Servicing Function Participant shall not be required to deliver, or to endeavor to cause the delivery of, such reports until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust (or, in the case of a securitized Serviced Companion Loan, the related securitization trust) for the preceding fiscal year.

            Section 11.14 Exchange Act Reporting and Regulation AB Compliance Indemnification.

            Each of the Servicer, the Special Servicer and the Trustee shall indemnify and hold harmless each Certification Party (and any comparable party in an Other Securitization), the Depositor (and any other depositor related to a securitization involving any Serviced Companion Loan), their respective directors and officers, and each other person who controls any such entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of (i) the failure to perform its obligations to the Depositor (or any other depositor related to a securitization involving any Serviced Companion
Loan) or Trustee (or any other trustee related to a securitization involving any Serviced Companion Loan) under this Article XI by the time required after giving effect to any applicable grace period and cure period or (ii) the failure of any Servicing Function Participant or Additional Servicer retained by it (other than Loan Seller Sub-Servicer) to perform its obligations to the Depositor (or any other depositor related to a securitization involving any Serviced Companion
Loan) or Trustee (or any other trustee related to a securitization involving any Serviced Companion Loan) under this Article XI by the time required after giving effect to any applicable grace period and cure period.

            The Servicer, the Special Servicer and the Trustee shall (a) use commercially reasonable efforts to cause each Additional Servicer and Servicing Function Participant (other than (x) any party to this Agreement or (y) a Loan Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans to indemnify and hold harmless each Certification Party (and any comparable party in an Other Securitization) from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement, or the applicable sub-servicing or primary servicing agreement, as applicable.

            If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Servicer, the Special Servicer or the Trustee (the "Performing Party") shall use commercially reasonable efforts to cause each Additional Servicer or other Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than (x) any party to this Agreement or (y) a Loan Seller Sub-Servicer) to contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations to the Depositor or Trustee pursuant to this Article XI. The Servicer, Special Servicer and the Trustee shall use commercially reasonable efforts to cause each Additional Servicer or Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than (x) any party to this Agreement or (y) a Loan Seller Sub-Servicer) to agree to the foregoing indemnification and contribution obligations.

            Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Agreement except to the extent that such omission to notify materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, after the indemnifying party has been notified of the commencement of such action, such indemnifying party shall be entitled to participate therein (at its own expense) and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any expenses subsequently incurred in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails within a reasonable period of time to designate counsel that is reasonably satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) in any one jurisdiction separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement to the extent that the indemnifying party is otherwise required to do so under this Agreement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party (which consent shall not be unreasonably withheld) or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

            Section 11.15 Amendments.

            This Article XI may be amended with the written consent of all the parties hereto pursuant to Section 12.01 for purposes of complying with Regulation AB and/or to conform to standards developed within the commercial mortgage backed securities market without, in each case, any Opinions of Counsel, Officer's Certificates, Rating Agency confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement; provided, that the reports and certificates required to be prepared pursuant to Sections 11.11, 11.12 and 11.13 shall not be eliminated without the receipt of a letter from each Rating Agency confirming that the elimination of such reports and certificates will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates.

            Section 11.16 Exchange Act Report Signatures; Delivery of Notices; Interpretation of Grace Periods.

            (a) Each Form 8-K report, Form 10-D report and Form 10-K report shall be signed by the Depositor in accordance with this Agreement and any other procedures to be agreed upon by the Depositor and the Trustee. The signing party at the Depositor can be contacted at GE Commercial Mortgage Corporation, c/o General Electric Capital Corporation, 280 Park Avenue, 8th Floor, New York, New York 10017, Attention: Capital Markets/Anuj Gupta and the signing party at the Trustee, if applicable, can be contacted at Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: GE Commercial Mortgage Corporation, Series 2007-C1 Trust.

            (b) Notwithstanding anything in Section 12.05 to the contrary, any notice required to be delivered to the Depositor under this Article XI shall be properly given if sent by facsimile to (212) 716-8960, Attention: Anuj Gupta, with a copy to (203) 357-6768, Attention: Pat DeLuca (or such other numbers as the Depositor may instruct) or by email to Anuj.Gupta@ge.com, with a copy to pat.deluca@ge.com (or such other email addresses as the Depositor may instruct).

            (c) For the avoidance of doubt:

            (i) No Servicer or Special Servicer shall be subject to an Event of Default pursuant to the last clause of the definition of "Event of Default," nor shall any such party be deemed to not be in compliance under this Agreement for purposes of Section 11.14, prior to the date that causes the Trustee to be delinquent in any filing obligation or during any grace period provided for in this Article XI, provided, that if any such party fails to comply with the delivery requirements of this Article XI that prevents the Trustee from making any required filing or by the expiration of any applicable grace period, such failure shall constitute an Event of Default; and

            (ii) No Servicer or Special Servicer shall be subject to an Event of Default pursuant to the last clause of the definition of "Event of Default," nor shall any such party be deemed to not be in compliance under this Agreement for purposes of Section 11.14, for failing to deliver any item required under this Article XI by the time required hereunder following the date that the Trustee files the Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act, unless such items will be included in any Exchange Act report that relates to any year in which the Trust was subject to the filing requirements of the Exchange Act.

            (d) Each Form 8-K report and Form 10-D report shall be signed by the Depositor, or, if so agreed to between the Depositor and the Trustee, the Trustee to sign any Form 8-K or Form 10-D pursuant to a power of attorney in form and substance reasonably satisfactory to the Trustee and meeting the requirements of Item 601(b)(24) of Regulation S-K as set forth in this Article XI, the Depositor shall provide its signature or power of attorney to the Trustee by electronic or facsimile transmission (with hard copy to follow by overnight mail) no later than the 12th calendar day following the related Distribution Date for Form 10-D and not later than one Business Day prior to the required date of filing for Form 8-K; provided, that in each case the Trustee shall not file the related form until the Depositor has given approval thereof.

            (e) No later than the date the Trustee is required to deliver to the Depositor the Form 10-K pursuant to the first sentence of the last paragraph of
Section 11.07, the Trustee shall, and the Depositor or counsel to the Depositor may, deliver a notice to LNR (which notice may be given by fax to (305) 695-5601, telephone to (305) 695-5600 or by email to rwolpert@lnrproperty.com notwithstanding the requirements of Section 12.05) listing any documents required to be delivered to the Trustee by LNR pursuant to Sections 11.08, 11.11, 11.12 and 11.13 that the Trustee has not received (the "LNR 10-K Notice"). Following the delivery of the LNR 10-K Notice, LNR shall have until the expiration of the LNR Cure Period to deliver all of the items required by Sections 11.08, 11.11, 11.12 and 11.13. For the avoidance of doubt, LNR shall not be deemed to have failed to perform its obligations under such Sections for purposes of Section 11.14 or be deemed to be in an Event of Default if LNR has delivered all of the items required by Sections 11.08, 11.11, 11.12 and 11.13 prior to the expiration of the LNR Cure Period.

            (f) No later than the date the Trustee is required to deliver to the Depositor the Form 10-K pursuant to the first sentence of the last paragraph of
Section 11.07, the Trustee shall, and the Depositor or counsel to the Depositor may, deliver a notice to Servicer No. 1, Attention: Brenda Harmon (which notice may be given by fax to (816) 412-5101, telephone to (816) 460-2182 and by email to Brenda_L_Harmon@keybank.com, notwithstanding the requirements of Section 12.05) and Bryan Nitcher (which notice may be given by fax to (816) 221-8051, telephone to (816) 460-2107 and by email to Bryan_S_Nitcher@keybank.com, notwithstanding the requirements of Section 12.05) listing any documents required to be delivered to the Trustee by Servicer No. 1 pursuant to Sections 11.08, 11.11, 11.12 and 11.13 that the Trustee has not received (the "Servicer No. 1 10-K Notice"). Following the delivery of the Servicer No. 1 10-K Notice, Servicer No. 1 shall have until the expiration of the Servicer No. 1 Cure Period to deliver all of the items required by Sections 11.08, 11.11, 11.12 and 11.13. For the avoidance of doubt, Servicer No. 1 shall not be deemed to have failed to perform its obligations under such Sections for purposes of Section 11.14 or be deemed to be in an Event of Default if Servicer No. 1 has delivered all of the items required by Sections 11.08, 11.11, 11.12 and 11.13 prior to the expiration of the Servicer No. 1 Cure Period.

            (g) No later than the date the Trustee is required to deliver to the Depositor the Form 10-K pursuant to the first sentence of the last paragraph of
Section 11.07, the Trustee shall, and the Depositor or counsel to the Depositor may, deliver a notice by overnight registered mail return receipt requested to Servicer No. 2 at Bank of America, National Association, Capital Markets Servicing Group, NC1-026-06-01, 900 West Trade Street, Suite 650, Charlotte, North Carolina 28255, Reference: GECMC 2007-C1, Attention: Janice Smith, Michael Lumadue and Sean Reilly with a copy to Bank of America Legal Department GCIB/CMBS NC1-007-20-01 100 North Tryon Street Charlotte, North Carolina 28255-0001 Attention: Paul Kurzeja, Esq. Facsimile No.: (704) 387-0922 (which notice shall also be given by each of (i) fax to each of Janice Smith at (704) 317-4501, Michael Lumadue at (704) 317-4501, Sean Reilly at (704) 227-4863 and
Paul Kurzeja, (ii) telephone to Janice Smith at 704-317-0747, Michael Lumadue at
(704) 317-0768, Sean Reilly at (704) 317-0754 and Paul Kurzeja at (704) 386-8509
and (iii) email to Janice Smith at janice.m.smith@bankofamerica.com, Michael Lumadue at michael.lumadue@bankofamerica.com, Sean Reilly at sean.d.reilly@bankofamerica.com and Paul Kurzeja at Paul.Kurzeja@bankofamerica.com, notwithstanding the requirements of Section 12.05) listing any documents required to be delivered to the Trustee by Servicer No. 2 pursuant to Sections 11.08, 11.11, 11.12 and 11.13 that the Trustee has not received (the "Servicer No. 2 10-K Notice"). Following the delivery of the Servicer No. 2 10-K Notice, Servicer No. 2 shall have until the expiration of the Servicer No. 2 Cure Period to deliver all of the items required by Sections 11.08, 11.11, 11.12 and 11.13. For the avoidance of doubt, Servicer No. 2 shall not be deemed to have failed to perform its obligations under such Sections for purposes of Section 11.14 or be deemed to be in an Event of Default if Servicer No. 2 has delivered all of the items required by Sections 11.08, 11.11, 11.12 and 11.13 prior to the expiration of the Servicer No. 2 Cure Period.

            Section 11.17 Termination of the Trustee.

            Notwithstanding anything to the contrary contained in this Agreement, the Depositor may immediately terminate the Trustee if the Trustee fails to comply with any of its obligations under this Article XI; provided that
(a) such termination shall not be effective until a successor trustee shall have accepted the appointment, (b) the Trustee may not be terminated if it cannot perform its obligations due to its failure to properly prepare, arrange for execution or file on a timely basis any Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any Form 12b-25 where such failure results from the Trustee's inability or failure to receive, within the exact time frames set forth in this Agreement any information, approval, direction or signature from any other party hereto needed to prepare, arrange for execution or timely file any such Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any Form 12b-25 not resulting from its own negligence, bad faith or willful misconduct, (c) the Trustee may not be terminated if, following the Trustee's failure to comply with any of such obligations under Sections 11.06, 11.07, 11.09, 11.11, 11.12 or 11.13 on or prior to the dates by which such obligations by the time and in the manner contemplated by such Sections (and which failure is not directly caused by the failure of any other party hereto to fulfill their obligations by the time and in the manner contemplated by such Sections) are to be performed pursuant to, and as set forth in, such Sections the Trustee subsequently complies with such obligations before the Depositor gives written notice to it that it is terminated in accordance with this Section 11.17 and (d) the Trustee may not be terminated if the Trustee's failure (and which failure is not directly caused by the failure of any other party hereto to fulfill their obligations by the time and in the manner contemplated by Sections 11.06, 11.07 and 11.09) to comply does not cause it to fail in its obligations to timely file the related Form 8-K, Form 10-D or Form 10-K, as the case may be, by the related deadline for filing such Form 8-K, Form 10-D or Form 10-K, then the Depositor shall cease to have the right to terminate the Trustee under this Section 11.17 on the date on which such Form 8-K, Form 10 D or Form 10-K is so filed.

                               [End of Article XI]


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.01 Amendment.

            (a) This Agreement may be amended from time to time by the parties hereto, without the notice to or consent of any of the Certificateholders or holders of any Pari Passu Loans or B Notes:

            (i) to cure any ambiguity;

            (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein or to correct any error;

            (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification (A) the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or
      (C) any trust fund in which a Serviced Companion Loan is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, provided that the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Companion Loan;

            (iv) to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or any Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or the holder of any Serviced Companion Loan and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any class of Serviced Companion Loan Securities as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect;

            (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof as will be necessary to (A) maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC (or any trust fund in which a Serviced Companion Loan is included as a REMIC, at all times that any related securities are outstanding), to maintain each Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize the risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or the holder of a Serviced Companion Loan or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

            (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement or any other change, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Companion Loan not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any class of Serviced Companion Loan Securities; and

            (vii) to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency to each class of Serviced Companion Loan Securities, provided that such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any class of Serviced Companion Loan Securities, as evidenced by a letter from each applicable Rating Agency to such effect.

            (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66(2)/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Serviced Companion Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Companion Loan without the consent of such holder of any Serviced Companion Loan; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Companion Loan without the consent of such holder of any Serviced Companion Loan; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Companion Loan; or

            (v) amend this Section 12.01.

            (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of Counsel (at the expense of the party requesting the amendment or at the Trust Fund's expense if the Trustee is requesting the amendment on behalf of the Certificateholders) to the effect that such amendment is permitted hereunder and that such amendment or the exercise of any power granted to the Servicer, the Depositor, the Special Servicer, the Trustee or any other specified person in accordance with such amendment will not (A) result in the imposition of a tax on the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or either Grantor Trust or (B) cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause either Grantor Trust to fail to qualify as a grantor trust.

            (d) Promptly after the execution of any such amendment, the Trustee shall make available on its website and furnish a copy of the amendment to the Depositor, each Certificateholder, each holder of a Serviced Companion Loan and each Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 12.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to
Section 12.01(a) or (c) shall be payable out of the Certificate Account (or, to the extent the Opinion of Counsel relates to the Mortgage Loan included in the Serviced Whole Loans, out of the related Serviced Whole Loan Custodial Account). Notwithstanding any contrary provisions of this Agreement, (i) this Agreement may not be amended in a manner that would adversely affect the distributions to the Class A-MFL Swap Counterparty or the rights of the Class A-MFL Swap Counterparty under the Class A-MFL Swap Contract without the consent of the Class A-MFL Swap Counterparty and (ii) this Agreement may not be amended in a manner that would adversely affect the distributions to the Class A-JFL Swap Counterparty or the rights of the Class A-JFL Swap Counterparty under the Class A-JFL Swap Contract without the consent of the Class A-JFL Swap Counterparty.

            Section 12.02 Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Depositor on direction by the Special Servicer and with the consent of the Depositor (which may not be unreasonably withheld), but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            (c) The Trustee shall make any filings required under the laws of the state of its place of business required solely by virtue of the fact of the location of the Trustee's place of business, the costs of which, if any, to be at the Trustee's expense.

            Section 12.03 Limitation on Rights of Certificateholders and the Holder of any Serviced Companion Loan.

            (a) The death or incapacity of any Certificateholder or holder of a Serviced Companion Loan shall not operate to terminate this Agreement or the Trust Fund, nor entitle legal representatives or heirs of such Certificateholder or holder of any Serviced Companion Loan to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder or holder of a Serviced Companion Loan shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/or the holder of a Serviced Companion Loan from time to time as partners or members of an association; nor shall any Certificateholder or any holder of a Serviced Companion Loan be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder or holder of a Serviced Companion Loan shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder or holder of a Serviced Pari Passu Loan or Serviced Companion Loan previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as herein before provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 12.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 12.04 Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 12.05 Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to:

            (a) in the case of the Depositor, GE Commercial Mortgage Corporation, c/o General Electric Capital Corporation, 280 Park Avenue, 8th Floor, New York, New York 10017, Attention: Capital Markets/Anuj Gupta;

            (b) (i) in the case of Servicer No. 1, KeyCorp Real Estate Capital Markets, Inc., 911 Main Street, Suite 1500, Kansas City, Missouri 64105, telecopy number: (816) 204-2290, Attention: Bryan Nitcher, with a copy to:
KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, telecopy number: (216) 689-5681, Attention: Robert C. Bowes, with an additional copy to:
Polsinelli Shalton Flanigan Suelthaus PC, 700 West 47th Street, Suite 1000, Kansas City, Missouri 64112, telecopy number: (816) 753-1536, Attention: Kraig Kohring; and

            (ii) in the case of Servicer No. 2, Bank of America, National Association, Capital Markets Servicing Group, NC1-026-06-01, 900 West Trade Street, Suite 650, Charlotte, North Carolina 28255, Attention:
      Servicing Manager, telecopy number: (704) 317-4501, Reference: GE Commercial Mortgage Corporation, Series 2007-C1, and with copy to: Henry
      A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, 24th Floor, Charlotte, North Carolina 28202;

            (c) in the case of the Special Servicer, LNR Partners, Inc., 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, Attention: Randy Wolpert and Thomas F. Nealon III, Esq., facsimile number (305) 695-5601, and
Attention: Javier Benedit, facsimile number (305) 695-5199, with copies to Bilzin Sumberg Baena Price & Axelrod LLP, 200 S. Biscayne Blvd., Suite 2500, Miami, Florida 33131, Attention: Alan Kazan, facsimile number (305) 351-2229;

            (d) in the case of the Trustee, Certificate Registrar and the initial Authenticating Agent, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1);

            (e) in the case of the Rating Agencies,

            (i) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: CMBS-Monitoring, telecopy number: (212) 553-1350;

            (ii) Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, 55 Water Street, New York, New York 10041,
      Attention: Commercial Mortgage Surveillance Director, telecopy number:
      (212) 438-2662; and

            (f) in the case of the Mortgage Loan Sellers,

            (i) General Electric Capital Corporation, 280 Park Avenue, 8th Floor, New York, New York 10017, Attention: Anuj Gupta, Managing Director, telecopy number: (212) 716-8960, with a copy to David Martindale and David Turner, Esq., telecopy number (972) 728-7650;

            (ii) German American Capital Corporation, 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye, telecopy number (212) 469-4579;

            (iii) Bank of America, National Association, 214 North Tryon Street, NC1-027-21-02 Charlotte, North Carolina 28255, Attention: Stephen L. Hogue, telecopy number: (704) 386-1094 (with copies to Paul Kurzeja, Esq., Assistant General Counsel, Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street (20th Floor, Charlotte, North Carolina 28255), telecopy number: (704) 387-0922 and with a copy to Henry
      A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, Suite 2400, Charlotte, North Carolina 28202); and

            (iv) Barclays Capital Real Estate, Inc., 200 Park Avenue, New York, New York 10166, Attention: Kristen Rodriguez, telecopy number: (212) 412-7476;

            (g) in the case of the Underwriters,

            (i) Banc of America Securities LLC, 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255, Attention: Stephen L. Hogue, telecopy number (704) 386-1094 (with copies to Paul Kurzeja, Esq., Assistant General Counsel, Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street (20th Floor, Charlotte, North Carolina 28255), telecopy number: (704) 387-0922 and with a copy to Henry
      A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, Suite 2400, Charlotte, North Carolina 28202);

            (ii) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye, telecopy number: (212) 250-4579;

            (iii) Barclays Capital Inc., 200 Park Avenue, New York, New York 10166, Attention: Kristen Rodriguez, telecopy number: (212) 412-7476, with a copy to Ian Sterling, Esq. and Julie Grossman, Esq., 200 Park Avenue, New York, New York 10166;

            (iv) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: Angela Vleck, telecopy number (212) 816-8307;

            (v) Bear, Stearns & Co., Inc., 383 Madison Avenue, New York, New York 10179, Attention: Adam Ansaldi, telecopy number (212) 272-2047;

            (h) in the case of the Directing Certificateholder, LNR Securities Holdings, LLC, 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139,
Attention: Steven N. Bjerke, telecopy number: (305) 695-5449, (704) 386-1094; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 12.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 12.07 Grant of a Security Interest.

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account, the Serviced Whole Loan Custodial Accounts (to the extent of the Trust Fund's interest therein), the Distribution Account, the Interest Reserve Account, the Floating Rate Accounts, the Excess Liquidation Proceeds Reserve Account and, if established, the REO Accounts (to the extent of the Trust Fund's interest therein), and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 12.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 12.08 Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each holder of a Serviced Companion Loan and any designees thereof acting on behalf of or exercising the rights of such holder of a Serviced Companion Loan and each Swap Counterparty shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein, subject, in the case of each Swap Counterparty, to the limited recourse provisions of the related Swap Agreement. Except as provided in this Section 12.08 and in the second paragraph of Section 2.03(c), no other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Each of the Trustee and the Servicer acknowledge that each of the Non-Serviced Mortgage Loan Depositor, the Non-Serviced Mortgage Loan Servicer, the Non-Serviced Mortgage Loan Special Servicer or the Non-Serviced Mortgage Loan Trustee is an intended third-party beneficiary under this Agreement with respect to any provisions herein relating to indemnification, reimbursement or notification of such Non-Serviced Mortgage Loan Depositor, Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee.

            Section 12.09 Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 12.10 Notices to the Rating Agencies.

            (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Servicer or the Special Servicer; and

            (iv) the repurchase or substitution of Mortgage Loans by a Mortgage Loan Seller pursuant to Section 3 of the Mortgage Loan Purchase Agreement.

            (b) Each of the Servicer (with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans), Serviced Companion Loans that are not Specially Serviced Mortgage Loans) or the Special Servicer (with respect to Mortgage Loans that are Specially Serviced Mortgage Loans), as applicable, shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee;

            (ii) any change in the location of the Certificate Account or any Serviced Whole Loan Custodial Account;

            (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

            (iv) any change in the lien priority of any Mortgage Loan;

            (v) any additional lease to an anchor tenant or termination of any existing lease to an anchor tenant at retail properties for any Mortgage Loan with a Stated Principal Balance that is equal to or greater than the lesser of (1) an amount greater than 5% of the then aggregate outstanding principal balances of the Mortgage Loans or (2) $35,000,000;

            (vi) any material damage to any Mortgaged Property;

            (vii) any assumption with respect to a Mortgage Loan;

            (viii) any release or substitution of any Mortgaged Property;

            (ix) the making, termination or modification of any New Lease with respect to any retail, office or industrial property with respect to any REO Loan that represents one of the ten largest Mortgage Loans based on Stated Principal Balance;

            (x) the merger, consolidation or, succession of the Servicer or Special Servicer, as applicable; and

            (xi) the settlement of any claims brought against the Trust Fund.

            (c) Each of the Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

            (i) each of its annual statements as to compliance described in
      Section 11.11 and 11.12, regardless of whether or not the Trust is subject to Exchange Act reporting requirements;

            (ii) inspection reports and other items delivered to each of the Servicer and Special Servicer pursuant to Sections 3.12(a) and 3.12(b);

            (iii) each of its annual independent public accountants' servicing reports described in Section 11.13, regardless of whether or not the Trust is subject to Exchange Act reporting requirements; and

            (iv) each waiver and consent provided pursuant to Section 3.08.

            (d) The Trustee shall promptly furnish or make available to each Rating Agency a copy of the Statement to Certificateholders distributed pursuant to Section 4.02(a) and shall promptly furnish notice the Rating Agencies of (i) any change in the location of either of the Distribution Account and (ii) the final payment to any Class of Certificateholders.

            (e) The Trustee, the Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency with respect to each Mortgage Loan such information as the Rating Agency shall request and which the Trustee, the Servicer or Special Servicer, can reasonably provide in accordance with applicable law and without violating the terms of this Agreement or any Mortgage Loan documents. The Trustee, the Servicer and Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information. Notwithstanding anything to the contrary herein, nothing in this
Section 12.10 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items.

                              [End of Article XII]

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       GE COMMERCIAL MORTGAGE CORPORATION,
                                          Depositor



                                          By: /s/ Anuj Gupta
                                              ----------------------------
                                              Name:   Anuj Gupta
                                              Title:  Authorized Signatory



                                       KEYCORP REAL ESTATE CAPITAL MARKETS,
                                          INC.,
                                          Servicer No. 1



                                          By: /s/ Marty L. O'Connor
                                              ----------------------------
                                              Name:   Marty L. O'Connor
                                              Title:  Executive Vice President



                                       BANK OF AMERICA, NATIONAL ASSOCIATION
                                          Servicer No. 2,



                                          By: /s/ Sean D. Reilly
                                              ----------------------------
                                              Name:   Sean D. Reilly
                                              Title:  Principal



                                       LNR PARTNERS, INC.,
                                          Special Servicer

                                          By: /s/ Randolph J. Wolpert
                                              ----------------------------
                                              Name:   Randolph J. Wolpert
                                              Title:  Vice President



                                       WELLS FARGO BANK, N.A.,
                                          Trustee



                                          By: /s/ Amy Mofsenson
                                              ----------------------------
                                              Name:   Amy Mofsenson
                                              Title:  Vice President

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 8th day of May, 2007 before me, a notary public in and for said State, personally appeared Anuj Gupta known to me to be an Authorized Signatory of GE Commercial Mortgage Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                    /s/ Irene Tan
                                                    --------------
                                                    Notary Public


[Notarial Seal]

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the 4th day of May, 2007, before me, a notary public in and for said State, personally appeared Marty L. O'Connor known to me to be a EVP of KeyCorp Real Estate Capital Markets, Inc., a national banking association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  /s/ Deann McCann
                                                  ----------------
                                                    Notary Public


[Notarial Seal]

STATE OF NORTH CAROLINA )
                        )  ss.:
COUNTY OF MECKLENBERG   )

            On the 4th day of May, 2007, before me, a notary public in and for said State, personally appeared Sean D. Reilly known to me to be a Principal of Bank of America, National Association, a national banking association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               /s/ Demetria C. Criston
                                               -----------------------
                                                    Notary Public


[Notarial Seal]

STATE OF FLORIDA      )
                      )  ss.:
COUNTY OF MIAMI-DADE  )

            The foregoing instrument was acknowledged before me this 7th day of May, 2007 by Randolph Wolpert, as Vice President of LNR Partners, Inc., a Florida corporation; such individual is personally known to me or has produced a driver's license as identification.

                                                /s/ Adda O. Corrales
                                                --------------------
                                                    Notary Public


[Notarial Seal]

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the 8th day of May, 2007, before me, a notary public in and for said State, personally appeared Amy Mofsenson known to me to be a Vice President of Wells Fargo Bank, N.A., a national banking association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 /s/ Janet M. Jolley
                                                 -------------------
                                                    Notary Public


[Notarial Seal]

                                   EXHIBIT A-1

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2007-C1, CLASS A-1

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS A-1 CERTIFICATES    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE 3.8840%.                                       THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
                                                       PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $68,000,000                             $3,953,465,462

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
MAY 1, 2007                                            INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION

CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,     SPECIAL SERVICER:  LNR PARTNERS, INC.
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.   TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
1 AND 16, MAY 5, 2007)

CLOSING DATE:  MAY 8, 2007
                                                       CUSIP NO.: 36159XAA8
FIRST DISTRIBUTION DATE:
JUNE 11, 2007                                          ISIN NO.: US36159XAA81

APPROXIMATE AGGREGATE                                  CERTIFICATE NO.:  A-1-1
CERTIFICATE BALANCE
OF THE CLASS A-1 CERTIFICATES
AS OF THE CLOSING DATE: $68,000,000

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-C and the X-P Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                   EXHIBIT A-2

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2007-C1, CLASS A-2

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS A-2 CERTIFICATES    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE 5.4170%.                                       THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
                                                       PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $479,000,000                            $3,953,465,462

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
MAY 1, 2007                                            INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION

CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,     SPECIAL SERVICER:  LNR PARTNERS, INC.
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.   TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
1 AND 16, MAY 5, 2007)

CLOSING DATE:  MAY 8, 2007
                                                       CUSIP NO.: 36159XAB6
FIRST DISTRIBUTION DATE:
JUNE 11, 2007                                          ISIN NO.: US36159XAB64

APPROXIMATE AGGREGATE                                  CERTIFICATE NO.:  A-2-1
CERTIFICATE BALANCE
OF THE CLASS A-2 CERTIFICATES
AS OF THE CLOSING DATE: $479,000,000

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and the Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                   EXHIBIT A-3

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2007-C1, CLASS A-3

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS A-3 CERTIFICATES    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE 5.4810%.                                       THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
                                                       PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $185,000,000                            $3,953,465,462

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        MASTER SERVICERS: KEYCORP REAL ESTATE CAPITAL MARKETS,
MAY 1, 2007                                            INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION

CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,     SPECIAL SERVICER:  LNR PARTNERS, INC.
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.   TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
1 AND 16, MAY 5, 2007)

CLOSING DATE:  MAY 8, 2007
                                                       CUSIP NO.: 36159XAC4
FIRST DISTRIBUTION DATE:
JUNE 11, 2007                                          ISIN NO.: US36159XAC48

APPROXIMATE AGGREGATE                                  CERTIFICATE NO.:  A-3-1
CERTIFICATE BALANCE
OF THE CLASS A-3 CERTIFICATES
AS OF THE CLOSING DATE:  $185,000,000

                              CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-3 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-3 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and the Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                   EXHIBIT A-4

                         GE COMMERCIAL MORTGAGE CORPORATION

                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-C1, CLASS A-AB

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS A-AB CERTIFICATES   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE 5.4770%.                                       THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
                                                       PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $54,898,000                             $3,953,465,462

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
MAY 1, 2007                                            INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION

CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,     SPECIAL SERVICER:  LNR PARTNERS, INC.
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.   TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
1 AND 16, MAY 5, 2007)

CLOSING DATE:  MAY 8, 2007
                                                       CUSIP NO.: 36159XAD2
FIRST DISTRIBUTION DATE:
JUNE 11, 2007                                          ISIN NO.: US36159XAD21

APPROXIMATE AGGREGATE                                  CERTIFICATE NO.:  A-AB-1
CERTIFICATE BALANCE
OF THE CLASS A-AB CERTIFICATES
AS OF THE CLOSING DATE:  $54,898,000

                             CLASS A-AB CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-AB Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-AB Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-AB Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and the Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-AB CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                   EXHIBIT A-5

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2007-C1, CLASS A-4

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS A-4 CERTIFICATES    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE 5.5430%.                                       THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
                                                       PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $928,800,000                            $3,953,465,462

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
MAY 1, 2007                                            INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION

CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,     SPECIAL SERVICER:  LNR PARTNERS, INC.
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.   TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
1 AND 16, MAY 5, 2007)

CLOSING DATE:  MAY 8, 2007
                                                       CUSIP NO.: 36159XAE0
FIRST DISTRIBUTION DATE:
JUNE 11, 2007                                          ISIN NO.: US36159XAE04

APPROXIMATE AGGREGATE                                  CERTIFICATE NO.:  A-4-1
CERTIFICATE BALANCE
OF THE CLASS A-4 CERTIFICATES
AS OF THE CLOSING DATE:  $928,800,000

                              CLASS A-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-4 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-4 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-4 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and the Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-4 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                   EXHIBIT A-6

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2007-C1, CLASS A-1A

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS A-1A CERTIFICATES   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE THE LESSER OF (i) 5.4830% AND THE WEIGHTED     THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
AVERAGE NET MORTGAGE RATE FOR ANY DISTRIBUTION DATE    PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
                                                       $3,953,465,462
DENOMINATION:  $1,051,727,000
                                                       MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION
MAY 1, 2007
                                                       SPECIAL SERVICER:  LNR PARTNERS, INC.
CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION    TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)

CLOSING DATE:  MAY 8, 2007                             CUSIP NO.  36159XAF7

FIRST DISTRIBUTION DATE:                               ISIN NO.: US36159XAF78
JUNE 11, 2007
                                                       CERTIFICATE NO.:  A-1A-1
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-1A CERTIFICATES
AS OF THE CLOSING DATE:  $1,051,727,000

                             CLASS A-1A CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1A Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1A Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1A Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and the Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-1A CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                   EXHIBIT A-7

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2007-C1, CLASS X-P

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-P CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS X-P CERTIFICATES    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE A VARIABLE RATE, WHICH WILL INITALLY BE AS OF  THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
THE CLOSING DATE 0.4285% AND THEREAFTER AS SET FORTH   PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
IN THE POOLING AND SERVICING AGREEMENT.                $3,484,769,000

DENOMINATION: $[500,000,000] [500,000,000]             MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
[500,000,000] [500,000,000] [500,000,000]              INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION
[500,000,000] [500,000,000] [361,731,000]
                                                       SPECIAL SERVICER:  LNR PARTNERS, INC.
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF
MAY 1, 2007                                            TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION

CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.   CUSIP NO.  [____]
1 AND 16, MAY 5, 2007)
                                                       CERTIFICATE NO.:  X-C-1 -2 -3 -4 -5-6-7-8
CLOSING DATE:  MAY 8, 2007

FIRST DISTRIBUTION DATE:
JUNE 11, 2007

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS X-P CERTIFICATES
AS OF THE CLOSING DATE:  $3,861,731,000

                              CLASS X-P CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-P Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-P Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and the Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS X-P CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   DISTRIBUTIONS SHALL BE MADE, BY WIRE TRANSFER OR OTHERWISE, IN IMMEDIATELY AVAILABLE FUNDS TO _________________________________ FOR THE ACCOUNT OF
__________________________________ ACCOUNT NUMBER _______________ OR, IF MAILED
BY CHECK, TO _______________________________________. STATEMENTS SHOULD BE
MAILED TO _______________________________________________________________. THIS
INFORMATION IS PROVIDED BY ASSIGNEE NAMED ABOVE, OR ___________________________, AS ITS AGENT.

                                   EXHIBIT A-8

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2007-C1, CLASS A-M

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS A-M CERTIFICATES    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE THE LESSER OF (i)5.6060% AND (ii)THE WEIGHTED  THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
AVERAGE NET MORTGAGE RATE FOR ANY DISTRIBUTION DATE.   PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
                                                       $3,953,465,462
DENOMINATION: $354,346,000
                                                       MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION
MAY 1, 2007
                                                       SPECIAL SERVICER:  LNR PARTNERS, INC.
CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION    TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)

CLOSING DATE:  MAY 8, 2007                             CUSIP NO.: [_____]

FIRST DISTRIBUTION DATE:                               CERTIFICATE NO.:  A-M-1
JUNE 11, 2007

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-M CERTIFICATES
AS OF THE CLOSING DATE:  $354,346,000

                              CLASS A-M CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-M Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-M Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-M Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and the Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certicates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                   EXHIBIT A-9

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2007-C1, CLASS A-J

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS A-J CERTIFICATES    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE THE LESSER OF (i) 5.6770% AND (ii) THE         THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
WEIGHTED AVERAGE NET MORTGAGE RATE FOR ANY             PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                                      $3,953,465,462

DENOMINATION: $239,453,000                             MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
                                                       INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF
MAY 1, 2007                                            SPECIAL SERVICER:  LNR PARTNERS, INC.

CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,     TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)
                                                       CUSIP NO.: [_____]
CLOSING DATE:  MAY 8, 2007
                                                       CERTIFICATE NO.:  A-J-1
FIRST DISTRIBUTION DATE:
JUNE 11, 2007

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-J CERTIFICATES
AS OF THE CLOSING DATE:  $239,453,000

                              CLASS A-J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-J Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-J Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and the Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certicates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                    EXHIBIT A-10

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-C1, CLASS B

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS B CERTIFICATES      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE THE LESSER OF (i) 5.7460% (ii) THE WEIGHTED    THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
AVERAGE NET MORTGAGE RATE FOR ANY DISTRIBUTION DATE    PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
                                                       $3,953,465,462
DENOMINATION:  $39,534,000
                                                       MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION
MAY 1, 2007
                                                       SPECIAL SERVICER:  LNR PARTNERS, INC.
CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION    TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)

CLOSING DATE:  MAY 8, 2007                             CUSIP NO.: [____]

FIRST DISTRIBUTION DATE:                               CERTIFICATE NO.: B-1
JUNE 11, 2007

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS B CERTIFICATES
AS OF THE CLOSING DATE:  $39,534,000

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and the Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-11

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-C1, CLASS C

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS C CERTIFICATES      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE (i) 5.8943% FOR THE INITIAL DISTRIBUTION DATE  THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
AND (ii) THE WEIGHTED AVERAGE NET MORTGAGE RATE FOR    PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
ANY DISTRIBUTION DATE MINUS 0.091% AFTER THE INITIAL   $3,953,465,462
DISTRIBUTION DATE.
                                                       MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
DENOMINATION: $44,477,000                              INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        SPECIAL SERVICER:  LNR PARTNERS, INC.
MAY 1, 2007
                                                       TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)                                 CUSIP NO.: [___]

CLOSING DATE:  MAY 8, 2007                             CERTIFICATE NO.:  C-1

FIRST DISTRIBUTION DATE:
JUNE 11, 2007

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS C CERTIFICATES
AS OF THE CLOSING DATE:  $44,477,000

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and the Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-12

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-C1, CLASS D

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PASS-THROUGH RATE ON THE CLASS D CERTIFICATES      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE (i) 5.9333% FOR THE INITIAL DISTRIBUTION DATE  THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
AND (ii) THE WEIGHTED AVERAGE NET MORTGAGE RATE MINUS  PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
0.052% FOR ANY DISTRIBUTION DATE AFTER THE INITIAL     $3,953,465,462
DISTRIBUTION DATE.
                                                       MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
DENOMINATION:  $39,534,000                             INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        SPECIAL SERVICER:  LNR PARTNERS, INC.
MAY 1, 2007
                                                       TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)                                 CUSIP NO.: [___]

CLOSING DATE:  MAY 8, 2007                             CERTIFICATE NO.:  D-1

FIRST DISTRIBUTION DATE:
JUNE 11, 2007

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS D CERTIFICATES
AS OF THE CLOSING DATE:  $39,534,000

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and the Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   DISTRIBUTIONS SHALL BE MADE, BY WIRE TRANSFER OR OTHERWISE, IN IMMEDIATELY AVAILABLE FUNDS TO _________________________________ FOR THE ACCOUNT OF
__________________________________ ACCOUNT NUMBER _______________ OR, IF MAILED
BY CHECK, TO _______________________________________. STATEMENTS SHOULD BE
MAILED TO _______________________________________________________________. THIS
INFORMATION IS PROVIDED BY ASSIGNEE NAMED ABOVE, OR ___________________________, AS ITS AGENT.

                                  EXHIBIT A-13

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2007-C1, CLASS A-MFL

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS A-MFL CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THIS CERTIFICATE IS BASED UPON LIBOR AND THEREFORE IS SUBJECT TO CHANGE OVER TIME BASED UPON CHANGES IN THE RATE OF LIBOR. IN ADDITION, THE PASS-THROUGH RATE ON THIS CLASS A-3FL CERTIFICATE MAY CONVERT TO A FIXED PER ANNUM RATE UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THE PASS-THROUGH RATE ON THE CLASS A-M CERTIFICATES    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE LIBOR  PLUS 0.23%.                             THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
                                                       PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION: $41,000,000                              $3,953,465,462

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
MAY 1, 2007                                            INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION

CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,     SPECIAL SERVICER:  LNR PARTNERS, INC.
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.   TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
1 AND 16, MAY 5, 2007)

CLOSING DATE:  MAY 8, 2007
                                                       CUSIP NO.: [_____]
FIRST DISTRIBUTION DATE:
JUNE 11, 2007                                          CERTIFICATE NO.:  A-MFL-1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-MFL CERTIFICATES
AS OF THE CLOSING DATE:  $41,000,000

                             CLASS A-MFL CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-MFL Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-M Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate represents a "beneficial interest" in a portion of a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, which portion consists of the Class A-MFL Re Interest, the Swap Agreement and the Floating Rate Account. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-MFL Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. Distributions in respect of the Class A-MFL Certifcates may depend, in part, on payments from the Swap Counterparty under the Swap Agreement as more specifically set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Distribution Account and the Floating Rate Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account and the Floating Rate Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and
(ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and the Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certicates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-MFL CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-14

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2007-C1, CLASS A-JFL

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS A-JFL CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THIS CERTIFICATE IS BASED UPON LIBOR AND THEREFORE IS SUBJECT TO CHANGE OVER TIME BASED UPON CHANGES IN THE RATE OF LIBOR. IN ADDITION, THE PASS-THROUGH RATE ON THIS CLASS A-3FL CERTIFICATE MAY CONVERT TO A FIXED PER ANNUM RATE UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THE PASS-THROUGH RATE ON THE CLASS A-JFL CERTIFICATES  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE LIBOR PLUS 0.28%.                              THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
                                                       PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION: $62,000,000                              $3,953,465,462

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
MAY 1, 2007                                            INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION

CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,     SPECIAL SERVICER:  LNR PARTNERS, INC.
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.   TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
1 AND 16, MAY 5, 2007)

CLOSING DATE:  MAY 8, 2007
                                                       CUSIP NO.: [_____]
FIRST DISTRIBUTION DATE:
JUNE 11, 2007                                          CERTIFICATE NO.:  A-JFL-1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-J CERTIFICATES
AS OF THE CLOSING DATE:  $62,000,000

                             CLASS A-JFL CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-JFL Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-JFL Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate represents a "beneficial interest" in a portion of a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, which portion consists of the Class A-JFL Regular Interest, the Swap Agreement and the Floating Rate Account. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-JFL Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement. Distributions in respect of the Class A-JFL Certificates may depend, in part, on payments from the Swap Counterparty under the Swap Agreement as more specifically set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account, the Distribution Account and the Floating Rate Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account and the Floating Rate Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and
(ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and the Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certicates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-JFL CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                    EXHIBIT A-15

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-C1, CLASS E

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS E CERTIFICATES      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE:  (i) 5.9853% FOR THE INITIAL DISTRIBUTION     THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
DATE AND (ii) THE WEIGHTED AVERAGE NET MORTGAGE RATE   PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
FOR ANY DISTRIBUTION DATE AFTER THE INITIAL            $3,953,465,462
DISTRIBUTION DATE
                                                       MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
DENOMINATION: $29,651,000                              INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        SPECIAL SERVICER:  LNR PARTNERS, INC.
MAY 1, 2007
                                                       TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)                                 CUSIP NO.: [_____]

CLOSING DATE:  MAY 8, 2007                             ISIN NO.:  [_____]

FIRST DISTRIBUTION DATE:                               CERTIFICATE NO.:  E-1
JUNE 11, 2007

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS E CERTIFICATES
AS OF THE CLOSING DATE:  $29,651,000

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                    Certificate Balance of Definitive
                  Certificates exchanged or transferred
                    for, or issued in exchange for or
                  upon transfer of, an interest in this  Remaining Principal Amount of       Notation
      Date                Book-Entry Certificate             Book-Entry Certificate           Made By
----------------- ------------------------------------- ------------------------------- --------------------
----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-16

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-C1, CLASS F

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS F CERTIFICATES      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE:  (i) 5.9853% FOR THE INITIAL DISTRIBUTION     THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
DATE AND (ii) THE WEIGHTED AVERAGE NET MORTGAGE RATE   PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
FOR ANY DISTRIBUTION DATE AFTER THE INITIAL            $3,953,465,462
DISTRIBUTION DATE
                                                       MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
DENOMINATION:  $24,710,000                             INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        SPECIAL SERVICER:  LNR PARTNERS, INC.
MAY 1, 2007
                                                       TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)                                 CUSIP NO.: [_____]

CLOSING DATE:  MAY 8, 2007                             ISIN NO.:  [____]

FIRST DISTRIBUTION DATE:                               CERTIFICATE NO.:  F-1
JUNE 11, 2007

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS F CERTIFICATES
AS OF THE CLOSING DATE:  $24,710,000

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                    Certificate Balance of Definitive
                  Certificates exchanged or transferred
                    for, or issued in exchange for or
                  upon transfer of, an interest in this  Remaining Principal Amount of       Notation
      Date                Book-Entry Certificate             Book-Entry Certificate           Made By
----------------- ------------------------------------- ------------------------------- --------------------
----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-17

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-C1, CLASS G

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS G CERTIFICATES      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE:  (i) 5.9853% FOR THE INITIAL DISTRIBUTION     THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
DATE AND (ii) THE WEIGHTED AVERAGE NET MORTGAGE RATE   PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
FOR ANY DISTRIBUTION DATE AFTER THE INITIAL            $3,953,465,462
DISTRIBUTION DATE
                                                       MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS
DENOMINATION:  $49,418,000                             INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        SPECIAL SERVICER:  LNR PARTNERS, INC.
MAY 1, 2007
                                                       TRUSTEE: WELLS FARGO BANK, NATIONAL ASSOCIATION
CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)                                 CUSIP NO.: [____]

CLOSING DATE:  MAY 8, 2007                             ISIN NO.:  [_____]

FIRST DISTRIBUTION DATE:                               CERTIFICATE NO.:  G-1
JUNE 11, 2007

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS G CERTIFICATES
AS OF THE CLOSING DATE:  $49,418,000

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                    Certificate Balance of Definitive
                  Certificates exchanged or transferred
                    for, or issued in exchange for or
                  upon transfer of, an interest in this  Remaining Principal Amount of       Notation
      Date                Book-Entry Certificate             Book-Entry Certificate           Made By
----------------- ------------------------------------- ------------------------------- --------------------
----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-18

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-C1, CLASS H

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS H CERTIFICATES      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE:  (i) 5.9853% FOR THE INITIAL DISTRIBUTION     THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
DATE AND (ii) THE WEIGHTED AVERAGE NET MORTGAGE RATE   PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
FOR ANY DISTRIBUTION DATE AFTER THE INITIAL            $3,953,465,462
DISTRIBUTION DATE
                                                       MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
DENOMINATION:  $44,476,000                             INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        SPECIAL SERVICER:  LNR PARTNERS, INC.
MAY 1, 2007
                                                       TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)                                 CUSIP NO.:  [____]

CLOSING DATE:  MAY 8, 2007                             ISIN NO.:  [_____]

FIRST DISTRIBUTION DATE:                               CERTIFICATE NO.:  H-1
JUNE 11, 2007

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS H CERTIFICATES
AS OF THE CLOSING DATE: $44,476,000

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                    Certificate Balance of Definitive
                  Certificates exchanged or transferred
                    for, or issued in exchange for or
                  upon transfer of, an interest in this  Remaining Principal Amount of       Notation
      Date                Book-Entry Certificate             Book-Entry Certificate           Made By
----------------- ------------------------------------- ------------------------------- --------------------
----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-19

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-C1, CLASS J

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS J CERTIFICATES      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE:  (i) 5.9853% FOR THE INITIAL DISTRIBUTION     THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
DATE AND (ii) THE WEIGHTED AVERAGE NET MORTGAGE RATE   PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
FOR ANY DISTRIBUTION DATE AFTER THE INITIAL            $3,953,465,462
DISTRIBUTION DATE
                                                       MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
DENOMINATION: $39,535,000                              INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        SPECIAL SERVICER:  LNR PARTNERS, INC.
MAY 1, 2007
                                                       TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)                                 CUSIP NO.:  [____]

CLOSING DATE:  MAY 8, 2007                             ISIN NO.:  [____]

FIRST DISTRIBUTION DATE:                               CERTIFICATE NO.:  J-1
JUNE 11, 2007

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS J CERTIFICATES
AS OF THE CLOSING DATE:  $39,535,000

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class J Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                    Certificate Balance of Definitive
                  Certificates exchanged or transferred
                    for, or issued in exchange for or
                  upon transfer of, an interest in this  Remaining Principal Amount of       Notation
      Date                Book-Entry Certificate             Book-Entry Certificate           Made By
----------------- ------------------------------------- ------------------------------- --------------------
----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-20

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-C1, CLASS K

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS K CERTIFICATES      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE:  (i) 5.9853% FOR THE INITIAL DISTRIBUTION     THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
DATE AND (ii) THE WEIGHTED AVERAGE NET MORTGAGE RATE   PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
FOR ANY DISTRIBUTION DATE AFTER THE INITIAL            $3,953,465,462
DISTRIBUTION DATE
                                                       MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
DENOMINATION:  $54,360,000                             INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        SPECIAL SERVICER:  LNR PARTNERS, INC.
MAY 1, 2007
                                                       TRUSTEE: WELLS FARGO BANK, NATIONAL ASSOCIATION
CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)                                 CUSIP NO.: [_____]

CLOSING DATE:  MAY 8, 2007                             ISIN NO.:  [______]

FIRST DISTRIBUTION DATE:                               CERTIFICATE NO.: K-1
JUNE 11, 2007

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS K CERTIFICATES
AS OF THE CLOSING DATE:  $54,360,000

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduits," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class K Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                    Certificate Balance of Definitive
                  Certificates exchanged or transferred
                    for, or issued in exchange for or
                  upon transfer of, an interest in this  Remaining Principal Amount of       Notation
      Date                Book-Entry Certificate             Book-Entry Certificate           Made By
----------------- ------------------------------------- ------------------------------- --------------------
----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-21

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-C1, CLASS L

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS L CERTIFICATES      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE THE LESSER OF (i) 5.1800% AND (ii) THE         THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
WEIGHTED AVERAGE NET MORTGAGE RATE FOR ANY             PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE.                                     $3,953,465,462

DENOMINATION:  $9,884,000                              MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
                                                       INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF
MAY 1, 2007                                            SPECIAL SERVICER:  LNR PARTNERS, INC.

CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,     TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)
                                                       CUSIP NO.: [____]
CLOSING DATE:  MAY 8, 2007
                                                       ISIN NO.:  [____]
FIRST DISTRIBUTION DATE:
JUNE 11, 2007                                          CERTIFICATE NO.:  L-1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS L CERTIFICATES
AS OF THE CLOSING DATE:  $9,884,000

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class L Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                    Certificate Balance of Definitive
                  Certificates exchanged or transferred
                    for, or issued in exchange for or
                  upon transfer of, an interest in this  Remaining Principal Amount of       Notation
      Date                Book-Entry Certificate             Book-Entry Certificate           Made By
----------------- ------------------------------------- ------------------------------- --------------------
----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-22

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-C1, CLASS M

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS M CERTIFICATES      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE THE LESSER OF (i) 5.1800% AND (ii) THE         THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
WEIGHTED AVERAGE NET MORTGAGE RATE FOR ANY             PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                                      $3,953,465,462

DENOMINATION:  $14,825,000                             MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
                                                       INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF
MAY 1, 2007                                            SPECIAL SERVICER:  LNR PARTNERS, INC.

CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,     TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)
                                                       CUSIP NO.: [____]
CLOSING DATE:  MAY 8, 2007
                                                       ISIN NO.:  [____]
FIRST DISTRIBUTION DATE:
JUNE 11, 2007                                          CERTIFICATE NO.:  M-1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS M CERTIFICATES
AS OF THE CLOSING DATE:  $14,825,000

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class M Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                    Certificate Balance of Definitive
                  Certificates exchanged or transferred
                    for, or issued in exchange for or
                  upon transfer of, an interest in this  Remaining Principal Amount of       Notation
      Date                Book-Entry Certificate             Book-Entry Certificate           Made By
----------------- ------------------------------------- ------------------------------- --------------------
----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-23

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-C1, CLASS N

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS N CERTIFICATES      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE THE LESSER OF (i) 5.1800% AND (ii) THE         THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
WEIGHTED AVERAGE NET MORTGAGE RATE FOR ANY             PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                                      $3,953,465,462

DENOMINATION:  $9,884,000                              MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
                                                       INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF
MAY 1, 2007                                            SPECIAL SERVICER:  LNR PARTNERS, INC.

CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,     TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)
                                                       CUSIP NO.:  [____]
CLOSING DATE:  MAY 8, 2007
                                                       ISIN NO.:  [___]
FIRST DISTRIBUTION DATE:
JUNE 11, 2007                                          CERTIFICATE NO.:  N-1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS N CERTIFICATES
AS OF THE CLOSING DATE:  $9,884,000

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class N Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                    Certificate Balance of Definitive
                  Certificates exchanged or transferred
                    for, or issued in exchange for or
                  upon transfer of, an interest in this  Remaining Principal Amount of       Notation
      Date                Book-Entry Certificate             Book-Entry Certificate           Made By
----------------- ------------------------------------- ------------------------------- --------------------
----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-24

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-C1, CLASS O

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS O CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS O CERTIFICATES      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE THE LESSER OF (i) 5.1800% AND (ii) THE         THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
WEIGHTED AVERAGE NET MORTGAGE RATE FOR ANY             PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                                      $3,953,465,462

DENOMINATION:  $9,884,000                              MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
                                                       INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF
MAY 1, 2007                                            SPECIAL SERVICER:  LNR PARTNERS, INC.

CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,     TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)
                                                       CUSIP NO.:  [____]
CLOSING DATE:  MAY 1, 2007
                                                       ISIN NO.:  [____]
FIRST DISTRIBUTION DATE:
JUNE 11, 2007                                          CERTIFICATE NO.:  O-1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS O CERTIFICATES
AS OF THE CLOSING DATE:  $9,884,000

                               CLASS O CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class O Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class O Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class O Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS O CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                    Certificate Balance of Definitive
                  Certificates exchanged or transferred
                    for, or issued in exchange for or
                  upon transfer of, an interest in this  Remaining Principal Amount of       Notation
      Date                Book-Entry Certificate             Book-Entry Certificate           Made By
----------------- ------------------------------------- ------------------------------- --------------------
----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-25

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-C1, CLASS P

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS P CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS P CERTIFICATES      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE THE LESSER OF (i) 5.1800% AND (ii) THE         THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
WEIGHTED AVERAGE NET MORTGAGE RATE FOR ANY             PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                                      $3,953,465,462

DENOMINATION:  $9,883,000                              MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
                                                       INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF
MAY 1, 2007                                            SPECIAL SERVICER:  LNR PARTNERS, INC.

CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,     TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)
                                                       CUSIP NO.:  [______]
CLOSING DATE:  MAY 1, 2007
                                                       ISIN NO.:  [______]
FIRST DISTRIBUTION DATE:
JUNE 11, 2007                                          CERTIFICATE NO.:  P-1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS P CERTIFICATES
AS OF THE CLOSING DATE:  $9,883,000

                               CLASS P CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class P Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class P Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class P Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS P CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                    Certificate Balance of Definitive
                  Certificates exchanged or transferred
                    for, or issued in exchange for or
                  upon transfer of, an interest in this  Remaining Principal Amount of       Notation
      Date                Book-Entry Certificate             Book-Entry Certificate           Made By
----------------- ------------------------------------- ------------------------------- --------------------
----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-26

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-C1, CLASS Q

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS Q CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS Q CERTIFICATES      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE THE LESSER OF (i) 5.1800% AND (ii) THE         THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
WEIGHTED AVERAGE NET MORTGAGE RATE FOR ANY             PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                                      $3,953,465,462

DENOMINATION:  $14,826,000                             MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
                                                       INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF
MAY 1, 2007                                            SPECIAL SERVICER:  LNR PARTNERS, INC.

CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,     TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)
                                                       CUSIP NO.:  [______]
CLOSING DATE:  MAY 1, 2007
                                                       ISIN NO.:  [______]
FIRST DISTRIBUTION DATE:
JUNE 11, 2007                                          CERTIFICATE NO.:  Q-1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS Q CERTIFICATES
AS OF THE CLOSING DATE:  $14,826,000

                               CLASS Q CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class Q Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class Q Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class Q Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS Q CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                    Certificate Balance of Definitive
                  Certificates exchanged or transferred
                    for, or issued in exchange for or
                  upon transfer of, an interest in this  Remaining Principal Amount of       Notation
      Date                Book-Entry Certificate             Book-Entry Certificate           Made By
----------------- ------------------------------------- ------------------------------- --------------------
----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-27

                       GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-C1, CLASS T

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS T CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS T CERTIFICATES      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE THE LESSER OF (i) 5.1800% AND (ii) THE         THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
WEIGHTED AVERAGE NET MORTGAGE RATE FOR ANY             PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                                      $3,953,465,462

DENOMINATION:  $54,360,462                             MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
                                                       INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF
MAY 1, 2007                                            SPECIAL SERVICER:  LNR PARTNERS, INC.

CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,     TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)
                                                       CUSIP NO.:  [______]
CLOSING DATE:  MAY 1, 2007
                                                       ISIN NO.:  [______]
FIRST DISTRIBUTION DATE:
JUNE 11, 2007                                          CERTIFICATE NO.:  T-1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS T CERTIFICATES
AS OF THE CLOSING DATE:  $54,360,462

                               CLASS T CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class T Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class T Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class T Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS T CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                    Certificate Balance of Definitive
                  Certificates exchanged or transferred
                    for, or issued in exchange for or
                  upon transfer of, an interest in this  Remaining Principal Amount of       Notation
      Date                Book-Entry Certificate             Book-Entry Certificate           Made By
----------------- ------------------------------------- ------------------------------- --------------------
----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-28

                         GE COMMERCIAL MORTGAGE CORPORATION

                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2007-C1, CLASS X-C

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-C CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THE PASS-THROUGH RATE ON THE CLASS X-C CERTIFICATES    APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
WILL BE A VARIABLE RATE, WHICH WILL INITIALLY BE AS    THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
OF THE CLOSING DATE 0.0469% AND THEREAFTER AS SET      PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
FORTH IN THE POOLING AND SERVICING AGREEMENT           $3,953,465,462

DENOMINATION:  $$[500,000,000] [500,000,000]           MASTER SERVICERS: KEYCORP REAL ESTATE CAPITAL
[500,000,000] [500,000,000] [500,000,000]              MARKETS, INC. AND BANK OF AMERICA, NATIONAL
[500,000,000] [500,000,000] [453,465,462]              ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        SPECIAL SERVICER:  LNR PARTNERS, INC.
MAY 1, 2007
                                                       TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.
1 AND 16, MAY 5, 2007)                                 CUSIP NO.:  [________]

CLOSING DATE:  MAY 8, 2007                             ISIN NO.:  [__________]

FIRST DISTRIBUTION DATE:                               CERTIFICATE NO.:  X-C-1 -2 -3 -4 -5-6-7-8
JUNE 11, 2007

APPROXIMATE AGGREGATE NOTIONAL AMOUNT OF THE CLASS
X-C CERTIFICATES AS OF THE CLOSING DATE:
$3,953,465,462

                              CLASS X-C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                         GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-C Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, each Grantor Trust to fail to qualify as a grantor trust, cause any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the other parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS X-C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                    Certificate Balance of Definitive
                  Certificates exchanged or transferred
                    for, or issued in exchange for or
                  upon transfer of, an interest in this  Remaining Principal Amount of       Notation
      Date                Book-Entry Certificate             Book-Entry Certificate           Made By
----------------- ------------------------------------- ------------------------------- --------------------
----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

----------------- ------------------------------------- ------------------------------- --------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent.

                                  EXHIBIT A-29

                         GE COMMERCIAL MORTGAGE CORPORATION

                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2007-C1, CLASS R

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE REPRESENTS OWNERSHIP OF A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE (WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY) OF ITS OWN OR ANY OTHER U.S. PERSON, AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS CERTIFICATE:     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
100%                                                   THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
                                                       PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        $3,953,465,462
MAY 1, 2007

                                                       MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,     INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.   SPECIAL SERVICER:  LNR PARTNERS, INC.
1 AND 16, MAY 5, 2007)
                                                       TRUSTEE:  WELLS FARGO BANK, NATIONAL ASSOCIATION
CLOSING DATE:  MAY 8, 2007

FIRST DISTRIBUTION DATE:
JUNE 11, 2007                                          CERTIFICATE NO.:  R-1

CLASS R PERCENTAGE INTEREST: 100%

                               CLASS R CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                         GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT [               ]

is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Class R Certificate represents ownership of a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be the "tax matters person" for the Upper-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person."

   Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan, including any entity whose underlying assets include Plan Assets by reason of investment in the entity to such Plan and the application of Department of Labor Regulation ss. 2510.3-101 (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicers, the Trustee, the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, that it historically has paid its debts as they have come due and intends to do so in the future, that it understands that as the Holder of an Ownership Interest it may incur tax liabilities in excess of cash flows generated by the residual interest and that it will not transfer such Ownership Interest such that income therefrom would be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Person and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, NATIONAL
                                         ASSOCIATION,
                                         Authenticating Agent

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent

                                  EXHIBIT A-30

                         GE COMMERCIAL MORTGAGE CORPORATION

                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                              SERIES 2007-C1, CLASS LR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE REPRESENTS OWNERSHIP OF A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE (WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY) OF ITS OWN OR ANY OTHER U.S. PERSON, AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN REGULATIONS.

PERCENTAGE INTEREST EVIDENCED BY THIS CERTIFICATE:     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF
100%                                                   THE MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND
                                                       PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF        $3,953,465,462
MAY 1, 2007

                                                       MASTER SERVICERS:  KEYCORP REAL ESTATE CAPITAL MARKETS,
CUT-OFF DATE:  WITH RESPECT TO EACH MORTGAGE LOAN,     INC. AND BANK OF AMERICA, NATIONAL ASSOCIATION
THE LATER OF MAY 1, 2007 OR THE DATE OF ORIGINATION
OF SUCH MORTGAGE LOAN (OR, WITH RESPECT TO LOAN NOS.   SPECIAL SERVICER:  LNR PARTNERS, INC.
1 AND 16, MAY 5, 2007)
                                                       TRUSTEE:  WELSS FARGO BANK, NATIONAL ASSOCIATION
CLOSING DATE:  MAY 8, 2007

FIRST DISTRIBUTION DATE:                               CERTIFICATE NO.:  LR-1
JUNE 11, 2007

CLASS LR PERCENTAGE INTEREST: 100%

                              CLASS LR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                         GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE MASTER SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT [         ]

is the registered owner of the interest evidenced by this Certificate in the Class LR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicers and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and are issued in thirty classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Class LR Certificate represents ownership of a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class LR Certificates shall be the "tax matters person" for the Lower-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person."

   Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicers (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income (i) in the Certificate Account will be paid to the Servicers and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Each Person who has or who acquires any Ownership Interest in a Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class LR Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class LR Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan, including any entity whose underlying assets include Plan Assets by reason of investment in the entity to such Plan and the application of Department of Labor Regulation ss. 2510.3-101 (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicers, the Trustee, the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class LR Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class LR Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, that it historically has paid its debts as they have come due and intends to do so in the future, that it understands that as the Holder of an Ownership Interest it may incur tax liabilities in excess of cash flows generated by the residual interest and that it will not transfer such Ownership Interest such that income therefrom would be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Person and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class LR Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class LR Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class LR Certificate and (2) not to transfer its Ownership Interest in such Class LR Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X-P and Class X-C Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the holder of any Serviced Pari Passu Loan or Serviced B Note: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provision therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (i) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC (ii) each Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or (iii) any trust fund in which a Serviced Pari Passu Loan or Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates is reduced to zero.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates has not been reduced to zero, the Servicers or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Certificate Registrar under
                                         the Pooling and Servicing Agreement.

                                         By:
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Dated:  May 8, 2007

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS LR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, NATIONAL
                                         ASSOCIATION,
                                         Authenticating Agent

                                          By:
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common                            UNIF GIFT MIN ACT __________ Custodian
TEN ENT  -  as tenants by the entireties                                       (Cust)
JT TEN   -  as joint tenants with rights of                Under Uniform Gifts to Minors
            survivorship and not as tenants in common
                                                           Act __________________________
                                                                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

________________________________________________________________________________
     (Please insert Social Security or other identifying number of Assignee)

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                        ________________________________________
Dated:  _______________________         NOTICE: The signature to this assignment
                                        must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ___________________________, as its agent

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                  ID                              Property Name

                   1       666 Fifth Avenue
                   2       Wolfchase Galleria
                   3       Manhattan Apartment Portfolio
                  3.1      635 Riverside Drive
                  3.2      120 West 105th Street
                  3.3      894 Riverside Drive
                  3.4      350 Manhattan Avenue
                  3.5      10-16 Manhattan Avenue
                  3.6      605 West 156th Street
                  3.7      35 Saint Nicholas Terrace
                  3.8      25-29 Saint Nicholas Terrace
                  3.9      400-408 West 128th Street
                 3.10      165-167 & 169-171 Manhattan Avenue
                 3.11      634 West 135th Street
                 3.12      15 West 107th Street
                 3.13      520 West 139th Street
                 3.14      291 Edgecombe Avenue
                 3.15      312 West 114th Street
                 3.16      106 West 105th Street
                 3.17      4-6 West 108th Street
                 3.18      8-10 West 108th Street
                 3.19      7-9 West 108th Street
                 3.20      625 West 156th Street
                 3.21      3-5 West 108th Street
                 3.22      5 West 101st Street
                 3.23      63 West 107th Street
                 3.24      287 Edgecombe Avenue
                 3.25      21 West 106th Street
                 3.26      203 West 108th Street
                 3.27      216 West 108th Street
                 3.28      65 West 107th Street
                 3.29      67 West 107th Street
                 3.30      109 West 105th Street
                 3.31      302 West 114th Street
                 3.32      123 West 106th Street
                 3.33      125 West 106th Street
                 3.34      61-63 West 104th Street
                 3.35      627 West 113th Street
                 3.36      127 West 106th Street
                   4       Skyline Portfolio
                  4.1      One Skyline Tower
                  4.2      Seven Skyline Place
                  4.3      Six Skyline Place
                  4.4      Five Skyline Place
                  4.5      One Skyline Place
                  4.6      Four Skyline Place
                  4.7      Two Skyline Place
                  4.8      Three Skyline Place
                   7       JP Morgan Portfolio
                  7.1      201 North Central Avenue
                  7.2      1111 Fannin Street
                  7.3      201 North First Street Garage
                   8       Four Seasons Resort Maui
                   9       Pacific Shores
                   6       The Enclave
                  10       Wellpoint Office Tower
                  11       Mall of America
                  12       Galleria Officentre
                  13       111 Livingston Street
                  14       Crossing at Hobart
                  15       Palma Sorrento Apartments
                  16       National Envelope
                 16.1      3800 W Wisconsin Ave
                 16.2      55 Wedding Lane
                 16.3      70 Turnpike Industrial Road
                 16.4      303 Eagleview Blvd
                 16.5      207 Greenwood Street
                 16.6      2001 Arthur Avenue
                 16.7      16000 West 108th Street
                 16.8      888 Elm Hill Pike
                 16.9      252 Pearce Industrial Road
                  17       Presbyterian Plano Medical Office
                  18       Villa Veneto Apartments
                  19       Doubletree Irvine Spectrum
                  20       Piero Apartments
                  21       Magic Sands Mobile Home Park
                  22       Erskine Village
                  23       1865 Burnett Street
                  24       Americold Portfolio
                 24.1      Clearfield
                 24.2      Murfreesboro
                 24.3      Connell
                 24.4      Strasburg
                 24.5      Amarillo
                 24.6      Thomasville
                 24.7      West Memphis
                 24.8      Russellville - Industrial Boulevard
                 24.9      Syracuse
                 24.10     Atlanta - Westgate
                 24.11     Babcock
                 24.12     Turlock
                 24.13     Nampa
                 24.14     Woodburn
                 24.15     Wichita
                 24.16     Fort Smith
                 24.17     Sebree
                 24.18     Boston
                 24.19     Bettendorf
                 24.20     Walla Walla
                  25       5 Marine View Plaza
                  26       Sealy NW Business Center
                  27       1604 Broadway
                  28       Wyndham Jacksonville Riverwalk Hotel
                  29       Island Park
                  30       Oakridge Apartments
                  31       Lebanon Plaza
                  32       7700 Leesburg Pike
                Rollup     Springhill Suites Chicago Portfolio
                  33       Springhill Suites - Burr Ridge
                  34       Springhill Suites - Elmhurst
                  35       5200 Alameda
                  36       Orchard Heights
                  37       Mirabella
                  38       Ocotillo Plaza
                  39       Deerfield Luxury Townhomes
                  40       Cypress Crossroads
                  41       Clarion LaGuardia Airport Hotel
                  42       Media Center
                  43       Westchester Portfolio
                 43.1      Westchester Village
                 43.2      Westchester Square
                 43.3      Washington Manor
                  44       Allison Pointe
                  45       Backlick Plaza
                  46       Mansions at Round Rock
                  47       Arbor Station
                  48       MWD Bolingbrook Industrial
                  49       Columbia Hotel Portfolio
                 49.1      Residence Inn Columbia
                 49.2      Courtyard Columbia
                Rollup     New Trier Crossed Loans Rollup
                  50       New Trier Indianapolis
                  51       New Trier Bakersfield
                  52       New Trier Gurnee
                  53       Ranch at City Park
                  54       5th Avenue Station
                  55       Rolling Hills Place
                  56       Raytheon Building
                  57       Walden Providence
                  58       Bravo Estates
                  59       Arcadis - BBL HQ
                 59.1      Arcadis - BBL HQ - 6711 & 6723 Towpath Road
                 59.2      Arcadis - BBL HQ - 8 South River Road
                  60       Villa Teresa Mobile Home Park
                  61       Matthews Plaza
                Rollup     Juniper Portfolio
                  62       Juniper Portfolio-Cumberland
                  63       Juniper Portfolio-Lakehurst
                  64       The Farrington
                  65       931 Corporate Center Drive (HSBC)
                  66       River Park Apartments
                  67       Marsh Store 80
                  68       Albuquerque Portfolio
                 68.1      Granada Business Center
                 68.2      Granada Square
                  70       Stratford Village Apartments
                  71       The Pointe at Wimbledon
                  72       Rialto I & II MHCs
                  73       Highlands MHC
                  74       Harbour Run Apartments
                  75       Holiday Inn Vail Apex
                  76       Raymour and Flanigan- King of Prussia
                  77       Remcon Medical Office Portfolio
                 77.1      Remcon Circle
                 77.2      Trawood
                  78       Fountain Plaza Medical Office
                  79       Courtyard Chicago Glenview
                  80       1111 High Road
                  81       Thurms Estates MHP
                  82       Tri Park Portfolio
                 82.1      Flat Rock Village
                 82.2      Spring Valley Estates
                 82.3      Voyager Village
                  83       Shoppes at Koch Park
                  84       Holiday Inn-Bordeaux
                         85 2400 Augusta Office Building
                  86       Barloworld Distribution
                  87       Nova Stor Self Storage
                Rollup     Shops at Stadium Towers and Hooters Crossed Portfolio
                  88       Shops at Stadium Towers
                  89       Shops at Stadium Towers Hooters
                  90       Cypress Center
                  91       Garden Gate Apartments
                  92       One Airport Center
                  93       Tecnofarma
                  94       700-710 Pelham Parkway
                  95       Chestnut Court Apartments
                  96       Summer & Bedford Office
                 96.1      733 Summer Street
                 96.2      777 Summer Street
                 96.3      612 Bedford Street
                  97       Mountain View Plaza
                           Hilton Village Shopping Center and Hilton Village
                           Office
                  98       Park
                  99       Club Marina MHC
                  100      Crane Building
                  101      PetsMart/Staples
                  102      Hampton Inn West
                  103      North Valley Self Storage
                  104      Cortina Inn & Resort
                  105      Ohio MHP Portfolio
                 105.1     Arrowhead Lake
                 105.2     Swanton Meadows
                 105.3     Sylvania Estates
                 105.4     Grand Rapids
                  106      Innovation Court Business Center
                  107      North Empire Self Storage
                  108      Milam Building
                  109      Eugene Medical Office Building
                  110      Galloway Apartments
                  111      Prospect Plaza La Jolla
                  112      Flying Star Retail Portfolio
                 112.1     10700 Corrales Boulevard
                 112.2     4022 - 4026 Rio Grande Boulevard Northwest
                  114      Downtown Plaza
                  115      229 Fabricante
                  116      Marshall's Plaza
                  117      Shops Under Target
                  118      Kern MHP
                  119      Wachovia Plaza Roll Up
                 119.1     Wachovia Plaza
                 119.2     Pine Knoll
                  120      Meadowbrook Apartments
                  121      Conch Plaza
                  122      Tamarack East MHC
                  123      Village Glen MHC
                  124      Court Square Office Building
                  125      Holiday Inn Hotel & Suites Pooler
                  126      Powers Professional Campus
                  127      Portland Fairview RV Resort
                  128      Paragon Building
                  129      Crystal Pointe MHC
                  130      Rivermont Apartments
                  131      Owens Corning Industrial
                  132      Holiday Inn Select Wilmington-Brandywine
                  133      Raymour and Flanigan - Poughkeepsie, NY
                  134      Marsh Store 31
                  135      Harbor Landing
                  136      Hidden Village MHC
                  137      Park Apartments Phases I & II
                  138      Stone Ridge Apartments Phase II
                  139      Claycreek Mini Storage
                  140      Holiday Inn Express - Waterford
                  141      Holiday Inn Express Six Flags
                  142      JMT Warehouse
                  143      Premier Self Storage -Toa Baja
                  144      Indiana MHP Portfolio
                 144.1     Berkshire Pointe
                 144.2     Beechwood Pointe
                 144.3     Amberly Pointe
                  145      Lady Lake Shoppes
                  146      Lost Springs Apartments
                  147      Cornerstone Center
                  148      Mission Viejo Town Center Phase 4
                  149      Northstate Storage Portfolio Myrtle Beach
                  150      6820 Reseda Boulevard
                  151      El Monte MHC
                  152      Clinton Parkway
                  153      Goldstein Office Building
                  154      Mr. Van Gard Self Storage
                  155      The Stanley Works
                  156      Best Western Ellensburg
                  157      Hamilton Gardens
                  158      Sloan Industrial Portfolio
                  159      Bontierra Road
                  160      Ashford Atrium
                  161      Chiodo Plaza
                  162      Northstate Storage Portfolio Carolina Beach
                  163      McNary Oaks MHC
                  164      Rite Aid - 302 West Robb
                  165      Best Buy Stevens Point Wisconsin
                  166      Indian Woods
                 166.1     Woodlake
                 166.2     Indian Village
                  167      Scioto Estates MHC
                  168      Best Western - Astoria
                  169      2301 & 2321 East Del Amo Boulevard
                  171      Granite Mall
                  172      Walgreens-Grove, OK
                  173      Walgreens Rogers
                  174      14405 Lakeside Circle
                  175      WSG- Citrus Park
                  176      Viking Estates MHC
                  177      Space Savers NW
                  178      Parkside Station
                  179      Holland Gardens Apartments
                  180      Roman Gardens Apartments
                  181      The Atrium Offices
                  182      Briarwood MHC
                  184      Northern Tool Building
                  185      Scotts Corner
                  186      1242 Fulton Street
                  187      Lloyd Baer Building
                  188      Gower Gulch Center
                  189      Marsh Store 71
                  190      306-308 Knickerbocker Avenue
                  191      Northstate Storage Portfolio Mineral Springs
                  192      Marsh Store 95
                  193      Northstate Storage Portfolio Swansboro
                  194      Doubletree I Apartments
                  195      Kensington Town Center
                  196      631 & 645 Grant Avenue
                  197      Walgreen's - Mundelein, IL
                  198      Whispering Pines MHC
                  199      Paradise View Apartments
                  200      Mosier Manor
                  201      730 Daniel Webster Highway
                  202      Mill Creek Professional Building

                                    EXHIBIT C

                    FORM OF INVESTMENT REPRESENTATION LETTER

Banc of America Securities LLC
214 North Tryon Street
NC1-027-22-03
Charlotte, North Carolina  28255

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York  10005

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21405-1951
Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1)

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention: Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as Depositor, KeyCorp Real Estate Capital Markets, Inc., as Servicer No. 1, Bank of America, National Association, as Servicer No. 2, ,LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, National Association, as Trustee, on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (the "Certificates"), in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

1.    Check one of the following:*

            |_| The Purchaser is not purchasing a Class R or Class LR Certificate and the Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

            |_| The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act") The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof or (ii) (other than with respect to the Residual Certificates) institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof,
      (x) the receipt by the Certificate Registrar of an Opinion of Counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

---------------------------------------
* Purchaser must include one of the following two certifications.


3. The Purchaser has reviewed each Private Placement Memorandum relating to the Certificates (collectively, the "Private Placement Memoranda") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memoranda.

4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

7.    Check one of the following:*

            |_| The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

            |_| The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person, (ii) a duly executed IRS Form W-8IMY (with appropriate attachments) or (iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business or (iv) the duly executed copies of IRS Form W 8IMY (with appropriate attachments). The Purchaser agrees to provide to the Certificate Registrar updated [IRS Forms W-8BEN, IRS Forms W-8IMY or]** IRS Forms W-8ECI[, as the case may be,]** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

------------------------------
* Each Purchaser must include one of the two alternative certifications.

** Omit for Class R and Class LR.


For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

8.    Please make all payments due on the Certificates:***

            |_| (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

                  Bank:_________________________________________________

                  ABA#:_________________________________________________

                  Account #:____________________________________________

                  Attention:____________________________________________


            |_|   (b) by mailing a check or draft to the following address:

                                       Very truly yours,



                                       ______________________________________
                                                   [The Purchaser]





                                          By:_______________________________
                                             Title:


Dated:


-------------------------------
*** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b).

                                   EXHIBIT D-1

                           FORM OF TRANSFER AFFIDAVIT

                   AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF
                  THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

STATE OF    )
            )  ss:
COUNTY OF   )


            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That [he] [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he makes this affidavit.

            2. That the Transferee's Taxpayer Identification Number is [__________].

            3. That the Transferee of a GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class [R] [LR] Certificate (the "Class [R] [LR] Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including nominee, middleman or other similar person) (an "Agent") or an ERISA Prohibited Holder or a Non-U.S. Person (as defined below). For these purposes, a "Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. For these purposes, "ERISA Prohibited Holder" means an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or a person acting on behalf of or investing the assets of such a Plan, including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulations ss. 2510.3-101. For these purposes, "Non-U.S. Person" means any person (a) other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (or successor form) or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes, or (b) who is a U.S. Person if income of such person with respect to such Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

            4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

            5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

            6. That the Transferee agrees not to transfer the Class [R] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that after conducting a reasonable investigation of the financial condition of the Person or entity, it has no reason to believe that such Person or entity does not satisfy the requirements set forth in paragraphs 3 and 4 hereof.

            7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement, dated as of May 1, 2007 among GE Commercial Mortgage Corporation, as Depositor, KeyCorp Real Estate Capital Markets, Inc., as Servicer No. 1, Bank of America, National Association, as Servicer No. 2, LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, National Association, as Trustee (the "Pooling and Servicing Agreement"), as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            8. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Transferee agrees to act as "tax matters person" if it will own the largest Percentage Interest in the Class [R][LR] Certificate and to perform the functions of "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and, in such event, agrees to the irrevocable designation of the Trustee as the Transferee's agent in performing the function of "tax matters person."

            9. That the Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(d) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class [R] [LR] Certificates.

            10. That the Transferee agrees not to transfer the Class [R][LR] Certificate such that the income therefrom would be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Transferee or any other U.S. Person.

            11.* Check one of the following, if applicable:


            |_| That the present value of the anticipated tax liabilities associated with holding the Class [R][LR] Certificate does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Class [R][LR] Certificate;

            (ii) the present value of the expected future distributions on such Class [R][LR] Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Class [R][LR] Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            |_| That the transfer of the Class [R][LR] Certificate complies with U.S. Treasury Regulations Sections 1.860G-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class [R][LR] Certificate will only be taxed in the United States;

            (ii) at the time of transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Investor within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

----------------------------------------
* Insert appropriate paragraph, if applicable.


            (iii) the Transferee will transfer the Class [R][LR] Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the Class [R][LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            |_| None of the above.


            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of __________, 20__.



                                       [NAME OF TRANSFEREE]


                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that [he] [she] executed the same as [his] [her] free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ___ day of __________, 20__.

______________________________
NOTARY PUBLIC


COUNTY OF ____________________

STATE OF _____________________

My commission expires the ___ day of __________, 20__.

                                   EXHIBIT D-2

                            FORM OF TRANSFEROR LETTER

                                     [Date]

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1)

      Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to believe that the requirements set forth in paragraphs 3 and 10 thereof are not satisfied or, after conducting a reasonable investigation of the financial condition of [Transferee], that the information contained in paragraph 4 thereof is not true.

                                       Very truly yours,


                                       [Transferor]

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE

                                                            [Date]

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1)

      Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, REQUEST FOR RELEASE

Dear _______________________,

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor, [the undersigned, as servicer (the "Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer")] [KeyCorp Real Estate Capital Markets, Inc., as a servicer ("Servicer No. 1"), Bank of America, National Association, as a servicer ("Servicer No. 2"), the undersigned, as special servicer (the "Special Servicer")] and you, as trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

            ______1. Mortgage Loan paid in full. The [Servicer No. 1] [Servicer No. 2] [Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.

            ______2.    The Mortgage Loan is being foreclosed.

            ______3.    Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       [SERVICER NO. 1] [SERVICER NO. 2]
                                          [SPECIAL SERVICER]


                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                    EXHIBIT F

                       FORM OF ERISA REPRESENTATION LETTER

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1)

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut 06297
Attention: Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class ___ (the "Certificate") issued pursuant to that certain Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as a servicer ("Servicer No. 1"), Bank of America, National Association, as a servicer ("Servicer No. 2", and together with the Servicer No. 1, the "Servicers"), LNR Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, National Association, as trustee (the "Trustee"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you either of the following:

            1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other (except with respect to the Class R or Class LR Certificates) than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60; or

            2. Except with respect to the Class R or Class LR Certificates (which may not be transferred to a Person who is described in paragraph 1(a) or (b) above), the Purchaser understands that if the Purchaser is a Person referred to in paragraph 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Servicers, the Special Servicer, the [Initial Purchasers] [Underwriters] or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Servicers, the Special Servicers, the Trustee, the [Initial Purchasers] [Underwriters], the Certificate Registrar or the Trust Fund.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___th day of _____, ____.



                                       Very truly yours,


                                       _______________________________________
                                                  [The Purchaser]


                                       By:____________________________________
                                       Name:
                                       Title:

                                    EXHIBIT G

                     FORM OF STATEMENT TO CERTIFICATEHOLDERS


       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                         DISTRIBUTION DATE STATEMENT

                                              Table of Contents

                     -------------------------------------------------------------------------------
                        STATEMENT SECTIONS                                                 PAGE(s)
                        ------------------                                                 -------

                        Certificate Distribution Detail                                       2
                        Certificate Factor Detail                                             3
                        Reconciliation Detail                                                 4
                        Other Required Information                                            5
                        Cash Reconciliation Detail                                            6
                        Ratings Detail                                                        7
                        Current Mortgage Loan and Property Stratification Tables           8 - 16
                        Mortgage Loan Detail                                                 17
                        NOI Detail                                                           18
                        Principal Prepayment Detail                                          19
                        Historical Detail                                                    20
                        Delinquency Loan Detail                                              21
                        Specially Serviced Loan Detail                                     22 - 23
                        Advance Summary                                                      24
                        Modified Loan Detail                                                 25
                        Historical Liquidated Loan Detail                                    26
                        Historical Bond / Collateral Realized Loss Reconciliation            27
                        Interest Shortfall Reconciliation Detail                           28 - 29
                        Defeased Loan Detail                                                 30
                        Supplemental Reporting                                               31
                     -------------------------------------------------------------------------------

             Depositor                              Master Servicer                            Special Servicer
-----------------------------------       -----------------------------------       -----------------------------------
GE Commercial Mortgage Corporation        Wachovia Bank, National Association       LNR Partners, Inc.
                                          8739 Research Drive                       760 N.W. 107th Avenue
292 Long Ridge Road                       URP 4, NC 1075                            Miami, FL 33172
Stamford, CT 06297                        Charlotte, NC 28262

Contact: General Information Number       Contact:       Lea Land                   Contact: General Information Number
Phone Number: (203) 357-4000              Phone Number:  (704) 593-7950             Phone Number:  (305) 229-6614
-----------------------------------       -----------------------------------       -----------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 1 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                       Certificate Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Realized Loss /                         Current
            Pass-Through Original Beginning  Principal     Interest   Prepayment Additional Trust   Total      Ending Subordination
Class CUSIP     Rate     Balance   Balance  Distribution Distribution  Premium    Fund Expenses  Distribution Balance     Level(1)
-----------------------------------------------------------------------------------------------------------------------------------
 A-1         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-2         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-3         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-AB        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-4         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-1-A        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-M         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-J         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  B          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  C          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  D          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  E          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  F          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  G          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  H          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  J          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  K          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  L          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  M          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  N          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  O          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  P          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  S          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  R          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  LR         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                         Original Beginning                                           Ending
            Pass-Through Notional  Notional   Interest    Prepayment    Total        Notional
Class CUSIP     Rate      Amount    Amount  Distribution   Premium   Distribution     Amount
----------------------------------------------------------------------------------------------
 X-W         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).




-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 2 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                          Certificate Factor Detail

--------------------------------------------------------------------------------------------------------------
                                                                              Realized Loss /
                  Beginning      Principal        Interest      Prepayment    Additional Trust       Ending
Class    CUSIP     Balance      Distribution    Distribution     Premium       Fund Expenses        Balance
--------------------------------------------------------------------------------------------------------------
 A-1              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-2              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-3              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-AB             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-4              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-1-A             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-M              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-J              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  B               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  C               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  D               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  E               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  F               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  G               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  H               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  J               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  K               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  L               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  M               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  N               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  O               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  P               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  S               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  R               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  LR              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
--------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------
                  Beginning                                       Ending
                   Notional       Interest       Prepayment      Notional
Class    CUSIP      Amount      Distribution      Premium         Amount
---------------------------------------------------------------------------
 X-W              0.00000000     0.00000000      0.00000000     0.00000000
---------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 3 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------
                                            Reconciliation Detail

Principal Reconciliation

             Stated Beginning Principal   Unpaid Beginning    Scheduled   Unscheduled    Principal
Loan Group            Balance             Principal Balance   Principal    Principal    Adjustments
----------   --------------------------   -----------------   ---------   -----------   -----------
         1                         0.00                0.00        0.00          0.00          0.00
         2                         0.00                0.00        0.00          0.00          0.00
----------   --------------------------   -----------------   ---------   -----------   -----------
Total                              0.00                0.00        0.00          0.00          0.00

             Realized     Stated Ending       Unpaid Ending      Current Principal
Loan Group     Loss     Principal Balance   Principal Balance   Distribution Amount
----------   --------   -----------------   -----------------   -------------------
         1       0.00                0.00                0.00                  0.00
         2       0.00                0.00                0.00                  0.00
----------   --------   -----------------   -----------------   -------------------
Total            0.00                0.00                0.00                  0.00

Certificate Interest Reconciliation
---------------------------------------------------------------------------------------------

                            Accrued     Net Aggregate     Distributable     Distributable
        Accrual  Accrual  Certificate     Prepayment       Certificate  Certificate Interest
Class    Dates    Days      Interest  Interest Shortfall     Interest        Adjustment
---------------------------------------------------------------------------------------------
 A-1       0        0          0.00           0.00            0.00              0.00
 A-2       0        0          0.00           0.00            0.00              0.00
 A-3       0        0          0.00           0.00            0.00              0.00
 A-AB      0        0          0.00           0.00            0.00              0.00
 A-4       0        0          0.00           0.00            0.00              0.00
A-1-A      0        0          0.00           0.00            0.00              0.00
A-MFL      0        0          0.00           0.00            0.00              0.00
 A-M       0        0          0.00           0.00            0.00              0.00
 A-J       0        0          0.00           0.00            0.00              0.00
 X-W       0        0          0.00           0.00            0.00              0.00
  B        0        0          0.00           0.00            0.00              0.00
  C        0        0          0.00           0.00            0.00              0.00
  D        0        0          0.00           0.00            0.00              0.00
  E        0        0          0.00           0.00            0.00              0.00
  F        0        0          0.00           0.00            0.00              0.00
  G        0        0          0.00           0.00            0.00              0.00
  H        0        0          0.00           0.00            0.00              0.00
  J        0        0          0.00           0.00            0.00              0.00
  K        0        0          0.00           0.00            0.00              0.00
  L        0        0          0.00           0.00            0.00              0.00
  M        0        0          0.00           0.00            0.00              0.00
  N        0        0          0.00           0.00            0.00              0.00
  O        0        0          0.00           0.00            0.00              0.00
  P        0        0          0.00           0.00            0.00              0.00
---------------------------------------------------------------------------------------------
Totals              0          0.00           0.00            0.00              0.00
---------------------------------------------------------------------------------------------
Certificate Interest Reconciliation
-----------------------------------------------------------------

                  Additional                   Remaining Unpaid
         WAC CAP  Trust Fund     Interest        Distributable
Class   Shortfall  Expenses    Distribution  Certificate Interest
-----------------------------------------------------------------
 A-1    0.00         0.00          0.00               0.00
 A-2    0.00         0.00          0.00               0.00
 A-3    0.00         0.00          0.00               0.00
 A-AB   0.00         0.00          0.00               0.00
 A-4    0.00         0.00          0.00               0.00
A-1-A   0.00         0.00          0.00               0.00
A-MFL   0.00         0.00          0.00               0.00
 A-M    0.00         0.00          0.00               0.00
 A-J    0.00         0.00          0.00               0.00
 X-W    0.00         0.00          0.00               0.00
  B     0.00         0.00          0.00               0.00
  C     0.00         0.00          0.00               0.00
  D     0.00         0.00          0.00               0.00
  E     0.00         0.00          0.00               0.00
  F     0.00         0.00          0.00               0.00
  G     0.00         0.00          0.00               0.00
  H     0.00         0.00          0.00               0.00
  J     0.00         0.00          0.00               0.00
  K     0.00         0.00          0.00               0.00
  L     0.00         0.00          0.00               0.00
  M     0.00         0.00          0.00               0.00
  N     0.00         0.00          0.00               0.00
  O     0.00         0.00          0.00               0.00
  P     0.00         0.00          0.00               0.00
-----------------------------------------------------------------
Totals  0.00         0.00          0.00               0.00
-----------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 4 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                           Other Required Information

--------------------------------------------------------------------------------

Available Distribution Amount (1)                                      0.00



Master Servicing Fee Summary


      Current Period Accrued Master Servicing Fees                     0.00

      Less Delinquent Master Servicing Fees                            0.00

      Less Reductions to Master Servicing Fees                         0.00

      Plus Master Servicing Fees for Delinquent Payments Received      0.00

      Plus Adjustments for Prior Master Servicing Calculation          0.00

      Total Master Servicing Fees Collected                            0.00





(1) The Available Distribution Amount includes any Prepayment Premiums.



Appraisal Reduction Amount

-------------------------------------------------
          Appraisal    Cumulative    Most Recent
  Loan    Reduction       ASER        App. Red.
 Number    Effected      Amount         Date
-------------------------------------------------















-------------------------------------------------
Total
-------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 5 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------
                                          Cash Reconciliation Detail

---------------------------------------------------------------------------------------------------------------------------------

Total Funds Collected
     Interest:
          Interest paid or advanced                                                    0.00
          Interest reductions due to Non-Recoverability Determinations                 0.00
          Interest Adjustments                                                         0.00
          Deferred Interest                                                            0.00
          Net Prepayment Interest Shortfall                                            0.00
          Net Prepayment Interest Excess                                               0.00
          Extension Interest                                                           0.00
          Interest Reserve Withdrawal                                                  0.00
                                                                                             --------------
               Total Interest Collected                                                                0.00

     Principal:
          Scheduled Principal                                                          0.00
          Unscheduled Principal                                                        0.00
               Principal Prepayments                                                   0.00
               Collection of Principal after Maturity Date                             0.00
               Recoveries from Liquidation and Insurance Proceeds                      0.00
               Excess of Prior Principal Amounts paid                                  0.00
               Curtailments                                                            0.00
          Negative Amortization                                                        0.00
          Principal Adjustments                                                        0.00
                                                                                             --------------
               Total Principal Collected                                                               0.00

     Other:
          Prepayment Penalties/Yield Maintenance                                       0.00
          Repayment Fees                                                               0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Received                                                     0.00
          Net Swap Counterparty Payments Received                                      0.00
                                                                                             --------------
               Total Other Collected                                                                   0.00
                                                                                             --------------
Total Funds Collected                                                                                  0.00
                                                                                             ==============




Total Funds Distributed
     Fees:
          Master Servicing Fee                                                         0.00
          Trustee Fee                                                                  0.00
          Certificate Administration Fee                                               0.00
          Insurer Fee                                                                  0.00
          Miscellaneous Fee                                                            0.00
                                                                                             --------------
               Total Fees                                                                              0.00

     Additional Trust Fund Expenses:

          Reimbursement for Interest on Advances                                       0.00
          ASER Amount                                                                  0.00
          Special Servicing Fee                                                        0.00
          Rating Agency Expenses                                                       0.00
          Attorney Fees & Expenses                                                     0.00
          Bankruptcy Expense                                                           0.00
          Taxes Imposed on Trust Fund                                                  0.00
          Non-Recoverable Advances                                                     0.00
          Other Expenses                                                               0.00
                                                                                             --------------
               Total Additional Trust Fund Expenses                                                    0.00

     Interest Reserve Deposit                                                                          0.00

     Payments to Certificateholders & Others:
          Interest Distribution                                                        0.00
          Principal Distribution                                                       0.00
          Prepayment Penalties/Yield Maintenance                                       0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Paid                                                         0.00
          Net Swap Counterparty Payments Paid                                          0.00
                                                                                             --------------
               Total Payments to Certificateholders & Others                                           0.00
                                                                                             --------------
Total Funds Distributed                                                                                0.00
                                                                                             ==============


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 6 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                Ratings Detail
      ---------------------------------------------------------------------------------------------------------------
                                                   Original Ratings                       Current Ratings  (1)
                                       ------------------------------------------------------------------------------
      Class               CUSIP            Fitch       Moody's       DRBS          Fitch       Moody's       DRBS
      ---------------------------------------------------------------------------------------------------------------
       A-1
       A-2
       A-3
       A-AB
       A-4
      A-1-A
       A-M
       A-J
       X-W
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P
      ---------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.
       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
      N/A - Data not available this period.


   1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                   Moody's Investors Service                        Dominion Bond Rating Service
One State Street Plaza                        99 Church Street                                 200 King Street West, Suite 1304
New York, New York 10004                      New York, New York 10007                         Toronto, Ontario M5H 3T4
(212) 908-0500                                (212) 553-0300                                   (416) 593-5577



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 7 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                              Aggregate Pool

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State    Props.   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 8 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     loans   Balance    Bal.  (2)       Avg DSCR (1)          Type     Props.   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 9 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 10 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                                    Group I

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State    Props.   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 11 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     loans   Balance    Bal.  (2)       Avg DSCR (1)          Type     Props.   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 12 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 13 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                                  Group II

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State    Props.   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 14 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     loans   Balance    Bal.  (2)       Avg DSCR (1)          Type     Props.   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 15 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the
Cut-off Date balance of each property as disclosed in the offering document.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 16 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                             Mortgage Loan Detail
---------------------------------------------------------------------------------------------------------------------------
                                                                Anticipated              Neg.   Beginning   Ending    Paid
Loan          Property               Interest Principal  Gross   Repayment   Maturity   Amort   Scheduled  Scheduled  Thru
Number  ODCR  Type (1)  City  State  Payment  Payment   Coupon     Date        Date     (Y/N)   Balance    Balance    Date
---------------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
         Appraisal  Appraisal   Res.    Mod.
Loan     Reduction  Reduction  Strat.  Code
Number     Date      Amount     (2)     (3)
---------------------------------------------







---------------------------------------------
Totals
---------------------------------------------


--------------------------------------------------------------------------------

                             (1) Property Type Code
                             ----------------------

                  MF -  Multi-Family            OF - Office
                  RT -  Retail                  MU - Mixed Use
                  HC -  Health Care             LO - Lodging
                  IN -  Industrial              SS - Self Storage
                  WH -  Warehouse               OT - Other
                  MH -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification        6 - DPO                       10 - Deed in Lieu Of
2 - Foreclosure         7 - REO                            Foreclosure
3 - Bankruptcy          8 - Resolved                  11 - Full Payoff
4 - Extension           9 - Pending Return            12 - Reps and Warranties
5 - Note Sale               to Master Servicer        13 - Other or TBD


                             (3) Modification Code
                             ---------------------

                        1 - Maturity Date Extension
                        2 - Amortization Change
                        3 - Principal Write-Off
                        4 - Combination
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 17 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                NOI Detail
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Ending          Most          Most       Most Recent     Most Recent
 Loan                 Property                          Scheduled       Recent        Recent        NOI Start       NOI End
Number      ODCR        Type        City     State       Balance      Fiscal NOI       NOI            Date            Date
-----------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 18 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                          Principal Prepayment Detail
--------------------------------------------------------------------------------------------------------
                                                                        Principal Prepayment Amount
                                          Offering Document       --------------------------------------
Loan Number       Loan Group              Cross-Reference         Payoff Amount     Curtailment Amount
--------------------------------------------------------------------------------------------------------
















--------------------------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                             Prepayment Penalties
                  --------------------------------------------------
Loan Number       Prepayment Premium    Yield Maintenance Premium
--------------------------------------------------------------------
















--------------------------------------------------------------------
Totals
--------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 19 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                               Historical Detail
------------------------------------------------------------------------------------------------------------------------------------

                                           Delinquencies
-------------------------------------------------------------------------------------------------
Distribution  30-59 Days   60-89 Days   90 Days or More   Foreclosure       REO     Modifications
Date          #  Balance   #  Balance   #       Balance   #   Balance   # Balance   #     Balance
-------------------------------------------------------------------------------------------------












-------------------------------------------------------------------------------------------------


                     Prepayments                    Rate and Maturities
--------------------------------------------------------------------------------------
Distribution  Curtailments        Payoff        Next Weighted Avg.
Date          #    Balance      #  Balance      Coupon      Remit     WAM
--------------------------------------------------------------------------------------













--------------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 20 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                            Delinquency Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                 Offering      # of                   Current   Outstanding   Status of   Resolution
                 Document      Months   Paid Through   P & I       P & I       Mortgage    Strategy     Servicing      Foreclosure
Loan Number   Cross-Reference  Delinq.      Date      Advances   Advances **   Loan (1)     Code (2)   Transfer Date      Date
-----------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
               Actual      Outstanding
              Principal     Servicing       Bankruptcy    REO
Loan Number    Balance      Advances          Date        Date
--------------------------------------------------------------







--------------------------------------------------------------
Totals
--------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      (1) Status of Mortgage Loan
                                      ---------------------------
A - Payment Not Received        0 - Current                          4 - Assumed Scheduled Payment
    But Still in Grace Period   1 - One Month Delinquent                 (Performing Matured Loan)
B - Late Payment But Less       2 - Two Months Delinquent            7 - Foreclosure
    Than 1 Month Delinquent     3 - Three or More Months Delinquent  9 - REO

                                     (2) Resolution Strategy Code
                                     ----------------------------
1 - Modification                6 - DPO                              10 - Deed In Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 21 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                     Specially Serviced Loan Detail - Part 1
---------------------------------------------------------------------------------------------------------------------
                            Offering      Servicing    Resolution
Distribution    Loan        Document      Transfer      Strategy    Scheduled   Property          Interest    Actual
    Date        Number   Cross-Reference    Date         Code (1)    Balance    Type (2)   State    Rate     Balance
---------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------
                   Net                                          Remaining
Distribution    Operating    NOI            Note    Maturity   Amortization
    Date          Income     Date    DSCR   Date      Date         Term
----------------------------------------------------------------------------







----------------------------------------------------------------------------

                                 (1) Resolution Strategy Code
                                 ----------------------------
1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD

             (2) Property Type Code
             ----------------------
MF - Multi-Family               OF - Office
RT - Retail                     MU - Mixed Use
HC - Health Care                LO - Lodging
IN - Industrial                 SS - Self Storage
WH - Warehouse                  OT - Other
MH - Mobile Home Park


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 22 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                      Specially Serviced Loan Detail - Part 2
------------------------------------------------------------------------------------------------------------------------------------

                           Offering       Resolution      Site
Distribution   Loan        Document        Strategy    Inspection                 Appraisal   Appraisal      Other REO
    Date       Number   Cross-Reference    Code (1)       Date     Phase 1 Date     Date        Value     Property Revenue   Comment
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------


                                     (1) Resolution Strategy Code
                                     ----------------------------

1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 23 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                              Advance Summary


                                                                     Current Period Interest
             Current P&I   Outstanding P&I   Outstanding Servicing    on P&I and Servicing
Loan Group    Advances        Advances             Advances               Advances Paid
----------   -----------   ---------------   ---------------------   -----------------------
         1          0.00              0.00                    0.00                      0.00
         2          0.00              0.00                    0.00                      0.00
----------   -----------   ---------------   ---------------------   -----------------------
Totals              0.00              0.00                    0.00                      0.00







-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 24 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                             Modified Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
          Offering
Loan      Document       Pre-Modification   Post-Modification  Pre-Modification  Post-Modification   Modification   Modification
Number  Cross-Reference      Balance             Balance        Interest Rate      Interest Rate          Date      Description
-----------------------------------------------------------------------------------------------------------------------------------






















-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 25 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                       Historical Liquidated Loan Detail
-------------------------------------------------------------------------------------------------------------------------
                                    Beginning            Fees,        Most Recent     Gross Sales        Net Proceeds
Distribution                        Scheduled          Advances,       Appraised      Proceeds or        Received on
Date               ODCR             Balance          and Expenses*    Value or BPO    Other Proceeds     Liquidation
-------------------------------------------------------------------------------------------------------------------------











-------------------------------------------------------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                   Net Proceeds                   Date of Current   Current Period   Cumulative         Loss to Loan
Distribution       Available for       Realized     Period Adj.       Adjustment     Adjustment           with Cum
Date               Distribution     Loss to Trust     to Trust        to Trust       to Trust           Adj. to Trust
---------------------------------------------------------------- --------------------------------------------------------











---------------------------------------------------------------------------------------------------------------------------------
 Current Total
---------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 26 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                             Historical Bond/Collateral Loss Reconciliation Detail


                  Offering         Beginning        Aggregate     Prior Realized       Amounts         Interest      Modification
Distribution      Document          Balance       Realized Loss    Loss Applied       Covered By     (Shortages)/     /Appraisal
    Date       Cross-Reference   at Liquidation     on Loans      to Certificates   Credit Support     Excesses     Reduction Adj.
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

                Additional       Realized Loss        Recoveries of       (Recoveries)/
Distribution   (Recoveries)        Applied to        Realized Losses    Losses Applied to
    Date        /Expenses     Certificates to Date    Paid as Cash     Certificate Interest
-------------------------------------------------------------------------------------------

















-------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 27 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                         Interest Shortfall Reconciliation Detail - Part 1

   Offering       Stated Principal   Current Ending        Special Servicing Fees                               Non-Recoverable
   Document          Balance at        Scheduled      --------------------------------                            (Scheduled
Cross-Reference     Contribution        Balance       Monthly   Liquidation   Work Out   ASER   (PPIS) Excess      Interest)
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

   Offering                     Modified Interest   Additional
   Document       Interest on   Rate (Reduction)    Trust Fund
Cross-Reference    Advances          /Excess         Expense
--------------------------------------------------------------



--------------------------------------------------------------
Totals
--------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 28 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                         Interest Shortfall Reconciliation Detail - Part 2

                                                      Reimb of Advances to the Servicer
   Offering       Stated Principal   Current Ending   ---------------------------------
   Document          Balance at        Scheduled                      Left to Reimburse   Other (Shortfalls)/
Cross-Reference     Contribution        Balance       Current Month    Master Servicer          Refunds         Comments
------------------------------------------------------------------------------------------------------------------------













Totals
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 2 Total       0.00
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total       0.00
------------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust                 0.00
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 29 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Defeased Loan Detail

-----------------------------------------------------------------------------------------------------------------------------------
                    Offering Document        Ending Scheduled
Loan Number          Cross-Reference               Balance             Maturity Date          Note Rate        Defeasance Status
-----------------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 30 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                     GE Commercial Mortgage Corporation              |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C1                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   05/10/2007
9062 Old Annapolis Road                                                                Record Date:                    04/30/2007
Columbia, MD 21045-1951                                                                Determination Date:             05/04/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Supplemental Reporting

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------



















------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 31 of 31

                                    EXHIBIT H

                           FORM OF OMNIBUS ASSIGNMENT

            [NAME OF CURRENT ASSIGNOR] having an address at [ADDRESS OF CURRENT ASSIGNOR] (the "Assignor") for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby sells, transfers, assigns, delivers, sets over and conveys, without recourse, representation or warranty, express or implied, unto "[_______________], as trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1" (the "Assignee"), having an office at [_______________], Attn: Corporate Trust Administrator/GE Commercial Mortgage Corporation, Series 2007-C1, its successors and assigns, all right, title and interest of the Assignor in and to:

That certain mortgage and security agreement, deed of trust and security agreement, deed to secure debt and security agreement, or similar security instrument (the "Security Instrument"), and that certain Promissory Note (the "Note"), for each of the Mortgage Loans shown on the Mortgage Loan Schedule attached hereto as Exhibit A, and that certain assignment of leases and rents given in connection therewith and all of the Assignor's right, title and interest in any claims, collateral, insurance policies, certificates of deposit, letters of credit, escrow accounts, performance bonds, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Security Instrument and the Note, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to the Security Instrument and the Note.

            IN WITNESS WHEREOF, the Assignor has executed this instrument under seal to be effective as of the [__] day of [____________], 20[__].

                                       [NAME OF CURRENT ASSIGNOR]


                                       By:____________________________
                                       Name:
                                       Title:

                                    EXHIBIT I

                                   [RESERVED]

                                   EXHIBIT J-1

                        FORM OF CONFIDENTIALITY AGREEMENT

                                     [Date]

[KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri 64105]


[Bank of America, National Association
900 West Trade Street , Suite 650
NC1-026-06-01
Charlotte, North Carolina 28255]

      Re: Information regarding GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1

Ladies and Gentlemen:

            In connection with the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (the "Certificates"), we acknowledge that we will be furnished by the [Servicer] [Special Servicer] (and may have been previously furnished) with certain information (the "Information"), provided by Wells Fargo Bank, National Association, as trustee (the "Trustee"), GE Commercial Mortgage Corporation, as depositor (the "Depositor") and the borrowers under certain of the Mortgage Loans. For the purposes of this letter agreement (this "Agreement"), "Representative" of a Person refers to such Person's directors, officers, employees, and agents; and "Person" refers to any individual, group or entity.

            In connection with and in consideration of our being provided with Information, we hereby acknowledge and agree that we are requesting and will use the Information solely for purposes of making investment decisions with respect to the above-referenced Certificates and will not disclose such Information to any other Person or entity unless required to do so by law; provided such Information may be disclosed to the auditors and regulators of the undersigned or to any person or entity that is contemplating the purchase of any Certificate held by the undersigned or of an interest therein, but only if such person or entity confirms in writing such contemplation of a prospective ownership interest and agrees in writing to keep such Information confidential.

            This Agreement shall not apply to any of the Information which: (i) is or becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by us or any of our Representatives; (ii) becomes lawfully available to us on a nonconfidential basis from a source other than you or one of your Representatives, which source is not bound by a contractual or other obligation of confidentiality to any Person; or (iii) was lawfully known to us on a nonconfidential basis prior to its disclosure to us by you.

            Notwithstanding anything to the contrary contained herein, we (and each of our employees, representative or other agents) may disclose to any and all persons, without limitation of any kind, the federal income tax treatment and tax structure of the above-referenced Certificates, any fact relevant to understanding the federal tax treatment or tax structure of the above-referenced Certificates, and all materials of any kind (including opinions or other tax analysis) relating to such federal tax treatment or tax structure other than the identity of the Depositor and information that would permit the identification of the Depositor.

            Capitalized terms used but not defined herein shall have the meaning assigned thereto in that certain Pooling and Servicing Agreement, dated as of May 1, 2007, by and among the Depositor, the Trustee, KeyCorp Real Estate Capital Markets, Inc., as a Servicer (the "Servicer No. 1"), Bank of America, National Association, as a Servicer (the "Servicer No. 2", and together with the Servicer No. 1, the "Servicers") and LNR Partners, Inc., as Special Servicer (the "Special Servicer").

            The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Servicers, the Special Servicer, the Trustee and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            This Agreement, when signed by us, will constitute our agreement with respect to the subject matter contained herein.

                                       Very truly yours,
                                          [NAME OF ENTITY]


                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT J-2

                        FORM OF INFORMATION REQUEST FROM
                     CERTIFICATEHOLDER OR CERTIFICATE OWNER

                                     [Date]

[KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri 64105]

[Bank of America, National Association
900 West Trade Street , Suite 650
NC1-026-06-01
Charlotte, North Carolina 28255]

      Re: Information regarding GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1

      In accordance with the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as a servicer ("Servicer No. 1"), Bank of America, National Association, as a servicer ("Servicer No. 2"), LNR Partners, Inc., as special servicer, and Wells Fargo Bank, National Association, as trustee (the "Trustee"), with respect to the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (the "Certificates"), the undersigned ("Investor") hereby certifies and agrees as follows:

      1. Investor is a [holder] [beneficial owner] of [$__________ aggregate [Certificate Balance/Certificate Notional Amount] of] [a ___% Percentage Interest in] the Class ____ Certificates.

      2. Investor is requesting access to the following information (the "Information") solely for use in evaluating Investor's investment in the Certificates:

            ___ The information available on the [Servicer No.1's] [Servicer No.2's] Website pursuant to Section 3.12 of the Pooling and Servicing Agreement.

            ___ The information available on the Trustee's Website pursuant to Section 4.02 of the Pooling and Servicing Agreement.

            ___ The information identified on Schedule I attached hereto pursuant to Sections 3.12 and 4.02 of the Pooling and Servicing Agreement.

      3. In consideration of the [Servicer No.1's [Servicer No.2's] or the Trustee's disclosure to Investor of the Information, Investor will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the [Servicer No.1][Servicer No.2] or the Trustee, as applicable, be disclosed by Investor or by its affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that Investor may provide all or any part of the Information to its auditors, legal counsel and regulators.

      4. Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

      5.    Investor hereby acknowledges and agrees that:

            (a) Neither the [Servicer No.1][Servicer No.2] nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its respective Website;

            (b) Neither the [Servicer No.1][Servicer No.2] nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective Website;

            (c) Any transmittal of any report, document or other information to Investor by the [Servicer No.1][Servicer No.2] or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                        By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein; and

            (d) When delivering any report, document or other information pursuant to this request, the [Servicer No.1][Servicer No.2] or the Trustee may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

      6. Investor agrees to indemnify and hold harmless the [Servicer No.1][Servicer No.2], the Trustee, the Trust and the Depositor from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by Investor or any of its Representatives. Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by Investor or any of its Representatives and that the [Servicer No.1][Servicer No.2], the Trustee, or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

      Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    [CERTIFICATEHOLDER] [BENEFICIAL OWNER OF A
                                    CERTIFICATE]

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------
                                    Telephone No.:
                                                  ------------------------------

                                   SCHEDULE I

                             [Information Requested]

                                   EXHIBIT J-3

              FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                     [Date]

[KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri 64105]

[Bank of America, National Association
900 West Trade Street , Suite 650
NC1-026-06-01
Charlotte, North Carolina 28255]

      Re: Information regarding GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1

      In accordance with the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as a servicer ("Servicer No. 1"), Bank of America, National Association, as a servicer ("Servicer No. 2"), LNR Partners, Inc., as special servicer, and Wells Fargo Bank, National Association, as trustee (the "Trustee"), with respect to the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (the "Certificates"), the undersigned ("Investor") hereby certifies and agrees as follows:

      1.    Investor is contemplating an investment in the Class ____
            Certificates.

      2. Investor is requesting access to the following information (the "Information") solely for use in evaluating such possible investment:

            ___ The information available on the [Servicer No.1's][Servicer No.2's] Website pursuant to Section 3.12 of the Pooling and Servicing Agreement.

            ___   The information available on the Trustee's Website pursuant to
                  Section 4.02 of the Pooling and Servicing Agreement.

            ___ The information identified on Schedule I attached hereto pursuant to Sections 3.12 and 4.02 of the Pooling and Servicing Agreement.

      3. In consideration of the [Servicer No.1's][Servicer No.2's] or the Trustee's disclosure to Investor of the Information, Investor will keep the Information confidential (except from such outside Persons as are assisting it in making the investment decision described in paragraph 1), and such Information will not, without the prior written consent of the [Servicer No.1][Servicer No.2] or the Trustee, as applicable, be disclosed by Investor or by its affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that Investor may provide all or any part of the Information to its auditors, legal counsel and regulators.

      4. Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

      5.    Investor hereby acknowledges and agrees that:

            (a) Neither the [Servicer No.1][Servicer No.2] nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its respective Website;

            (b) Neither the [Servicer No.1][Servicer No.2] nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective Website;

            (c) Any transmittal of any report, document or other information to Investor by the [Servicer No.1][Servicer No.2] or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                        By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein; and

      (d) When delivering any report, document or other information pursuant to this request, the [Servicer No.1][Servicer No.2] or the Trustee may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

      6. Investor agrees to indemnify and hold harmless the [Servicer No.1][Servicer No.2], the Trustee, the Trust and the Depositor from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by Investor or any of its Representatives. Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by Investor or any of its Representatives and that the [Servicer No.1][Servicer No.2], the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

      Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    [PROSPECTIVE INVESTOR]


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------
                                     Telephone No.:
                                                   -----------------------------

                                   SCHEDULE I

                             [Information Requested]

                                    EXHIBIT K

                         FORM OF INVESTOR CERTIFICATION

                                                      Dated:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1)

            In accordance with the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Agreement"), by and among GE Commercial Mortgage Corporation, as Depositor, KeyCorp Real Estate Capital Markets, Inc., as Servicer No. 1, Bank of America, National Association, as Servicer No. 2 (and together with Servicer No. 1, the "Servicers"), LNR Partners, Inc., as Special Servicer and Wells Fargo Bank, National Association, as Trustee, with respect to the above referenced certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is a beneficial owner or prospective purchaser of the Class __ Certificates.

            2. The undersigned is requesting access to the Trustee's internet website containing certain information (the "Information") and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to the provisions of the Agreement.

            3. In consideration of the Trustee's disclosure to the undersigned of the Information, or access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or of the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to
Section 5 of the Securities Act.

            5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Servicers, the Special Servicer, the Trustee and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                       _______________________________________
                                       Certificate Owner or Prospective
                                       Purchaser

                                       By:____________________________________

                                       Title:_________________________________

                                       Company:_______________________________

                                       Phone:_________________________________

                                    EXHIBIT L

                                   [RESERVED]

                                    EXHIBIT M

                                    RESERVED

                                    EXHIBIT N

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
             BOOK-ENTRY CERTIFICATE ON OR PRIOR TO THE RELEASE DATE

      (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)

                       GE Commercial Mortgage Corporation,
                 Commercial Mortgage Pass-Through Certificates,
                  Series 2007-C1, Class __ (the "Certificates")

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1

TO:   [Morgan Guaranty Trust Company
      of New York, Brussels Office
      Euroclear Operation Center
      or
      Clearstream Services]

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 Class

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as a servicer, ("Servicer No. 1"), Bank of America, National Association, as a servicer ("Servicer No. 2", and together with the Servicer No. 1, the "Servicers"), LNR Partners, Inc., as special servicer (the "Special Servicer") and Bank of America, National Association, as trustee (the "Trustee"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $_______ aggregate [Certificate Balance][Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Book-Entry Certificate (CUSIP No. __________) to be held with [Euroclear] [Clearstream]* (Common Code No.____________) through the Depository.

---------------------------------
* Select appropriate depository.

            In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],**

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

            (6) upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream].*


-------------------------------
* Select appropriate depository.

** Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicers and the Special Servicer.

                                       [Insert Name of Transferor]




                                       By:____________________________________
                                          Name:
                                          Title:
                                          Dated:

                                    EXHIBIT O

                        FORM OF TRANSFER CERTIFICATE FOR

                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
                  BOOK-ENTRY CERTIFICATE AFTER THE RELEASE DATE

      (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention: Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 Class

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as a servicer ("Servicer No. 1"), Bank of America, National Association, as a servicer ("Servicer No. 2", and together with the Servicer No. 1, the "Servicers"), LNR Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, National Association, as trustee (the "Trustee"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $________ aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Book-Entry Certificate (Common Code No. _____).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States;

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicers and the Special Servicer.

                                       [Insert Name of Transferor]


                                       By:____________________________________
                                          Name:
                                          Title:


                                     Dated:


-----------------------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT P

                        FORM OF TRANSFER CERTIFICATE FOR
                       REGULATION S BOOK-ENTRY CERTIFICATE
                       TO RULE 144A BOOK-ENTRY CERTIFICATE
                         ON OR PRIOR TO THE RELEASE DATE

      (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention: Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 Class

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as a servicer ("Servicer No. 1"), Bank of America, National Association, as a servicer ("Servicer No. 2", and together with the Servicer No. 1, the "Servicers"), LNR Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, National Association, as trustee (the "Trustee"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $________ aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Regulation S Book-Entry Certificate (CUSIP No. _______) with [Euroclear] [Clearstream]* (Common Code No.__________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Book-Entry Certificate (CUSIP No.____________).

-----------------------------
* Select appropriate depository.

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any jurisdiction.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicers, the Special Servicer and the Initial Purchasers of the offering of the Certificates.

                                       [Insert Name of Transferor]


                                       By:____________________________________
                                          Name:
                                          Title:


                                       Dated:

                                    EXHIBIT Q

         FORM OF TRANSFER CERTIFICATE FOR TRANSFERS WITHIN REGULATION S
             BOOK-ENTRY CERTIFICATE ON OR PRIOR TO THE RELEASE DATE

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention: Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 Class

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as a servicer ("Servicer No. 1"), Bank of America, National Association, as a servicer ("Servicer No. 2", and together with the Servicer No. 1, the "Servicers"), LNR Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, National Association, as trustee (the "Trustee"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 in connection with the transfer by _______________ of a beneficial interest of $___________ [Certificate Balance] [Notional Amount] in a Book-Entry Certificate on or prior to the Release Date to the undersigned (the "Transferee"). The Transferee desires to beneficially own such transferred interest in the form of the Regulation S Book-Entry Certificate. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferee does hereby certify that it is not a "U.S. Person" (within the meaning of Rule 902 of Regulation S under the Securities Act of 1933, as amended). This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicers and the Special Servicer.

                                       [Insert Name of Transferor]


                                       By:____________________________________
                                          Name:
                                          Title:
                                          Dated:

                                   EXHIBIT R-1

             FORM OF TRANSFER CERTIFICATE FOR DEFINITIVE CERTIFICATE
                     TO REGULATION S BOOK-ENTRY CERTIFICATE
                         ON OR PRIOR TO THE RELEASE DATE

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention: Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 Class

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) of the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as a servicer ("Servicer No. 1"), Bank of America, National Association, as a servicer ("Servicer No. 2", and together with the Servicer No. 1, the "Servicers"), LNR Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, National Association, as trustee (the "Trustee"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") of $__________________ [Certificate Balance] [Notional Amount] of Certificates, in fully registered form (such transferred interest being the "Transferred Interest") to ___________ (the "Transferee"), who will take delivery in the form of a beneficial interest in such [Certificate Balance] [Notional Amount] in the Regulation S Book-Entry Certificate maintained by the Depository Trust Company or its successor as Depository under the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a person acting for the account or benefit of a U.S. Person, and upon completion of the transaction, the Transferred Interest will be held with the Depository through [Euroclear] [Clearstream];**

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicers and the Special Servicer.

                                       [Name of Transferor]


                                       By:____________________________________
                                          Name:
                                          Title:


                                       Dated:

------------------------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

** Select appropriate depository.

                                   EXHIBIT R-2

             FORM OF TRANSFER CERTIFICATE FOR DEFINITIVE CERTIFICATE
                     TO REGULATION S BOOK-ENTRY CERTIFICATE
                             AFTER THE RELEASE DATE

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention: Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 Class

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as a servicer ("Servicer No. 1"), Bank of America, National Association, as a servicer ("Servicer No. 2", and together with the Servicer No. 1, the "Servicers"), LNR Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, National Association, as trustee (the "Trustee"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") of $__________________ [Certificate Balance][Notional Amount] of Certificates, in fully registered form (such transferred interest being the "Transferred Interest") to ___________ (the "Transferee"), who will take delivery in the form of a beneficial interest in such [Certificate Balance] [Notional Amount] in the Regulation S Book-Entry Certificate maintained by the Depository Trust Company or its successor as Depository under the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicers and the Special Servicer.

                                       [Name of Transferor]


                                       By:____________________________________
                                          Name:
                                          Title:


                                       Dated:



-------------------------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT S

             FORM OF TRANSFER CERTIFICATE FOR BOOK-ENTRY CERTIFICATE
                     TO REGULATION S DEFINITIVE CERTIFICATE

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention: Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 Class

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as a servicer ("Servicer No. 1"), Bank of America, National Association, as a servicer ("Servicer No. 2", and together with the Servicer No. 1, the "Servicers"), LNR Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, National Association, as trustee (the "Trustee"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") of a beneficial interest in $__________________ [Certificate Balance] [Notional Amount] of Book-Entry Certificates to _________ (the "Transferee"), who will take delivery in fully registered form (such transferred interest being the "Transferred Interest").

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicers and the Special Servicer.

                                       [Name of Transferor]


                                       By:____________________________________
                                          Name:
                                          Title:


                                       Dated:

-------------------------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                                     EXHIBIT T

                                                 WHOLE LOAN REPORT

                Prosupp ID                                                   Original Total    Original Split
                    or                                                         Loan Amount         Amount
                 Sequence                                                       (same for        Included in     Split Amount as
Tran ID           Number     Contributor              Loan Name                   each)             Trust        of Closing Date
-------------   ----------   -----------   -------------------------------   ---------------   ---------------   ---------------
GECMC 2007-C1            1      BCRE       666 Fifth Avenue                   $1,215,000,000      $249,000,000        [___]
N/A                N/A          BCRE       666 Fifth Avenue                   $1,215,000,000        [___]             [___]

                                                                        P&I        T&I / PPA
                 Paid Thru     Split Loan ID                         Advancing     Advancing
                 Date as of    (A-1, A-2, B,   Paying     Master     Servicer      Servicer     Special
Tran ID         Closing Date       Mezz)        Agent    Servicer   (Y, N, n/a)   (Y, N, n/a)   Servicer
-------------   ------------   -------------   -------   --------   -----------   -----------   --------
GECMC 2007-C1      [___]           [___]        Wells      BOA           Y           [___]        LNR
N/A                [___]           [___]         N/A       N/A          N/A          [___]        N/A


                Prosupp ID                                                   Original Total    Original Split
                    or                                                         Loan Amount         Amount
                 Sequence                                                       (same for        Included in     Split Amount as
Tran ID           Number     Contributor              Loan Name                   each)             Trust        of Closing Date
-------------   ----------   -----------   -------------------------------   ---------------   ---------------   ---------------
BACM 2007-1        [__]          BOA       Skyline Portfolio                    $678,000,000     [_________]       [_________]
GECMC 2007-C1            4       BOA       Skyline Portfolio                    $678,000,000      $203,400,000     [_________]
2007-LDP10         [__]          BOA       Skyline Portfolio                    $678,000,000     [_________]       [_________]

                                                                        P&I        T&I / PPA
                 Paid Thru     Split Loan ID                         Advancing     Advancing
                 Date as of    (A-1, A-2, B,   Paying     Master     Servicer      Servicer     Special
Tran ID         Closing Date       Mezz)        Agent    Servicer   (Y, N, n/a)   (Y, N, n/a)   Servicer
-------------   ------------   -------------   -------   --------   -----------   -----------   --------
BACM 2007-1     [_________]     [_________]    LaSalle     BOA           N           [___]        LNR
GECMC 2007-C1   [_________]     [_________]     Wells    KeyCorp         Y           [___]        LNR
2007-LDP10      [_________]     [_________]     [___]     [___]          N           [___]       [___]


                Prosupp ID                                                   Original Total    Original Split
                    or                                                         Loan Amount         Amount
                 Sequence                                                       (same for        Included in     Split Amount as
Tran ID           Number     Contributor              Loan Name                   each)             Trust        of Closing Date
-------------   ----------   -----------   -------------------------------   ---------------   ---------------   ---------------
N/A                N/A          GACC       The Enclave                          $225,000,000        [___]             [___]
GECMC 2007-C1            6      GACC       The Enclave                          $225,000,000      $200,000,000        [___]

                                                                        P&I        T&I / PPA
                 Paid Thru     Split Loan ID                         Advancing     Advancing
                 Date as of    (A-1, A-2, B,   Paying     Master     Servicer      Servicer     Special
Tran ID         Closing Date       Mezz)        Agent    Servicer   (Y, N, n/a)   (Y, N, n/a)   Servicer
-------------   ------------   -------------   -------   --------   -----------   -----------   --------
N/A                [___]           [___]         N/A       N/A          N/A          [___]        N/A
GECMC 2007-C1      [___]           [___]        Wells    KeyCorp         Y           [___]        LNR


                Prosupp ID                                                   Original Total    Original Split
                    or                                                         Loan Amount         Amount
                 Sequence                                                       (same for        Included in     Split Amount as
Tran ID           Number     Contributor              Loan Name                   each)             Trust        of Closing Date
-------------   ----------   -----------   -------------------------------   ---------------   ---------------   ---------------
GECMC 2007-C1            8      GACC       Four Seasons Resort Maui             $425,000,000      $175,000,000        [___]
CD 2007-CD4       [___]         GACC       Four Seasons Resort Maui             $425,000,000        [___]             [___]

                                                                        P&I        T&I / PPA
                 Paid Thru     Split Loan ID                         Advancing     Advancing
                 Date as of    (A-1, A-2, B,   Paying     Master     Servicer      Servicer     Special
Tran ID         Closing Date       Mezz)        Agent    Servicer   (Y, N, n/a)   (Y, N, n/a)   Servicer
-------------   ------------   -------------   -------   --------   -----------   -----------   --------
GECMC 2007-C1      [___]           [___]        Wells    KeyCorp         N           [___]        LNR
CD 2007-CD4        [___]           [___]        [___]    Wachovia        Y           [___]        LNR


                Prosupp ID                                                   Original Total    Original Split
                    or                                                         Loan Amount         Amount
                 Sequence                                                       (same for        Included in     Split Amount as
Tran ID           Number     Contributor              Loan Name                   each)             Trust        of Closing Date
-------------   ----------   -----------   -------------------------------   ---------------   ---------------   ---------------
GECMC 2007-C1            9       BOA       Pacific Shores                       $331,750,000      $165,875,000        [___]
BACM 2007-1       [___]          BOA       Pacific Shores                       $331,750,000        [___]             [___]

                                                                        P&I        T&I / PPA
                 Paid Thru     Split Loan ID                         Advancing     Advancing
                 Date as of    (A-1, A-2, B,   Paying     Master     Servicer      Servicer     Special
Tran ID         Closing Date       Mezz)        Agent    Servicer   (Y, N, n/a)   (Y, N, n/a)   Servicer
-------------   ------------   -------------   -------   --------   -----------   -----------   --------
GECMC 2007-C1      [___]           [___]        Wells    KeyCorp         Y           [__]         LNR
BACM 2007-1        [___]           [___]       LaSalle     BOA           N           [__]         LNR


                Prosupp ID                                                   Original Total    Original Split
                    or                                                         Loan Amount         Amount
                 Sequence                                                       (same for        Included in     Split Amount as
Tran ID           Number     Contributor              Loan Name                   each)             Trust        of Closing Date
-------------   ----------   -----------   -------------------------------   ---------------   ---------------   ---------------
GECMC 2007-C1           11      GACC       Mall of America                      $755,000,000      $104,000,000        [___]
CD 2007-CD4       [___]         GACC       Mall of America                      $755,000,000        [___]             [___]
COMM 2006-C8      [___]         GACC       Mall of America                      $755,000,000        [___]             [___]

                                                                        P&I        T&I / PPA
                 Paid Thru     Split Loan ID                         Advancing     Advancing
                 Date as of    (A-1, A-2, B,   Paying     Master     Servicer      Servicer     Special
Tran ID         Closing Date       Mezz)        Agent    Servicer   (Y, N, n/a)   (Y, N, n/a)   Servicer
-------------   ------------   -------------   -------   --------   -----------   -----------   --------
GECMC 2007-C1      [___]           [___]        Wells    KeyCorp         Y           [___]        LNR
CD 2007-CD4        [___]           [___]        Wells    Wachovia,       N           [___]        LNR
                                                         Capmark
COMM 2006-C8       [___]           [___]       LaSalle   Midland         N           [___]        LNR


                Prosupp ID                                                   Original Total    Original Split
                    or                                                         Loan Amount         Amount
                 Sequence                                                       (same for        Included in     Split Amount as
Tran ID           Number     Contributor              Loan Name                   each)             Trust        of Closing Date
-------------   ----------   -----------   -------------------------------   ---------------   ---------------   ---------------
GECMC 2007-C1           24      GACC       Americold Portfolio                  $350,000,000       $30,000,000        [___]
JPMCC 2007CIBC18  [___]         GACC       Americold Portfolio                  $350,000,000        [___]             [___]
2007-LDP10        [___]         GACC       Americold Portfolio                  $350,000,000        [___]             [___]
CD 2007-CD4       [___]         GACC       Americold Portfolio                  $350,000,000        [___]             [___]
N/A                N/A          GACC       Americold Portfolio                  $350,000,000        [___]             [___]

                                                                        P&I        T&I / PPA
                 Paid Thru     Split Loan ID                         Advancing     Advancing
                 Date as of    (A-1, A-2, B,   Paying     Master     Servicer      Servicer     Special
Tran ID         Closing Date       Mezz)        Agent    Servicer   (Y, N, n/a)   (Y, N, n/a)   Servicer
-------------   ------------   -------------   -------   --------   -----------   -----------   --------
GECMC 2007-C1      [___]           [___]        Wells    KeyCorp         Y           [___]        LNR
JPMCC 2007CIBC18   [___]           [___]        Wells    Capmark         N           [___]        LNR
2007-LDP10         [___]           [___]        Wells    Midland         N           [___]        LNR
CD 2007-CD4        [___]           [___]        Wells    Wachovia        N           [___]        LNR
N/A                [___]           [___]         N/A       N/A          N/A          [___]        N/A


                Prosupp ID                                                   Original Total    Original Split
                    or                                                         Loan Amount         Amount
                 Sequence                                                       (same for        Included in     Split Amount as
Tran ID           Number     Contributor              Loan Name                   each)             Trust        of Closing Date
-------------   ----------   -----------   -------------------------------   ---------------   ---------------   ---------------
GECMC 2007-C1           41       BOA       Clarion LaGuardia Airport Hotel       $19,300,000       $17,300,000        [___]
N/A                N/A           BOA       Clarion LaGuardia Airport Hotel       $19,300,000        [___]             [___]

                                                                        P&I        T&I / PPA
                 Paid Thru     Split Loan ID                         Advancing     Advancing
                 Date as of    (A-1, A-2, B,   Paying     Master     Servicer      Servicer     Special
Tran ID         Closing Date       Mezz)        Agent    Servicer   (Y, N, n/a)   (Y, N, n/a)   Servicer
-------------   ------------   -------------   -------   --------   -----------   -----------   --------
GECMC 2007-C1      [___]           [___]        Wells    KeyCorp         Y           [___]        LNR
N/A                [___]           [___]         N/A       N/A          N/A          [___]        N/A


                Prosupp ID                                                   Original Total    Original Split
                    or                                                         Loan Amount         Amount
                 Sequence                                                       (same for        Included in     Split Amount as
Tran ID           Number     Contributor              Loan Name                   each)             Trust        of Closing Date
-------------   ----------   -----------   -------------------------------   ---------------   ---------------   ---------------
GECMC 2007-C1          111      GACC       Prospect Plaza La Jolla                $7,622,000        $7,200,000        [___]
N/A                N/A          GACC       Prospect Plaza La Jolla                $7,622,000        [___]             [___]

                                                                        P&I        T&I / PPA
                 Paid Thru     Split Loan ID                         Advancing     Advancing
                 Date as of    (A-1, A-2, B,   Paying     Master     Servicer      Servicer     Special
Tran ID         Closing Date       Mezz)        Agent    Servicer   (Y, N, n/a)   (Y, N, n/a)   Servicer
-------------   ------------   -------------   -------   --------   -----------   -----------   --------
GECMC 2007-C1      [___]           [___]        Wells    KeyCorp         Y           [___]        LNR
N/A                [___]           [___]         N/A       N/A          N/A          [___]        N/A


                Prosupp ID                                                   Original Total    Original Split
                    or                                                         Loan Amount         Amount
                 Sequence                                                       (same for        Included in     Split Amount as
Tran ID           Number     Contributor              Loan Name                   each)             Trust        of Closing Date
-------------   ----------   -----------   -------------------------------   ---------------   ---------------   ---------------
GECMC 2007-C1          114      GECC       Downtown Plaza                         $6,920,000        $6,513,000        [___]
N/A                N/A          GECC       Downtown Plaza                         $6,920,000        [___]             [___]

                                                                        P&I        T&I / PPA
                 Paid Thru     Split Loan ID                         Advancing     Advancing
                 Date as of    (A-1, A-2, B,   Paying     Master     Servicer      Servicer     Special
Tran ID         Closing Date       Mezz)        Agent    Servicer   (Y, N, n/a)   (Y, N, n/a)   Servicer
-------------   ------------   -------------   -------   --------   -----------   -----------   --------
GECMC 2007-C1      [___]           [___]        Wells    KeyCorp         Y           [___]        LNR
N/A                [___]           [___]         N/A       N/A          N/A          [___]        N/A

                                   EXHIBIT U-1

                        FORM OF PERFORMANCE CERTIFICATION

            Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, issued pursuant to the Pooling and Servicing Agreement dated as of May 1, 2007 (the "Pooling and Servicing Agreement") between GE Commercial Mortgage Corporation, as depositor, KeyCorp Real Estate Capital Markets, Inc., as a servicer, ("Servicer No. 1"), Bank of America, National Association, as a servicer ("Servicer No. 2", and together with the Servicer No. 1, the "Servicers"), LNR Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, National Association, as trustee (the "Trustee").

            Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

               --------------------------------------------------

            I, [identity of certifying individual], the senior officer in charge of securitization of the Depositor, hereby certify that:

            1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of GE Commercial Mortgage Corporation, Series 2007-C1 Trust (the "Exchange Act Periodic Reports");

            2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

            3. Based on my knowledge, all distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

            4. Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the Servicers, the Special Servicer, and the Reporting Sub Servicers have in all material respects fulfilled their obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement or primary servicing agreement; and

            5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties;

            o     KeyCorp Real Estate Capital Markets, Inc., as Servicer No. 1;

            o     Bank of America, National Association, as Servicer No. 2;

            o     LNR Partners, Inc., as Special Servicer;

            o     Wells Fargo Bank, National Association, as Trustee; and

            o     Bank of America, National Association, as a Sub-Servicer

            o     Wachovia Bank, National Association, as a Sub-Servicer

            o     [names of sub-servicers]


Date: [___]

                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT U-2

                   FORM OF SERVICER PERFORMANCE CERTIFICATION

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention: Legal Department (Real Estate)

            Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, issued pursuant to the Pooling and Servicing Agreement dated as of May 1, 2007 (the "Pooling and Servicing Agreement") between GE Commercial Mortgage Corporation, as depositor, KeyCorp Real Estate Capital Markets, Inc., as a servicer, (the "Master Servicer No. 1"), Bank of America, National Association, as a servicer (the "Master Servicer No. 2", and together with the Master Servicer No. 1, the "Master Servicers"), LNR Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, National Association, as trustee (the "Trustee").

            Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

            I, [identity of certifying individual], a [title] of [KeyCorp Real Estate Capital Markets, Inc.] [Bank of America, National Association], hereby certify to the Depositor and its officers, directors and Affiliates (collectively, the "Certification Parties") as follows, with the knowledge and intent that the Certification Parties will rely on this Certification:

            1. I (or persons under my supervision) have reviewed the servicing reports relating to the Trust delivered by the Master Servicers pursuant to the Pooling and Servicing Agreement covering the fiscal year [_____] (collectively, the "Master Servicer Periodic Reports");

            2. Based on my knowledge, and (a) assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer pursuant to Section 11.08 of the Pooling and Servicing Agreement and
(b) assuming that the information regarding the mortgage loans, the mortgagors or the mortgaged properties in the prospectus (the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the servicer to prepare the servicing reports), the Master Servicer Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

            3. Based on my knowledge, assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer pursuant to Section 11.08 of the Pooling and Servicing Agreement, all servicing information required to be provided in the Master Servicer Periodic Reports under the provisions of the Pooling and Servicing Agreement for the fiscal year [_____] is included in the Master Servicer Periodic Reports;

            4. I am responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based on my knowledge and the compliance review conducted in preparing the Master Servicer's compliance statement for the fiscal year [_____] under the Pooling and Servicing Agreement in connection with Item 1123 of Regulation AB, and except as disclosed in the Master Servicer Periodic Reports, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

            5. All annual assessment reports required under Section 11.12 of the Pooling and Servicing Agreement and their related annual attestation reports required to be provided to the Trustee and the Depositor by the Master Servicer or any Servicing Function Participant retained by the Master Servicer (other than a Loan Seller Sub-Servicer) under or as contemplated by the Pooling and Servicing Agreement have been provided thereby. Based on my knowledge, there are no material instances of noncompliance relating to the Master Servicer's or any such other party's compliance with the Relevant Servicing Criteria, in each case based upon the annual attestation report provided by a registered public accounting firm, after conducting a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB, delivered pursuant to
Section 11.13 of the Pooling and Servicing Agreement, except as disclosed in such reports.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [name of trustee, name or paying agent, certificate administrator or other similar party; name of depositor; name of servicer; name of other subservicers].

            In addition, notwithstanding the foregoing certifications under clauses (2) and (3) above, the Master Servicer does not make any certification under such clauses (2) and (3) above with respect to the information in the servicing reports delivered by the Master Servicer to the Trustee referred to in such clauses (2) and (3) above that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement beyond the corresponding certification actually provided by the Special Servicer pursuant to Section 11.08 of the Pooling and Servicing Agreement. Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses (1) through (5) that is in turn dependent (i) upon information required to be provided by any Sub-Servicer acting under a Sub-Servicing Agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such Sub-Servicer of its obligations pursuant to any such Sub-Servicing Agreement, in each case beyond the respective backup certifications actually provided by such Sub-Servicer to the Master Servicer with respect to the information that is the subject of such certification, or (ii) upon information required to be provided by the Non-Serviced Mortgage Loan Servicer or upon the performance by the Non-Serviced Mortgage Loan Servicer of its obligations pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing Agreement, in each case beyond the backup certification actually provided by the Non-Serviced Mortgage Loan Servicer to the Master Servicer with respect to the information that is the subject of such certification; provided that this clause (ii) shall not apply in the event the Master Servicer is, or is an Affiliate of, the Non-Serviced Mortgage Loan Servicer.

            This Certification is being signed by me as an officer of the Master Servicer responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement.

Date: [___]

                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT U-3

               FORM OF SPECIAL SERVICER PERFORMANCE CERTIFICATION

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention: Legal Department (Real Estate)

            Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, issued pursuant to the Pooling and Servicing Agreement dated as of May 1, 2007 (the "Pooling and Servicing Agreement") between GE Commercial Mortgage Corporation, as depositor, KeyCorp Real Estate Capital Markets, Inc., as a servicer (the "Master Servicer No. 1"), Bank of America, National Association, as a servicer (the "Master Servicer No. 2", and together with the Master Servicer No. 1, the "Master Servicers"), LNR Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, National Association, as trustee (the "Trustee").

            Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

            I, [identity of certifying individual], a [title] of LNR Partners, Inc., hereby certify to the Depositor and its officers, directors and Affiliates (collectively, the "Certification Parties") as follows, with the knowledge and intent that the Certification Parties will rely on this Certification:

            1. I have reviewed the servicing reports relating to the Trust delivered by the Special Servicer pursuant to the Pooling and Servicing Agreement covering the fiscal year [_____] (collectively, the "Special Servicer Periodic Reports");

            2. Based on my knowledge, the Special Servicer Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

            3. Based on my knowledge, all servicing information required to be provided in the Special Servicer Periodic Reports under the provisions of the Pooling and Servicing Agreement for the calendar year preceding the date of the Form 10-K is included in the Special Servicer Periodic Reports;

            4. I am responsible for reviewing the activities performed by the Special Servicer and based on my knowledge and the compliance review conducted in preparing the Special Servicer's compliance statement with respect to the Trust for Exchange Act Reporting Year 2007under the Pooling and Servicing Agreement in connection with Item 1123 of Regulation AB, and except as disclosed in the Special Servicer Periodic Reports, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects;

            5. I have disclosed to the accountants that are to deliver the attestation report on assessment of compliance with servicing criteria for asset-backed securities in respect of the Special Servicer with respect to the Trust's fiscal year [_____] all information relating to the Special Servicer's assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

            6. All annual assessment reports required under Section 11.12 of the Pooling and Servicing Agreement and their related annual attestation reports required to be provided to the Trustee and the Depositor by the Special Servicer or any Servicing Function Participant retained by the Special Servicer (other than a Loan Seller Sub-Servicer) under or as contemplated by the Pooling and Servicing Agreement have been provided thereby. Based on my knowledge, there are no significant deficiencies relating to the Special Servicer's or any such other party's compliance with the Relevant Servicing Criteria, in each case based upon the annual attestation report provided by a registered public accounting firm, after conducting a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB, delivered pursuant to Section 11.13 of the Pooling and Servicing Agreement, except as disclosed in such report.

            Notwithstanding the foregoing certifications, the Special Servicer does not make any certification under the foregoing clauses (1) through (5) that is in turn dependent (i) upon information required to be provided by any Sub-Servicer acting under a Sub-Servicing Agreement that the Special Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such Sub-Servicer of its obligations pursuant to any such Sub-Servicing Agreement, in each case beyond the respective backup certifications actually provided by such Sub-Servicer to the Special Servicer with respect to the information that is the subject of such certification, or
(ii) upon information required to be provided by the Non-Serviced Mortgage Loan Special Servicer or upon the performance by the Non-Serviced Mortgage Loan Special Servicer of its obligations pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing Agreement, in each case beyond the backup certification actually provided by the Non-Serviced Mortgage Loan Special Servicer to the Special Servicer with respect to the information that is the subject of such certification; provided that this paragraph shall not apply in the event the Special Servicer is, or is an Affiliate of, the Non-Serviced Mortgage Loan Special Servicer.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [name of trustee, name or paying agent, certificate administrator or other similar party; name of depositor; name of servicer; name of other subservicers].

            This Certification is being signed by me as an officer of the Special Servicer responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement.

Date: [___]

                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT U-4

                    FORM OF TRUSTEE PERFORMANCE CERTIFICATION

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention: Legal Department (Real Estate)

            Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, issued pursuant to the Pooling and Servicing Agreement dated as of May 1, 2007 (the "Pooling and Servicing Agreement") between GE Commercial Mortgage Corporation, as depositor, KeyCorp Real Estate Capital Markets, Inc., as a servicer (the "Master Servicer No. 1"), Bank of America, National Association, as a servicer (the "Master Servicer No. 2", and together with the Master Servicer No. 1, the "Master Servicers"), LNR Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, National Association, as trustee (the "Trustee").

            Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

            I, [identify the certifying individual], a [title] of Wells Fargo Bank, National Association, certify to the Certifying Person, GE Commercial Mortgage Corporation, and its officers, directors and Affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the Pooling and Servicing Agreement relating to the Certificates, that:

            1. I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period included in the year covered by this annual report, of the Trust;

            2. Based on my knowledge, the distribution information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

            3. Based on my knowledge, the servicing information required to be provided to the Trustee by the Master Servicer and Special Servicer under the Pooling and Servicing Agreement is included in the reports delivered by the Master Servicers and Special Servicer to the Trustee;

            4. I am responsible for reviewing the activities performed by the Trustee and based on my knowledge and the compliance reviews conducted in preparing the Trustee compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB, and except as disclosed on any Form 10-D or 10-K, the Trustee has fulfilled its obligations in all material respects under the Pooling and Servicing Agreement; and

            5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities with respect to the Trustee required to be included in Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to Form 10-K, except as otherwise disclosed in Form 10-K. Any material instances of noncompliance described in such reports have been disclosed in such report on Form 10-K.

            This Certification is being signed by me as an officer of the Trustee responsible for reviewing the activities performed by the Trustee under the Pooling and Servicing Agreement.

Date: [___]

                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT U-5

                  FORM OF SUBSERVICER PERFORMANCE CERTIFICATION

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention: Legal Department (Real Estate)

Bank of America, National Association
900 West Trade Street , Suite 650
NC1-026-06-01
Charlotte, North Carolina

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri 64105

            Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, issued pursuant to the Pooling and Servicing Agreement dated as of May 1, 2007 (the "Pooling and Servicing Agreement") between GE Commercial Mortgage Corporation, as depositor, KeyCorp Real Estate Capital Markets, Inc., as a servicer (the "Master Servicer No. 1"), Bank of America, National Association, as a servicer (the "Master Servicer No. 2", and together with the Master Servicer No. 1, the "Master Servicers"), LNR Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, National Association, as trustee (the "Trustee"), and the Subservicing Agreement, dated as of ____________________ (the "Subservicing Agreement") between [subservicer] (the "Subservicer") and [identify counterparty].

            Capitalized terms used but not defined herein have the meanings set forth in the Subservicing Agreement or, if not defined in the Subservicing Agreement, then the meanings set forth in the Pooling and Servicing Agreement.

            I, [identity of certifying individual], a [title] of [Subservicer], hereby certify to the Depositor, the applicable Master Servicer and their officers, directors and Affiliates (collectively, the "Certification Parties") as follows, with the knowledge and intent that the Certification Parties will rely on this Certification:

            1. I have reviewed the servicing reports relating to the Trust delivered by the Subservicer pursuant to the Subservicing Agreement covering the fiscal year 2007 (collectively, the "Subservicer Periodic Reports");

            2. Based on my knowledge, the Subservicer Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

            3. Based on my knowledge, all servicing information required to be provided in the Subservicer Periodic Reports under the provisions of the Subservicing Agreement for the calendar year preceding the date of the Form 10-K is included in the Subservicer Periodic Reports;

            4. I am responsible for reviewing the activities performed by the Subservicer and based on my knowledge and the compliance review conducted in preparing the Subservicer's compliance statement under the Subservicing Agreement in connection with Item 1123 of Regulation AB, and except as disclosed in the Subservicer Periodic Reports, the Subservicer has fulfilled its obligations under the Subservicing Agreement in all material respects;

            5. I have disclosed to the accountants that are to deliver the attestation report on assessment of compliance with servicing criteria for asset-backed securities in respect of the Subservicer with respect to the Trust's fiscal year 2007 all information relating to the Subservicer's assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

            6. All annual assessment reports required under Section 11.12 of the Subservicing Agreement and their related annual attestation reports required to be provided to the Master Servicer, the Trustee and the Depositor by the Subservicer or any Servicing Function Participant retained by the Subservicer under or as contemplated by the Subservicing Agreement have been provided thereby. Based on my knowledge, there are no significant deficiencies relating to the Subservicer's or any such other party's compliance with the Relevant Servicing Criteria, in each case based upon the annual attestation report provided by a registered public accounting firm, after conducting a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB, delivered pursuant to Section 11.13 of the Subservicing Agreement, except as disclosed in such report.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [name of trustee, name or paying agent, certificate administrator or other similar party; name of depositor; name of servicer; name of other subservicers].

            This Certification is being signed by me as an officer of the Subservicer responsible for reviewing the activities performed by the Subservicer under the Subservicing Agreement.

Date: [___]

                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT V-1

                       FORM OF CLOSING DATE CERTIFICATION

                                   May 8, 2007

GE Commercial Mortgage Corp.                     German American Capital Corporation
292 Long Ridge Road                              60 Wall Street
Stamford, Connecticut  06927                     New York, New York  10005

KeyCorp Real Estate Capital Markets, Inc.        Bank of America, National Association
  911 Main Street, Suite 1500                    900 West Trade Street, Suite 650
  Kansas City, Missouri 64105                    NC1-026-06-01
                                                 Charlotte, North Carolina  28255

LNR Partners, Inc.                               Standard & Poor's Ratings Services,
1601 Washington Avenue, Suite 700                   a division of The McGraw-Hill Companies, Inc.
Miami Beach, Florida  33139                      55 Water Street
                                                 New York, New York  10041

General Electric Capital Corporation             Moody's Investors Service Inc.
125 Park Avenue, 10th Floor                      99 Church Street, 8th  Floor
New York, New York  10017                        New York, NY  10007

Barclays Capital Real Estate Inc.                Bank of America, National Association
200 Park Avenue                                  214 North Tryon Street
New York, New York  10166                        NC1-027-22-03
                                                 Charlotte, North Carolina  28255

      Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1

            In accordance with Section 2.01(b) of the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Agreement") among GE Commercial Mortgage Corporation, as Depositor, KeyCorp Real Estate Capital Markets, Inc., as a Servicer, Bank of America, National Association, as a Servicer, LNR Partners, Inc., as Special Servicer and the undersigned as Trustee, the Trustee hereby certifies that, with respect to each Mortgage Loan listed on the Mortgage Loan Schedule attached hereto as Schedule A, subject to the terms of the Agreement and to any exceptions listed on Schedule B, (a) the Trustee has in its possession all of the documents specified in clauses (i), (ii), (ix), (xvi) and
(xix) of the definition of "Mortgage File" and (b) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan.

            Pursuant to the Agreement, the Trustee is under no duty or obligation (a) to determine whether any of the documents specified in clauses
(v), (vi), (vii), (viii), (x), (xiv), (xv), (xvii), (xviii) (xix) and (xxiii) through (xxv) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person or (b) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.

                                      WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          as Trustee

                                          [____________________]
                                          Corporate Trust Officer

                                   EXHIBIT V-2

                          FORM OF INITIAL CERTIFICATION

                                     [DATE]

GE Commercial Mortgage Corp.                   German American Capital Corporation
292 Long Ridge Road                            60 Wall Street
Stamford, Connecticut  06927                   New York, New York  10005

KeyCorp Real Estate Capital Markets, Inc.      Bank of America, National Association
  911 Main Street, Suite 1500                  900 West Trade Street, Suite 650
  Kansas City, Missouri 64105                  NC1-026-06-01
                                               Charlotte, North Carolina  28255

LNR Partners, Inc.                             Standard & Poor's Ratings Services,
1601 Washington Avenue, Suite 800              a division of The McGraw-Hill Companies, Inc.
Miami Beach, Florida  33139                    55 Water Street
                                               New York, New York  10041

General Electric Capital Corporation           Moody's Investors Service Inc.
125 Park Avenue, 10th Floor                    99 Church Street, 8th  Floor
New York, New York  10017                      New York, NY  10007

Barclays Capital Real Estate Inc.              Bank of America, National Association.
200 Park Avenue                                214 North Tryon Street
New York, New York  10166                      NC1-027-22-03
                                               Charlotte, North Carolina  28255


      Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1

            In accordance with Section 2.02(b) of the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Agreement") among GE Commercial Mortgage Corporation as Depositor, KeyCorp Real Estate Capital Markets, Inc., as a Servicer, Bank of America, National Association, as a Servicer, LNR Partners, Inc., as Special Servicer and the undersigned as Trustee, the Trustee hereby certifies that, with respect to each Mortgage Loan listed on the Mortgage Loan Schedule attached hereto as Schedule A, subject to the terms of the Agreement and to any exceptions listed on Schedule B, (a) the Trustee has in its possession all of the documents specified in clauses (i) through (v), (ix) through (xii) and (xvi) through (xix) of the definition of "Mortgage File", (to the extent the Trustee has actual knowledge that such documents are supposed to be in the Mortgage File) (or, with respect to clause (xix), a copy of such letter of credit if the Servicer has the original or an officer's certificate as contemplated by the final sentence of Section 2.01(b) of the Agreement), (b) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan, and (c) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (vii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            Pursuant to the Agreement, the Trustee is under no duty or obligation (a) to determine whether any of the documents specified in clauses
(v), (vi), (vii), (viii), (x), (xiv), (xv), (xvii), (xviii), (xix) and (xxiii) through (xxv) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person or (b) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          as Trustee


                                          ____________________________________
                                          [____________________]
                                          Corporate Trust Officer

                                    EXHIBIT W

             FORM OF NOTICE RELATING TO THE NON-SERVICED WHOLE LOAN

                                   May 3, 2007

[ADDRESSEES:

With respect to each of the Non-Serviced Mortgage Loans, to each of:
Non-Serviced Mortgage Loan Servicer, and
Non-Serviced Mortgage Loan Trustee.

      Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and each of the Non-Serviced Mortgage Loans

Dear [NAME]:

            GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (the "Trust Fund") is the holder of (i) the Skyline Portfolio Mortgage Loan (the "Skyline Portfolio Mortgage Loan"), as such term is defined under that Amended and Restated Intercreditor and Servicing Agreement, dated as of April 1, 2007, by and among [Bank of America, National Association ("Bank of America"), as Lead Lender, A-2 Co-Lender and A-3 Co-Lender] (the "Skyline Portfolio Co-Lender Agreement"), (ii) the Four Seasons Resort Maui Mortgage Loan (the "Four Seasons Resort Maui Mortgage Loan"), as such term is defined under the Intercreditor and Servicing Agreement, dated as of March 1, 2007, by and among [Bank of America as Lead Lender, Note A-2 Co-Lender and Note A-3 Co-Lender (the "Four Seasons Resort Maui Co-Lender Agreement"),] (iii) the Pacific Shores Mortgage Loan (the "Pacific Shores Mortgage Loan"), as such term is defined under the Intercreditor Agreement (Pacific Shores), dated as of February 1, 2007, by and among [CWCapital LLC as lead lender and co-lender] (the "Pacific Shores Co-Lender Agreement"), (iv) the Mall of America Mortgage Loan (the "Mall of America Mortgage Loan"), as such term is defined under the Intercreditor Agreement (Mall of America), dated as of December 7, 2006, (the Mall of America Co-Lender Agreement") and (v) the Americold Portfolio Mortgage Loan (the "Americold Portfolio Mortgage Loan"), as such term is defined under the Intercreditor Agreement (Americold Portfolio), dated February 28, 2007, (the "Americold Portfolio Co-Lender Agreement"), . In connection with the deposit of each of the Skyline Portfolio Mortgage Loan, the Four Seasons Resort Maui Mortgage Loan, the Pacific Shores Mortgage Loan, the Mall of America Mortgage Loan and the Americold Portfolio Mortgage Loan (collectively, the "Non-Serviced Mortgage Loans") into the Trust Fund, the contact information for each of the parties thereto is set forth on Schedule I attached hereto.

            The Skyline Portfolio Mortgage Loan and the Pacific Shores Mortgage Loan are being serviced pursuant to the terms of a pooling and servicing agreement dated and effective as of February 1, 2007, among Banc of America Commercial Mortgage Inc., as depositor, Bank of America, National Association, as master servicer, LNR Partners, Inc., as special servicer and LaSalle Bank National Association, as trustee, as from time to time amended, supplemented or modified (the "BACM 2007-1 Pooling Agreement"). Wells Fargo Bank, National Association, as Trustee for the Certificateholders, hereby directs the applicable parties to the BACM 2007-1 Pooling Agreement as follows:

            (i) Bank of America, National Association, as servicer under the BACM 2007-1 Pooling Agreement, shall remit all amounts payable in accordance with the Skyline Portfolio Co-Lender Agreement, the Pacific Shores Co-Lender Agreement and the BACM 2007-1 Pooling Agreement due to the holder of the Skyline Portfolio Mortgage Loan and the Pacific Shores Portfolio Mortgage Loan on such days as specified in the BACM 2007-1 Pooling Agreement to KeyCorp Real Estate Capital Markets, Inc., as Servicer of the Trust Fund, to the collection account set forth on Schedule II attached hereto in accordance with the terms of the BACM 2007-1 Pooling Agreement (or, with respect to a Balloon Payment, to the Trustee for deposit into the related Distribution Account); and

            (ii) Bank of America, National Association and LaSalle Bank National Association shall forward, deliver or otherwise make available, as the case may be, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the holder of the Skyline Portfolio Mortgage Loan and the Pacific Shores Mortgage Loan in accordance with the Skyline Portfolio Co-Lender Agreement, the Pacific Shores Co-Lender Agreement and the BACM 2007-1 Pooling Agreement to KeyCorp Real Estate Capital Markets, Inc., as Servicer of the Trust Fund.

            The Four Seasons Resort Maui Mortgage Loan is being serviced pursuant to the terms of a pooling and servicing agreement dated and effective as of March 1, 20067, among Citigroup Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as special servicer and Wells Fargo Bank, N.A., as trustee, as from time to time amended, supplemented or modified (the "CD 2007-CD4 Pooling Agreement"). Wells Fargo Bank, National Association, as Trustee for the Certificateholders, hereby directs the applicable parties to the CD 2007-CD4 Pooling Agreement as follows:

            (i) Wachovia Bank, National Association, as servicer under the CD 2007-CD4 Pooling Agreement, shall remit all amounts payable in accordance with the Four Seasons Resort Maui Co-Lender Agreement and the CD 2007-C4 Pooling Agreement due to the holder of the Four Seasons Resort Maui Mortgage Loan on such days as specified in the CD 2007-CD4 Pooling Agreement to KeyCorp Real Estate Capital Markets, Inc., as Servicer of the Trust Fund, to the collection account set forth on Schedule II attached hereto in accordance with the terms of the CD 2007-CD4 Pooling Agreement (or, with respect to a Balloon Payment, to the Trustee for deposit into the related Distribution Account); and

            (ii) Wachovia Bank, National Association and Wells Fargo Bank, N.A. shall forward, deliver or otherwise make available, as the case may be, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the holder of the Four Seasons Resort Maui Mortgage Loan in accordance with the Four Seasons Resort Maui Co-Lender Agreement and the CD 2007-CD4 Pooling Agreement to KeyCorp Real Estate Capital Markets, Inc., as Servicer of the Trust Fund.

            The Mall of America Mortgage Loan is being serviced pursuant to the terms of a pooling and servicing agreement dated and effective as of December 1, 2006, among Deutsche Mortgage & Asset Receiving Corporation,, as depositor, Midland Loan Services, Inc., as master servicer, LNR Partners, Inc., as special servicer and LaSalle Bank, National Association, as trustee, as from time to time amended, supplemented or modified (the "COMM 2006-C8 Pooling Agreement"). Wells Fargo Bank, National Association, as Trustee for the Certificateholders, hereby directs the applicable parties to the COMM 2006-C8 Pooling Agreement as follows:

            (i) Midland Loan Services, Inc., as servicer under the COMM 2006-C8 Pooling Agreement, shall remit all amounts payable in accordance with the Mall of America Co-Lender Agreement and the COMM 2006-C8 Pooling Agreement due to the holder of the Mall of America Mortgage Loan on such days as specified in the COMM 2006-C8 Pooling Agreement to KeyCorp Real Estate Capital Markets, Inc., as Servicer of the Trust Fund, to the collection account set forth on Schedule II attached hereto in accordance with the terms of the COMM 2006-C8 Pooling Agreement (or, with respect to a Balloon Payment, to the Trustee for deposit into the related Distribution Account); and

            (ii) Midland Loan Services, Inc. and LaSalle Bank, National Association shall forward, deliver or otherwise make available, as the case may be, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the holder of the Mall of America Mortgage Loan in accordance with the Mall of America Co-Lender Agreement and the COMM 2006-C8 Pooling Agreement to KeyCorp Real Estate Capital Markets, Inc., as Servicer of the Trust Fund.

            The Americold Portfolio Mortgage Loan is being serviced pursuant to the terms of a pooling and servicing agreement dated and effective as of [_____], among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, Inc., as master servicer, LNR Partners, Inc., as special servicer and Wells Fargo Bank, National Association, as trustee, as from time to time amended, supplemented or modified (the "JPMCC 2007-CIBC18 Pooling Agreement"). Wells Fargo Bank, National Association, as Trustee for the Certificateholders, hereby directs the applicable parties to the JPMCC 2007-CIBC18 Pooling Agreement as follows:

            (i) Midland Loan Services, Inc., as servicer under the JPMCC 2007-CIBC18 Pooling Agreement, shall remit all amounts payable in accordance with the Americold Portfolio Co-Lender Agreement and the JPMCC 2007-CIBC18 Pooling Agreement due to the holder of the Americold Portfolio Mortgage Loan on such days as specified in the JPMCC 2007-CIBC18 Pooling Agreement to KeyCorp Real Estate Capital Markets, Inc., as Servicer of the Trust Fund, to the collection account set forth on Schedule II attached hereto in accordance with the terms of the JPMCC 2007-CIBC18 Pooling Agreement (or, with respect to a Balloon Payment, to the Trustee for deposit into the related Distribution Account); and

            (ii) Midland Loan Services, Inc. and Wells Fargo Bank, National Association shall forward, deliver or otherwise make available, as the case may be, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the holder of the Americold Portfolio Mortgage Loan in accordance with the Americold Portfolio Co-Lender Agreement and the JPMCC 2007-CIBC18 Pooling Agreement to KeyCorp Real Estate Capital Markets, Inc., as Servicer of the Trust Fund.

            Capitalized terms used but not defined herein shall have the respective meanings set forth in the pooling and servicing agreement relating to the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1.

            Thank you for your attention to this matter.

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          as Trustee for the Holders of the GE
                                          Commercial Mortgage Corporation,
                                          Commercial Mortgage Pass-Through
                                          Certificates, Series 2007-C1


                                       By:_________________________________
                                          [Name]
                                          [Title]

                                    EXHIBIT X

                   FORM OF NOTICE AND CERTIFICATION REGARDING
                             DEFEASANCE OF MORTGAGE

      For Mortgage Loans either (a)(i) having a Stated Principal Balance of $20,000,000 or less or (ii) having an aggregate Stated Principal Balance of 5% or less of all of the Mortgage Loans, whichever is less or (b) that are not, as of the dated hereof, one of the ten largest loans by Stated Principal
                                     Balance

To:   Standard & Poor's Rating Services
      55 Water Street
      New York, New York 10041
      Attn: Commercial Mortgage Surveillance

From: [KeyCorp Real Estate Capital Markets, Inc., in its capacity as Servicer
      (the "Servicer")] [Bank of America, National Association, in its capacity as Servicer (the "Servicer")], under the Pooling and Servicing Agreement dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among the Servicer, Wells Fargo Bank, National Association, as Trustee, and others.

Date: __________, 20__

      Re: GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates Series 2007-C1

      Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names: ___________________
                                            ___________________

            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

            As Servicer under the Pooling and Servicing Agreement, we hereby:

            1. Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

                  ____ a full defeasance of the payments scheduled to be due in respect of the entire principal balance of the Mortgage Loan; or

                  ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the principal balance of the Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire principal balance;

            2. Certify that each of the following is true[, subject to those exceptions set forth with explanatory notes on Exhibit A hereto], which exceptions the Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                  a. The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                  b.    The defeasance was consummated on __________, 20__.

                  c.    The defeasance collateral consists of securities that
                        (i) constitute "government securities" as defined in
                        Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated `AAA' by Standard & Poor's, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

                           CUSIP____ RATE____ MAT____ PAY DATES____ ISSUED

                  d. The Servicer received an Opinion of Counsel (from counsel approved by Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

                  e. The Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

                        ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                        ____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                        ____ the Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                  f. The Servicer received a broker confirmation or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker confirmation or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.


                  g. As securities intermediary, Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments").


                  h. The Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by Servicer in accordance with the accepted Servicing Standard stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date, (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and
                        (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                  i. The Servicer received opinions from counsel, who were approved by the Servicer in accordance with accepted master servicing practices or accepted special servicing practices, as applicable, that (i) the agreements executed by the Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

                  j. The agreements executed in connection with the defeasance (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted,
                        (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                  k. The entire principal balance of the Mortgage Loan as of the date of defeasance was $___________, which is [$20,000,000 or less or five percent or less of the aggregate Stated Principal Balance of all Mortgage Loans, whichever is less] [not, as of the date hereof, one of the ten largest Mortgage Loans by Stated Principal Balance]*, as of the date of the most recent Statement to Certificateholders received by us (the "Current Report").

                  l. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the aggregate Certificate Balance of the Certificates as of the date of the Current Report.

            3. Certify that, in addition to the foregoing, the Servicer has imposed such additional conditions to the defeasance, subject to the limitations imposed by the Mortgage Loan documents, as are consistent with the accepted Servicing Standard.

            4. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Servicer as part of the Servicer's Mortgage File.

----------------------------
* Insert appropriate clause.


            5. Certify and confirm that the determinations and certifications described above were rendered in accordance with the accepted Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement.

            6. Certify that the individual under whose hand the Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

            7. Agree to provide copies of all items listed on [Exhibit B] hereto to you upon request.

            IN WITNESS WHEREOF, the Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                       SERVICER:______________________________


                                       By:____________________________________
                                          Name:
                                          Title

                                   SCHEDULE 1

                        Computerized Database Information

                      [to be conformed to CMSA Set-Up File]

                        Field

                        Identification Number
                        Property Type
                        Property City and State
                        Year Built
                        Year Renovated
                        Occupancy Rate as Of ___
                        Total Square Feet
                        Number of units
                        Original Principal Balance
                        Prepayment Premium
                        Note Rate
                        Annual Debt Service
                        Current DSCR
                        Appraised Value (MAI)
                        Cut-off LTV (MAI)
                        LTV at Maturity (MAI)
                        Annual Reserves per Square Foot/Unit
                        Origination Date
                        Maturity Date
                        (Original) Loan Balance Per SF or Per Unit
                        Current Unpaid Principal Balance
                        2007 Actual or Rolling 12 Month NOI
                        Actual Current Annual Net Operating Income
                        Current Statement Date
                        Originator

                                   SCHEDULE 2

                    Mortgage Loans Containing Additional Debt


                Existing Additional Debt

                       1         666 Fifth Avenue
                       4         Skyline Portfolio
                       8         Four Seasons Resort Maui
                       9         Pacific Shores
                       6         The Enclave
                       11        Mall of America
                       12        Galleria Officentre
                       15        Palma Sorrento Apartments
                       18        Villa Veneto Apartments
                       21        Magic Sands Mobile Home Park
                       24        Americold Portfolio
                       41        Clarion LaGuardia Airport Hotel
                       49        Columbia Hotel Portfolio
                       60        Villa Teresa Mobile Home Park
                       74        Harbour Run Apartments
                       81        Thurms Estates MHP
                       111       Prospect Plaza La Jolla
                       114       Downtown Plaza
                       144       Indiana MHP Portfolio
                       155       The Stanley Works
                       179       Holland Gardens Apartments

                Future Additional Debt

                       1         666 Fifth Avenue
                       2         Wolfchase Galleria
                       8         Four Seasons Resort Maui
                       17        Presbyterian Plano Medical Office
                       20        Piero Apartments
                       25        5 Marine View Plaza
                       26        Sealy NW Business Center
                       27        1604 Broadway
                       28        Wyndham Jacksonville Riverwalk Hotel
                       31        Lebanon Plaza
                       40        Cypress Crossroads
                       42        Media Center
                       43        Westchester Portfolio
                       50        New Trier Indianapolis
                       51        New Trier Bakersfield
                       52        New Trier Gurnee
                       55        Rolling Hills Place
                       65        931 Corporate Center Drive (HSBC)
                       66        River Park Apartments
                       68        Albuquerque Portfolio
                       71        The Pointe at Wimbledon
                       86        Barloworld Distribution
                       90        Cypress Center
                       91        Garden Gate Apartments
                       99        Club Marina MHC
                       115       229 Fabricante
                       155       The Stanley Works
                       158       Sloan Industrial Portfolio

                                   SCHEDULE 3

                Mortgage Loans which Initially Pay Interest Only

                                                               Original Interest
                                                                  Only Period
          Loan ID              Property Name                        (Months)

             1       666 Fifth Avenue                                 120
             2       Wolfchase Galleria                               120
             3       Manhattan Apartment Portfolio                     60
             4       Skyline Portfolio                                120
             7       JP Morgan Portfolio                              120
             8       Four Seasons Resort Maui                          84
             9       Pacific Shores                                    60
             6       The Enclave                                       60
            10       Wellpoint Office Tower                           105
            11       Mall of America                                  120
            12       Galleria Officentre                               24
            13       111 Livingston Street                            120
            15       Palma Sorrento Apartments                        120
            16       National Envelope                                 24
            17       Presbyterian Plano Medical Office                 60
            18       Villa Veneto Apartments                          120
            19       Doubletree Irvine Spectrum                        24
            20       Piero Apartments                                  60
            21       Magic Sands Mobile Home Park                     120
            22       Erskine Village                                   12
            23       1865 Burnett Street                               60
            24       Americold Portfolio                              109
            25       5 Marine View Plaza                               60
            26       Sealy NW Business Center                          60
            27       1604 Broadway                                     36
            28       Wyndham Jacksonville Riverwalk Hotel              24
            29       Island Park                                       60
            30       Oakridge Apartments                               60
            31       Lebanon Plaza                                    120
            32       7700 Leesburg Pike                                60
            33       Springhill Suites - Burr Ridge                    12
            34       Springhill Suites - Elmhurst                      12
            35       5200 Alameda                                      36
            36       Orchard Heights                                   60
            37       Mirabella                                        120
            38       Ocotillo Plaza                                   120
            39       Deerfield Luxury Townhomes                        72
            40       Cypress Crossroads                                36
            41       Clarion LaGuardia Airport Hotel                   24
            42       Media Center                                      60
            43       Westchester Portfolio                             60
            44       Allison Pointe                                    72
            45       Backlick Plaza                                   120
            46       Mansions at Round Rock                            60
            47       Arbor Station                                     60
            48       MWD Bolingbrook Industrial                        60
            49       Columbia Hotel Portfolio                          36
            50       New Trier Indianapolis                            48
            51       New Trier Bakersfield                             48
            52       New Trier Gurnee                                  48
            53       Ranch at City Park                                36
            54       5th Avenue Station                               120
            55       Rolling Hills Place                               60
            56       Raytheon Building                                120
            57       Walden Providence                                 60
            58       Bravo Estates                                    120
            59       Arcadis - BBL HQ                                  60
            60       Villa Teresa Mobile Home Park                    120
            62       Juniper Portfolio-Cumberland                      36
            63       Juniper Portfolio-Lakehurst                       36
            64       The Farrington                                    60
            65       931 Corporate Center Drive (HSBC)                120
            66       River Park Apartments                            120
            68       Albuquerque Portfolio                             36
            70       Stratford Village Apartments                      60
            71       The Pointe at Wimbledon                          120
            72       Rialto I & II MHCs                               120
            73       Highlands MHC                                    120
            74       Harbour Run Apartments                            36
            77       Remcon Medical Office Portfolio                   36
            78       Fountain Plaza Medical Office                    120
            79       Courtyard Chicago Glenview                        24
            80       1111 High Road                                    60
            81       Thurms Estates MHP                                24
            82       Tri Park Portfolio                               120
            83       Shoppes at Koch Park                              60
            85       2400 Augusta Office Building                      60
            86       Barloworld Distribution                          120
            87       Nova Stor Self Storage                           120
            90       Cypress Center                                   120
            91       Garden Gate Apartments                            60
            92       One Airport Center                                60
            94       700-710 Pelham Parkway                           120
            95       Chestnut Court Apartments                        120
            96       Summer & Bedford Office                          120
            97       Mountain View Plaza                              120
                     Hilton Village Shopping Center and
            98       Hilton Village Office Park                        60
            99       Club Marina MHC                                   60
            101      PetsMart/Staples                                 120
            103      North Valley Self Storage                        120
            104      Cortina Inn & Resort                              12
            105      Ohio MHP Portfolio                                24
            106      Innovation Court Business Center                  60
            107      North Empire Self Storage                         48
            108      Milam Building                                    72
            110      Galloway Apartments                               36
            111      Prospect Plaza La Jolla                           60
            114      Downtown Plaza                                    60
            117      Shops Under Target                                5
            118      Kern MHP                                         120
            121      Conch Plaza                                       60
            122      Tamarack East MHC                                120
            123      Village Glen MHC                                 120
            124      Court Square Office Building                      36
            126      Powers Professional Campus                       120
            128      Paragon Building                                 120
            129      Crystal Pointe MHC                                60
            130      Rivermont Apartments                              60
            131      Owens Corning Industrial                         120
            135      Harbor Landing                                   120
            136      Hidden Village MHC                               120
            139      Claycreek Mini Storage                            60
            141      Holiday Inn Express Six Flags                     24
            142      JMT Warehouse                                     36
            143      Premier Self Storage -Toa Baja                    60
            145      Lady Lake Shoppes                                120
            148      Mission Viejo Town Center Phase 4                 36
                     Northstate Storage Portfolio Myrtle
            149      Beach                                             48
            151      El Monte MHC                                     120
            152      Clinton Parkway                                   60
            153      Goldstein Office Building                        120
            154      Mr. Van Gard Self Storage                        120
            155      The Stanley Works                                120
            157      Hamilton Gardens                                  60
            158      Sloan Industrial Portfolio                        36
            159      Bontierra Road                                    24
            160      Ashford Atrium                                    36
                     Northstate Storage Portfolio Carolina
            162      Beach                                             48
            164      Rite Aid - 302 West Robb                          12
            165      Best Buy Stevens Point Wisconsin                  36
            166      Indian Woods                                     120
            167      Scioto Estates MHC                                60
            171      Granite Mall                                      24
            172      Walgreens-Grove, OK                              120
            174      14405 Lakeside Circle                             60
            176      Viking Estates MHC                                60
            179      Holland Gardens Apartments                        24
            180      Roman Gardens Apartments                          60
            181      The Atrium Offices                                60
            182      Briarwood MHC                                     60
            184      Northern Tool Building                            60
            186      1242 Fulton Street                                60
            187      Lloyd Baer Building                               12
            190      306-308 Knickerbocker Avenue                      36
                     Northstate Storage Portfolio Mineral
            191      Springs                                           48
            193      Northstate Storage Portfolio Swansboro            48
            198      Whispering Pines MHC                              60
            200      Mosier Manor                                      60
            201      730 Daniel Webster Highway                        36

                                   SCHEDULE 4

              Mortgage Loans with Environmental Insurance Policies

            Loan            Property Name                Environmental Insurance
             ID                                                 (Y/N/R)

              6       The Enclave                                 Yes
              16      National Envelope                         Various
             16.1     3800 W Wisconsin Ave                        Yes
             16.5     207 Greenwood Street                        Yes

                                   SCHEDULE 5

   RATES TO BE USED IN DETERMINING CLASS X-C AND CLASS X-P PASS THROUGH RATES

Distribution Date   Reference Rate    Distribution Date   Reference Rate
-----------------   --------------    -----------------   --------------
June 2007                  5.95520%       May 2009               5.73580%
July 2007                  5.76230%       June 2009              5.92930%
August 2007                5.95530%       July 2009              5.75400%
September 2007             5.95530%      August 2009             5.94760%
October 2007               5.76230%    September 2009            5.94760%
November 2007              5.95530%     October 2009             5.75400%
December 2007              5.76230%     November 2009            5.94760%
January 2008               5.95530%     December 2009            5.75400%
February 2008              5.76310%     January 2010             5.75480%
March 2008                 5.76160%     February 2010            5.75480%
April 2008                 5.95530%      March 2010              5.75070%
May 2008                   5.76230%      April 2010              5.94380%
June 2008                  5.95530%       May 2010               5.75010%
July 2008                  5.76230%       June 2010              5.94360%
August 2008                5.95530%       July 2010              5.74820%
September 2008             5.95530%      August 2010             5.94160%
October 2008               5.76230%    September 2010            5.94160%
November 2008              5.95530%     October 2010             5.74820%
December 2008              5.74250%     November 2010            5.94160%
January 2009               5.74330%     December 2010            5.74820%
February 2009              5.74310%     January 2011             5.74900%
March 2009                 5.76090%     February 2011            5.74900%
April 2009                 5.92780%      March 2011              5.75010%
Distribution Date   Reference Rate    Distribution Date   Reference Rate
-----------------   --------------    -----------------   --------------
April 2011                 5.94190%     November 2012            5.92060%
May 2011                   5.74840%     December 2012            5.72910%
June 2011                  5.94190%     January 2013             5.72990%
July 2011                  5.74840%     February 2013            5.72990%
August 2011                5.94190%      March 2013              5.72780%
September 2011             5.94190%      April 2013              5.92060%
October 2011               5.74780%       May 2013               5.72910%
November 2011              5.94120%       June 2013              5.92060%
December 2011              5.74540%       July 2013              5.72840%
January 2012               5.93500%      August 2013             5.92060%
February 2012              5.74890%    September 2013            5.92060%
March 2012                 5.74960%     October 2013             5.72910%
April 2012                 5.92060%     November 2013            5.92060%
May 2012                   5.72910%     December 2013            5.72910%
June 2012                  5.92060%     January 2014             5.72990%
July 2012                  5.72910%     February 2014            5.73360%
August 2012                5.92060%      March 2014              5.73150%
September 2012             5.92060%      April 2014              5.92430%
October 2012               5.72910%       May 2014               5.73280

                                   SCHEDULE 6

                   Class A-AB Planned Principal Balance Table

Distribution Date   Ending Balance ($)   Distribution Date   Ending Balance ($)
-----------------   ------------------   -----------------   ------------------
June 2007             54,898,000.00          June 2009        54,898,000.00
July 2007             54,898,000.00          July 2009        54,898,000.00
August 2007           54,898,000.00         August 2009       54,898,000.00
September 2007        54,898,000.00       September 2009      54,898,000.00
October 2007          54,898,000.00        October 2009       54,898,000.00
November 2007         54,898,000.00        November 2009      54,898,000.00
December 2007         54,898,000.00        December 2009      54,898,000.00
January 2008          54,898,000.00        January 2010       54,898,000.00
February 2008         54,898,000.00        February 2010      54,898,000.00
March 2008            54,898,000.00         March 2010        54,898,000.00
April 2008            54,898,000.00         April 2010        54,898,000.00
May 2008              54,898,000.00          May 2010         54,898,000.00
June 2008             54,898,000.00          June 2010        54,898,000.00
July 2008             54,898,000.00          July 2010        54,898,000.00
August 2008           54,898,000.00         August 2010       54,898,000.00
September 2008        54,898,000.00       September 2010      54,898,000.00
October 2008          54,898,000.00        October 2010       54,898,000.00
November 2008         54,898,000.00        November 2010      54,898,000.00
December 2008         54,898,000.00        December 2010      54,898,000.00
January 2009          54,898,000.00        January 2011       54,898,000.00
February 2009         54,898,000.00        February 2011      54,898,000.00
March 2009            54,898,000.00         March 2011        54,898,000.00
April 2009            54,898,000.00         April 2011        54,898,000.00
May 2009              54,898,000.00          May 2011         54,898,000.00
Distribution Date   Ending Balance ($)   Distribution Date   Ending Balance ($)
-----------------   ------------------   -----------------   ------------------
June 2011             54,898,000.00         August 2013       36,229,681.05
July 2011             54,898,000.00       September 2013      35,115,176.55
August 2011           54,898,000.00        October 2013       33,877,651.03
September 2011        54,898,000.00        November 2013      32,751,339.06
October 2011          54,898,000.00        December 2013      31,502,329.55
November 2011         54,898,000.00        January 2014       30,502,329.55
December 2011         54,898,000.00        February 2014      29,502,329.55
January 2012          54,898,000.00         March 2014        28,290,510.78
February 2012         54,898,000.00         April 2014        27,155,425.41
March 2012            54,898,000.00          May 2014         25,900,174.49
April 2012            54,294,006.37          June 2014        24,753,096.15
May 2012              53,174,376.35          July 2014        23,486,180.85
June 2012             52,158,890.16         August 2014       22,326,990.74
July 2012             51,021,636.64       September 2014      21,161,984.92
August 2012           49,982,277.16        October 2014       19,877,633.34
September 2012        48,937,702.34        November 2014      18,700,338.20
October 2012          47,768,877.11        December 2014      17,404,034.02
November 2012         46,713,195.04        January 2015       16,214,327.83
December 2012         45,533,566.89        February 2015      15,018,652.70
January 2013          44,460,134.65         March 2015        13,479,459.05
February 2013         43,386,948.25         April 2015        12,270,060.54
March 2013            41,952,077.02          May 2015         10,942,532.58
April 2013            40,866,298.97          June 2015         9,720,405.03
May 2013              39,656,712.90          July 2015         8,380,496.80
June 2013             38,559,412.06         August 2015        7,145,514.15
July 2013             37,338,618.87       September 2015       5,904,335.21
Distribution Date   Ending Balance ($)
-----------------   ------------------
October 2015           4,545,897.56
November 2015          3,291,674,80
December 2015          1,920,550,72
January 2016             653,154.95
February 2016             ------

                                   SCHEDULE 7

                         Additional Form 10-D Disclosure

            The parties identified in the "Party Responsible" column are obligated pursuant to Section 11.06 of the Pooling and Servicing Agreement to disclose to the Depositor and the Trustee any information described in the corresponding Form 10-D Item described in the "Item on Form 10-D" column to the extent such party has actual knowledge (and in the case of financial statements required to be provided in connection with any item below, possession) of such information (other than information as to itself).

                 Item on Form 10-D                                       Party Responsible
------------------------------------------------------------------------------------------------------------------
Distribution and Pool Performance Information:       o     Servicer  (only with respect to 1121(a)(12) as to
o     Only with respect to any information required        non Specially Serviced Loans)
      by 1121 which is NOT included on the           o     Special Servicer  (only with respect to
      Statement to Certificateholders                      1121(a)(12) as to Specially Serviced Loans)
                                                     o     Depositor
                                                     o     Trustee

Item 2: Legal Proceedings:                           o     Servicer (as to itself)
o     Item 1117 of Regulation AB (to the extent      o     Special Servicer (as to itself)
      material to Certificateholders)                o     Trustee (as to itself)
                                                     o     Depositor (as to itself)
                                                     o     Any other Reporting Servicer (as to itself)
                                                     o     Trustee/Servicer/Depositor/Special Servicer
                                                           as to the Trust (in the case of the Servicer and
                                                           Special Servicer, to be reported by the party
                                                           controlling such litigation pursuant to Section
                                                           3.31)
                                                     o     Each Mortgage Loan Seller as sponsor (as
                                                           defined in Regulation AB) (to be provided
                                                           by the Depositor)
                                                     o     Originators under Item 1110 of Regulation AB (to
                                                           be provided by the Depositor)
                                                     o     Any party under Item 1100(d)(1) of Regulation AB
                                                           (to be provided by the Depositor)

Item 3: Sale of Securities and Use of Proceeds       o     Depositor

Item 4: Defaults Upon Senior Securities              o     Trustee

Item 5: Submission of Matters to a Vote of Security  o     Trustee
Holders

Item 6: Significant Obligors of Pool Assets                N/A

Item 7: Significant Enhancement Provider Information       N/A

Item 8: Other Information (information required to   o     Any party responsible for disclosure items on Form
be disclosed on Form 8-K that was not properly             8-K to the extent of such items
disclosed)

Item 9: Exhibits                                     o     Depositor
                                                     o     Trustee

                                   SCHEDULE 8

                         Additional Form 10-K Disclosure

            The parties identified in the "Party Responsible" column are obligated pursuant to Section 11.07 of the Pooling and Servicing Agreement to disclose to the Depositor and the Trustee any information described in the corresponding Form 10-K Item described in the "Item on Form 10-K" column to the extent such party has actual knowledge (and in the case of financial statements required to be provided in connection with any item below, possession) of such information (other than information as to itself).

                 Item on Form 10-K                                       Party Responsible
-----------------------------------------------------------------------------------------------------------------------
Item 1B: Unresolved Staff Comments                   o     Depositor

Item 9B: Other Information (information required to  o     Any party responsible for disclosure items on Form
be disclosed on Form 8-K that was not properly             8-K to the extent of such items
disclosed)

Item 15: Exhibits, Financial Statement Schedules     o     Trustee
                                                     o     Depositor

Additional Item:                                     o     Servicer (as to itself)
                                                     o     Special Servicer (as to itself)
Disclosure per Item 1117 of Regulation AB (to the    o     Trustee (as to itself)
extent material to Certificateholders)               o     Depositor (as to itself)
                                                     o     Any other Reporting Servicer (as to itself)
                                                     o     Trustee/Servicer/Depositor/Special Servicer as to
                                                           the Trust (in the case of the Servicer and the
                                                           Special Servicer to be reported by the party
                                                           controlling such litigation pursuant to Section
                                                           3.31)
                                                     o     Each Mortgage Loan Seller as sponsor (as defined in
                                                           Regulation AB) (to be provided by the Depositor)
                                                     o     Originators under Item 1110 of Regulation AB (to be
                                                           provided by the Depositor)
                                                     o     Party under Item 1100(d)(1) of Regulation AB (to be
                                                           provided by the Depositor)

Additional Item:                                     o     Servicer (as to itself) (to the extent material to
Disclosure per Item 1119 of Regulation AB                  Certificateholders and only as to affiliations
                                                           under 1119(a) with the Trustee, Special Servicer or
                                                           a sub-servicer meeting any of the descriptions in
                                                           Item 1108(a)(3))
                                                     o     Special Servicer (as to itself)
                                                     o     Trustee (as to itself)
                                                     o     Depositor (as to itself)
                                                     o     Trustee/Servicer/Depositor/Special Servicer as to
                                                           the Trust
                                                     o     Each Seller as sponsors (as defined in Regulation
                                                           AB) (to be provided by the Depositor)
                                                     o     Originators under Item 1110 of Regulation AB (to be
                                                           provided by the Depositor)
                                                     o     Party under Item 1100(d)(1) of Regulation AB (to be
                                                           provided by the Depositor)

Additional Item:                                         N/A
Disclosure per Item 1112(b) of Regulation AB

Additional Item:                                     o     Depositor

Disclosure per Items 1114(b) and 1115(b) of          o     Trustee
Regulation AB

                                   SCHEDULE 9

                         Form 8-K Disclosure Information

            The parties identified in the "Party Responsible" column are obligated pursuant to Section 11.09 of the Pooling and Servicing Agreement to report to the Depositor and the Trustee the occurrence of any event described in the corresponding Form 8-K Item described in the "Item on Form 8-K" column to the extent such party has actual knowledge of such information (other than information as to itself).

                  Item on Form 8-K                                    Party Responsible
------------------------------------------------------------------------------------------------------------------
Item 1.01- Entry into a Material Definitive          o     Trustee/Servicer/Depositor/Special Servicer
Agreement                                                  as to the Trust (only as to the agreements
                                                           such entity is a party to or entered into on
                                                           behalf of the Trust)

Item 1.02- Termination of a Material Definitive      o     Trustee/Servicer/Depositor/Special Servicer
Agreement                                                  as to the Trust (only as to the agreements
                                                           such entity is a party to or entered into on
                                                           behalf of the Trust)

Item 1.03- Bankruptcy or Receivership                o     Depositor

Item 2.04- Triggering Events that Accelerate or      o     Depositor
Increase a Direct Financial Obligation or an         o     Trustee
Obligation under an Off-Balance Sheet Arrangement

Item 3.03- Material Modification to Rights of        o     Trustee
Security Holders

Item 5.03- Amendments of Articles of Incorporation   o     Depositor
or Bylaws; Change of Fiscal Year

Item 6.01- ABS Informational and Computational       o     Depositor
Material

Item 6.02- Change of Servicer or Trustee             o     Servicer (as to itself or a servicer
                                                           retained by it)
                                                     o     Special Servicer (as to itself or a servicer
                                                           retained by it)
                                                     o     Trustee
                                                     o     Depositor

Item 6.03- Change in Credit Enhancement or External  o     Depositor
Support                                              o     Trustee

Item 6.04- Failure to Make a Required Distribution   o     Trustee

Item 6.05- Securities Act Updating Disclosure        o     Depositor

Item 7.01- Regulation FD Disclosure                  o     Depositor

Item 8.01                                            o     Depositor

Item 9.01                                            o     Depositor

                                   SCHEDULE 10

        Servicing Criteria To Be Addressed in Assessment of Compliance

            The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as "Relevant Servicing Criteria":

                                               Relevant                                       Applicable
                                         Servicing Criteria                                   Party(ies)
--------------------------------------------------------------------------------------------------------------------
    Reference                                     Criteria
--------------------------------------------------------------------------------------------------------------------

                                      General Servicing Considerations

1122(d)(1)(i)     Policies and procedures are instituted to monitor any performance or          Trustee
                  other triggers and events of default in accordance with the transaction      Servicer
                  agreements.                                                              Special Servicer

1122(d)(1)(ii)    If any material servicing activities are outsourced to third parties,         Trustee
                  policies and procedures are instituted to monitor the third party's          Servicer
                  performance and compliance with such servicing activities.               Special Servicer

1122(d)(1)(iii)   Any requirements in the transaction agreements to maintain a back-up            N/A
                  servicer for the mortgage loans are maintained.

1122(d)(1)(iv)    A fidelity bond and errors and omissions policy is in effect on the          Servicer
                  party participating in the servicing function throughout the reporting   Special Servicer
                  period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

                                     Cash Collection and Administration

1122(d)(2)(i)     Payments on mortgage loans are deposited into the appropriate custodial       Trustee
                  bank accounts and related bank clearing accounts no more than two            Servicer
                  business days following receipt, or such other number of days specified  Special Servicer in the transaction agreements.

1122(d)(2)(ii)    Disbursements made via wire transfer on behalf of an obligor or to an         Trustee
                  investor are made only by authorized personnel.

1122(d)(2)(iii)   Advances of funds or guarantees regarding collections, cash flows or         Servicer
                  distributions, and any interest or other fees charged for such           Special Servicer
                  advances, are made, reviewed and approved as specified in the                 Trustee
                  transaction agreements.

1122(d)(2)(iv)    The related accounts for the transaction, such as cash reserve accounts       Trustee
                  or accounts established as a form of overcollateralization, are              Servicer
                  separately maintained (e.g., with respect to commingling of cash) as     Special Servicer
                  set forth in the transaction agreements.

1122(d)(2)(v)     Each custodial account is maintained at a federally insured depository        Trustee
                  institution as set forth in the transaction agreements. For purposes of      Servicer
                  this criterion, "federally insured depository institution" with respect  Special Servicer to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                  Securities Exchange Act.

1122(d)(2)(vi)    Unissued checks are safeguarded so as to prevent unauthorized access.        Servicer
                                                                                           Special Servicer
                                                                                                Trustee

1122(d)(2)(vii)   Reconciliations are prepared on a monthly basis for all asset-backed
                  securities related bank accounts, including custodial accounts and            Trustee
                  related bank clearing accounts. These reconciliations are (A)                Servicer
                  mathematically accurate; (B) prepared within 30 calendar days after the  Special Servicer bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                                     Investor Remittances and Reporting

1122(d)(3)(i)     Reports to investors, including those to be filed with the Commission,        Trustee
                  are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C)
                  are filed with the Commission as required by its rules and regulations;
                  and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
                  Servicer.

1122(d)(3)(ii)    Amounts due to investors are allocated and remitted in accordance with        Trustee
                  timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)   Disbursements made to an investor are posted within two business days         Trustee
                  to the Servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)    Amounts remitted to investors per the investor reports agree with             Trustee
                  cancelled checks, or other form of payment, or custodial bank statements.

                                         Pool Asset Administration

1122(d)(4)(i)     Collateral or security on mortgage loans is maintained as required by         Trustee
                  the transaction agreements or related mortgage loan documents.               Servicer
                                                                                           Special Servicer

1122(d)(4)(ii)    Mortgage loan and related documents are safeguarded as required by the        Trustee
                  transaction agreements.                                                  Special Servicer

1122(d)(4)(iii)   Any additions, removals or substitutions to the asset pool are made,          Trustee
                  reviewed and approved in accordance with any conditions or requirements  Special Servicer in the transaction agreements.

1122(d)(4)(iv)    Payments on mortgage loans, including any payoffs, made in accordance        Servicer
                  with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)     The Servicer's records regarding the mortgage loans agree with the           Servicer
                  Servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)    Changes with respect to the terms or status of an obligor's mortgage         Servicer
                  loans (e.g., loan modifications or re-agings) are made, reviewed and     Special Servicer
                  approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)   Loss mitigation or recovery actions (e.g., forbearance plans,            Special Servicer
                  modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)  Records documenting collection efforts are maintained during the period      Servicer
                  a mortgage loan is delinquent in accordance with the transaction         Special Servicer
                  agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)    Adjustments to interest rates or rates of return for mortgage loans          Servicer
                  with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)     Regarding any funds held in trust for an obligor (such as escrow             Servicer
                  accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)    Payments made on behalf of an obligor (such as tax or insurance              Servicer
                  payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)   Any late payment penalties in connection with any payment to be made on      Servicer
                  behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)  Disbursements made on behalf of an obligor are posted within two             Servicer
                  business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)   Delinquencies, charge-offs and uncollectible accounts are recognized         Servicer
                  and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)    Any external enhancement or other support, identified in Item                   N/A
                  1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

                                   SCHEDULE 11

                       Additional Disclosure Notification

**SEND VIA FAX TO [XXX-XXX-XXXX] AND VIA EMAIL TO [________________________] AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attn: Global Securities and Trust Services- [DEAL NAME]--SEC REPORT PROCESSING

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

            In accordance with Section [_] of the Pooling and Servicing Agreement, dated as of May 1, 2007, among GE Commercial Mortgage Corporation, as depositor, KeyCorp Real Estate Capital Markets, Inc., as a servicer, Bank of America, National Association, as a servicer, LNR Partners, Inc., as special servicer and Wells Fargo Bank, National Association, as trustee. the undersigned, as [__________], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

            Any inquiries related to this notification should be directed to [_______________________], phone number: [_________]; email address:
[___________________].


                                                [NAME OF PARTY],
                                                as [role]


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                   SCHEDULE 12

     Mortgage Loans for which a request for the disbursement of earnouts or holdback amounts shall be submitted to the Special Servicer

                        Loan ID                   Property Name
                          13          111 Livingston Street
                          37          Mirabella
                          68          Albuquerque Portfolio
                          94          700-710 Pelham Parkway
                          106         Innovation Court Business Center
                          123         Village Glen MHC
                          135         Harbor Landing
                          136         Hidden Village MHC
                          139         Claycreek Mini Storage
                          163         McNary Oaks MHC

                                   SCHEDULE 13

                            Loan Seller Sub-Servicers

o     Northmarq Capital, Inc.

o     Holliday Fenoglio Fowler, L.P.

o     L.J. Melody & Company of Texas, LP

o     Newmark